                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                     EAGLE BANCGROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/ /  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                               301 FAIRWAY DRIVE
                          BLOOMINGTON, ILLINOIS 61701
                                 (309) 663-6345



September 17, 1999


To the stockholders of Eagle BancGroup, Inc.:


    You are cordially invited to attend a special meeting of stockholders of Eagle BancGroup, Inc. to be held on October 29, 1999, at 10:00 a.m., local time, at the Eastland Suites Lodge, 1801 Eastland Drive, Bloomington, Illinois.


    At the meeting, you will be asked to approve and adopt a merger agreement pursuant to which:

    - each outstanding share of Eagle's common stock will be converted into the right to receive $25.74 in cash; and

    - Eagle will become a wholly owned subsidiary of First Busey Corporation.


    The investment banking firm of Trident Securities, a division of McDonald Investments Inc., has issued its written opinion advising Eagle that, as of the date of the opinion, the price to be paid by First Busey for the shares of Eagle common stock is fair, from a financial point of view, to the stockholders of Eagle.


    After carefully considering the merger, the merger agreement and the benefits which will result to the stockholders, the board of directors has determined that the merger is in the best interests of the stockholders and recommends that you vote in favor of the merger agreement.

    A notice of special meeting of stockholders and a proxy statement containing a discussion of the merger and related transactions accompany this letter. We urge you to read this material carefully before voting. If you attend the meeting, you may vote in person if you desire, even if you had previously returned your proxy.

    Your vote is important. Approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of Eagle BancGroup, Inc. Whether or not you expect to attend the meeting in person, please complete and sign the accompanying proxy and return it promptly in the enclosed envelope.

                                          Sincerely,

                                          /s/ Donald L. Fernandes
                                          Donald L. Fernandes
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

    PLEASE DO NOT SEND YOUR COMMON STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

                                     [LOGO]

                               301 FAIRWAY DRIVE
                          BLOOMINGTON, ILLINOIS 61701
                                 (309) 663-6345


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 29, 1999



    NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Eagle BancGroup, Inc. will be held at the Eastland Suites Lodge, 1801 Eastland Drive, Bloomington, Illinois, on October 29, 1999 at 10:00 a.m., local time, for the following purposes:



1. To approve and adopt an agreement and plan of merger, dated as of June 30, 1999, by and among First Busey Corporation, FBC Acquisition Corp. (a wholly owned subsidiary of First Busey) and Eagle BancGroup, Inc., under which FBC Acquisition Corp. will merge with and into Eagle, with Eagle surviving as a wholly owned subsidiary of First Busey. A copy of the merger agreement is attached to the proxy statement as Appendix A; and


2. To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.


    Only stockholders of record at the close of business on September 3, 1999 will be entitled to notice of, and to vote at, the meeting and any adjournments or postponements.


    Each stockholder has the right to dissent and demand payment of the fair value of the stockholder's shares. The right of a stockholder to receive this payment is contingent upon strict compliance with the requirements of Section 262 of the Delaware General Corporation Law, which is contained in Appendix D to this proxy statement. A summary of these requirements is contained in the accompanying proxy statement.

                                          By Order of the Board of Directors

                                          /s/ Donald L. Fernandes
                                          Donald L. Fernandes
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER


September 17, 1999
Bloomington, Illinois

                                     [LOGO]

                               301 FAIRWAY DRIVE
                          BLOOMINGTON, ILLINOIS 61701
                                 (309) 663-6345

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

    This proxy statement is furnished to the holders of outstanding shares of common stock of Eagle BancGroup, Inc. in connection with the solicitation of proxies by Eagle to approve and adopt an agreement and plan of merger involving Eagle, First Busey Corporation and FBC Acquisition Corp.

    If the merger contemplated by the merger agreement is completed, First Busey will pay you $25.74 in cash for each share of Eagle common stock you own, and Eagle will become a wholly owned subsidiary of First Busey.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.


    We have scheduled a special meeting for our stockholders to vote on the merger agreement. YOUR VOTE IS VERY IMPORTANT. This meeting will be held at the Eastland Suites Lodge, 1801 Eastland Drive, Bloomington, Illinois, on October 29, 1999, at 10:00 a.m., local time.


    Whether or not you plan to attend the meeting, please take the time to vote by completing and signing the enclosed proxy card and mailing it to us. IF YOU COMPLETE, SIGN, AND MAIL YOUR PROXY WITHOUT INDICATING HOW YOU WANT TO VOTE, YOUR PROXY WILL BE COUNTED AS A VOTE IN FAVOR OF THE MERGER AGREEMENT. If you abstain or do not vote, this will have the effect of a vote against the merger agreement.

    This proxy statement provides you with detailed information about the proposed merger. In addition, you may obtain information about Eagle from documents that we have filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully.


    THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                            ------------------------


    This proxy statement, the accompanying notice of special meeting and the accompanying form of proxy are first being mailed to Eagle stockholders on or about September 17, 1999.

                               TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                            -----------
SUMMARY...................................................................................................           1
    The Meeting...........................................................................................           1
    The Parties...........................................................................................           1
    The Merger............................................................................................           2
    Merger Consideration..................................................................................           2
    Recommendation of the Board of Directors; Reasons for the Merger......................................           2
    Opinion of the Financial Advisor......................................................................           3
    Dissenters' Appraisal Rights..........................................................................           3
    Effective Time; Closing Date..........................................................................           3
    Interests of Certain Persons in the Merger............................................................           3
    Regulatory Approvals..................................................................................           4
    Material Provisions of the Merger Agreement...........................................................           4
    Federal Income Tax Consequences of the Merger.........................................................           4
    Market and Market Prices..............................................................................           5
    Accounting Treatment..................................................................................           5

SELECTED CONSOLIDATED FINANCIAL DATA......................................................................           6

THE MEETING...............................................................................................           8
    Place, Time, Date and Record Date.....................................................................           8
    Matters to be Considered..............................................................................           8
    Vote Required.........................................................................................           8
    Proxies...............................................................................................           9
    Security Ownership....................................................................................          10

THE MERGER................................................................................................          12
    General...............................................................................................          12
    Merger Consideration..................................................................................          12
    Background of and Reasons for the Merger..............................................................          12
    Recommendation of the Board of Directors..............................................................          14
    Opinion of Financial Advisor..........................................................................          15
    First Busey's Financial Resources.....................................................................          20
    Effective Time; Closing Date..........................................................................          20
    Exchange of Certificates by Eagle Stockholders........................................................          20
    Dissenters' Appraisal Rights..........................................................................          21
    Regulatory Approvals..................................................................................          23

THE MERGER AGREEMENT......................................................................................          23
    Representations and Warranties........................................................................          23
    Business Pending the Merger and Other Covenants.......................................................          23
    Conditions to the Merger..............................................................................          26
    Waiver and Amendment; Termination.....................................................................          27
    Dividends.............................................................................................          29
    Interests of Certain Persons in the Merger............................................................          29

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER.............................................................          32

PRICE RANGE OF COMMON STOCK AND DIVIDENDS.................................................................          33

AUDITORS..................................................................................................          33

                                                                                                               PAGE
                                                                                                            -----------
STOCKHOLDER PROPOSALS.....................................................................................          34

AVAILABLE INFORMATION.....................................................................................          34

INCORPORATION OF DOCUMENTS BY REFERENCE...................................................................          34


Appendix A   --         Agreement and Plan of Merger
Appendix B   --         Opinion of Trident Securities
Appendix C   --         Eagle's Annual Report on Form 10-K for the fiscal year ending
                          December 31, 1998 and Quarterly Report on Form 10-Q for the
                          quarter ending June 30, 1999
Appendix D   --         Section 262 of the Delaware General Corporation Law

                                    SUMMARY

    This summary highlights selected information from this proxy statement. It does not contain all the information that you should consider. Therefore, you also should read the more detailed information contained elsewhere in this proxy statement, including the appendices and the documents incorporated by reference.

THE MEETING


    MEETING AND RECORD DATE. A special meeting of the stockholders of Eagle BancGroup, Inc. will be held on October 29, 1999, at the Eastland Suites Lodge, 1801 Eastland Drive, Bloomington, Illinois, at 10:00 a.m., local time. Only holders of record of common stock at the close of business on the record date, September 3, 1999, are entitled to notice of, and to vote at, the meeting. See "THE MEETING--PLACE, TIME, DATE AND RECORD DATE."


    MATTERS TO BE CONSIDERED. At the meeting, stockholders will vote on the approval and adoption of the agreement and plan of merger, dated as of June 30, 1999, by and among First Busey Corporation, FBC Acquisition Corp. (a wholly owned subsidiary of First Busey) and Eagle, under which FBC Acquisition Corp. will merge with and into Eagle and each share of Eagle common stock will be converted into the right to receive $25.74 in cash. Stockholders will also consider and vote upon other matters as may properly be brought before the meeting. See "THE MEETING--MATTERS TO BE CONSIDERED."


    VOTE REQUIRED. Approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Eagle common stock. As of the record date, there were 1,063,239 shares of Eagle common stock entitled to be voted at the meeting. See "THE MEETING-- VOTE REQUIRED."



    Approval and adoption of the merger agreement by the Eagle stockholders is a condition to, and required for, consummation of the merger. See "THE MERGER AGREEMENT--CONDITIONS TO THE MERGER."



    SECURITY OWNERSHIP OF MANAGEMENT. As of the record date, directors and executive officers of Eagle held in the aggregate with the ability to vote 148,469 shares or approximately 13.96% of the common stock. These persons have indicated that they intend to vote their shares of common stock for approval and adoption of the merger agreement.


THE PARTIES


    EAGLE. Eagle is a unitary savings and loan holding company and was incorporated as a Delaware corporation in January, 1996. Eagle owns all of the common stock of First Federal Savings and Loan Association of Bloomington, a federally-chartered savings association. In June, 1996, First Federal converted from a mutual savings association to a capital stock savings association, at which time Eagle acquired all of First Federal's common stock. Simultaneous with this conversion, Eagle issued 1,302,705 shares of common stock in a subscription stock offering. Eagle's common stock is quoted on The Nasdaq Stock Market under the symbol "EGLB."


    Eagle is engaged in the business of managing its investments and directing, planning and coordinating the business activities of First Federal. At June 30, 1999, Eagle had consolidated total assets of $180,674,000 and stockholders' equity of $19,289,000.

    First Federal's principal business involves attracting retail deposits in its primary market area, McLean and DeWitt counties, from the general public and investing those deposits, together with funds generated from operations and borrowings, in one- to four-family residential mortgage loans, commercial real estate loans, commercial business loans, automobile and other consumer loans, and mortgage-backed and other investment securities.

    Eagle and First Federal serve the financial needs of communities in their market area through a main office located in Bloomington, Illinois and three full-service branch offices located in Bloomington, LeRoy and Lexington, Illinois.

    Eagle's principal executive office is located at 301 Fairway Drive, Bloomington, Illinois 61701, and its telephone number is (309) 663-6345.

    FIRST BUSEY. First Busey Corporation, a Nevada corporation and bank holding company located in Urbana, Illinois, had total assets of $991,046,000 at June 30, 1999. The indirect and direct subsidiaries of First Busey include a state-chartered bank, a trust company and a securities broker-dealer subsidiary.

    First Busey's bank, Busey Bank, provides a full-range of general commercial and retail banking services. First Busey and its subsidiaries conduct business in 18 locations.

    First Busey's principal executive office is located at 201 West Main Street, Urbana, Illinois 61801, and its telephone number is (217) 365-4513.

    FBC ACQUISITION CORP. FBC Acquisition Corp., a recently formed Delaware corporation and wholly owned subsidiary of First Busey, does not conduct any ongoing operations. Its primary purpose is to facilitate First Busey's acquisition of Eagle.

THE MERGER

    Each Eagle stockholder is being asked to consider and vote upon a proposal to approve and adopt the merger agreement, under which FBC Acquisition Corp. will merge with and into Eagle, with Eagle surviving the merger as a wholly owned subsidiary of First Busey. Upon consummation of the merger, the ownership interest of all current stockholders in Eagle will cease. See "THE MERGER--GENERAL."

MERGER CONSIDERATION

    Subject to the terms, conditions and procedures in the merger agreement, each share of Eagle common stock issued and outstanding immediately before the merger, EXCEPT shares:

    - held in the treasury of Eagle,

    - held by any of Eagle's subsidiaries, other than in a fiduciary capacity,

    - available for plan share awards or subject to existing unvested plan share awards under the Eagle management development and recognition plan and trust,

    - owned by First Busey, FBC Acquisition Corp. or any other subsidiary of First Busey, other than in a fiduciary capacity, and

    - for which Eagle stockholders have validly demanded and perfected appraisal rights under Section 262 of the Delaware General Corporation Law,

will be converted into the right to receive $25.74 in cash. See "THE MERGER--MERGER CONSIDERATION."

RECOMMENDATION OF THE BOARD OF DIRECTORS; REASONS FOR THE MERGER

    Eagle's board of directors has unanimously approved and adopted the merger agreement and the transactions contemplated thereby and has determined that the merger is in the best interests of Eagle and its stockholders. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

    For a discussion of the factors considered by the board in reaching its decision to approve the merger agreement and the transactions contemplated thereby, see "THE MERGER--BACKGROUND OF AND REASONS FOR THE MERGER."

OPINION OF FINANCIAL ADVISOR


    Eagle retained Trident Securities, a division of McDonald Investments Inc., to be its financial advisor in connection with the transactions contemplated by the merger agreement and to evaluate the financial terms of the merger. See "THE MERGER--BACKGROUND OF AND REASONS FOR THE MERGER."



    On September 17, 1999, Trident delivered its updated written opinion to Eagle to the effect that, as of that date, the merger consideration to be paid by First Busey for each share of Eagle common stock is fair, from a financial point of view, to the stockholders of Eagle.


    The full text of the written opinion of Trident is attached as Appendix B and is incorporated by reference in this proxy statement. YOU ARE URGED TO READ THIS OPINION IN ITS ENTIRETY. See "THE MERGER--OPINION OF FINANCIAL ADVISOR."

DISSENTERS' APPRAISAL RIGHTS


    Holders of record of shares of common stock who do not vote to approve and adopt the merger agreement may dissent and elect to have the fair value of their shares of common stock, based on all relevant factors and excluding any element of value arising from the accomplishment or expectation of the merger, judicially appraised and paid to them in cash. This fair value may be more, the same as, or less than the merger consideration. These stockholders must deliver a written demand for this appraisal to Eagle before the vote on the approval and adoption of the merger agreement and comply with other requirements of Section 262 of the Delaware General Corporation Law, the full text of which is attached to this proxy statement as Appendix D. Any deviation from the requirements of
Section 262 may result in forfeiture of appraisal rights. Voting for approval and adoption of the merger agreement, or delivering a proxy in connection with the meeting, unless the proxy directs a vote against, or expressly abstains from the vote on, the approval and adoption of the merger agreement, will constitute a waiver of a stockholder's right to seek appraisal for the shares of common stock voted or covered by that proxy and will nullify any written demand for appraisal submitted by that stockholder. Return of a blank, executed proxy will constitute a vote in favor of the merger agreement and result in waiver of appraisal rights. Voting against or failing to vote for the merger agreement will not by itself constitute a valid demand for appraisal rights. See "THE MERGER--DISSENTERS' APPRAISAL RIGHTS."


EFFECTIVE TIME; CLOSING DATE

    The effective time of the merger will be as of the day on which a certificate of merger is filed with the Delaware Secretary of State, which will occur only after the satisfaction or waiver of all conditions to the merger. The closing of the merger will take place on a date mutually agreed upon by Eagle, First Busey and FBC Acquisition Corp. See "THE MERGER--EFFECTIVE TIME; CLOSING DATE."

INTERESTS OF CERTAIN PERSONS IN THE MERGER


    Some of Eagle's executive officers and directors may be deemed to have certain interests in the merger in addition to their interests as stockholders of Eagle. These material interests include, among others, provisions in the merger agreement relating to indemnification and the purchase of directors' and officers' liability insurance coverage. In addition, the consummation of the merger will affect compensation benefits payable to, and the Eagle stock options and the plan share awards under Eagle's management recognition plan held by, executive officers and directors. Eagle's board was aware of all of the interests described in this proxy statement and considered them, among other matters, in approving and adopting the merger agreement and the transactions contemplated thereby. See "THE MERGER AGREEMENT--INTERESTS OF CERTAIN PERSONS IN THE MERGER."


REGULATORY APPROVALS


    A merger transaction, like the merger, involving a bank holding company, like First Busey, is subject to the prior approval of the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956. On August 5, 1999, First Busey submitted an application for approval by the Federal Reserve Board. First Busey received the Federal Reserve Board's approval on September 10, 1999. See "THE MERGER--REGULATORY APPROVALS."


MATERIAL PROVISIONS OF THE MERGER AGREEMENT

    The merger agreement is attached as Appendix A to this proxy statement. You should read the merger agreement because it is the legal document that governs the merger. The merger agreement includes many material terms and provisions which are described in detail elsewhere in this proxy statement, including provisions that:


    - require Eagle to conduct its business in accordance with certain guidelines (see "THE MERGER AGREEMENT--BUSINESS PENDING THE MERGER AND OTHER COVENANTS");



    - require that certain conditions, in addition to the regulatory approval and stockholder approval already discussed, be satisfied or waived before the merger may be consummated (see "THE MERGER AGREEMENT--CONDITIONS TO THE MERGER");



    - regulate the ability of the parties to waive or amend certain provisions of the merger agreement (see "THE MERGER AGREEMENT--WAIVER AND AMENDMENT; TERMINATION"); and



    - regulate the ability of the parties to terminate the agreement (see "THE MERGER AGREEMENT--WAIVER AND AMENDMENT; TERMINATION").


FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    In general, the receipt of cash for shares of common stock under the merger agreement or pursuant to perfection of dissenters' appraisal rights will be a taxable transaction for federal income tax purposes and may be a taxable transaction for state, local and other tax purposes as well.


    BECAUSE TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF A STOCKHOLDER, YOU ARE URGED TO CONSULT YOUR TAX ADVISOR CONCERNING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL AND VARIOUS STATE, LOCAL AND FOREIGN TAX LAWS. See "FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER."

MARKET AND MARKET PRICES

    Eagle's common stock is currently included for quotation on The Nasdaq Stock Market (symbol: EGLB). The following table sets forth the high and low sale prices per share of Eagle common stock for the trading date preceding public announcement of the proposed merger and the most recent practicable trading date preceding the mailing of this proxy statement. See "PRICE RANGE OF COMMON STOCK AND DIVIDENDS":


                                                                           HIGH        LOW
                                                                         ---------  ----------
June 30, 1999..........................................................  $  22.125  $  21.8125
September 7, 1999......................................................  $  24.625  $   24.625


ACCOUNTING TREATMENT

    The merger will be accounted for as a "purchase transaction."

                      SELECTED CONSOLIDATED FINANCIAL DATA

    The following table shows in summary form historical consolidated financial data of Eagle. This information is qualified in its entirety by the historical consolidated financial statements of Eagle, including the notes, which are incorporated by reference in this proxy statement and included in the Form 10-K and Form 10-Q attached as Appendix C to this proxy statement.


                                     AS OF AND FOR THE
                                      SIX MONTHS ENDED
                                          JUNE 30,              AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                    --------------------  -----------------------------------------------------
                                      1999       1998       1998       1997       1996       1995       1994
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Selected Financial Condition Data:
Total assets......................  $ 180,674  $ 174,085  $ 180,101  $ 171,137  $ 172,666  $ 150,974  $ 140,932
Cash and due from banks...........        956        987      1,084      1,628      1,487      1,072      1,092
Federal funds sold and overnight
  deposits........................      4,214      4,943      7,653      3,386      5,573      2,828      1,611
Investments.......................     52,518     47,339     49,822     38,943     53,883     53,186     42,680
Loans, net........................    117,872    116,109    116,551    122,409    106,641     88,786     83,589
Deposits..........................    135,241    132,019    134,091    131,452    133,995    138,396    122,388
FHLB advances and other
  borrowings......................     25,000     20,000     25,000     18,000     15,300         --      7,936
Total equity......................     19,289     20,976     19,697     20,305     22,141     11,515      9,501

Selected Operating Data:
Interest income...................  $   6,324  $   6,197  $  12,462  $  12,326  $  11,094  $   9,933  $   8,595
Interest expense..................      3,893      4,109      8,208      8,121      7,703      7,376      5,396
Net interest income before
  provision for loan losses.......      2,431      2,088      4,254      4,205      3,391      2,557      3,199
Provision for loan losses.........        120        120        240        240        183        100        (32)
Net interest income after
  provision for loan losses.......      2,311      1,968      4,014      3,965      3,208      2,457      3,231
Non-interest income...............        660        652      1,711        576        418        395        261
Non-interest expense..............      2,438      1.984      4,305      3,768      4,373      2,955      2,840
Income (loss) before federal
  income taxes....................        533        636      1,420        773       (747)      (103)       652
Federal income taxes..............        210        233        514        264       (258)       (30)       222
Net income (loss).................        323        403        906        509       (489)       (73)       430

Per Share Data:
  Book value per share............     $18.07     $17.82     $18.24     $17.24     $17.00        N/A        N/A
  Basic earnings (loss) per
    share.........................       0.32       0.37       0.85       0.44      (0.38)       N/A        N/A
  Diluted earnings (loss) per
    share.........................       0.32       0.36       0.83       0.44      (0.38)       N/A        N/A
  Cash dividends per share........       0.20         --       0.10         --         --        N/A        N/A

Selected Financial Ratios and
  Other Data Performance Ratios
  (Based on Balance Sheet
  Averages) (1):
  Return on assets................       0.35%      0.45%      0.51%      0.30%     -0.31%     -0.05%      0.31%
  Return on equity................       3.27%      3.90%      4.44%      2.46%     -2.85%     -0.68%      4.15%
  Interest rate spread during
    period (2)....................       2.38%      1.92%      1.97%      1.99%      1.69%      1.83%      2.54%
  Net interest margin during
    period (3)....................       2.77%      2.45%      2.47%      2.53%      2.20%      1.85%      2.55%
  Non-interest expense to
    assets (4)....................       2.66%      2.19%      2.42%      2.19%      2.74%      1.98%      2.06%
  Non-interest income to assets...       0.72%      0.33%      0.96%      0.33%      0.26%      0.26%      0.19%
  Interest-earning assets to
    interest-bearing
    liabilities...................       1.09x      1.11x      1.11x      1.11x      1.10x      1.01x      1.00x

                                     AS OF AND FOR THE
                                      SIX MONTHS ENDED
                                          JUNE 30,              AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                    --------------------  -----------------------------------------------------
                                      1999       1998       1998       1997       1996       1995       1994
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Asset Quality Ratios:
  Non-performing assets to total
    assets (5)....................       0.53%      0.53%      0.62%      0.54%      0.79%      0.80%      4.86%
  Allowance for loan losses to
    non-performing loans..........     398.09%    401.26%    255.67%    316.95%    130.92%    176.80%      9.35%
  Net charge-offs to average gross
    loans.........................       0.08%      0.08%      0.13%      0.19%      0.17%      0.08%      0.05%

Regulatory Capital and Capital
  Ratios (6):
  Tangible capital ratio..........       9.23%     10.07%      9.59%      9.99%      9.66%      7.73%      8.20%
  Core capital ratio..............       9.23%     10.07%      9.59%      9.99%      9.66%      7.73%      8.20%
  Risk-based capital ratio........      15.56%     17.04%     16.04%     16.30%     18.29%     15.78%     15.80%
  Average equity to average
    assets........................      10.78%     11.63%     11.48%     12.04%     10.76%      7.21%      7.55%
  Equity to assets at end of
    period........................      10.68%     12.05%     10.94%     11.86%     12.82%      7.63%      6.74%


--------------------------

(1) With the exception of end of period ratios, all ratios are based on average month-end balances during the respective months.

(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(3) Net interest margin represents net interest income as a percentage of average interest-earning assets.

(4) The 1996 ratio includes the effect of the SAIF special assessment.

(5) Non-performing assets consist of non-performing loans and foreclosed real estate owned. The significant decline in this ratio between the 1994 to 1995 periods occurred as a result of the sale by First Federal of a substantial real estate owned property during the fourth quarter of 1995.

(6) Tangible capital, core capital and risk-based capital ratios relate to First Federal only.

                                  THE MEETING

PLACE, TIME, DATE AND RECORD DATE


    A special meeting of the stockholders of Eagle will be held on October 29, 1999, at the Eastland Suites Lodge, 1801 Eastland Drive, Bloomington, Illinois, at 10:00 a.m., local time. This proxy statement is being sent to stockholders and accompanies a form of proxy which Eagle is soliciting for use at the meeting and at any and all adjournments or postponements of the meeting.



    Eagle has fixed the close of business on September 3, 1999 as the record date for determining holders of common stock who will be entitled to notice of, and to vote at, the meeting. Only holders of record of shares of common stock at the close of business on the record date are entitled to notice of, and to vote at, the meeting. As of the record date, there were outstanding and entitled to be voted 1,063,239 shares of common stock.


MATTERS TO BE CONSIDERED

    At the meeting, stockholders will vote on the approval and adoption of the merger agreement, under which FBC Acquisition Corp. will merge with and into Eagle and each share of Eagle common stock will be converted into the right to receive $25.74 in cash upon the consummation of the merger. Stockholders will also consider and vote upon other matters as may properly be brought before the meeting. As of the date of this proxy statement, Eagle knows of no business that will be presented for consideration at the meeting other than the matters described in this proxy statement.

VOTE REQUIRED

    The affirmative vote of the holders of a majority of the outstanding shares of Eagle common stock is required for approval and adoption of the merger agreement. ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS VOTES AGAINST THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT. Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. "Broker non-votes" means the votes that could have been cast on the merger agreement by brokers with respect to uninstructed shares if the brokers had received their customers' instructions.

    Each holder of record of shares of common stock on the record date will be entitled to cast one vote per share on the merger agreement at the meeting. This vote may be exercised in person or by properly executed proxy. The certificate of incorporation of Eagle provides that for a period of five years following the conversion of First Federal from mutual to stock form, no person, including any individual, company or group acting in concert, shall acquire beneficial ownership of more than 10% of any class of equity security of Eagle. The certificate of incorporation further provides that, where any person directly or indirectly acquires beneficial ownership of more than 10% of any class of equity security of Eagle during this five-year period, the securities beneficially owned in excess of 10% shall not be counted as shares entitled to vote, shall not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote and shall not be counted as shares outstanding for purposes of determining a quorum or the affirmative vote necessary to approve any matter submitted to the stockholders for a vote. Based upon information available to Eagle, Eagle is not aware of any stockholder beneficially owning more than 10% of Eagle common stock.

    The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting is necessary to constitute a quorum. In the absence of a quorum, it is expected that the meeting will be adjourned or postponed by the stockholders entitled to vote at the meeting present in person or represented by proxy to solicit additional proxies. Abstentions and broker non-votes will be treated as shares present at the meeting for purposes of determining the presence of a quorum.

    Approval and adoption of the merger agreement by the stockholders of Eagle is a condition to, and required for, consummation of the merger. See "THE MERGER AGREEMENT--CONDITIONS TO THE MERGER."


PROXIES

    Shares of common stock represented by properly executed proxies received before or at the meeting will, unless these proxies have been revoked, be voted at the meeting and any adjournments or postponements of the meeting, in accordance with the instructions indicated in the proxies. IF NO INSTRUCTIONS ARE INDICATED ON A PROPERLY EXECUTED PROXY, THE SHARES WILL BE VOTED "FOR" THE MERGER AGREEMENT.

    Any proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted either:

    - by delivering to Marilyn Lockwood, Assistant Secretary, at Eagle BancGroup, Inc., 301 Fairway Drive, Bloomington, Illinois 61701, on or before the taking of the vote at the meeting, a written notice of revocation bearing a later date than the date of the proxy or a later dated proxy relating to the same shares, or

    - by attending the meeting and voting in person.

Attendance at the meeting will not in itself constitute the revocation of a proxy.

    If any other matters are properly presented at the meeting for consideration, the persons named in the proxy or acting under the proxy will have discretion to vote on these matters in accordance with their best judgment. If a proposal to adjourn the meeting is properly presented, however, the persons named in the enclosed form of proxy will not have discretion to vote in favor of the adjournment proposal any shares which have been voted against the approval and adoption of the merger agreement. As of the date of this proxy statement, Eagle knows of no other matters to be presented at the meeting.

    In addition to solicitation by mail, directors, officers and employees of Eagle, who will not be specifically compensated for these services, may solicit proxies from the stockholders of Eagle, personally or by telephone, telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. Registrar and Transfer Company, Eagle's transfer agent, will perform some of these functions. Eagle will bear its own expenses in connection with the solicitation of proxies for the meeting.


    Robert P. Dole, William J. Hanfland and Steven J. Wannemacher serve as trustees under the First Federal Employee Stock Ownership Plan, which is the record owner of all shares of common stock held by participants in this ESOP. The trustee will vote the shares allocated to the account of each participant in this ESOP in accordance with the directions received from the participant. In order to obtain these voting directions, the trustee will forward this proxy statement and a proxy to each participant in this ESOP. This proxy must be executed and returned if the shares held under this ESOP are to be voted. Unallocated shares of common stock held in the First Federal ESOP or allocated shares for which no voting instructions are received will be voted by the trustee in the same proportion as allocated shares voted by participants, unless inconsistent with the trustee's fiduciary responsibility. Because the First Federal ESOP participants are not the record owners of the related shares, these shares may not be voted in person by participants in this ESOP at the meeting.


    Holders of common stock are requested to complete, date and sign the accompanying proxy and return it promptly in the enclosed postage-paid envelope.

SECURITY OWNERSHIP


    As of September 3, 1999, directors and executive officers of Eagle held in the aggregate and were entitled to vote 148,469 shares or approximately 13.96% of the common stock. The directors and executive officers of Eagle have indicated that they intend to vote these shares of common stock for approval and adoption of the merger agreement.


    The following table sets forth, as of July 15, 1999, information regarding share ownership of:

    - those persons or entities known by Eagle to beneficially own more than five percent of the outstanding shares of the common stock,

    - each director of Eagle,

    - the president and chief executive officer of Eagle, who is also a director, and

    - all directors and executive officers of Eagle as a group.

                                                                                       SHARES
                                                                                    BENEFICIALLY
                                                                                      OWNED AT
                                                                                      JULY 15,        PERCENTAGE OF
                                BENEFICIAL OWNER                                       1999(1)        COMMON STOCK
---------------------------------------------------------------------------------  ---------------  -----------------
PRINCIPAL STOCKHOLDERS:

First Federal Savings and Loan...................................................     103,472(2)          9.73%
Association of Bloomington ESOP
301 Fairway Drive
Bloomington, Illinois 61701

Jeffrey L. Gendell...............................................................      86,800(3)          8.16%
Tontine Management, L.L.C.
Tontine Financial Partners, L.P.
Tontine Overseas Associates, L.L.C.
200 Park Avenue, Suite 3900
New York, New York 10166

DIRECTORS:

Gerald A. Bradley................................................................      13,708(4)          1.29%  (12)
Robert P. Dole...................................................................      23,648(5)          2.22%  (12)
Donald L. Fernandes..............................................................      32,169(6)          3.03%  (12)
William J. Hanfland..............................................................      13,648(7)          1.28%  (12)
Louis F. Ulbrich.................................................................      23,648(8)          2.22%  (12)
David R. Wampler.................................................................      12,899(9)          1.21%  (12)
Steven J. Wannemacher............................................................       8,648(10)         0.81%  (12)
All directors and executive officers as a group (10 persons).....................     148,469(11)        13.96%  (13)

------------------------

(1) Unless otherwise indicated, the nature of beneficial ownership for shares shown in this column is sole voting and investment power.

(2) Messrs. Dole, Hanfland and Wannemacher hold 103,472 shares of common stock in their capacity as trustees of the First Federal ESOP. Messrs. Dole, Hanfland and Wannemacher have no voting and investment power with respect to ESOP shares allocated to participant accounts and have shared voting and investment power with respect to unallocated ESOP shares. Participants in the ESOP are entitled to direct the trustee as to the voting of shares allocated to their accounts under the ESOP. Unallocated shares and allocated shares for which no direction is received will be voted by the trustee in the same proportion that the allocated shares were voted, unless inconsistent with the trustee's fiduciary responsibility.

(3) Based on Amended Schedule 13D dated October 13, 1998. Tontine Management, L.L.C. is the general partner of Tontine Financial Partners, L.P. Jeffrey L. Gendell is the managing member of Tontine Management, L.L.C. and of Tontine Overseas Associates, L.L.C. Of the 86,800 shares reported, Mr. Gendell reported shared ownership of 86,800 shares, Tontine Management, L.L.C. reported shared ownership of 7l,l00 shares, Tontine Financial Partners, L.P. reported shared ownership of 7l,100 shares and Tontine Overseas Associates, L.L.C. reported shared ownership of 15,700 shares.

(4) Of the 13,708 shares reported as beneficially owned by Mr. Bradley, 2,590 are held by Mutual Service Company, Inc. as custodian for Mary C. Bradley, Mr. Bradley's wife. Also includes options to purchase 2,606 shares of common stock under Eagle's stock option plan.

(5) Of the 23,648 shares reported as beneficially owned by Mr. Dole, 10,000 are held jointly with Joyce L. Dole, Mr. Dole's wife, 5,000 are held by the Robert P. Dole Trust for which Mr. Dole and Ms. Dole act as co-trustees with shared voting and investment power and 5,000 are held by the Joyce L. Dole Trust for which Mr. Dole and Ms. Dole act as co-trustees with shared voting and investment power. Also includes options to purchase 2,606 shares of common stock under Eagle's stock option plan.

(6) Includes options to purchase 13,028 shares of common stock under Eagle's stock option plan and 3,049 shares allocated to Mr. Fernandes under the First Federal ESOP, which shares are also included above under the ESOP's beneficial ownership total.

(7) Includes options to purchase 2,606 shares of common stock under Eagle's stock option plan.

(8) Includes options to purchase 2,606 shares of common stock under Eagle's stock option plan.

(9) Includes options to purchase 10,420 shares of common stock under Eagle's stock option plan and 395 shares allocated to Mr. Wampler under the First Federal ESOP, which shares are also included above under the ESOP's beneficial ownership total.

(10) Includes options to purchase 2,606 shares of common stock under Eagle's stock option plan.

(11) Includes options to purchase 42,993 shares of common stock under Eagle's stock option plan and 8,675 shares allocated to the executive officers under the First Federal ESOP, which shares are also included above under the ESOP's beneficial ownership total.

(12) Percentage is calculated on a partially diluted basis, assuming only the exercise of stock options by that individual which are exercisable within 60 days.

(13) Percentage is calculated on a fully diluted basis, assuming the exercise of all stock options which are exercisable within 60 days.

                                   THE MERGER

    The information in this proxy statement concerning the terms of the merger is qualified in its entirety by the full text of the merger agreement, which, excluding the schedules, is attached as Appendix A and incorporated by reference, and the other information contained elsewhere in this proxy statement, including the appendices and the documents incorporated by reference. All stockholders are urged to read carefully this entire proxy statement, including the appendices and any document incorporated by reference.

GENERAL


    Under the merger agreement, FBC Acquisition Corp. will be merged with and into Eagle, with Eagle being the surviving corporation. After the conditions to consummation of the merger described below have been satisfied or waived, and unless the merger agreement has been terminated as provided below, a certificate of merger will be filed with the Delaware Secretary of State regarding the merger. The merger will become effective when the certificate of merger has been filed with the Delaware Secretary of State. See "--EFFECTIVE TIME; CLOSING DATE," "THE MERGER AGREEMENT--CONDITIONS TO THE MERGER" and "THE MERGER AGREEMENT--WAIVER AND AMENDMENT; TERMINATION."


    Upon consummation of the merger, the Eagle stockholders will be entitled to receive $25.74 in cash per share in consideration for their common stock and will no longer be stockholders of Eagle. As a consequence of the merger, Eagle will become a wholly owned subsidiary of First Busey.

MERGER CONSIDERATION

    In accordance with the merger agreement, each share of common stock issued and outstanding immediately before the merger, EXCEPT shares:

    - held in the treasury of Eagle,

    - held by any of Eagle's subsidiaries, other than in a fiduciary capacity,

    - available for plan share awards or subject to existing unvested plan share awards under the Eagle management recognition plan,

    - owned by First Busey, FBC Acquisition Corp. or any other subsidiary of First Busey, other than in a fiduciary capacity, and

    - for which Eagle stockholders have validly demanded and perfected dissenters' appraisal rights under Section 262 of the Delaware General Corporation Law,

will be converted into the right to receive $25.74 in cash at the effective time of the merger. As of the effective time of the merger, each outstanding and unexercised Eagle stock option which is exercisable at such date under Eagle's stock option plan will be converted into the right to receive $25.74 in cash less the exercise price of the stock option.

BACKGROUND OF AND REASONS FOR THE MERGER

    BACKGROUND OF THE MERGER. In recent years, the financial institution industry has witnessed substantial and rapid change characterized by increasing consolidation, intensifying competition and acquisition growth of many domestic banking organizations. Eagle's executive officers and directors have sought to remain apprised of trends and issues in the financial services industry.

    In the fall of 1998, the New Jersey investment group led by Lawrence B. Seidman acquired more than five percent of the outstanding shares of Eagle's common stock. According to Mr. Seidman, the maximum per share value of Eagle's common stock was not adequately reflected in its market price, and he suggested that Eagle consider the possible sale to or merger of Eagle with another local banking institution to maximize stockholder value. In November, 1998, Mr. Seidman requested representation on Eagle's board of directors as the representative of the New Jersey investment group. In November 12, 1998 correspondence to Eagle, Mr. Seidman requested that Eagle furnish him with a copy of the Eagle stockholder list for communication with Eagle stockholders regarding the request for board representation. In December 16, 1998 correspondence to Eagle, Mr. Seidman expressed dissatisfaction with Eagle's quarterly dividend of $0.10 per share and noted that a sale of Eagle would provide stockholders with a premium to the market price of Eagle's common stock, more liquidity and a dividend with a greater percentage return than $0.10 per share.

    In January 22, 1999 correspondence, Mr. Seidman notified Eagle that the New Jersey investment group intended to nominate Mr. Seidman and Mr. Dennis Pollack, another group member, for election to Eagle's board at the next annual meeting of stockholders and requested that Eagle provide him with a list of Eagle's stockholders to solicit proxies for the two director nominees.

    On March 2, 1999, Eagle announced that it would undertake, with Trident as its advisor, a review of the strategic alternatives available to maximize stockholder value, including the possible sale or merger of Eagle. After this announcement, Mr. Seidman and the New Jersey investment group ended its proposed proxy contest for seats on Eagle's board.


    The board reviewed with Trident a list of financial institutions and financial services companies which Trident identified as possibly having an interest in the acquisition of or a merger with Eagle. At the board's request, Trident prepared a confidential information memorandum that described Eagle in detail. After consulting with management, Trident contacted twelve prospective acquirors in late March, 1999. Copies of the confidential information memorandum were distributed upon the execution of confidentiality agreements. Four prospective acquirors submitted indications of interest, including First Busey.


    Eagle's board invited three prospective acquirors to perform due diligence and to submit a final indication of interest. One prospective acquiror was eliminated from consideration since its indication of interest was deemed to be inadequate. In May, 1999, a fifth prospective acquiror signed a confidentiality agreement and reviewed the confidential information memorandum, but decided against submitting an indication of interest.

    By June 2, 1999, the three prospective acquirors had completed their due diligence and submitted final indications of interest to Trident. On June 3, Eagle's board considered these final indications of interest. Because the two highest indications of interest were very similar, the board decided to give the prospective acquirors who submitted them 24 hours to improve their proposals. On June 4, the board considered these proposals. The board found First Busey's proposal to be superior and authorized the negotiation of a definitive merger agreement with First Busey.

    During June, 1999, Eagle and its counsel, Schiff Hardin & Waite, and First Busey and its counsel, Chapman and Cutler, conducted negotiations over the terms of the merger agreement. In addition, Eagle provided additional documents requested by First Busey.

    A board meeting was held on June 30, 1999. Following a review and discussion of the proposed terms of the merger, consideration of the fairness opinion of Trident of the same date and numerous other relevant factors, the board, by a unanimous vote of all directors, approved and adopted the merger agreement and the transactions contemplated thereby. The board also authorized and directed that the merger agreement be submitted to a vote of the stockholders. The parties executed the merger agreement on June 30, 1999.


    THE BOARD'S REASONS FOR THE MERGER. After careful study and evaluation, the board has unanimously approved and adopted the merger agreement and has determined that the merger is in the best interests of Eagle and its stockholders. The board believes that the merger will enable stockholders to realize significant value on their investment.

    In reaching its determination that the merger is in the best interests of Eagle and its stockholders, the board carefully considered a variety of factors with the assistance of its legal and financial advisors. Among the factors it considered were the following.


    - Based upon the financial terms of other recent business combinations in the financial institution industry and information concerning the business, financial condition, results of operations and prospects of Eagle, the board solicited an opinion from Trident regarding the fairness of the merger consideration, from a financial point of view, to the stockholders of Eagle. Based upon the opinion of Trident (see "--OPINION OF FINANCIAL ADVISOR") and the likelihood that the proposed transaction would be consummated, the board determined that the merger was the most preferable proposal available to Eagle.


    - The prices and premiums paid in comparable acquisition transactions involving other financial institutions of which the board was aware, based, among other things, on information supplied by Trident. The board noted that the price offered by First Busey compared favorably with similar transactions involving other financial institutions.

    - First Busey represented and warranted in the merger agreement its ability to pay the merger consideration.

    - The current and prospective environments in which Eagle operates, including national and local economic conditions, the current regulatory environment and the trend toward consolidation in the financial institution industry generally were also factors in the board's decision. The increases in competition, together with increased bank regulatory reporting and other requirements, have made it more difficult for independent banks to compete with the banking affiliates of much larger institutions regarding the range of products and services offered and the costs at which the products and services can be offered.

    - The merger consideration to be paid to the stockholders in relation to the market value, book value, earnings per share and dividend rates on Eagle's common stock.

    - The anticipated impact of the merger on depositors, employees, customers and communities served by Eagle.

    While each director individually evaluated each of these as well as other factors, the board collectively did not assign any specific or relative weights to the factors considered and did not make any determination regarding any individual factor. The board collectively made its determination about the merger based on the unanimous conclusion reached by the directors that the merger, in light of the factors that each director, individually, considered as appropriate, is in the best interests of Eagle and its stockholders.

    In approving the merger, the board was aware that the merger agreement contains provisions prohibiting Eagle from soliciting or entertaining other proposals relating to the disposition of Eagle's business or assets, the acquisition of its capital stock or the merger of it or any of its subsidiaries. The board was aware that Eagle would be obligated to pay a $750,000 termination fee relating to a failure of Eagle to consummate the merger because of a business combination proposal involving Eagle by a party other than First Busey or its affiliates. However, the board was also aware that these terms were bargained for as inducements for First Busey to enter into the merger agreement.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The board has unanimously approved and adopted the merger agreement and the transactions contemplated thereby and has determined that the merger is in the best interests of Eagle and its stockholders. THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF EAGLE VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR

    Eagle retained Trident to act as its financial advisor and to render a fairness opinion in connection with a possible merger. In November, 1998, Trident was engaged by Eagle to perform a valuation analysis of Eagle in an acquisition context and to advise Eagle's board about strategic alternatives. On December 3, 1998, Trident presented its valuation report to the board. In March, 1999, Eagle engaged Trident to assist Eagle in exploring the possibility of a merger with another financial institution, and to render a fairness opinion in connection with the merger.

    On June 30, 1999, Trident met with Eagle's board to review the proposed terms of the merger agreement. At that time, Trident summarized the financial terms of the merger and provided updated market information regarding thrift mergers and acquisitions. Trident also analyzed the advantages and disadvantages of the merger from a financial point of view. In addition, Trident rendered its written opinion to Eagle's board to the effect that, as of that date, the consideration to be received by Eagle's stockholders pursuant to the merger agreement was fair to them from a financial point of view.


    Trident confirmed and delivered its updated written opinion to Eagle's board on September 17, 1999 that the consideration to be received by the stockholders of Eagle in the merger is fair from a financial point of view as of that date. A copy of Trident's updated opinion, which sets forth assumptions made, matters considered and limitations on the reviews undertaken, is attached to and incorporated by reference in this proxy statement as Appendix B. Trident has consented to the inclusion of this opinion and a summary of the matters considered in forming its opinion in this proxy statement.


    Trident's opinion is directed to the board of directors of Eagle and is directed only to the fairness, from a financial point of view, of the merger consideration to be received by Eagle's stockholders. Its opinion is based on conditions as they existed and could be evaluated as of the date of its opinion. Trident's opinion does not constitute a recommendation to any Eagle stockholder as to how the stockholder should vote, nor does Trident's opinion address the underlying business decision to effect the merger. This summary of Trident's opinion is qualified in its entirety by reference to the full text of the opinion, which is attached to and incorporated by reference in this proxy statement as Appendix B. Stockholders are urged to read Trident's opinion in its entirety for a description of the assumptions made and matters considered and the limits on the review undertaken in rendering the opinion.

    In connection with rendering its opinion, Trident reviewed and analyzed, among other things, the following:

    - the merger agreement;

    - this proxy statement;

    - publicly available information concerning Eagle, including the audited consolidated financial statements of Eagle for each of the years in the three-year period ended December 31, 1998 and the unaudited consolidated financial statements of Eagle for the six months ended June 30, 1999;

    - publicly available information concerning First Busey, including the audited consolidated financial statements of First Busey for each of the years in the three-year period ended December 31, 1998 and the unaudited consolidated financial statements of First Busey for the six months ended June 30, 1999;

    - other internal information, primarily financial in nature, concerning the business and operations of Eagle and First Busey furnished to Trident by Eagle and First Busey for purposes of Trident's analysis;

    - information regarding the trading market for Eagle common stock;

    - publicly available information regarding other companies that Trident believed to be comparable to Eagle and the trading markets for those companies' securities; and

    - publicly available information concerning the nature and terms of other transactions that Trident considered relevant to its inquiry.

Trident also met with officers and employees of Eagle and First Busey to discuss the foregoing, as well as other matters it believed to be relevant to its inquiry. Trident also took into account its assessment of general economic, market, financial and regulatory conditions and trends, as well as its knowledge of the financial institutions industry, its experience in connection with similar transactions, and its knowledge of securities valuation generally. No limitations were imposed by either Eagle or its board or management regarding the investigation made or procedures followed by Trident.

    In its review and analysis and in arriving at its opinion, Trident assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it by Eagle and First Busey, or that was publicly available, the accuracy of the representations and warranties of the officers and the employees of Eagle and First Busey with whom Trident held discussions, and the accuracy of the representations and warranties of Eagle and First Busey in the merger agreement, and did not attempt independently to verify any of this information. Trident further assumed that there are no conditions in the regulatory approvals of the merger agreement that will have a material adverse effect upon the contemplated economic benefits of the merger.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial or summary description. Trident believes that its analyses and the summary below must be considered as a whole, and that selecting portions of its analyses without considering all of the analyses, or reviewing the summary without considering all factors and analyses, would create an incomplete view of the processes underlying the analyses in Trident's reports and its opinion. Therefore, the ranges of valuations resulting from any single analysis described below should not be taken to be Trident's view of the actual value of Eagle. In performing its analyses, Trident made numerous assumptions regarding industry performance, general business and economic conditions and other matters, many of which are beyond the control of Eagle. The results of the specific analyses performed by Trident may differ from Eagle's actual values or actual future results as a result of changing economic conditions, changes in strategy and policies and other factors. These individual analyses were prepared to provide valuation guidance solely as part of Trident's overall valuation analysis and the determination of the fairness of the merger consideration to be paid to Eagle's stockholders. The analyses do not purport to be appraisals or to reflect the prices at which an entity might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, Trident's opinion and presentations to Eagle's board were among the many factors taken into consideration by Eagle's board in making its determination to approve and adopt the merger agreement.

    The summaries below reflect all the material analysis, factors and assumptions considered by Trident and the material valuation methodologies used by Trident in arriving at its opinion as to fairness.

    STATE OF THE MARKET. Trident reviewed the current and historical trading market for thrift and bank equity securities and current and historical trends in the acquisition markets for banks and thrifts. Trident focused on the acquisition market for thrifts with particular attention to the segments of the market which it believed to be the most relevant to Eagle, such as thrifts of similar size and profitability, thrifts with similar capital structures and asset quality, and thrifts located in the same geographic region. Trident also studied the trading market for Eagle common stock and compared the performance of Eagle common stock over the preceding twelve months to the performance of the Standard and Poor's 500 Index and an index of thrift stocks.

    FINANCIAL ANALYSIS OF EAGLE. Trident examined Eagle's financial performance for the period from December 31, 1994 through June 30, 1999 by analyzing the composition of its balance sheet, adjusting and normalizing its earnings, and calculating a variety of operating and financial ratios for Eagle.

    Trident compared Eagle's deposit market share with other financial institutions operating in the same market.

    COMPARISON TO ACTIVELY-TRADED THRIFTS. Trident evaluated Eagle's strengths and weaknesses by comparing the financial performance of Eagle to that of the following groups of actively-traded thrifts:

    - all U.S. thrifts;

    - Midwest thrifts;

    - Illinois thrifts;

    - thrifts with tangible capital between 10% and 13%;

    - thrifts with a return on equity during the trailing four quarters between 2% and 5%;

    - thrifts with a return on assets during the trailing four quarters between 0.25% and 0.50%;

    - thrifts with total assets between $100 million and $250 million; and

    - nine actively-traded thrifts Trident believed were most similar to Eagle in terms of size, capital structure, profitability and asset quality.

    Trident compared Eagle to the foregoing groups of actively-traded thrifts on the basis of its stock pricing, balance sheet composition, capital ratios, asset quality and reserve coverage, asset and deposit growth, return on average assets, return on average equity, and the components of earnings during the trailing four quarters.

    PEER GROUP ANALYSIS. Trident also compared First Federal to the following groups of stock thrift institutions based on regulatory financial information as of March 31, 1999:

    - all U.S. thrifts;

    - Illinois thrifts;

    - Midwest thrifts;

    - U.S. thrifts of similar size, that is, $100 to $250 million of assets; and

    - Midwest thrifts of similar size.

    This analysis compared a number of Eagle's historical financial ratios to those of the peer groups, including but not limited to:

    - balance sheet composition;

    - key ratios;

    - income and expense ratios for the trailing four quarters, the most recent quarter, and the most recent calendar year;

    - historical ROAA and ROAE; and

    - asset, loan, deposit and equity growth rates for selected periods.

    CONTROL VALUATION OF EAGLE'S COMMON STOCK. Trident estimated the fair market value of Eagle's common stock in a merger. In valuing Eagle's common stock, Trident utilized the income approach, the asset approach and the market approach, and then reconciled the values derived from these approaches.

    Trident used an income approach in its valuation of Eagle by discounting Eagle's projected future earnings contribution in a merger context. With the assistance of Eagle's management, Trident projected Eagle's earnings for the next six years as an independent entity. Trident then assumed that cost savings of 20% to 40% of total operating expenses could be realized as a result of a merger. The future earnings contribution is the sum of the projected earnings and the after-tax cost savings. The earnings contributions were then discounted at a rate of 17%. The earnings contribution for the sixth year was capitalized at rates between 12% and 14% in order to derive a terminal value for earnings contributions in subsequent years. The terminal value was also discounted at a rate of 17%. The discount rate and capitalization rates chosen were estimates of the required rates of return for holders or prospective holders of stock of financial institutions similar to Eagle, based on a number of factors, including prevailing interest rates, the pricing ratios of publicly traded financial institutions, the financial condition and operating results of Eagle, the relationship between projected future earnings and Eagle's past performance, as well as Trident's general knowledge of valuation, the securities markets, and acquisition values in mergers involving other financial institutions. Trident adjusted the resulting values to reflect the costs and benefits of terminating benefit plans and other merger-related expenses. Using the income approach, Trident established a reference range of between $19.75 to $26.25 per share.

    The asset approach considers the market value of an entity's assets and liabilities, as well as any intangible value that the entity may have. Trident estimated Eagle's net asset value by adjusting the carrying value of its assets and liabilities to reflect current market values. In addition, Trident adjusted Eagle's net asset value for the impact of terminating benefit plans and other merger-related expenses. Based on these adjustments, Trident estimated Eagle's fully diluted net asset value to be approximately $21.2 million, or $17.51 per share. After determining Eagle's net asset value, Trident added an intangible premium to reflect the estimated value of its customer relationships. Based on intangible or core deposit premiums observed in the market for thrift acquisitions, as well as Trident's knowledge of Eagle, Trident applied premiums equal to 4% and 9% of core deposits to Eagle's estimated fully-diluted net asset value. Using the asset approach, Trident established a reference range of between $21.25 to $26.25 per share.

    In the market approach, Trident analyzed market pricing ratios, such as price to book value, price to tangible book value, price to earnings, price to assets, resulting from selected completed thrift merger transactions, as well as recently announced pending transactions. In applying the market approach, Trident considered the median pricing ratios for the following groups of thrift merger transactions:

    - all pending thrift merger transactions or 41 transactions;

    - all pending thrift mergers announced during the preceding 90 days or 17 transactions;

    - all recent thrift mergers announced in the preceding 18 months involving thrifts located in the Midwest region or 45 transactions;

    - all recent thrift mergers in which the target thrift had assets between $100 million and $250 million or 24 transactions;

    - all recent thrift mergers in which the aggregate consideration was between $20 million and $30 million or 11 transactions;

    - all recent thrift mergers in which the target thrift had a return on assets of between 0.25% and 0.50% or 25 transactions;

    - all recent thrift mergers in which the target thrift had a return on equity of between 2% and 5% or 28 transactions; and

    - all recent thrift mergers in which the target thrift had a tangible equity to assets ratio of between 10% and 13% or 19 transactions.

    Trident also considered the pricing ratios for eight pending or completed thrift merger transactions in which the target thrift was of similar size and capital structure as Eagle, and in which the target thrift had similar profitability and asset quality. Trident then compared a number of financial ratios for Eagle to those of the target thrift institutions.

    Based on Eagle's financial condition and results of operations, as well as other factors, relative to the groups of thrift mergers noted above, Trident chose ranges of pricing ratios to apply to Eagle. Trident chose price to book value ratios of 120% to 140%, resulting in per share values of between $21.75 to $25.50; price to tangible book value ratios of 120% to 140%, also resulting in per share values of between $21.75 to $25.50; and price to assets ratios of 14% to 17%, resulting in per share values of between $22.50 to $27.25. Price to earnings ratios were not meaningful. Based on these derived ranges of value, Trident established a reference range of between $22.00 to $26.00 per share using the market approach.

    Trident then reviewed the results from the three approaches, and after consideration of all relevant facts, determined a final range of between $21.00 to $26.00 per share for the acquisition value of Eagle. Trident did not apply specific weights to the three individual approaches, but Trident gave greater consideration to the asset and market approaches in its final range of value for Eagle.

    STRATEGIC ALTERNATIVES. Trident presented a list of the advantages and disadvantages of various strategic alternatives available to Eagle:

    - remain independent;

    - merge with a larger financial institution; or

    - enter into a merger of equals.

    Trident projected future trading prices and acquisition values for Eagle common stock based on Eagle's business plan. Trident also compared the present values and rates of return for remaining independent with the expected present value and rate of return that might be realized in a merger transaction.

    PROSPECTIVE ACQUIRORS. Trident presented Eagle with a list of other financial services companies with operations in central Illinois that it believed to be prospective acquirors or 23 entities. These prospective acquirors were categorized based on Trident's perceived level of interest from the prospective acquiror and fit with Eagle.

    PROCESS. Trident briefly reviewed the process that led to the negotiation of the merger agreement. Trident presented a list of the financial services companies that were contacted regarding a possible business combination with Eagle, and the response from each entity contacted.

    SUMMARY OF PROPOSED TRANSACTION. Trident presented a summary of the financial terms of the merger. Trident discussed the advantages and disadvantages of the merger from a financial point of view. Trident compared the pricing ratios for the merger with the median pricing ratios for selected groups of recently announced thrift mergers and acquisitions. Trident also presented a pro forma balance sheet for the combined entity that indicated the resulting capital ratios.

Trident reported that during its investigation, Trident did not discover any conditions that would prevent it from rendering its fairness opinion to Eagle's board.

    Trident, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, and valuations for corporate and other purposes. Trident has extensive experience with the valuation of financial institutions. Trident served as the Eagle's sales agent in the 1996 conversion, and received total fees and commissions of approximately $228,000 for that transaction. In addition, in the ordinary course of business, Trident may trade the securities of Eagle for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in these securities. Eagle's board selected Trident as its financial advisor because of its previous experience with Trident, because Trident is a nationally recognized investment banking firm specializing in the financial institution industry, and because of its substantial experience in transactions similar to the merger. Trident is not affiliated with Eagle or First Busey.

    Pursuant to an engagement letter dated November 19, 1998 between Eagle and Trident, for financial advisory services, Eagle paid Trident a fee of $15,000 to provide Eagle's board with a written report examining Eagle's strategic alternatives and estimating current and future stockholder values of Eagle. Pursuant to an engagement letter dated March 9, 1999 between Eagle and Trident, for its services as financial advisor, Trident credited Eagle with the fee of $15,000 it paid pursuant to the November 19, 1998 engagement letter for performing a valuation of Eagle. Eagle paid Trident a fee of $25,000 upon execution of the merger agreement. An additional fee equal to 1.00% of the aggregate merger consideration received by Eagle's stockholders, less $40,000, will be payable to Trident upon the consummation of the merger. Eagle also agreed to reimburse Trident for all of its reasonable out-of-pocket expenses and to indemnify Trident against certain liabilities, including certain liabilities under federal securities law.

FIRST BUSEY'S FINANCIAL RESOURCES

    In the merger agreement, First Busey has represented and warranted that it has the financial wherewithal, whether by using its internal funds, external financing, or both to perform its obligations under the merger agreement.

EFFECTIVE TIME; CLOSING DATE


    In order to consummate the merger, a certificate of merger must be filed with the Delaware Secretary of State. This filing will occur only after the receipt of all regulatory approvals and the approval and adoption of the merger agreement by Eagle's stockholders and the satisfaction or waiver of all other conditions to the merger. See "THE MERGER AGREEMENT--CONDITIONS TO THE MERGER." The effective time of the merger will be as of the day of this filing with the Delaware Secretary of State. The closing of the merger will take place on a date mutually agreed upon by Eagle, First Busey and FBC Acquisition Corp.


EXCHANGE OF CERTIFICATES BY EAGLE STOCKHOLDERS


    Before the effective time of the merger, First Busey will instruct the paying agent, which First Busey will designate and which is reasonably satisfactory to Eagle, to mail to each holder of record of common stock certificate(s), a letter of transmittal and instructions for use in effecting the surrender of the certificate(s) in exchange for merger consideration into which the shares represented by the certificate(s) will have been converted in accordance with the merger agreement. At or before the effective time of the merger, First Busey will irrevocably deposit or cause to be deposited with the paying agent an amount of cash sufficient for payment of the merger consideration payable to Eagle stockholders. STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE TRANSMITTAL MATERIALS FROM THE PAYING AGENT.


    Following the consummation of the merger, upon the proper surrender by a stockholder to the paying agent of all necessary transmittal materials and the certificate(s), the stockholder will be entitled to receive a check for the merger consideration to which the stockholder is entitled and the certificate(s) will be cancelled. No interest will be paid or will accrue on any cash payment payable to a holder of Eagle certificate(s). Payment may be made to a person other than the person in whose name a surrendered certificate is registered only if the certificate is properly endorsed or accompanied by an appropriate instrument of transfer and otherwise in proper form for transfer.

    After the effective time of the merger, there will be no transfer on the stock transfer books of Eagle of shares of common stock issued and outstanding immediately before the effective time of the merger.

    Until properly surrendered, each outstanding certificate formerly representing shares of common stock will be deemed to evidence solely the right to receive the merger consideration to which the stockholder is entitled under the merger agreement. If any certificate evidencing the common stock has been lost, stolen or destroyed, the stockholder must submit to the paying agent an affidavit of lost, stolen or destroyed certificate and post a bond in an amount the paying agent determines to be reasonably necessary as indemnity against claims that may be made against that certificate. The paying agent will issue in exchange for the foregoing the applicable merger consideration.

    Any portion of the merger consideration held by the paying agent for payment to Eagle's stockholders which remains unclaimed for twelve months after the effective time of the merger will be paid by the paying agent to Eagle as the surviving corporation of the merger, after which time any holder of certificate(s) who has not delivered the certificate(s) to the paying agent will look only to Eagle for payment of the merger consideration payable for that stockholder's shares of common stock, without interest.

DISSENTERS' APPRAISAL RIGHTS

    Under the Delaware General Corporation Law, stockholders are entitled to appraisal rights in connection with the merger. Any holder of record of common stock that objects to the merger may elect to have his or her shares of common stock appraised under the procedures of the Delaware General Corporation Law and to be paid the fair value of his or her shares. The fair value of the shares will not include any value arising from the merger but may include a fair rate of interest. It is possible that the fair value determined may be more or less than the consideration to be received by holders of common stock in the merger.

    Any stockholder who is considering exercising his or her appraisal rights is urged to review carefully the provisions of Section 262 of the Delaware General Corporation Law, a copy of which is attached to this proxy statement as Appendix D, particularly with respect to the procedural steps required to perfect the right of appraisal. The right of appraisal may be lost if the procedural requirements of Section 262 are not followed exactly. The following is a summary of the procedures relating to exercise of the right of appraisal, which should be read together with the full text of Section 262.

    Under Section 262, Eagle is required to notify each stockholder entitled to appraisal rights at least 20 days before the meeting that the appraisal rights are available. The notice should include a copy of Section 262. This proxy statement constitutes this notice to the stockholders of Eagle.


    A stockholder electing to exercise his or her appraisal rights under Section 262 must deliver to Eagle a written demand for appraisal before the vote is taken at the meeting. The written demand must identify the stockholder and state that the stockholder intends to demand appraisal of his or her shares of common stock. A vote against the approval and adoption of the merger agreement or an abstention will not constitute a demand for appraisal. A stockholder electing to make a demand for appraisal must do this by a separate written demand to Eagle. Demands should be mailed or delivered to Eagle BancGroup, Inc., 301 Fairway Drive, Bloomington, Illinois 61702, Attention: Marilyn Lockwood, Assistant Secretary. Within ten days after the effective time of the merger, Eagle will notify each stockholder who has made a proper written demand for appraisal and who has not voted for the approval and adoption of the merger agreement that the merger has been completed. A vote for the approval and adoption of the merger agreement will have the effect of waiving all appraisal rights.

    Within 120 days after the effective time of the merger, Eagle or any stockholder who has complied with the foregoing notice requirement and the other requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of his or her shares of common stock. Eagle has no obligation to file a petition and does not currently intend to do this. As a result, any dissenting stockholder who wishes to file a petition is advised to do this on a timely basis. If a petition for appraisal is not filed during the 120-day period, all appraisal rights relating to the common stock will terminate. Any stockholder may withdraw a demand for appraisal at any time within 60 days after the effective time of the merger.

    If a stockholder either withdraws his or her demand for appraisal or has his or her appraisal rights terminated as described above, the stockholder will only be entitled to receive the merger consideration for his or her shares of common stock as provided in the merger agreement.

    Within 120 days after the effective time of the merger, any stockholder who has complied with the above-described notice requirements and the other requirements of Section 262 may request in writing a list of the aggregate number of shares of common stock for which demands for appraisal have been made and the aggregate number of holders demanding appraisal rights.

    If a petition is filed by a dissenting stockholder, Eagle will receive notice from the Delaware Court of Chancery of the filing. Within 20 days after Eagle receives this notice, Eagle must file with the office of the Register in Chancery in which the petition was filed a list containing the names and addresses of all stockholders who have demanded appraisal rights and the names of all stockholders who have disagreements with Eagle regarding the value of their shares of common stock. If a petition is filed by Eagle, the petition will be accompanied by a similar list. If ordered by the Delaware Court of Chancery, the Register in Chancery will give notice of the time and place of the hearing by registered or certified mail to Eagle and to each stockholder shown on the list. The notice will also be given by publishing the notice in a newspaper of general circulation published in Wilmington, Delaware, or any other location the Delaware Court of Chancery may determine, at least one week before the hearing. The forms of the notices to be used will be approved by the Delaware Court of Chancery, and all costs related to the distribution of the notices will be paid by Eagle.

    After the Delaware Court of Chancery determines which of the stockholders are entitled to an appraisal under Section 262, the Delaware Court of Chancery will appraise the fair value of the shares of the common stock. Following this determination of the fair value of the shares, Eagle will pay all dissenting stockholders the fair value of their shares, together with interest, if any, upon surrender to Eagle of their certificates representing common stock. The costs of the appraisal proceeding may be determined by the Delaware Court of Chancery and charged to the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a dissenting stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

    After the effective time of the merger, no stockholder who has demanded his or her appraisal rights as set forth above will be entitled to vote his or her shares for any purpose or to receive payment of dividends or other distributions on his or her common stock, except permitted dividends or other permitted distributions payable to stockholders of record at a date before the effective time of the merger.

    THE PRECEDING DISCUSSION IS A SUMMARY OF THE PROVISIONS REGARDING APPRAISAL RIGHTS UNDER THE DELAWARE GENERAL CORPORATION LAW AND IS QUALIFIED IN ITS ENTIRETY BY THE TEXT OF SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW, WHICH IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX D. EAGLE STOCKHOLDERS WHO ARE INTERESTED IN PERFECTING APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER SHOULD CONSULT WITH THEIR LEGAL COUNSEL FOR ADVICE AS TO THE PROCEDURES REQUIRED TO BE FOLLOWED.

REGULATORY APPROVALS


    The merger, which involves First Busey, a bank holding company, is subject to the prior approval of the Federal Reserve Board under the Bank Holding Company Act of 1956. On August 5, 1999, First Busey submitted an application for approval by the Federal Reserve Board. First Busey received the Federal Reserve Board's approval on September 10, 1999.



    In general, the Federal Reserve Board considers the financial and managerial resources and future prospects of the institutions involved in the transaction and the convenience and needs of the communities to be served. The Federal Reserve Board cannot approve a merger if it would:


    - result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States,

    - lessen competition substantially or tend to create monopoly in any section of the country, or

    - be a restraint of trade in any other manner,


unless the Federal Reserve Board finds that the anti-competitive effects of a merger are clearly outweighed in the public interest by the probable effect of it meeting the convenience and needs of the communities to be served. The Federal Reserve Board has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position. Also, the Federal Reserve Board must assess the records of the depository subsidiaries of the merger participants under the Community Reinvestment Act of 1977, which requires that the Federal Reserve Board analyze and consider when evaluating an application each depository institution's record of meeting the credit needs of its local communities, including low and moderate income neighborhoods, consistent with safe and sound operation.


                              THE MERGER AGREEMENT

REPRESENTATIONS AND WARRANTIES

    The parties made representations and warranties to each other in the merger agreement customary for this type of a transaction. It is a condition of the closing that each party's representations and warranties in the merger agreement or in any related documents be true and correct as of the closing date, as though made on and as of the closing date, subject to conditions in the merger agreement. See "--CONDITIONS TO THE MERGER." As of the date of this proxy statement, neither Eagle nor First Busey or FBC Acquisition Corp. has any knowledge that this condition will not be satisfied as of the closing date.

BUSINESS PENDING THE MERGER AND OTHER COVENANTS

    Eagle has agreed to conduct its business in accordance with guidelines in the merger agreement.

    Eagle has agreed that, pending the closing date, and without the prior written consent of First Busey, which will not be unreasonably withheld, Eagle will and will cause First Federal to:

    - make no changes in their charters or bylaws or in the number of their issued and outstanding shares except upon the exercise of existing stock options, the vesting of existing awards under Eagle's management recognition plan or Eagle's repurchase of up to 4,000 shares from the First Federal employees' pension plan;

    - not increase the compensation of their directors, officers or employees, except that the compensation of officers and employees may be increased in a manner consistent with prior practice;

    - make no loan for $500,000 or more other than loans currently committed to be made pursuant to written commitment letters and make no other loans, renewals or restructuring of loans except in the ordinary course of business and consistent in all material respects with prudent banking practices and applicable rules and regulations of regulatory authorities;

    - use their best efforts to maintain their present insurance coverage regarding their properties and businesses;

    - make no significant changes outside the ordinary course of business in the general nature of their business;

    - not enter into any employment, consulting or similar agreements that are not terminable on 30 days' notice or less without penalty or obligation;

    - not take any action that would result in a termination, partial termination, curtailment, discontinuance or merger into another plan or trust of any Eagle employee benefit plan, except as contemplated by the merger agreement or disclosed in the related schedules;

    - timely file all required tax returns with all applicable taxing authorities without any extension of time for filing or the applicable period of limitations;

    - except as already reflected in the financial statements as described in the merger agreement, not make any expenditure for fixed assets in excess of $25,000 for any single item, or $50,000 in the aggregate, or enter into any lease of fixed assets with a monthly rental payment exceeding $5,000;

    - not incur any liabilities or obligations, make any commitments or disbursements, acquire or dispose of any property or asset, dispose of any real estate owned, make any agreement, or engage in any transaction, except in the ordinary course consistent in all material respects with prudent banking practices;

    - not do or fail to do anything that will cause a breach of, or default under, any agreement or other arrangement to which Eagle or First Federal is bound, which would have a material adverse effect on Eagle;

    - make no material changes in their accounting procedures or practices or the manner of conducting their businesses and maintaining their records;

    - substantially comply with all material laws applicable to the conduct of their business;

    - use their best efforts to preserve their business organization intact, to keep available the services of their present officers and employees and to preserve the goodwill of their customers and others having business relations with them;

    - not make any borrowings except in the ordinary course of business;

    - not purchase or invest in securities or obligations, or accept deposits, except for deposits at rates consistent with those being paid generally by other financial institutions in First Federal's markets, having a maturity of more than three years from the date of purchase or acceptance; and

    - not extend credit or make advances, or grant any extension of any outstanding loan, advance or other credit, to any customer of First Federal who is listed on First Federal's problem or watch list or who has any outstanding loan, advance or other credit from First Federal which is in default, has been placed on nonaccrual status or has been internally classified as among "other loans specifically mentioned," or as "substandard," "doubtful" or "loss."

    Also, Eagle will:

    - not declare or pay any dividend or other distribution without the prior written consent of First Busey, except its fiscal 1999 second quarter cash dividend to its stockholders in an amount not to exceed $0.10 per share, and First Federal may pay cash dividends to Eagle in the aggregate amount necessary for Eagle to pay this dividend;

    - cause First Federal not to accept any brokered deposits;

    - not grant any new stock options under the Eagle stock option plan or any new plan share awards under the Eagle management recognition plan; and

    - not nominate or appoint any new directors or executive officers of Eagle or its subsidiaries and cause its subsidiaries not to do the foregoing.

    In the merger agreement, Eagle agreed that it will not, during the term of the merger agreement:

    - solicit, encourage or authorize any individual, corporation or other entity to solicit from any third party any inquiries or proposals relating to:

       -   the disposition of its business or assets,

       -   the acquisition of its capital stock, or

       - the merger of it or any of its subsidiaries with any corporation or other entity,

      other than as provided by the merger agreement, except pursuant to written direction from a regulatory authority; or

    - negotiate with or entertain any proposals from any other person for any transaction in which the business, assets or capital stock of it or its subsidiaries would be acquired by any party other than as provided by the merger agreement, except pursuant to written direction from any regulatory authority or upon receipt of an unsolicited offer from a third party where the Eagle board reasonably believes, with the opinion of counsel, that its fiduciary duties require it to enter into discussions with that party.

    Eagle will promptly notify First Busey and keep First Busey informed of all relevant details of all inquiries or proposals that it may receive about any proposed disposition of its business or assets, acquisition of its capital stock, or the merger of it or its subsidiaries with any entity other than as provided by the merger agreement.

    Eagle may disclose to its stockholders a position contemplated by Rule 14e-2(a) under the Securities Exchange Act of 1934 relating to a tender offer for its common stock.

    Under the terms of the merger agreement, Eagle will also:

    - use reasonable efforts to preserve its reputation and relationship with suppliers, clients, depositors, customers, employees and others having business relations with it;

    - give reasonable notice to First Busey of board and committee meetings of Eagle and First Federal and the agendas if known; and

    - transmit to First Busey promptly copies of materials that Eagle or First Federal provide to their directors to the extent permissible under law, except materials regarding the proposed acquisition of Eagle or First Federal.

    Pending the closing date of the merger, the parties agree to and to cause their subsidiaries to conduct their businesses in the usual and ordinary course consistent in all material respects with prudent banking practices.

    The parties also agree to use reasonable efforts in good faith to satisfy the conditions to closing and to consummate the merger as soon as practicable. None of the parties will intentionally take or permit to be taken any action that would be in breach of the merger agreement or that would cause any representation and warranty to be or become untrue.

    During the term of the merger agreement, each party must immediately give detailed written notice to any other party of any facts or the occurrence or impending occurrence of any event that would cause any representation or warranty to be or become untrue as of the closing date.


    Eagle has furnished First Busey with both real property and environmental documents. First Busey has neither notified Eagle of any title defects in these documents, nor requested any additional environmental investigation within the requisite time periods in the merger agreement.


CONDITIONS TO THE MERGER

    The obligations of the parties under the merger agreement are subject to the satisfaction or waiver of the following conditions before or at closing, among others, that:

    - the representations and warranties of Eagle or First Busey and FBC Acquisition Corp. in the merger agreement or in any related documents be true and correct as of the date of the merger agreement and as of the closing date, as though made on and as of the closing date, except if the failure to satisfy this condition would not have, individually or in the aggregate, a material adverse effect on any party.

    - the parties have performed all agreements required to be performed by them on or before the closing date;

    - all necessary regulatory approvals, including, without limitation, that of the Federal Reserve Board, to consummate the merger have been obtained by First Busey, all required waiting periods have expired and there has been no motion for rehearing or appeal from approval or commencement of any action to enjoin the merger or to obtain substantial damages;

    - the merger agreement has been approved by the boards of all parties and the stockholders of Eagle and FBC Acquisition Corp. and the proper officers of the parties have executed and delivered the merger agreement and the related documents; and

    - no suit or other legal proceeding has been instituted or threatened to enjoin the merger, which reasonably could be expected to result in the issuance of a court order enjoining the merger.

    The obligations of First Busey and FBC Acquisition Corp. under the merger agreement are also subject to the satisfaction or waiver of the following conditions that:

    - First Federal has terminated all its obligations under the deferred compensation agreement entered into with Mr. Fernandes, as amended, provided that neither Eagle nor First Federal will prepay any future payment required under this agreement;

    - pending the closing date, the business of Eagle and First Federal, taken as a whole, has been conducted in the ordinary course consistent in all respects with prudent banking practices, and there has not been any material adverse change or any circumstance other than general economic or competitive conditions that may reasonably be expected to result in a material adverse change in their business, properties, financial condition, loan portfolio, operations or prospects of Eagle or First Federal, taken as a whole; and

    - Eagle and First Federal have obtained all written consents required under any agreements or other arrangements with third parties required to effect the transactions contemplated by the merger agreement.

    As of the date of this proxy statement, no party has any knowledge that any of the foregoing closing conditions will not be satisfied by closing. For purposes of the merger agreement, a material adverse effect means any material adverse effect on the business, assets, properties, results of operations, financial condition or, as can be reasonably foreseen, prospects of the party and its subsidiaries, taken as a whole, or on the consummation of the merger.

WAIVER AND AMENDMENT; TERMINATION

    Before the effective time of the merger, by action of the Eagle, First Busey and FBC Acquisition Corp. boards:

    - the time for performance of any obligations of any other party under the merger agreement may be extended,

    - any inaccuracies in the representations and warranties in or any document delivered pursuant to the merger agreement may be waived, or

    - compliance with any agreements or conditions in the merger agreement may be waived,

provided that after Eagle's stockholders approve and adopt the merger agreement, there may not be any extension or waiver of any part of the merger agreement which reduces the amount or changes the form of merger consideration other than as contemplated by the merger agreement without additional Eagle stockholder approval. Any agreement by a party to any extension or waiver must be in a written instrument signed on behalf of that party.

    The merger agreement may be amended by action of the Eagle, First Busey and FBC Acquisition Corp. boards before or after approval of the merger agreement by the stockholders of Eagle, provided that after Eagle's stockholders approve the merger agreement, there may not be any amendment of the merger agreement which changes the amount or form of merger consideration other than as contemplated by the merger agreement. The merger agreement can be amended only by written instrument signed on behalf of each party.

    The merger agreement may be terminated before the effective time of the merger:

    - at any time by the written agreement of Eagle and First Busey upon determination of the boards;

    - at any time by either the board of Eagle or the boards of First Busey and FBC Acquisition Corp. if a governmental entity that must grant a requisite regulatory approval has issued a final and non-appealable denial of approval of the merger or if a governmental entity with competent jurisdiction has issued a final nonappealable order prohibiting the consummation of the merger;

    - by either the board of Eagle or the boards of First Busey and FBC Acquisition Corp. if the merger is not consummated on or before February 29, 2000, unless this is due to the failure of performance by the party seeking termination;

    - by First Busey or Eagle if Eagle stockholder approval of the merger agreement is not obtained by the requisite vote;

    - by Eagle upon two days prior written notice to First Busey in connection with an unsolicited tender offer by a party other than First Busey or its affiliates or any written proposal regarding a merger, share exchange, sale of a material portion of its assets or other business combination by a party other than First Busey or its affiliates and Eagle's board determines in good faith that its fiduciary obligations under applicable law require that this proposal be accepted if:

       - Eagle's board has been advised in an opinion of outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of the merger agreement entered into in the proper exercise of its applicable fiduciary duties, and all concessions that First Busey may offer in negotiations entered into as described below, these fiduciary duties would require the directors to reconsider the commitment as a result of the proposal; and

       - before delivering notice to First Busey to effect the termination, Eagle shall, and shall cause its financial and legal advisors to, negotiate with First Busey for three calendar days to make adjustments in the terms and conditions of the merger agreement as would enable Eagle to proceed with the transactions contemplated thereby on adjusted terms. At the time of this termination, Eagle must pay to First Busey $750,000 in immediately available funds;

    - by Eagle by written notice to First Busey:

       - if there exists any material breach of any representation or warranty made by First Busey which remains uncured for 30 days after the receipt by First Busey of written notice from Eagle; or

       - if First Busey fails to perform and comply with, in all material respects, any agreement or covenant, which remains uncured for 30 days after the receipt by First Busey of written notice from Eagle.

       At the time of termination for one of the foregoing circumstances, First Busey will pay to Eagle no later than three business days after receiving notice from Eagle of all documented out-of-pocket expenses and fees incurred by Eagle up to $250,000 in cash, provided that if the merger agreement is terminated by Eagle due to a willful breach by First Busey, Eagle may pursue remedies and may be entitled to recover amounts at law or in equity in addition to the foregoing expenses and fees without limitation;

    - by First Busey by written notice to Eagle:

       - if there exists any material breach of any representation or warranty made by Eagle which remains uncured for 30 days after the receipt by Eagle of written notice from First Busey; or

       - if Eagle fails to perform and comply with, in all material respects, any agreement or covenant, which remains uncured for 30 days after the receipt by Eagle of written notice from First Busey.

      At the time of termination for one of the foregoing circumstances, Eagle will pay to First Busey no later than three business days after receiving notice from First Busey of all documented out-of-pocket expenses and fees incurred by Eagle up to $250,000 in cash, provided that if the merger agreement is terminated by First Busey due to a willful breach by Eagle, First Busey may pursue remedies and may be entitled to recover amounts at law or in equity in addition to the foregoing fees and expenses without limitation; or

     - if Eagle's board or any committee:

       - withdraws or modifies in any manner adverse to First Busey its approval or recommendation of the merger agreement or the merger;

       - fails to reaffirm this approval or recommendation at First Busey's request;

       - approves or recommends any business combination proposal involving Eagle other than the merger involving a party other than First Busey or any of its affiliates; or

       - resolves to take any of the foregoing actions.


    The parties agree that the agreements in the merger agreement regarding termination fee and expenses constitute liquidated damages and do not constitute a penalty. If a party fails to promptly pay any other party any termination fee, the defaulting party will pay the costs and expenses in connection with any action, together with interest on the amount of any unpaid fee at the publicly announced prime rate published in the Midwest Edition of THE WALL STREET JOURNAL from the date this fee was required to be paid.


    In the event of termination of the merger agreement by Eagle or First Busey as described above, there will be no liability on the part of either of these parties or their officers or directors under the merger agreement, except that provisions regarding confidentiality in due diligence, title to real property, effect of termination and termination fee and expenses will survive the termination.

DIVIDENDS

    Under the merger agreement, Eagle may not declare or pay any further cash dividends to its stockholders.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Some of Eagle's executive officers and directors may be deemed to have certain interests in the merger in addition to their interests as stockholders of Eagle generally.

    EMPLOYMENT AGREEMENTS. Six executive officers of Eagle--Donald L. Fernandes, David R. Wampler, Donald L. Lambert, James E. Lyons, Larry C. McClellan and Gary
L. Richardson--are covered by employment and employment security agreements providing certain benefits upon the termination of the executive officer's employment within one year following a change of control of Eagle. The merger, upon consummation, will constitute a change of control of Eagle under the employment and employment security agreements. First Busey has agreed to honor the provisions of these employment and employment security agreements.

    SEVERANCE PROGRAM. Eagle's severance program, as amended and restated, covers employees who do not have employment or employment security agreements. First Busey has agreed to honor this severance program.

    DEFERRED COMPENSATION AGREEMENT. Upon the termination by First Federal of all of its obligations under the deferred compensation agreement with Mr. Fernandes before the closing, Mr. Fernandes will receive ownership of the life insurance policy that funded First Federal's obligation under the deferred compensation agreement.


    STOCK OPTIONS. The executive officers, certain employees and directors of Eagle hold stock options covering an aggregate of 45,999 shares of common stock as of the record date; options representing the right to acquire 45,999 shares of common stock are expected to have vested before the effective time of the merger. This plan was approved by the stockholders. The merger agreement provides that upon the consummation of the merger, the holders of unexercised vested stock options will receive the difference between the $25.74 cash merger consideration per share and the option exercise price for each share covered by a stock option. The average option exercise price is $15.644. Executive officers and directors will receive payments in consideration of these stock options in an amount estimated to be $464,404 in the aggregate. Unvested options, representing 69,336 shares having an estimated value of $679,572, will be cancelled upon the consummation of the merger. No payment will be made to the directors or executive officers for these unvested options. The following information assumes the merger will be consummated as of December 31, 1999 and that no options will be exercised before then:


                                                                                              VALUE OF
                                                                                  VESTED       VESTED
                                                                                  OPTIONS      OPTIONS     UNVESTED
                                                                                    FOR          FOR      OPTIONS FOR
                                                                      OPTION     SHARES OF    SHARES OF    SHARES OF
                                                                     EXERCISE     COMMON       COMMON       COMMON
NAME                                                                   PRICE       STOCK      STOCK(1)     STOCK(2)
-------------------------------------------------------------------  ---------  -----------  -----------  -----------
Donald L. Fernandes................................................  $  15.125      13,028    $ 138,292       19,539

Gerald A. Bradley..................................................     15.125       2,606       27,663        3,908

Robert P. Dole.....................................................     15.125       2,606       27,663        3,908

Laurel Beth Donovan................................................     15.125       2,606       27,663            0

William J. Hanfland................................................     15.125       2,606       27,663        3,908

Gary L. Richardson.................................................     15.125       2,606       27,663        3,908

Larry C. McClellan.................................................     15.125       2,606       27,663        3,908

Louis F. Ulbrich...................................................     15.125       2,606       27,663        3,908

Steven Wannemacher.................................................     15.125       2,606       27,663        3,908

David R. Wampler...................................................     16.625      10,420       94,978       15,630

James Lyons........................................................     20.38        1,303        6,984        5,211

Randy D. Jacobs....................................................     18.625         400        2,846        1,600
                                                                                -----------  -----------  -----------

  Total............................................................                 45,999    $ 464,404       69,336
                                                                                -----------  -----------  -----------
                                                                                -----------  -----------  -----------


------------------------

(1) Represents the difference between the cash merger consideration per share, $25.74, and the option exercise price multiplied by the number of shares subject to the option.

(2) The unvested options, with an estimated value of $679,572, will be cancelled upon the consummation of the merger. No payment will be made to the directors or executive officers for these unvested stock options.

    MANAGEMENT RECOGNITION PLAN. Under Eagle's management recognition plan, directors and executive officers of Eagle have been awarded 45,329 shares of common stock subject to vesting requirements. Plan share awards representing 18,237 shares of common stock are expected to have vested as of the effective time of the merger and shares of common stock will have been issued to participants in these awards. This plan was approved by the stockholders. Executive officers and directors will receive payments for these vested plan share awards in an amount estimated to be $469,420 in the aggregate. Unvested plan share awards, representing 27,092 shares, having an estimated value of $697,348, will be cancelled upon the consummation of the merger. No payment will be made to the directors or executive officers for these unvested plan share awards. Below is information regarding plan share awards expected to be held by Eagle's directors and executive officers as of December 31, 1999:

                                                                                               VALUE OF
                                                                                    VESTED      VESTED     UNVESTED
NAME                                                                                SHARES    SHARES(1)    SHARES(2)
---------------------------------------------------------------------------------  ---------  ----------  -----------
Donald L. Fernandes..............................................................      5,212  $  134,157       7,815

Gerald A. Bradley................................................................      1,042      26,821       1,563

Robert P. Dole...................................................................      1,042      26,821       1,563

Laurel Beth Donovan..............................................................      1,042      26,821           0

William J. Hanfland..............................................................      1,042      26,821       1,563

Gary L. Richardson...............................................................      1,042      26,821       1,563

Larry C. McClellan...............................................................      1,042      26,821       1,563

Louis F. Ulbrich.................................................................      1,042      26,821       1,563

Steven Wannemacher...............................................................      1,042      26,821       1,563

David R. Wampler.................................................................      4,168     107,284       6,252

James Lyons......................................................................        521      13,411       2,084
                                                                                   ---------  ----------  -----------

  Total..........................................................................     18,237  $  469,420      27,092
                                                                                   ---------  ----------  -----------
                                                                                   ---------  ----------  -----------

------------------------

(1) Determined by multiplying the number of vested shares by the cash merger consideration per share, $25.74.

(2) The unvested shares, with an estimated value of $697,348, will be cancelled upon the consummation of the merger. No payment will be made to the directors or executive officers for these unvested shares.

    FIRST FEDERAL ESOP. If the First Federal ESOP terminates before December 31, 1999, it is assumed that no shares of common stock will be awarded under the ESOP for 1999 and it is estimated that the following executive officers of Eagle--Mr. Fernandes, Mr. Wampler, Mr. Lyons, Mr. McClellan and Mr. Richardson--will receive cash payments of approximately $577,310, in the aggregate, upon termination.

    DIRECTORS AND OFFICERS INDEMNIFICATION RIGHTS. The merger agreement provides that from and after the effective time of the merger, First Busey will cause Eagle as the surviving corporation to fulfill and honor the obligations of Eagle or its subsidiaries under any indemnification agreements between Eagle and its officers and directors existing before the date of the merger agreement. For five years after the effective time of the merger, First Busey agrees to indemnify and hold harmless those Eagle directors and officers entitled to indemnification under and to the fullest extent permitted by Eagle's certificate of incorporation as it existed immediately before the effective time of the merger and as if still in effect without amendment during the five-year period. However, all indemnification rights regarding any claim asserted or made during this period will continue until the final disposition of the claim. In addition, Eagle may purchase a policy of directors' and officers' liability insurance to be effective for no longer than three years from the effective time of the merger covering the current directors and officers of Eagle who are covered by Eagle's directors' and officers' liability insurance policy, but only to the extent and on terms comparable to those applicable to Eagle's current policy, but in no event will Eagle pay more than 110% of the annual premium currently being paid by Eagle for this coverage for each year of coverage.

                 FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER



    THE FOLLOWING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL TAX EFFECTS OF THE MERGER. THIS DISCUSSION DOES NOT COVER ANY ASPECT OF STATE, LOCAL OR FOREIGN TAXATION. THIS DISCUSSION IS BASED UPON LAWS, REGULATIONS, RULINGS AND DECISIONS NOW IN EFFECT, ALL OF WHICH ARE SUBJECT TO CHANGE BY LEGISLATION, ADMINISTRATIVE ACTION OR JUDICIAL DECISION. NO RULING HAS BEEN OR WILL BE REQUESTED FROM THE INTERNAL REVENUE SERVICE ON ANY TAX MATTER RELATING TO THE TAX CONSEQUENCES OF THE MERGER.


    The following discussion of material federal income tax consequences of the merger under present law is for general information only and does not purport to be a complete analysis of all tax consequences that may be relevant to any particular stockholder. Some stockholders, including, without limitation, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, employee stockholders, foreign corporations and persons who are not citizens or residents of the United States, may be subject to special rules not discussed below. The discussion assumes that each stockholder holds shares of common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986. However, stockholders who are employees or directors of Eagle may not be entitled to treat particular shares which they may have acquired from Eagle as capital assets or a portion of the gain on the sale of these shares as capital gain because they will be required to report any gain on the sale of the shares as taxable compensation from Eagle.

    The receipt of cash in exchange for shares of common stock pursuant to the merger or to the exercise of dissenters' appraisal rights by stockholders will be treated as a sale or exchange of the shares of Eagle common stock for federal income tax purposes, and may also be a taxable transaction for state, local and other tax purposes. Each stockholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash received in exchange for the shares of common stock and the adjusted basis of his or her shares of common stock.

    Except for gain attributable to particular shares owned by employees or directors of Eagle as described above, gain or loss on the sale of the shares by non-corporate stockholders will be a long-term capital gain or loss if the shares of common stock have been held by the stockholder for more than one year. Otherwise, gain or loss on the sale of the shares will be a short-term capital gain or loss. The holding period relating to the shares of common stock must be calculated separately for those shares of common stock held by a particular stockholder.

    For non-corporate taxpayers, the tax rate on long-term capital gains depends on the type of asset sold. If the asset is stock, other than small business stock under Section 1202 of the Internal Revenue Code, the rate is generally 20%. However, the maximum tax rate on ordinary income and short-term capital gains is 39.6%. The distinction between capital gains and ordinary income is relevant in that taxpayers may be limited in their ability to deduct net capital losses, which may be deducted in full against capital gains, against ordinary income. For corporate taxpayers, net capital gains, which is the excess of net long-term capital gain over net short-term capital loss, and ordinary income are taxed at the same rate.

    The receipt of cash for shares of common stock may be subject to backup withholding at the rate of 31% unless the holder:

    - is a corporation or comes within other exempt categories, or

    - provides a certified taxpayer identification number and otherwise complies with the back-up withholding rules.

Back-up withholding is not an additional tax; any amounts withheld may be credited against the federal income tax liability of the person subject to the withholding. The back-up withholding rate should be checked to make sure it has not been changed. There is no assurance that applicable tax laws will not change after the date of this proxy statement.

    On August 5, 1999, the U.S. Congress passed legislation to amend various provisions of the Internal Revenue Code. If the President approves this legislation and it becomes law, the tax generally applicable to long-term capital gains recognized on or after January 1, 1999 would be reduced from 20% to 18%. It should be noted that the President has indicated that he intends to veto this legislation.

    EACH STOCKHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX AND FINANCIAL ADVISORS AS TO THE EFFECT OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER ON HIS OR HER OWN PARTICULAR FACTS AND CIRCUMSTANCES AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE MERGER.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS


    Eagle's common stock is traded over the counter and is listed on The Nasdaq Stock Market under the symbol "EGLB." At the record date, there were 1,063,239 shares of common stock issued and outstanding and there were approximately 350 holders of record. The table below shows the price range of the common stock for each quarter of fiscal years 1997 and 1998 and for the first and second quarters of fiscal 1999 and through September 7, 1999. These prices do not represent actual transactions and do not include retail markups, markdowns or commissions.



                                                                                                         PER SHARE
QUARTER ENDEDED                                                                    HIGH        LOW       DIVIDEND
-------------------------------------------------------------------------------  ---------  ----------  -----------
March 31, 1997.................................................................  $  16.25   $  14.50     $     -0-

June 30, 1997..................................................................  $  15.875  $  14.75     $     -0-

September 30, 1997.............................................................  $  18.375  $  15.50     $     -0-

December 31, 1997..............................................................  $  20.375  $  18.00     $     -0-

March 31, 1998.................................................................  $  21.125  $  19.25     $     -0-

June 30, 1998..................................................................  $  21.125  $  19.125    $     -0-

September 30, 1998.............................................................  $  19.25   $  13.75     $     -0-

December 31, 1998..............................................................  $  21.00   $  13.00     $    0.10

March 31, 1999.................................................................  $  23.875  $  18.625    $    0.10

June 30, 1999..................................................................  $  22.125  $  21.8125   $    0.10

through September 7, 1999......................................................  $  24.875  $  24.00     $     -0-


    The stock price information set forth in the table above was provided by Nasdaq. High, low and closing prices and daily trading volume are reported in most major newspapers.

    Eagle has agreed in the merger agreement to not declare or pay any dividend without the prior written consent of First Busey, except for its fiscal 1998 second quarter cash dividend, which has already been paid.

                                    AUDITORS

    The consolidated financial statements of Eagle at December 31, 1998 and 1997, and for each of the two years in the period ended December 31, 1998, included in Eagle's Annual Report to Stockholders and incorporated by reference in this proxy statement, have been audited by McGladrey & Pullen, LLP, independent auditors, to the extent indicated in their report included in the Annual Report and incorporated in this proxy statement by reference. McGladrey & Pullen, LLP were retained as the principal accountants of Eagle on October 17, 1997. These consolidated financial statements have been incorporated in this proxy statement by reference in reliance upon the report given upon the authority of this firm as experts in accounting and auditing.

    McGladrey & Pullen, LLP has been selected as independent auditors for Eagle for the fiscal year ending December 31, 1999. Eagle expects that a representative of McGladrey & Pullen, LLP will be present at the meeting with the authority to make a statement if he or she desires to do so and to respond to appropriate questions.

    Eagle dismissed its former principal accountants, Ernst & Young LLP, effective October 17, 1997. During the fiscal year ended December 31, 1996 and the subsequent interim period through October 17, 1997, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused them to make reference in connection with their report to the subject matter of the disagreements. The report of the former principal accountants on the financial statements of Eagle or First Federal for the fiscal year ended December 31, 1996 contained no adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope or accounting principles. Eagle's board approved the decision to change accountants.

                             STOCKHOLDER PROPOSALS

    If the merger is not consummated, it is anticipated Eagle's next annual meeting of stockholders will be held on or about April 19, 2000 or on another date as may be fixed by the board. In order to be eligible for inclusion in Eagle's proxy materials for such annual meeting, any stockholder proposal to take action at such meeting must be received by Eagle no later than November 23, 1999. Any proposal will be subject to the requirements of the proxy rules adopted under the Exchange Act.

                             AVAILABLE INFORMATION


    Eagle files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document Eagle files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Eagle's SEC filings are also available to the public at the SEC's website at http://www.sec.gov.


                    INCORPORATION OF DOCUMENTS BY REFERENCE

    The SEC allows Eagle to "incorporate by reference" into this proxy statement the information Eagle files with it, which means that Eagle can disclose important information by referring to those documents. The information incorporated by reference is to be considered part of this proxy statement.

    Copies of Eagle's Annual Report on Form 10-K for the year ended December 31, 1998 (which includes as an exhibit its 1998 Annual Report to Stockholders) and its Quarterly Report on Form 10-Q for the quarter ending June 30, 1999 are attached as Appendix C to this proxy statement and are incorporated by reference. Eagle's Current Report on Form 8-K filed on March 3, 1999, Quarterly Report on Form 10-Q for the quarter ending March 31, 1999, and Current Report on Form 8-K filed on July 1, 1999 also are incorporated by reference in this proxy statement.


    THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH NEITHER ARE PRESENTED IN NOR DELIVERED WITH THE PROXY STATEMENT. COPIES OF THESE DOCUMENTS WILL BE FURNISHED TO YOU WITHOUT CHARGE UPON REQUEST TO EAGLE BANCGROUP, INC., 301 FAIRWAY DRIVE, BLOOMINGTON, ILLINOIS 61701, ATTENTION: MARILYN LOCKWOOD, ASSISTANT SECRETARY, TELEPHONE NUMBER: (309) 663-6345.

                    APPENDIX A--AGREEMENT AND PLAN OF MERGER

                                                                      APPENDICES

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                            FIRST BUSEY CORPORATION,
                             FBC ACQUISITION CORP.
                                      AND
                             EAGLE BANCGROUP, INC.
                           DATED AS OF JUNE 30, 1999

                                                                      APPENDICES

                               TABLE OF CONTENTS


ARTICLE I
THE MERGER............................................................................        A-1
1.1        The Merger.................................................................        A-1
1.2        Effective Time.............................................................        A-1
1.3        Effects of the Merger......................................................        A-1
1.4        Effect on Capital Stock....................................................        A-2
1.5        Stock Options..............................................................        A-2
1.6        The Closing................................................................        A-2

ARTICLE II
EXCHANGE OF CERTIFICATES..............................................................        A-3
2.1        Buyer to Make Merger Consideration Available...............................        A-3
2.2        Exchange of Certificates...................................................        A-3

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF EAGLE...............................................        A-4
3.1        Corporate Organization.....................................................        A-4
3.2        Capitalization.............................................................        A-5
3.3        Authority..................................................................        A-5
3.4        Consents and Approvals.....................................................        A-5
3.5        Reports....................................................................        A-6
3.6        SEC Documents..............................................................        A-6
3.7        Broker's Fees..............................................................        A-6
3.8        Absence of Certain Changes or Events.......................................        A-7
3.9        Legal Proceedings..........................................................        A-7
3.10       Taxes and Tax Returns......................................................        A-7
3.11       Employee Benefit Plans.....................................................        A-8
3.12       Compliance with Applicable Law.............................................        A-9
3.13       Certain Contracts..........................................................        A-9
3.14       Agreements with Regulatory Agencies........................................       A-10
3.15       Other Activities of Eagle and its Eagle Subsidiaries.......................       A-10
3.16       Investment Securities......................................................       A-10
3.17       Undisclosed Liabilities....................................................       A-11
3.18       Insurance..................................................................       A-11
3.19       Allowance for Loan Loss....................................................       A-11
3.20       Title to Properties; Leases................................................       A-11
3.21       Environmental Matters......................................................       A-12
3.22       Approval Delays............................................................       A-12
3.23       Vote Required..............................................................       A-12
3.24       Powers of Attorney.........................................................       A-12
3.25       Fairness Opinion...........................................................       A-12

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER AND ACQUISITION CORP..........................       A-13
4.1        Corporate Organization.....................................................       A-13
4.2        Authority..................................................................       A-13
4.3        Consents and Approvals.....................................................       A-13
4.4        Financial Resources........................................................       A-13
4.5        Approval Delays............................................................       A-13
4.6        Vote Required..............................................................       A-13


                                      A-i                             APPENDICES

ARTICLE V
ADDITIONAL AGREEMENTS.................................................................       A-14
5.1        Conduct of Business........................................................       A-14
5.2        Negative Covenants.........................................................       A-14
5.3        Access to Information and Due Diligence....................................       A-15
5.4        Meeting of Shareholders of Eagle...........................................       A-16
5.5        Regulatory Filings.........................................................       A-16
5.6        Reasonable Efforts.........................................................       A-17
5.7        Business Relations and Publicity...........................................       A-17
5.8        No Conduct Inconsistent with this Agreement................................       A-17
5.9        Board of Directors' Notices, Minutes, Etc..................................       A-17
5.10       Untrue Representations and Warranties......................................       A-17
5.11       Indemnification; Directors' and Officers' Insurance........................       A-17
5.12       Employee Benefit and Incentive Plans.......................................       A-18
5.13       Employment and Employment Security Agreements..............................       A-20
5.14       Severance Program..........................................................       A-20
5.15       COBRA......................................................................       A-20
5.16       Pension Plan...............................................................       A-20
5.17       Certain Consents...........................................................       A-20
5.18       Title to Real Property.....................................................       A-20
5.19       Environmental Surveys......................................................       A-21
5.20       List of Eagle Stockholders.................................................       A-21

ARTICLE VI
CONDITIONS PRECEDENT..................................................................       A-21
6.1        Conditions Precedent to Obligations of Buyer and Acquisition Corp..........       A-21
6.2        Conditions Precedent to Obligations of Eagle...............................       A-24

ARTICLE VII
TERMINATION, EXPENSES AND AMENDMENT...................................................       A-25
7.1        Termination................................................................       A-25
7.2        Effect of Termination......................................................       A-27
7.3        Termination Fee; Expenses..................................................       A-27
7.4        Amendment..................................................................       A-27
7.5        Extension; Waiver..........................................................       A-27

ARTICLE VIII
GENERAL PROVISION.....................................................................       A-28
8.1        Non-survival of Representations, Warranties and Agreements.................       A-28
8.2        Notices....................................................................       A-28
8.3        Interpretation.............................................................       A-28
8.4        Counterparts...............................................................       A-29
8.5        Entire Agreement...........................................................       A-29
8.6        Governing Law..............................................................       A-29
8.7        Severability...............................................................       A-29
8.8        Publicity..................................................................       A-29
8.9        Assignment; Third Party Beneficiaries......................................       A-29


                                      A-ii                            APPENDICES

                                   SCHEDULES

Schedule
3.1(b)            Ownership of Voting Stock or Equity Securities by Eagle
Schedule          Ownership of Voting Stock or Equity Securities by Eagle
3.1(c)              Subsidiaries
Schedule
3.2(a)            Stock Options and MRP Awards
Schedule 3.5      Regulatory Report Exceptions
Schedule 3.7      Financial Advisor Contract
Schedule
3.8(a)            Material Liabilities and Events
Schedule
3.9(a)            Legal Proceedings, Claims etc.
Schedule
3.11(b)           List of Eagle Plans
Schedule
3.11(c)           Eagle Title IV or Multiemployer Plan
Schedule
3.13(a)           Certain Contracts
Schedule 3.14     Agreements with Regulatory Agencies
Schedule 3.17     Undisclosed Liabilities
Schedule 3.18     Insurance
Schedule 3.21     Environmental Matters

                                     A-iii                            APPENDICES

                          AGREEMENT AND PLAN OF MERGER

    This Agreement and Plan of Merger (this "AGREEMENT") is made and entered into as of the 30th day of June, 1999, by and among FIRST BUSEY CORPORATION, a Nevada corporation ("BUYER"), FBC ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of Buyer ("ACQUISITION CORP."), and EAGLE BANCGROUP, INC., a Delaware corporation ("EAGLE").

    WHEREAS, the respective Boards of Directors of the parties hereto deem it advisable and in the best interests of the parties hereto and their respective shareholders to consummate the Merger (as defined in SECTION 1.1), upon the terms and subject to the conditions of this Agreement;

    WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger;

    NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, the parties hereto covenant and agree as follows.

                                   ARTICLE I
                                   THE MERGER

    1.1 THE MERGER. At the Effective Time (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement and the Delaware General Corporation Law ("DELAWARE LAW"), Acquisition Corp. shall merge with and into Eagle, the separate corporate existence of Acquisition Corp. shall cease, and Eagle shall continue as the surviving corporation (as such, the "SURVIVING CORPORATION"), which shall be a wholly owned subsidiary of Buyer. Pursuant to the Merger:

        (a) the Certificate of Incorporation of Eagle, as in effect immediately before the Effective Time, shall be, from and after the Effective Time, the Certificate of Incorporation of the Surviving Corporation, until thereafter amended as provided therein and under Delaware Law;

        (b) the Bylaws of Eagle, as in effect immediately before the Effective Time, shall be, from and after the Effective Time, the Bylaws of the Surviving Corporation, until thereafter amended as provided therein and under Delaware Law;

        (c) the directors of Acquisition Corp. immediately before the Effective Time shall be, from and after the Effective Time, the directors of the Surviving Corporation to serve until his or her death, resignation or removal or until his or her successor is duly elected and qualified; and

        (d) the officers of Acquisition Corp. immediately before the Effective Time shall be, from and after the Effective Time, the officers of the Surviving Corporation to serve until his or her death, resignation or removal or until his or her successor is duly elected and qualified.

    1.2 EFFECTIVE TIME. As promptly as practicable on the Closing Date (as hereinafter defined), the Parties shall cause the Merger to be consummated by filing a Certificate of Merger (the "CERTIFICATE OF MERGER") with the Delaware Secretary of State with respect to the Merger, in such form as required by, and executed in accordance with, the relevant provisions of Delaware Law. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such later date or time as may be set forth in the Certificate of Merger (such time as the Merger becomes effective being hereinafter referred to as the "EFFECTIVE TIME").

    1.3 EFFECTS OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Eagle and Acquisition Corp. shall continue with, or vest in, as the case may be, Eagle as the Surviving Corporation, and all debts, liabilities and duties of Eagle and Acquisition Corp. shall continue to be, or become, as the

                                      A-1                             APPENDICES
case may be, the debts, liabilities and duties of Eagle as the Surviving Corporation. At the Effective Time, the Surviving Corporation shall be a direct wholly owned subsidiary of Buyer.

    1.4  EFFECT ON CAPITAL STOCK.

        (a) At the Effective Time, subject to SECTION 2.2 hereof, by virtue of the Merger and without any action on the part of Eagle, or the holder of any securities of Eagle, each share of common stock, $.01 par value per share, of Eagle (the "EAGLE COMMON STOCK") issued and outstanding immediately before the Effective Time (other than shares canceled pursuant to SECTION 1.4(b)), shall be converted into the right to receive an amount of cash equal to $25.74 (the "PER SHARE MERGER CONSIDERATION"). All of the shares of Eagle Common Stock converted into the right to receive the Per Share Merger Consideration pursuant to this Article I shall no longer be outstanding, shall automatically be canceled and shall cease to exist as of the Effective Time, and each certificate (each an "EAGLE COMMON STOCK CERTIFICATE") previously representing any such shares of Eagle Common Stock shall thereafter represent only the right to receive the cash consideration hereunder.

        (b) At the Effective Time, each share of Eagle Common Stock (i) held in the treasury of Eagle, (ii) held by any of Eagle's subsidiaries (other than in a fiduciary capacity), (iii) available for plan share awards or subject to existing unvested plan share awards under the Eagle Management Development and Recognition Plan and Trust (the "EAGLE MRP") and (iv) owned by Buyer, Acquisition Corp. or any other subsidiary of Buyer (other than in a fiduciary capacity), immediately before the Effective Time, shall be canceled and retired and no Per Share Merger Consideration shall be paid with respect thereto. Any share of Eagle Common Stock the holder of which has validly demanded and perfected appraisal rights pursuant to Section 262 of the Delaware Law (the "DISSENTING SHARES") shall not be converted into the right to receive the Per Share Merger Consideration at or after the Effective Time, unless and until the holder of such shares withdraws the demand for appraisal of their shares or otherwise becomes ineligible to pursue appraisal rights under Section 262 of the Delaware Law. If converted into the right to receive the Per Share Merger Consideration or other amount of consideration in settlement of an appraisal demand or by order of a court of competent jurisdiction, the Dissenting Shares shall be canceled and shall cease to exist.

        (c) At the Effective Time, the shares of common stock, par value $.01 per share, of Acquisition Corp. issued and outstanding immediately before the Effective Time, and all rights in respect thereof, shall, without any action on the part of Buyer, forthwith cease to exist and be converted into an aggregate of 100 validly issued, fully paid and nonassessable shares of common stock of the Surviving Corporation, par value $.01 per share (the "SURVIVING CORPORATION COMMON STOCK"). Immediately after the Effective Time and upon surrender by Buyer of the certificate representing the shares of the common stock of Acquisition Corp., the Surviving Corporation shall deliver to Buyer an appropriate certificate or certificates representing the shares of Surviving Corporation Common Stock created by conversion of the common stock of Acquisition Corp. owned by Buyer.

    1.5 STOCK OPTIONS. Buyer shall, as of the Effective Time, convert any outstanding and unexercised stock option granted by Eagle for the purchase of shares of Eagle Common Stock, but only if any such option is then exercisable under the terms of the Eagle BancGroup, Inc. 1996 Stock Option and Incentive Plan (the "EAGLE OPTION PLAN"), into cash in an amount equal to the excess of the Per Share Merger Consideration over the exercise price of such option, multiplied by the number of shares of Eagle Common Stock subject to such option. Such cash, net of any amount that must be withheld for federal, state or local tax purposes, shall be paid to the holder of such option on the Closing Date, whereupon such option shall terminate.

    1.6 THE CLOSING. The consummation of the transactions contemplated by this Agreement shall take place at a closing (the "CLOSING") to be held upon the satisfaction or waiver of all of the conditions to the Merger set forth herein, which Closing shall take place at 10:00 a.m., local time, at the offices of Chapman and Cutler (or at such other place upon which the parties may agree), on a date mutually agreeable to the

                                      A-2                             APPENDICES
parties hereto, but in no event later than the last business day of the month in which all of the conditions to the Merger set forth herein have been satisfied or waived, unless the parties mutually agree to another date (hereinafter referred to as the "CLOSING DATE").

                                   ARTICLE II
                            EXCHANGE OF CERTIFICATES

    2.1 BUYER TO MAKE MERGER CONSIDERATION AVAILABLE. At or before the Effective Time, Buyer shall designate a paying agent reasonably satisfactory to Eagle (the "PAYING AGENT") and shall irrevocably deposit, or shall cause to be deposited, with the Paying Agent, for the benefit of the holders of Eagle Common Stock Certificates, for payment in accordance with Article I hereof and this
Article II, an amount of cash sufficient for payment of the aggregate Per Share Merger Consideration payable to the holders of Eagle Common Stock under SECTION
1.4 of this Agreement (such cash being hereinafter referred to as the "CONVERSION FUND").

    2.2  EXCHANGE OF CERTIFICATES.

        (a) Before the Effective Time, Buyer shall cause the Paying Agent to mail to each holder of record of one or more Eagle Common Stock Certificates a letter of transmittal and instructions for use in effecting the surrender of the Eagle Common Stock Certificates in exchange for the Per Share Merger Consideration into which the shares of Eagle Common Stock represented by such Eagle Common Stock Certificate or Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of an Eagle Common Stock Certificate for payment and cancellation to the Paying Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Eagle Common Stock Certificate shall be entitled to receive in exchange therefor a check representing the cash payment for such holder's shares pursuant to SECTION 1.4 of this Agreement, and the Eagle Common Stock Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any cash payment payable to a holder of Eagle Common Stock Certificates.

        (b) If any check is to be issued in a name other than that in which the Eagle Common Stock Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Eagle Common Stock Certificate so surrendered shall be properly endorsed or accompanied by an appropriate instrument of transfer and otherwise in proper form for transfer.

        (c) After the Effective Time, there shall be no transfers on the stock transfer books of Eagle of the shares of Eagle Common Stock that were issued and outstanding immediately before the Effective Time. If, after the Effective Time, Eagle Common Stock Certificates are presented for transfer to the Paying Agent, they shall be canceled and exchanged for the cash consideration as provided in SECTION 1.4 hereof and this Article II.

        (d) Any portion of the Conversion Fund that remains unclaimed by the shareholders of Eagle for twelve (12) months after the Effective Time shall be paid to the Surviving Corporation. Any shareholders of Eagle who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for the cash consideration payable in respect of each share of Eagle Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Buyer, Eagle, the Paying Agent or any other person shall be liable to any former holder of shares of Eagle Common Stock, for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

        (e) In the event any Eagle Common Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Eagle Common Stock Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as the Paying Agent may determine is reasonably necessary as indemnity against any claim that may be

                                      A-3                             APPENDICES
    made against it with respect to such Eagle Common Stock Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Eagle Common Stock Certificate the cash consideration payable in respect thereof pursuant to this Agreement.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF EAGLE

    Eagle hereby represents and warrants to Buyer as follows.

    3.1  CORPORATE ORGANIZATION.

        (a) Eagle is a corporation duly organized and validly existing under the laws of the State of Delaware. Eagle has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined below) on Eagle. Eagle is duly registered as a savings and loan holding company under the Home Owners' Loan Act ("HOLA"). True and complete copies of the Certificate of Incorporation and Bylaws of Eagle, as in effect as of the date of this Agreement, have previously been made available by Eagle to Buyer. As used in this Agreement, the term "MATERIAL ADVERSE EFFECT" means, with respect to Eagle or Buyer, as the case may be, a material adverse effect (i) on the business, assets, properties, results of operations, financial condition, or (insofar as they can reasonably be foreseen) prospects of such party and its subsidiaries, taken as a whole, or (ii) on the consummation of the Merger. The word "SUBSIDIARY" when used with respect to any party means any bank, corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes. With respect to Eagle, however, the word subsidiary shall not be deemed to include Eagle's interests under the Joint Venture Agreement between Eagle and Lawrence F. Hundman or its interests under the Joint Venture Agreement between Eagle and Jeff McElravy. Eagle has provided Buyer with true and complete copies of these two Joint Venture Agreements.

        (b) As of the date of this Agreement, Eagle has, as its sole direct or indirect subsidiaries, First Federal Savings and Loan Association of Bloomington (the "ASSOCIATION"), a federally-chartered-capital-stock savings and loan association and FFS Investment Services, Inc., an Illinois corporation (together with the Association, the "EAGLE SUBSIDIARIES"). Except as set forth in SCHEDULE 3.1(b) of the disclosure schedules to this Agreement prepared and delivered by Eagle (the "EAGLE DISCLOSURE SCHEDULES"), Eagle does not own any voting stock or equity securities of any bank, corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, other than the Eagle Subsidiaries.

        (c) Each Eagle Subsidiary (i) is duly organized and validly existing as a business corporation or depository institution, as the case may be, under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on Eagle, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. Except as set forth in SCHEDULE 3.1(c) of the Eagle Disclosure Schedules, none of the Eagle Subsidiaries owns any voting stock or equity securities of any bank, corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated.

                                      A-4                             APPENDICES

    3.2  CAPITALIZATION.

        (a) The authorized capital stock of Eagle consists of 5,000,000 shares of Eagle Common Stock, $0.01 par value per share, of which, as of the date hereof, 1,067,239 shares were issued and outstanding, and 100,000 shares of Preferred Stock, $0.01 par value per share, of which, as of the date hereof, none were issued and outstanding. As of the date hereof, 235,466 shares of Eagle Common Stock were held in treasury. All of the issued and outstanding shares of Eagle Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except for the Eagle Option Plan and the Eagle MRP, Eagle does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments, agreements, preemptive or other rights of any character calling for the purchase or issuance of any shares of Eagle Common Stock or any other equity securities of Eagle or any securities representing the right to purchase or otherwise receive any shares of the capital stock of Eagle, nor are there any securities, debts, obligations or rights outstanding which are convertible into or exchangeable for shares of the capital stock of Eagle. No shares of Eagle Common Stock have been reserved for issuance, other than the shares of Eagle Common Stock reserved for issuance under the Eagle Option Plan and the Eagle MRP. Since December 31, 1998, Eagle has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except upon exercise of stock options pursuant to the Eagle Option Plan outstanding as of December 31, 1998 and upon the vesting of awards under the Eagle MRP. SCHEDULE 3.2(a) of the Eagle Disclosure Schedules sets forth as of the date hereof (i) the number of outstanding stock options for the purchase of Eagle Common Stock granted under the Eagle Option Plan by optionee and the dates on which such options became or become exercisable and (ii) the number of outstanding plan share awards for Eagle Common Stock under the Eagle MRP for each participant in the Eagle MRP and the dates on which plan shares were earned or will be earned under such awards.

        (b) Eagle owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Eagle Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever ("LIENS"). All of the shares of capital stock of each Eagle Subsidiary are duly authorized and validly issued and are fully paid and nonassessable. No Eagle Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Eagle Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Eagle Subsidiary.

    3.3 AUTHORITY. Eagle has full corporate power and authority to execute and deliver each of this Agreement and, subject to shareholder and regulatory approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Eagle. The Board of Directors of Eagle has directed that this Agreement and the transactions contemplated hereby be submitted to Eagle's shareholders for approval at a meeting of such shareholders and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Eagle Common Stock, no other corporate proceedings on the part of Eagle are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Eagle and (assuming due authorization, execution and delivery by Buyer) constitutes a valid and binding obligation of Eagle, enforceable against Eagle in accordance with its terms.

    3.4 CONSENTS AND APPROVALS. No consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "GOVERNMENTAL ENTITY") or with any third party are necessary in connection with the execution and delivery by Eagle of this Agreement and the consummation by Eagle of the Merger and the other transactions contemplated hereby except for (a) the filing by Buyer of an application with the Board of Governors of the Federal Reserve System (the "FRB") and the approval of such application (the "REGULATORY APPLICATION"), (b) the

                                      A-5                             APPENDICES
filing with the Securities and Exchange Commission (the "SEC") of a proxy statement in definitive form relating to the meeting of Eagle's shareholders to be held in connection with this Agreement and the transactions contemplated hereby (the "PROXY STATEMENT"), (c) the filing of the Certificate of Merger with the Delaware Secretary of State under Delaware Law and (d) the approval of this Agreement by the requisite vote of the shareholders of Eagle and by Buyer, as sole shareholder of Acquisition Corp.

    3.5 REPORTS. Eagle and each of the Eagle Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file during the five years preceding the date hereof with (i) the Office of Thrift Supervision (the "OTS"), (ii) the Federal Deposit Insurance Corporation, (iii) any state regulatory authority, (iv) the SEC, and (v) any self-regulatory organization with jurisdiction over any of the activities of Eagle or any of the Eagle Subsidiaries (collectively "REGULATORY AGENCIES"), and all other reports and statements required to be filed by them during the five years preceding the date hereof, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on Eagle. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Eagle and the Eagle Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the best knowledge of Eagle, investigation into the business or operations of Eagle or any of the Eagle Subsidiaries during the five years preceding the date hereof. Except as set forth in SCHEDULE 3.5 of the Eagle Disclosure Schedules, there is no unresolved written violation, written criticism, or written exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Eagle or any of the Eagle Subsidiaries, which is likely, either individually or in the aggregate, to have a Material Adverse Effect on Eagle.

    3.6 SEC DOCUMENTS. Eagle has made available to Buyer a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Eagle with the SEC (other than reports filed pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") since the date Eagle has been required to file such documents (as such documents have since the time of their filing been amended, the "EAGLE SEC DOCUMENTS"), which are all the documents (other than preliminary material and reports required pursuant to Section 13(d) or 13(g) of the Exchange Act) that Eagle was required to file with the SEC since such date. As of their respective dates of filing with the SEC, the Eagle SEC Documents, including any Eagle SEC Documents filed after the date hereof until the Closing, complied or will comply, as the case may be, in all material respects with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Eagle SEC Documents, and did not, or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Eagle included and, to be included as the case may be, in the Eagle SEC Documents complied and will comply, as the case may be, as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects the consolidated financial position of Eagle and the consolidated Eagle Subsidiaries as of the dates thereof and the consolidated results of operations, changes in stockholders' equity and cash flows of such companies for the periods then ended. All material agreements, contracts and other documents required to be filed as exhibits to any of the Eagle SEC Documents have been so filed or will be so filed prior to Closing.

    3.7 BROKER'S FEES. Other than Eagle's arrangement with Trident Securities, a division of McDonald Investments, Inc. ("TRIDENT" ) to serve as a financial advisor to Eagle in connection with the Merger and

                                      A-6                             APPENDICES
related transactions contemplated by this Agreement, neither Eagle nor any Eagle Subsidiary nor any of their respective officers or directors has employed any financial advisor, broker or finder or incurred any liability for any financial advisory fees, broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement. Trident's contract with Eagle is included as SCHEDULE 3.7 of the Eagle Disclosure Schedules.

    3.8  ABSENCE OF CERTAIN CHANGES OR EVENTS.

        (a) Except as publicly disclosed in the Eagle SEC Documents (as defined in SECTION 3.6) filed before the date hereof or as set forth in SCHEDULE 3.8(a) of the Eagle Disclosure Schedules, since December 31, 1998, (i) Eagle and the Eagle Subsidiaries, taken as a whole, have not incurred any material liability, except in the ordinary course of their respective businesses, and
    (ii) no event has occurred which has had, individually or in the aggregate, a Material Adverse Effect on Eagle or will have a Material Adverse Effect on Eagle.

        (b) Except as publicly disclosed in the Eagle SEC Documents filed before the date hereof, since December 31, 1998, Eagle and the Eagle Subsidiaries have conducted their respective businesses in all material respects in the ordinary and usual course consistent with past practice and, since the date of this Agreement, consistent with the restrictions set forth in SECTION 5.2.

    3.9  LEGAL PROCEEDINGS.

        (a) Except as set forth in SCHEDULE 3.9(a), of the Eagle Disclosure Schedules to the best of Eagle's knowledge, there are no pending or threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Eagle or any of the Eagle Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement.

        (b) There is no injunction, order, judgment, decree, or regulatory restriction (other than regulatory restrictions that apply to similarly situated savings and loan holding companies or savings associations) imposed upon Eagle, any of the Eagle Subsidiaries or the assets of Eagle or any of the Eagle Subsidiaries.

    3.10  TAXES AND TAX RETURNS.

        (a) Each of Eagle and the Eagle Subsidiaries has duly filed all federal, state, county, foreign and, to the best of Eagle's knowledge, local information returns and tax returns required to be filed by it on or before the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes (as defined in SECTION 3.10(b)) and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, county, foreign or local taxing authorities on or before the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales, use and payrolls) other than Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined. There are no material disputes pending with respect to, or claims asserted for, Taxes or assessments upon Eagle or any of the Eagle Subsidiaries for which Eagle does not have adequate reserves, nor has Eagle or any of the Eagle Subsidiaries given any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county, foreign or local income tax return for any period. In addition, proper and accurate amounts have been withheld by Eagle and each of the Eagle Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state, foreign and local laws, except where failure to do so would not, in the aggregate, have a Material Adverse Effect on Eagle. There are no Tax liens upon any property or assets of Eagle or any of the Eagle Subsidiaries except liens for taxes not yet past due.

                                      A-7                             APPENDICES

        (b) As used in this Agreement, the term "Tax" or "Taxes" means all federal, state, county, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

    3.11  EMPLOYEE BENEFIT PLANS.

           (a) (i) EAGLE PLAN. The term "EAGLE PLAN" includes each bonus, deferred compensation, pension, retirement, profit sharing, thrift savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plan, each employment or severance contract, each other material employee benefit plan, any applicable "change in control" or similar provisions in any plan, program, policy, contract or arrangement, and each other benefit plan, contract, program, policy or arrangement, including but not limited to, each employee benefit plan, as defined in Section 3(3) of ERISA (other than an Eagle Multiemployer Plan and including any terminated Eagle Plans) that currently or since January 1, 1993: (1) is or has been maintained for directors or employees of Eagle or of any Eagle Control Group member or
       (2) to which Eagle or any Eagle Control Group member made or was required to make contributions.

               (ii) EAGLE QUALIFIED PLAN. The term "EAGLE QUALIFIED PLAN" means any Eagle Plan which is an employee pension benefit plan as defined in Section 3(2) of ERISA and which is intended to meet the qualification requirements of the Internal Revenue Code, as amended (the "CODE"),

               (iii) EAGLE TITLE IV PLAN. The term "EAGLE TITLE IV PLAN" means any Eagle Qualified Plan that is a defined benefit plan (as defined in Section 3(37) of ERISA) and is subject to Title IV of ERISA.

               (iv) EAGLE MULTIEMPLOYER PLAN. The term "EAGLE MULTIEMPLOYER PLAN" means any employee benefit plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA and to which Eagle or any Eagle Control Group member has or had any obligation to contribute.

               (v) EAGLE CONTROL GROUP. The term "EAGLE CONTROL GROUP" means a controlled group of corporations of which Eagle is a member within the meaning of Section 414(b) of the Code, any group of corporations or entities under common control with Eagle within the meaning of
           Section 414(c) of the Code or any affiliated service group of which Eagle is a member within the meaning of Section 414(m) of the Code.

               (vi) ERISA. The term "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

           (b) All Eagle Plans are set forth in SCHEDULE 3.11(b) of the Eagle Disclosure Schedules.

           (c) (i) Each Eagle Plan has been administered in material compliance with its terms and with all filing, reporting, disclosure and other requirements of all applicable statutes (including but not limited to ERISA and the Code), regulations or interpretations thereunder.

               (ii) Except as set forth in SCHEDULE 3.11(c) of the Eagle Disclosure Schedules, neither Eagle nor any Eagle Control Group member currently or at any time maintains or maintained, or contributes or contributed to, or is required to contribute to, any Eagle Title IV Plan or any Eagle Multiemployer Plan.

               (iii) Neither Eagle nor any Eagle Control Group member, nor any of their respective employees or directors, nor any fiduciary, has engaged in any transaction, including the execution and delivery of this Agreement and other agreements, instruments and documents

                                      A-8                             APPENDICES
           for which execution and delivery by Eagle is contemplated herein, in violation of Section 406(a) or (b) of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 408(b) of ERISA or Section 4975(d) of the Code or for which no administrative exemption has been granted under Section 408(a) of ERISA.

               (iv) Each Eagle Qualified Plan is the subject of a favorable Internal Revenue Service determination with respect to such qualification and exemption.

               (v) Except as set forth in SCHEDULE 3.11(c), no matter is pending relating to any Eagle Plan before any court or governmental agency.

           (d) (i) Complete and correct copies of all current and prior documents, including all amendments thereto, with respect to each Eagle Plan, have been delivered to Buyer. These documents include, but are not limited to, the following: Eagle Plan documents, trust agreements, insurance contracts, annuity contracts, summary plan descriptions, filings with governmental agencies, investment manager and investment adviser contracts, and actuarial reports, audit reports, financial statements and annual reports (Form 5500) for the most recent three plan years ending before the date of this Agreement.

               (ii) All contributions payable to each Eagle Qualified Plan for all benefits earned and other liabilities accrued through December 31, 1998, determined in accordance with the terms and conditions of such Eagle Qualified Plan, ERISA and the Code, have been paid or otherwise provided for, and to the extent unpaid are reflected in the consolidated balance sheet of Eagle and Eagle Subsidiaries as of December 31, 1998.

    3.12 COMPLIANCE WITH APPLICABLE LAW. Eagle and each of the Eagle Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default under any, applicable laws, statutes, orders, rules, regulations, policies and/or guidelines of any Governmental Entity relating to Eagle or any of the Eagle Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on Eagle.

    3.13  CERTAIN CONTRACTS.

           (a) Except as set forth in SCHEDULE 3.13(a) of the Eagle Disclosure Schedules or as an exhibit to the Eagle SEC Documents, neither Eagle nor any of the Eagle Subsidiaries is a party to or bound by:

               (i) any contract, arrangement, commitment or understanding (whether written or oral) with respect to the employment or compensation of any directors, officers or employees;

               (ii) any contract, arrangement, commitment or understanding (whether written or oral) which, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due from Eagle, Buyer, the Surviving Corporation, or any of their respective Subsidiaries to any officer, director or employee thereof or to the trustee under any "rabbi trust" or similar arrangement;

               (iii) any contract, arrangement, commitment or understanding (whether written or oral), including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased or be required to be paid, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the

                                      A-9                             APPENDICES
           transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

               (iv) any agreement of indemnification or guaranty not entered into in the ordinary course of business, including any indemnification agreements between Eagle or any of the Eagle Subsidiaries and any of its officers or directors;

               (v) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business; or

               (vi) any material agreement relating to the sale or purchase of any business or business assets providing for payment of any deferred or contingent consideration by Eagle or providing for indemnification by Eagle.

        Each contract, arrangement, commitment or understanding of the type described in this SECTION 3.13(a), is referred to herein as an "EAGLE CONTRACT," and neither Eagle nor any of the Eagle Subsidiaries knows of, or has received notice of, any violation of any Eagle Contract by any of the other parties thereto, which, individually or in the aggregate, would have a Material Adverse Effect on Eagle.

           (b) (i) Each Eagle Contract is valid and binding on Eagle or the applicable Eagle Subsidiary, as the case may be, and is in full force and effect, (ii) Eagle and each of the Eagle Subsidiaries has performed all obligations required to be performed by it to date under each Eagle Contract to which it is a party, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on Eagle, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of Eagle or any of the Eagle Subsidiaries under any such Eagle Contract, except where any such default, individually or in the aggregate, would not have a Material Adverse Effect on Eagle.

    3.14  AGREEMENTS WITH REGULATORY AGENCIES.  Except as set forth in SCHEDULE
3.14 of the Eagle Disclosure Schedules, neither Eagle nor any of the Eagle Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been during the three years preceding the date hereof, a recipient of any supervisory letter from, or during the three years preceding the date hereof, has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity that currently restricts the conduct of its business or that relates to its capital adequacy, compliance with laws, its credit policies, its management or its business (each, whether or not set forth in the Eagle Disclosure Schedules, an "EAGLE REGULATORY AGREEMENT"), nor has Eagle or any of the Eagle Subsidiaries been advised during the three years preceding the date hereof by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Eagle Regulatory Agreement.

    3.15 OTHER ACTIVITIES OF EAGLE AND ITS EAGLE SUBSIDIARIES. Neither Eagle nor any of the Eagle Subsidiaries that is either a savings association, a savings association operating subsidiary or a savings association service corporation directly or indirectly engages in any activity prohibited by the OTS. Without limiting the generality of the foregoing, no equity investment of Eagle or any Eagle Subsidiary that is neither a savings association, a savings association operating subsidiary nor a savings association service corporation is prohibited by the OTS.

    3.16 INVESTMENT SECURITIES. Each of Eagle and the Eagle Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of Eagle or any of the Eagle Subsidiaries. Such securities are valued on the books of Eagle and the Eagle Subsidiaries in accordance with GAAP.

                                      A-10                            APPENDICES

    3.17 UNDISCLOSED LIABILITIES. Except for those liabilities that are fully reflected or reserved against on the consolidated statement of financial condition of Eagle included in the Eagle Form 10-K for fiscal year ended December 31, 1998, liabilities disclosed in SCHEDULE 3.17 of the Eagle Disclosure Schedules, and liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1998, neither Eagle nor any of the Eagle Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on Eagle.

    3.18 INSURANCE. SCHEDULE 3.18 of the Eagle Disclosure Schedules describes all policies of insurance in which Eagle or any of the Eagle Subsidiaries is named as an insured party or which otherwise relate to or cover any assets or properties of Eagle or any of the Eagle Subsidiaries. Each of such policies is in full force and effect, and the coverage provided under such policies complies with the requirements of any contracts binding on Eagle or any of the Eagle Subsidiaries relating to such assets or properties. Except as set forth in
SCHEDULE 3.18 of the Eagle Disclosure Schedules, neither Eagle nor any of the Eagle Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of Eagle or any of the Eagle Subsidiaries.

    3.19 ALLOWANCE FOR LOAN LOSS. The allowance for loan losses set forth in the December 31, 1998 financial statements of Eagle is adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of December 31, 1998. The aggregate loan balances of the Association at such date in excess of such allowance are, to the best knowledge and belief of Eagle, collectible in accordance with their terms.

    3.20 TITLE TO PROPERTIES; LEASES. (a) Eagle, or each of the Eagle Subsidiaries, as applicable, is the owner of good and marketable title to all real properties and is the owner of good title to all other property and assets, tangible and intangible, that it claims or otherwise purports to own to the extent it claims or otherwise purports to own them (including, without limitation, all of its assets reflected in its financial statements for the fiscal year ended December 31, 1998 or that it purports to have acquired since December 31, 1998), free and clear of any Liens, except for (the following collectively referred to as "PERMITTED EXCEPTIONS") (i) pledges and liens given to secure deposits and other banking liabilities arising in the ordinary course of business, (ii) liens for current taxes not yet due and payable, (iii) all easements, covenants, conditions, assignments, defects, restrictions, exceptions, reservations and other encumbrances, whether recorded or unrecorded, which do not materially interfere with the use or operation of the property as the same is being currently used and operated, or render title to any material portion of the property unmarketable, (iv) all leases, subleases and any memoranda thereof and any non-disturbance agreements with tenants, subtenants or other occupants of any property or (v) any liens, encumbrances, objections or other matters which are caused or created by or on behalf of Buyer or the Surviving Corporation.

        (b) Each lease under which Eagle or any of the Eagle Subsidiaries is the lessee of any real or personal property will be, upon consummation of the Merger, in full force and effect, and Eagle or each of the Eagle Subsidiaries has been in peaceable possession of the property covered thereby since the commencement of the original term of such lease. With respect to the facility leased by Eagle located at 302 West Main Street, Lexington, Illinois, (i) no right of approval or consent on the part of the lessor under such lease exists or will exist with respect to the Merger,
    (ii) no waiver, indulgence or postponement of Eagle or the Eagle Subsidiaries' obligations under such lease has been granted by the lessor thereunder, or of such lessor's obligations by Eagle or the Eagle Subsidiaries and (iii) neither Eagle nor the Eagle Subsidiaries nor, to the knowledge of Eagle, the lessor under such lease has violated, in any material respect, any of the terms or conditions of such lease, and all of the material covenants to be performed by Eagle or the Eagle Subsidiaries and the lessor as of the date hereof have been fully performed in all material respects.

                                      A-11                            APPENDICES

    3.21 ENVIRONMENTAL MATTERS. Neither Eagle nor any of the Eagle Subsidiaries has received notice of any material violation of any applicable environmental law, regulation, ordinance, order or requirement relating to its operations or properties; to Eagle's knowledge no such violation exists; and to Eagle's knowledge all properties and buildings and other structures occupied, owned, leased or used by Eagle or the Eagle Subsidiaries, or in which Eagle or any of the Eagle Subsidiaries has an interest (whether acquired by foreclosure or otherwise), comply, in all material respects, with all applicable environmental laws, regulations, ordinances, orders and requirement, except where any noncompliance would not have a Material Adverse Effect on Eagle. Except as set forth in SCHEDULE 3.21 of the Eagle Disclosure Schedules, to Eagle's knowledge, all properties occupied, owned leased or used by Eagle or the Eagle Subsidiaries, or in which Eagle or the Eagle Subsidiaries has an interest (whether by foreclosure or otherwise, including all improvements thereon: (i) are free from contamination; (ii) have not been subject to a release, discharge or emission, or imminent threat of release, discharge or emission, of any hazardous substance, gas or liquid, as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act or the rules and regulations promulgated or published thereunder, or any other substance, gas or liquid, which is prohibited, controlled or regulated thereunder, or which is regulated under any law or regulation dealing with protection or public health or safety, or the environment except as would be expected in the ordinary course of business (collectively, "HAZARDOUS SUBSTANCES"); and (iii) have not appeared or have not proposed to appear on the United State Environmental Protection Agency's National Priority List or any similar state list. There have been no past, and to Eagle's knowledge there are no pending or threatened, claims, complaints, notices, or requests for information received by Eagle or the Eagle Subsidiaries with respect to any alleged violation of any Environmental Law, or potential liability under any Environmental Law. The term "Environmental Law" means all applicable statutes, laws, regulations, orders, judgments, decrees or principles of common law, and any permits, licenses, authorization, relating to pollution, protection of the environment, public health or safety, employee health or safety, or the emission, discharge, release or threatened release of Hazardous Substances into the environment or otherwise relating to the presence, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

    3.22 APPROVAL DELAYS. Eagle knows of no reason why any of the regulatory approvals referenced in SECTION 6.1(c)and SECTION 6.2(c) should be denied or unduly delayed.

    3.23 VOTE REQUIRED. The approval by the holders of a majority of the votes entitled to be cast by all holders of Eagle Common Stock of this Agreement and the Merger is the only vote of the holders of any class or series of the capital stock of Eagle required for any of the transactions contemplated by this Agreement.

    3.24 POWERS OF ATTORNEY. No power of attorney or similar authorization given by Eagle not in the ordinary course of business is currently outstanding.

    3.25 FAIRNESS OPINION. Eagle has received a written opinion from Trident, dated as of a date within five business days of the date hereof, to the effect that as of such date, the Per Share Merger Consideration is fair to Eagle from a financial point of view. Eagle has delivered to Buyer a copy of such opinion.

                                      A-12                            APPENDICES

                                   ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF BUYER AND ACQUISITION CORP.

    Each of Buyer and Acquisition Corp. jointly and severally represent and warrant to Eagle as follows.

    4.1 CORPORATE ORGANIZATION. Each of Buyer and Acquisition Corp. is a corporation duly organized and validly existing under the laws of the States of Nevada and Delaware, respectively. Each of Buyer and Acquisition Corp. has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Buyer is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA"). True and complete copies of the Certificate of Incorporation and Bylaws of each of Buyer and Acquisition Corp., as in effect as of the date of this Agreement, have previously been made available by each of Buyer and Acquisition Corp. to Eagle. Buyer owns directly all of the issued and outstanding shares of capital stock of Acquisition Corp.

    4.2 AUTHORITY. Each of Buyer and Acquisition Corp. has full corporate power and authority to execute and deliver this Agreement subject to shareholder and regulatory approvals, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of each of Buyer and Acquisition Corp, and Buyer, as the owner of all of the outstanding shares of capital stock of Acquisition Corp. has caused this Agreement and the Merger to be approved in accordance with Delaware Law. Except for the adoption of this Agreement and the transactions contemplated hereby by Buyer, as sole shareholder of Acquisition Corp., no other corporate proceedings on the part of Buyer or Acquisition Corp. are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Buyer and Acquisition Corp. and, assuming due authorization, execution and delivery by Eagle, constitutes a valid and binding obligation of each of Buyer and Acquisition Corp., enforceable against each of Buyer and Acquisition Corp. in accordance with its terms.

    4.3 CONSENTS AND APPROVALS. No consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with the execution and delivery by each of Buyer and Acquisition Corp. of this Agreement and the consummation by Acquisition Corp. of the Merger and the other transactions contemplated hereby except for (a) the filing by Buyer and Acquisition Corp. of the Regulatory Application and the approval of the Regulatory Application, (b) the filing with the SEC of the Proxy Statement in definitive form relating to the meeting of Eagle's shareholders to be held in connection with this Agreement and the transactions contemplated hereby, (c) the filing of the Certificate of Merger with the Delaware Secretary of State under Delaware Law and (d) the approval of this Agreement by the requisite vote of the shareholders of Acquisition Corp. and Eagle.

    4.4 FINANCIAL RESOURCES. Buyer has the financial wherewithal, whether by using its internal funds, external financing, or both, to perform its obligations under this Agreement. Buyer and its subsidiaries are, and will be following the Merger, in compliance with all applicable capital, debt and financial and non-financial criteria of state and federal banking agencies having jurisdiction over them.

    4.5 APPROVAL DELAYS. Buyer knows of no reason why any of the regulatory approvals referred to in SECTION 6.1(c)and SECTION 6.2(c) should be denied or unduly delayed.

    4.6 VOTE REQUIRED. The approval by Buyer, as sole stockholder of Acquisition Corp., of this Agreement and the Merger is the only vote of the holders of any class or series of the capital stock of Buyer or Acquisition Corp. required for any of the transactions contemplated by this Agreement.

                                      A-13                            APPENDICES

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    5.1 CONDUCT OF BUSINESS. Between the date hereof and the Closing Date, the parties shall conduct their respective businesses and shall cause their subsidiaries to conduct their businesses in the usual and ordinary course consistent in all material respects with prudent banking practices.

    5.2 NEGATIVE COVENANTS. Between the date hereof and the Closing Date, without the prior written consent of Buyer, which consent shall not be unreasonably withheld:

        (a) except upon the exercise of existing options under the Eagle Option Plan or the vesting of existing awards under the Eagle MRP or the repurchase by Eagle of up to 4,000 shares of Eagle Common Stock from the First Federal Savings and Loan Association Employees Pension Plan ("PENSION PLAN") at a per share price not to exceed the Per Share Merger Consideration, Eagle shall, and shall cause the Association to, make no changes in their respective charters or bylaws or in the number of their issued and outstanding shares;

        (b) Eagle shall, and shall cause the Association to, not increase the compensation of their directors, officers or employees, PROVIDED, HOWEVER, that the compensation of officers and employees of Eagle and the Association may be increased in a manner consistent with prior practice of Eagle and the Association;

        (c) Eagle shall, and shall cause the Association to, make no loan for $500,000 or more, except for loans currently committed to be made pursuant to written commitment letters, and Eagle shall, and shall cause the Association to, make no other loans, or renewals or restructuring of loans regardless of amount except in the ordinary course of business and consistent in all material respects with prudent banking practices and applicable rules and regulations of regulatory authorities with respect to amount, terms, security and quality of the borrower's credit;

        (d) Eagle shall not declare or pay any stock dividend, cash dividend or other distribution without the prior written consent of Buyer, PROVIDED, HOWEVER, that until the Closing Date, Eagle may declare and pay its fiscal 1999 second quarter cash dividend to its shareholders in an amount not to exceed $.10 per share of Common Stock, and the Association may pay cash dividends to Eagle in the aggregate amount necessary for Eagle to pay its fiscal 1999 second quarter cash dividend;

        (e) Eagle shall, and shall cause the Association to, use their best efforts to maintain their present insurance coverage in respect to their respective properties and businesses;

        (f) Eagle shall, and shall cause the Association to, make no significant changes, outside the ordinary course of business, in the general nature of the business conducted by Eagle and the Association, including but not limited to the investment or use of their assets, the liabilities they incur, or the facilities they operate;

        (g) Eagle shall, and shall cause the Association to, not enter into any employment, consulting or other similar agreements that are not terminable on 30 days' notice or less without penalty or obligation;

        (h) Eagle shall, and shall cause the Association to, not take any action that would result in a termination, partial termination, curtailment, discontinuance or merger into another plan or trust of any Eagle Plan, except as contemplated by this Agreement or as disclosed in the Eagle Disclosure Schedules;

        (i) Eagle shall, and shall cause the Association to, timely file all required tax returns with all applicable taxing authorities and shall not make any application for or consent to any extension of time for filing any tax return or any extension of the period of limitations applicable thereto;

                                      A-14                            APPENDICES

        (j) except as already reflected in the financial statements referred to in SECTION 3.6 hereof, Eagle shall, and shall cause the Association to, not make any expenditure for fixed assets in excess of $25,000 for any single item, or $50,000 in the aggregate, or enter into any lease of fixed assets, if the monthly rental payment under such lease exceeds $5,000;

        (k) Eagle shall, and shall cause the Association to, not incur any liabilities or obligations, make any commitments or disbursements, acquire or dispose of any property or asset, dispose of real estate owned, make any contract or agreement, or engage in any transaction, except in the ordinary course consistent in all material respects with prudent banking practices;

        (l) Eagle shall, and shall cause the Association to, not do or fail to do anything that will cause a breach of, or default under, any contract, agreement, commitment, obligation, appointment, plan, trust or other arrangement to which Eagle or the Association is a party or by which either Eagle or the Association is otherwise bound where such breach would have a Material Adverse Effect on Eagle;

        (m) Eagle shall, and shall cause the Association to, make no changes of a material nature in their accounting procedures, methods, policies or practices or the manner in which they conduct their businesses and maintain their records;

        (n) Eagle shall cause the Association not to accept any brokered deposits;

        (o) Eagle shall not grant any new stock options under the Eagle Option Plan or any new plan share awards under the Eagle MRP;

        (p) Eagle shall, and shall cause the Association to, substantially comply with all material laws applicable to the conduct of its business;

        (q) Eagle shall, and shall cause the Association to, use its best efforts to preserve its business organization in tact, to keep available the services of its present officers and employees and to preserve the goodwill of its customers and others having business relations with it;

        (r) Eagle shall, and shall cause the Association to, not make any borrowings, except in the ordinary course of business (indebtedness, other than deposits in customary amounts accepted by the Association in the ordinary course of its business, maturing more than one year after its creation is not for the purpose of this Agreement considered as being in the "ordinary course");

        (s) Eagle shall, and shall cause the Association to, not purchase or invest in securities or obligations, or accept deposits (except for deposits at rates consistent with those being paid generally by other financial institutions in markets in which the Association has branch offices) having a maturity of more than three years from the date of purchase or acceptance;

        (t) Eagle shall, and shall cause the Association to, not extend credit or make advances, or grant any extension of any outstanding loan, advance or other credit, to any customer of the Association who is listed on the Association's problem or watch list or who has any outstanding loan, advance or other credit from the Association which is in default, has been placed on nonaccrual status or has been internally classified as among "other loans specifically mentioned," or as "substandard," "doubtful" or "loss;" and

        (u) Eagle shall, and shall cause the Eagle Subsidiaries to, not nominate or appoint any new directors or executive officers of Eagle or the Eagle Subsidiaries, as the case may be.

    5.3  ACCESS TO INFORMATION AND DUE DILIGENCE.

        (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, Eagle shall, and shall cause the Eagle Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Buyer, access, during normal business hours during the period before the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, Eagle shall, and shall cause the Eagle Subsidiaries to, make available to

                                      A-15                            APPENDICES

    Buyer (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal banking laws, and (ii) all other information concerning its business, properties and personnel as Buyer may reasonably request. Neither Eagle nor the Eagle Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would (A) violate or prejudice the rights of Eagle's customers or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into before the date of this Agreement, or (B) impair any attorney-client privilege of the disclosing party. The parties hereto shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

        (b) Buyer shall hold all information furnished by or on behalf of Eagle or the Eagle Subsidiaries or their representatives pursuant to SECTION 5.3(a) in confidence and shall return all documents containing any information concerning the properties, business and assets of such parties that may have been obtained in the course of negotiations or examination of the affairs of Eagle either before or after the execution of this Agreement (other than such information as shall be in the public domain or otherwise ascertainable from public sources) and shall destroy any information, analyses or the like derived from such confidential information. Buyer shall use such information solely for the purpose of conducting business, legal and financial reviews of the Eagle and for such other purposes as may be related to this Agreement.

        (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein. Without limitation of the foregoing, each party shall promptly notify the other party of any information obtained by such party during the course of any due diligence conducted by such party or its representatives in accordance with this SECTION 5.3 which is materially inconsistent with any representation or warranty made by the other party under this Agreement; PROVIDED, HOWEVER, that either party's failure to provide such notice to the other party shall not, in turn, be deemed to constitute a material breach of such party's obligations under this Agreement.

    5.4 MEETING OF SHAREHOLDERS OF EAGLE. As soon as practicable after the date of this Agreement, Eagle shall call and convene a meeting of its shareholders for the purpose of voting upon this Agreement and the transactions herein contemplated in accordance with Eagle's Certificate of Incorporation, its bylaws and Delaware Law (the "SHAREHOLDERS MEETING"). Eagle shall, through its Board of Directors, consistent with the Board's fiduciary duties, recommend to its shareholders approval of this Agreement and the Merger. As soon as practicable after the date of this Agreement, Eagle shall prepare and mail to the holders of Eagle Common Stock appropriate proxy materials (the "PROXY MATERIALS"), including a notice of the meeting, the Proxy Statement and a form of proxy that comply with applicable laws and regulations. Buyer shall furnish to Eagle all information concerning Buyer and Acquisition Corp. required for inclusion in the Proxy Materials, and all such information shall be true and correct in all material respects without omission of any material fact required to be stated to make the information stated therein not misleading. In the Proxy Materials, Eagle shall present this Agreement and the transactions contemplated hereby for approval by the holders of the Eagle Common Stock at the Shareholders Meeting.

    5.5 REGULATORY FILINGS. Buyer, as soon as is reasonably practical, but in no event later than the 60th day following the date of this Agreement, shall take all appropriate actions necessary to obtain the regulatory approvals referred to in SECTION 6.1(c) hereof, and Eagle will cooperate fully in the process of obtaining all such approvals. As soon as practicable after the date of this Agreement, Buyer shall make all appropriate initial filings necessary to obtain the regulatory approvals referred to in SECTION 6.1(c) hereof. Buyer shall provide Eagle with draft copies of all regulatory applications sufficiently in advance of the proposed filing date to allow Eagle time to review and comment on such draft copies. In addition, Buyer shall provide Eagle with copies of all applications filed and all approvals when received.

                                      A-16                            APPENDICES

    5.6 REASONABLE EFFORTS. The parties to this Agreement agree to use their reasonable efforts in good faith to satisfy the various conditions to Closing and to consummate the Merger as soon as practicable. None of the parties hereto shall intentionally take or intentionally permit to be taken any action that would be in breach of the terms or provisions of this Agreement or that would cause any of the representations and warranties contained herein to be or to become untrue.

    5.7 BUSINESS RELATIONS AND PUBLICITY. Eagle shall use reasonable efforts to preserve its reputation and relationship with suppliers, clients, depositors, customers, employees and others having business relations with it. No press release or other communication in connection with or relating to this Agreement or the transactions contemplated hereby (other than communications with appropriate regulatory authorities) shall be issued or made except as mutually agreed upon, provided that either party hereto, after consultation with the other party, may make such disclosures concerning the transactions provided for herein as the disclosing party believes are required by law.

    5.8  NO CONDUCT INCONSISTENT WITH THIS AGREEMENT.

        (a) Eagle agrees that it shall not, during the term of this Agreement,
    (i) solicit, encourage or authorize any individual, corporation or other entity to solicit from any third party any inquires or proposals relating to the disposition of its business or assets, or the acquisition of its capital stock, or the merger of it or any of the Eagle Subsidiaries with any corporation or other entity other than as provided by this Agreement except pursuant to a written direction from a regulatory authority; or (ii) negotiate with or entertain any proposals from any other person for any such transaction wherein the business, assets or capital stock of it or the Eagle Subsidiaries would be acquired, directly or indirectly, by any party other than as provided by this Agreement, except pursuant to a written direction from any regulatory authority or upon the receipt of an unsolicited offer from a third party where the Board of Directors of Eagle reasonably believes, upon the opinion of counsel, that its fiduciary duties require it to enter into discussions with such party. Eagle shall promptly notify Buyer of all of the relevant details relating to all inquiries and proposals that it may receive relating to any proposed disposition of its business or assets, or the acquisition of its capital stock, or the merger of it or the Eagle Subsidiaries with any corporation or other entity other than as provided by this Agreement and shall keep Buyer informed of the status and details of any such inquiry or proposal.

        (b) Nothing contained in SECTION 5.8(a) hereof shall prohibit Eagle from disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act with respect to a tender offer for Eagle's common stock.

    5.9 BOARD OF DIRECTORS' NOTICES, MINUTES, ETC. Eagle shall give reasonable notice to Buyer of all meetings of the Board of Directors and Board committees of Eagle and the Association, and if known, the agenda for or business to be discussed at such meeting. Eagle shall transmit to Buyer, promptly, copies of all notices, minutes, consents and other materials that Eagle or the Association provides to their directors to the extent permissible under law, other than materials relating to any proposed acquisition of Eagle or the Association. Buyer agrees to hold in confidence and trust and to act in a fiduciary manner with respect to such information.

    5.10 UNTRUE REPRESENTATIONS AND WARRANTIES. During the term of this Agreement, if a party hereto becomes aware of any facts or of the occurrence or impending occurrence of any event that would cause one or more of such party's representations and warranties contained in this Agreement to be or to become untrue as of the Closing Date, then such party shall immediately give detailed written notice thereof to the other party.

    5.11  INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

        (a) From and after the Effective Time, Buyer shall cause the Surviving Corporation to fulfill and honor in all respects the obligations of Eagle or the Eagle Subsidiaries pursuant to any indemnification agreements between Eagle and its directors and officers existing prior to the date hereof.

                                      A-17                            APPENDICES

    Furthermore, for a period of five years following the Effective Time, Buyer agrees to indemnify and hold harmless those directors and officers of Eagle entitled to indemnification under, and to the fullest extent permitted by, the Certificate of Incorporation of Eagle as it existed immediately prior to the Effective Time and as if the Certificate of Incorporation were still in effect without amendment during such five year period; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

        (b) Notwithstanding SECTION 5.2 hereof, Eagle may purchase a policy of directors' and officers' liability insurance, to be effective for a period not to exceed three years from the Effective Time, covering those persons who are currently directors and officers of Eagle and who are covered by Eagle's directors' and officers' liability insurance policy but only to the extent and on terms comparable to those applicable to Eagle's current policy; PROVIDED, HOWEVER, that in no event shall Eagle expend in excess of 110% of the annual premium currently paid by Eagle for such coverage for each such year of coverage.

    5.12  EMPLOYEE BENEFIT AND INCENTIVE PLANS.

        (a) At the Effective Time, except as otherwise provided in this paragraph, each employee of Eagle and the Eagle Subsidiaries shall immediately become eligible to participate in all employee welfare benefit plans and other fringe benefit programs offered or maintained by Buyer and its subsidiaries on the same terms and conditions that Buyer and its subsidiaries may make available to their officers and employees, including, without limitation, any health, life, long-term disability, severance, vacation or paid time off programs ("BUYER'S WELFARE PLANS"). The period of employment and compensation of each employee of Eagle and the Eagle Subsidiaries before the Effective Time shall be counted for all purposes under Buyer's Welfare Plans, including, without limitation, for purposes of service credit, eligibility and vesting. Any expenses incurred by an employee of Eagle or the Eagle Subsidiaries under Eagle's or the Association's employee welfare benefit plans (such as deductibles or co-payments), shall be counted for all purposes under Buyer's Welfare Plans. Buyer shall waive any pre-existing condition exclusions for conditions existing on the Closing Date, and actively-at-work requirements for periods ending on the Closing Date contained in Buyer's Welfare Benefit Plans as they apply to Eagle's employees and former employees and their dependents.

        (b) At the Effective Time, the First Federal Savings and Loan Association of Bloomington Employee Stock Ownership Plan (the "ESOP") shall be terminated on such terms and conditions as Eagle shall determine, and the loan between Eagle and the ESOP shall be repaid in full from the cash consideration received for unallocated shares of Eagle Common Stock held by the ESOP upon the conversion pursuant to the Merger of such shares of Eagle Common Stock held by the ESOP. Any remaining cash consideration received for such unallocated shares after such repayment shall be allocated to the ESOP accounts of those employees of Eagle and the Eagle Subsidiaries who are ESOP participants and beneficiaries (the "ESOP PARTICIPANTS") in accordance with the terms of the ESOP as amended with respect to such termination and as in effect on the Effective Time. All ESOP Participants shall fully vest and have a nonforfeitable interest in their accounts under the ESOP (including allocations of the consideration received on the unallocated shares) determined as of the Effective Time. As soon as practicable after the receipt of a favorable determination letter from the Internal Revenue Service ("IRS") as to the tax qualified status of the ESOP upon its termination under Section 401(a) and 4975(e) of the Code (the "FINAL DETERMINATION LETTER"), distributions of the benefits under the ESOP shall be made to the ESOP Participants. From and after the date of this Agreement, in anticipation of such termination and distribution, Eagle shall cause the Association and its representatives before the Effective Time, and Buyer and its representatives after the Effective Time, shall use their best efforts to apply for and to obtain such favorable Final Determination Letter from the IRS. If the Association and its representatives, before the Effective Time, and Buyer and its representatives after the Effective Time, reasonably determine that the ESOP cannot obtain a favorable Final Determination Letter, or that the amounts held therein cannot be so applied,

                                      A-18                            APPENDICES
    allocated or distributed without causing the ESOP to lose its tax qualified status, Eagle, or the Association at the direction of Eagle, before the Effective Time and Buyer after the Effective Time, shall take such action as they may reasonably determine with respect to the distribution of benefits to the ESOP Participants, provided that the assets of the ESOP shall be held or paid for the benefit of the ESOP Participants and provided further that in no event shall any portion of the amounts held in the ESOP revert, directly or indirectly, to Eagle or any affiliate thereof, or to Buyer or any affiliate thereof. If Eagle or Association employees otherwise become eligible to participate in an employee stock ownership plan maintained by Buyer or any affiliate thereof ("BUYER ESOP"), each Eagle or Eagle Subsidiary employee's period of employment with Eagle or the Eagle Subsidiaries before the Effective Time shall be counted for all purposes under Buyer ESOP, including without limitation, for purposes of eligibility and vesting.

        (c) (i) Immediately prior to the Effective Time, Eagle shall cause the Association's Profit Sharing 401(k) Plan (the "401(k) Plan") to be terminated, and in connection therewith to fully vest the accounts held by the 401(k) Plan participants on the date of such termination. All 401(k) Plan participants who are not employed by the Buyer immediately following the Effective Time shall have the distribution options available to participants who terminate employment or otherwise separate from service. As soon as practicable after receipt of a favorable determination letter from the IRS as to the tax-qualified status of the 401(k) Plan under Section 401(a) and 501(a) of the Code upon its termination (the "401(k) DETERMINATION LETTER"), the remaining account balances held under the 401(k) Plan shall be directly transferred into the First Busey Corporation Profit Sharing Plan for which Buyer has received a favorable determination letter from the IRS as to its tax-qualified status under Sections 401(a) and 501(a) of the Code (the "BUYER PLAN"). Eagle and its representatives prior to the Effective Time and Buyer and its representatives after the Effective Time shall use their best efforts to apply and obtain such 401(k) Final Determination Letter from the IRS. In the event that Eagle and its representatives prior to the Effective Time and Buyer and its representatives after the Effective Time reasonably determine that the 401(k) Plan cannot obtain a favorable 401(k) Final Determination Letter, or that the amounts held therein cannot be transferred to the Buyer Plan without causing the 401(k) Plan to lose its tax-qualified status, Eagle and its representatives prior to the Effective Time and Buyer after the Effective Time shall take such actions as they may reasonably determine, with respect to the distribution of benefits to the 401(k) Plan participants, provided that the assets of the 401(k) Plan shall be held or paid only for the benefit of such 401(k) Plan participants; and provided further that in no event shall any portion of the amounts held in the 401(k) Plan revert, directly or indirectly, to Eagle or any affiliate thereof, or to Buyer or any affiliate thereof.

           (ii) If employees of Eagle or any Eagle Subsidiary become eligible to participate in the Buyer Plan: (A) all such employees who are or were 401(k) Plan participants shall become participants in the Buyer Plan on the date the Buyer Plan is made available; and (B) each such employee's period of employment with Eagle or the Eagle Subsidiary before the Closing Date shall be counted for all purposes under the Buyer Plan, including, without limitation, for purposes of eligibility and vesting.

        (d) TREATMENT OF PLAN SHARE AWARDS UNDER THE EAGLE MRP. All shares of Eagle Common Stock subject to plan share awards under the Eagle MRP that have vested as of the Effective Time shall be treated as issued and outstanding shares of Eagle Common Stock for purposes of SECTION 1.4. Prior to the Effective Time and in recognition that the Buyer has expressly agreed not to assume the Eagle MRP, the Board of Directors of Eagle shall terminate the Eagle MRP, shall direct the trustees of the Eagle MRP to return to Eagle or the Association all shares of Eagle Common Stock subject to plan share awards but not yet earned by a recipient thereof to whom they were allocated and any shares of Eagle Common Stock subject to plan share awards that have not been allocated, all of which shares shall be canceled pursuant to
    SECTION 1.4(B)(iii) at the Effective Time.

                                      A-19                            APPENDICES

        (e) TREATMENT OF STOCK OPTIONS UNDER THE EAGLE OPTION PLAN. Prior to the Effective Time and in recognition that the Buyer has expressly agreed not to assume the Eagle Option Plan, the Board of Directors of Eagle shall terminate the Eagle Option Plan and cancel any and all outstanding stock options that have not vested in the recipient as of the Effective Time.

    5.13 EMPLOYMENT AND EMPLOYMENT SECURITY AGREEMENTS. Buyer agrees to honor the provisions of the present employment and employment security agreements between each of Donald L. Fernandes, David R. Wampler, Donald L. Lambert, James
E. Lyons, Larry C. McClellan and Gary L. Richardson on one hand and Eagle and/or the Association on the other hand, including those that relate to a termination of employment following a change-in-control of Eagle.

    5.14 SEVERANCE PROGRAM. Buyer Agrees to honor the Severance Program of Eagle, as amended and restated as of the date hereof, a copy of which has been previously provided to Buyer.

    5.15 COBRA. Until the Effective Time, Eagle shall be liable for all obligations for continued health coverage pursuant to Section 4980B of the Code and Section 601 through 609 of ERISA ("COBRA") with respect to each qualified beneficiary (as defined in COBRA) of Eagle who incurs a qualifying event (as defined in COBRA) before the Effective Time. Buyer shall be liable for (i) all obligations for continued health coverage under COBRA with respect to each Eagle qualified beneficiary (as defined in COBRA) who incurs a qualifying event (as defined in COBRA) from and after the Effective Time, and (ii) for continued health coverage under COBRA from and after the Effective Time for each Eagle qualified beneficiary who incurs a qualifying event before the Effective Time.

    5.16 PENSION PLAN. The Pension Plan has been terminated effective March 31, 1998 and appropriate filings have been made with respect to such termination with the Pension Benefit Guaranty Corporation ("PBGC") and the IRS. The appropriate noncompliance period under Section 4041(b)(3)(C) of ERISA has expired without receipt of a notice of noncompliance from the PBGC with respect to the termination of the Pension Plan. An application has been filed with the IRS for a final determination letter ("PENSION PLAN FINAL DETERMINATION LETTER") with respect to the termination of the Pension Plan. From and after the date of this Agreement, Buyer, Eagle and their respective representatives before the Effective Time, and Buyer and its representatives after the Effective Time, shall use their best efforts to obtain such Pension Plan Final Determination Letter from the IRS. If such Pension Plan Final Determination Letter is received from the IRS before the Effective Time, Buyer, Eagle and their respective representatives shall use their best efforts to complete full and final distribution of the assets of the Pension Plan to participants thereunder. If either such Pension Plan Final Determination Letter is not obtained before the Effective Time, or if the assets of the Pension Plan are not fully and finally distributed to participants before the Effective Time, Buyer and its representatives shall use their best efforts to obtain such Pension Plan Final Determination Letter from the IRS, and/or to complete such distribution of the assets of the Pension Plan, as soon as practicable after the Effective Time. All participants in the Pension Plan as of the Effective Time shall be fully vested in their accrued benefits thereunder and all assets of the Pension Plan shall be applied only to provide benefits to participants in the Pension Plan as of the Effective Time. In no event shall any portion of the assets of the Pension Plan revert directly or indirectly to Eagle or any affiliate thereof, or to Buyer or any affiliate thereof.

    5.17 CERTAIN CONSENTS. In the event of a request by Eagle for written consent from Buyer for purposes of Sections 5.2 and 6.1 hereof, Buyer shall use reasonable efforts to respond to such request promptly; Eagle shall be entitled to rely, for purposes of any of such sections, on a verbal consent given on behalf of Buyer by Douglas C. Mills, its Chairman of the Board and Chief Executive Officer, or Barbara J. Kuhl, its Executive Vice President.

    5.18  TITLE TO REAL PROPERTY.

        (a) Within 45 days after the date hereof, Eagle, at its expense, will furnish to Buyer the following documents with respect to the real property owned by Eagle located at (i) 301 Fairway Drive,

                                      A-20                            APPENDICES

    Bloomington, Illinois, (ii) 1111 South Veterans Parkway, Bloomington, Illinois and (iii) 207 South East Street, LeRoy, Illinois (the "OWNED REAL PROPERTY"):

           (i) An ALTA owner's title insurance commitment, in the minimum amount of $10,000 with respect to each parcel of Owned Real Property, and showing Eagle or the Eagle Subsidiaries as the owner of such Owned Real Property, subject only to Permitted Exceptions; and

           (ii) An ALTA Class A survey, including Table 3 requirements 1-12, of each parcel of Owned Real Property, certified to the title insurance company issuing the title insurance commitment with respect to such parcel referred to in clause (i) directly above, Eagle and Buyer, and disclosing no survey matters affecting such parcel other than Permitted Exceptions.

        (b) Buyer shall have ten days after the delivery of the title commitments and surveys to examine the title commitments and surveys and notify Eagle in writing of any defects noted therein that are not Permitted Exceptions ("TITLE DEFECTS"). If Buyer fails to notify Eagle of any Title Defects, title to the Owned Real Property shall be deemed accepted. If Buyer timely notifies Eagle of any Title Defects within such ten day period, Eagle shall have five days after receipt of Buyer's notification to advise Buyer that: (i) Eagle will remove any Title Defects on or before the Closing Date; or (ii) Eagle will not cause the Title Defects to be removed. If Eagle advises Buyer that it will not cause the exceptions to be removed, Buyer will have five days after Eagle's notification to elect, as its sole remedy, to: (i) proceed with the transaction and accept such Title Defects; or (ii) terminate this Agreement by written notice to Eagle. If Buyer does not give Eagle notice of its election within such period, Buyer will be deemed to have elected to proceed with this transaction.

    5.19 ENVIRONMENTAL SURVEYS. Within 45 days after the date hereof, Eagle, at its expense, will furnish to Buyer, with respect to each parcel of Owned Real Property, a written environmental audit prepared by an engineering firm or other qualified expert satisfactory to Buyer, and prepared in accordance with the ASTM standard for Phase I environmental site assessments exclusive of the title search (as such search is being done independent of the environmental audit), and designed to meet the requirements of any applicable state law relating to an innocent owner defense to liability for releases of Hazardous Substances (the "PHASE I AUDITS"). Buyer may request with ten days following receipt of any Phase I Audit that recommends additional investigation, that such recommendations be performed ("PHASE II WORK"). Costs associated with Phase II Work shall be paid by Eagle up to $15,000 and thereafter paid by Buyer. Within ten days of receiving the results of any Phase II Work that confirms the presence of a significant environmental concern that may reasonably have a Material Adverse Effect on Eagle, Buyer and Eagle will agree to negotiate a mutually agreeable resolution. If a mutually agreeable resolution cannot be reached after ten days, Eagle and Buyer shall have the right to terminate this Agreement by providing written notice of the same.

    5.20 LIST OF EAGLE STOCKHOLDERS. At the Effective Time, Eagle shall deliver to Buyer a list of holders of record of the outstanding Eagle Common Stock as of the most recent reasonably practicable date, and the accuracy of such list shall be certified by an authorized officer of Eagle.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

    6.1  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND ACQUISITION
CORP. Unless the conditions are waived by Buyer or Acquisition Corp., all obligations of Buyer and Acquisition Corp. under this Agreement are subject to the fulfillment, before or at the Closing, of each of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. The representations and warranties of Eagle contained in Article III of this Agreement, or in any documents, certificates, schedules or exhibits delivered by, or on behalf, of Eagle to Buyer pursuant to this Agreement shall be true and correct as of this date and shall be true and correct as of the Closing Date as though made on

                                      A-21                            APPENDICES
    and as of the Closing Date, except where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Material Adverse Effect on Eagle. Eagle shall have performed all agreements herein required to be performed by it on or before the Closing Date.

        (b) CLOSING CERTIFICATE. Buyer shall have received a certificate signed by the Chief Executive Officer of Eagle, dated as of the Closing Date, certifying in such detail as Buyer may reasonably request, as to the fulfillment of the conditions to the obligations of Buyer as set forth in this Agreement and required to be fulfilled by Eagle on or before the Closing Date.

        (c) REGULATORY AND OTHER APPROVALS. Buyer shall have obtained the approval of all appropriate regulatory entities (including, without limitation, the approval of the FRB) of the transactions contemplated by this Agreement, all required regulatory waiting periods shall have expired, and there shall have been no motion for rehearing or appeal from such approval or commencement of any suit or action seeking to enjoin the transaction provided for herein or to obtain substantial damages in respect of them.

        (d) APPROVAL OF MERGER AND DELIVERY OF THIS AGREEMENT. This Agreement and the transactions contemplated herein shall have been approved by the Board of Directors and the shareholders of Eagle in accordance with applicable law and the Certificate of Incorporation and Bylaws of Eagle, and the proper officers of Eagle shall have executed and delivered to Buyer copies of this Agreement and the Certificate of Merger, in form suitable for filing with the Delaware Secretary of State, and shall have executed and delivered all such other certificates, statements or other instruments as may be necessary or appropriate to effect such filings.

        (e) NO LITIGATION WITH RESPECT TO TRANSACTIONS. No suit or other legal proceeding shall have been instituted or threatened seeking to enjoin the consummation of the transactions contemplated hereby, which reasonably could be expected to result in the issuance of a court order enjoining such transactions;

        (f) DEFERRED COMPENSATION AGREEMENT. The Association shall have terminated all of its obligations under the Deferred Compensation Agreement entered into between Donald L. Fernandes and the Association dated December 15, 1986, as amended on September 22, 1992 (the "COMPENSATION AGREEMENT"); PROVIDED, HOWEVER, that neither Eagle nor the Association shall prepay any future payment required under the Compensation Agreement. Donald L. Fernandes shall receive ownership, effective as of the termination of the Compensation Agreement, of the Massachusetts Mutual Policy, number 7-238-768, pursuant to Section 3(c) of the Compensation Agreement.

        (g) OPINION OF COUNSEL. Buyer shall have received an opinion of Schiff Hardin & Waite, counsel for Eagle, dated as of the Closing Date, and in form and substance satisfactory to Buyer and its counsel as follows:

           (i) Eagle is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted as described in Eagle's 1998 Form 10-K. Eagle is duly authorized to transact business under the laws of the State of Delaware and each state in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. Eagle is a registered savings and loan holding company under the Home Owners' Loan Act.

           (ii) The Association is validly existing as a savings association under the laws of the United States of America and has full corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted as described in Eagle's 1998 Form 10-K. The Association is duly authorized to transact business under the laws of each state in

                                      A-22                            APPENDICES
       which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect.

           (iii) To the best of our knowledge, there are no actions, suits or proceedings pending or threatened against Eagle or the Eagle Subsidiaries at law or in equity, before any federal, state, foreign, local or other governmental department, court, commission, board, bureau, agency or instrumentality which, in our opinion, based upon such knowledge, if the relief sought in the pleadings in such actions, suits, and proceedings were granted or if the threatened claims were accrued in full, are likely to have a Material Adverse Effect on Eagle.

           (iv) The execution and delivery of the Agreement, compliance with the provisions thereof, and consummation of the transactions contemplated therein (a) shall not constitute a violation by Eagle or the Eagle Subsidiaries of any provision of law or (b) do not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, Eagle's or the Eagle Subsidiaries' corporate charter or bylaws.

           (v) Eagle has full corporate power and authority to enter into and perform the Agreement. The Agreement has been duly authorized, executed and delivered by Eagle and is a legal and binding obligation of Eagle enforceable against Eagle in accordance with its terms.

           (vi) No consent of any party or Governmental Entity is required for the execution, delivery and performance by Eagle of the Agreement and the transactions contemplated thereby that have not been received or obtained as of the date hereof, except where the failure to obtain such consent will not have or be reasonably likely to have a Material Adverse Effect on Eagle.

           (vii) There are 5,000,000 authorized shares of Common Stock, $.01 par value, of Eagle and 100,000 authorized shares of Preferred Stock, $.01 par value, of Eagle. Eagle has no other authorized or outstanding stock of any class, series, designation or description. The issuance and the sale of the 1,302,705 shares of Eagle Common Stock on June 29, 1996 in connection with the mutual-to-stock conversion of the Association and the simultaneous formation of Eagle as the savings and loan holding company for the Association were duly and validly authorized by all necessary corporate action on the part of Eagle and were validly issued, fully paid and nonassessable.

    In rendering its opinion, such counsel may rely as to matters of fact upon such certificates of the officers of Eagle or the Association or governmental officials as such counsel deems appropriate.

        (h) NO ADVERSE CHANGES. Between the date of this Agreement and the Closing Date, the business of Eagle and the Association, taken as a whole, shall have been conducted in the ordinary course consistent in all respects with prudent banking practices, and there shall not have occurred any material adverse change or any condition, event, circumstance, fact or occurrence (other than general economic or competitive conditions) that may reasonably be expected to result in a material adverse change in the business, properties, financial condition, loan portfolio, operations or prospects of Eagle or the Association, taken as a whole.

        (i) CONSENTS. Eagle and the Association shall have obtained all such written consents, permissions and approvals as required under any agreements, contracts, appointments, indentures, plans, trusts or other arrangements with third parties required to effect the transactions contemplated by this Agreement.

        (j) OTHER DOCUMENTS. Buyer shall have received at the Closing all such other documents, certificates or instruments as it may have reasonably requested evidencing compliance by Eagle with the terms of this Agreement.

                                      A-23                            APPENDICES

    6.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF EAGLE. Unless the conditions are waived by Eagle, all obligations of Eagle under this Agreement are subject to the fulfillment, before or at the Closing, of each of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. The representations and warranties of Buyer and Acquisition Corp. contained in
    Article IV of this Agreement, or in any documents, certificates or exhibits delivered by them, or on their behalf to Eagle pursuant to this Agreement shall be true and correct as of this date and shall be true and correct as of the Closing Date as though made on and as of the Closing Date, except where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Material Adverse Effect on Buyer. Buyer and Acquisition Corp. shall have performed all agreements herein required to be performed by them on or before the Closing Date.

        (b) CLOSING CERTIFICATE. Eagle shall have received a certificate signed by the Chairman of the Board and Chief Executive Officer of Buyer, dated as of the Closing Date, certifying in such detail as Eagle may reasonably request, as to the fulfillment of the conditions to the obligations of Eagle as set forth in this Agreement and required to be fulfilled by Buyer or Acquisition Corp. on or before the Closing.

        (c) REGULATORY AND OTHER APPROVALS. Buyer shall have obtained the approval of all appropriate regulatory entities (including, without limitation, the approval of the FRB) of the transactions contemplated by this Agreement; all required regulatory waiting periods shall have expired, and there shall have been no motion for rehearing or appeal from such approval or commencement of any suit or action seeking to enjoin the transaction provided for herein or to obtain substantial damages in respect of them.

        (d) APPROVAL OF MERGER AND DELIVERY OF THIS AGREEMENT. This Agreement and the transactions contemplated herein shall have been approved by the Board of Directors of Buyer and Acquisition Corp., and Buyer, as the sole shareholder of Acquisition Corp., in accordance with applicable law and the Certificate of Incorporation and Bylaws of Acquisition Corp., and the proper officers of Buyer and Acquisition Corp. shall have executed and delivered to Eagle copies of this Agreement and the Certificate of Merger, in form suitable for filing with the Delaware Secretary of State, and shall have executed and delivered all such other certificates, statements or other instruments as may be necessary or appropriate to effect such filings.

        (e) NO LITIGATION WITH RESPECT TO TRANSACTIONS. No suit or other legal proceeding shall have been instituted or threatened seeking to enjoin the consummation of the transactions contemplated hereby, which reasonably could be expected to result in the issuance of a court order enjoining such transactions.

        (f) OPINION OF COUNSEL. Buyer shall have received an opinion of Chapman and Cutler, counsel for Buyer, dated as of the Closing Date, and in form and substance satisfactory to Eagle and its counsel as follows.

           (i) Buyer is a corporation validly existing and in good standing under the laws of the State of Nevada and has the corporate power to own all of its properties and assets and to carry on its business as it is now being conducted. Acquisition Corp. is a corporation duly organized and validly existing under the laws of the State of Delaware and has the corporate power to own all of its properties and assets and to carry on its business as it is now being conducted. Buyer is a registered bank holding company under the BHCA.

           (ii) Buyer and Acquisition Corp. have full corporate power and authority to execute and deliver the Agreement and to consummate the transactions contemplated hereby. The execution and delivery and performance of the Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Buyer

                                      A-24                            APPENDICES
       and Acquisition Corp., and, in the case of the Agreement, by Buyer as the sole shareholder of Acquisition Corp., these being the only corporate authorizations required under the Certificate of Incorporation and Bylaws of Buyer and Acquisition Corp. and Delaware Law. The Agreement has been duly and validly executed and delivered by Buyer and Acquisition Corp. and constitute the valid and binding obligation of Buyer and Acquisition Corp. enforceable against Buyer and Acquisition Corp. in accordance with its terms.

           (iii) the execution, delivery and performance by Buyer and Acquisition Corp. of the Agreement do not violate the Certificate of Incorporation or Bylaws of Buyer or Acquisition Corp.

           (iv) no consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the execution and delivery by Buyer or Acquisition Corp. of the Agreement and the consummation by Buyer and Acquisition Corp. of the Merger and the other transactions contemplated hereby, that have not been received or obtained as of the date hereof, except where the failure to obtain such consent or approval or to make such filing or registration will not have or be reasonably likely to have a Material Adverse Effect on Buyer or Eagle.

           (v) no consent, approval, authorization, order, registration or qualification of or with any court or Governmental Entity are necessary for the consummation by Buyer or Acquisition Corp. of the transactions contemplated by this Agreement, except such as have been obtained.

    In rendering its opinion, such counsel may rely as to matters of fact upon such certificates of the officers of Buyer or governmental officials as such counsel deems appropriate.

        (g) FAIRNESS OPINION. Eagle shall have received from Trident, a fairness opinion dated as of the date of the Proxy Statement and in form and substance reasonably satisfactory to Eagle, to the effect that the consideration to be received in the Merger by the shareholders of Eagle is fair, from a financial point of view, to the shareholders of Eagle.

        (h) OTHER DOCUMENTS. Eagle shall have received at the Closing all such other documents, certificates or instruments as it may have reasonably requested evidencing compliance by Buyer and Acquisition Corp. with the terms of this Agreement.

                                  ARTICLE VII
                      TERMINATION, EXPENSES AND AMENDMENT

    7.1  TERMINATION.  This Agreement may be terminated before the Effective
Time:

        (a) at any time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Eagle, by written agreement between Buyer and Eagle, if the Board of Directors of each so determines;

        (b) at any time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Eagle, by either the Board of Directors of Eagle or the Board of Directors of Buyer and Acquisition Corp. if (i) any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or (ii) any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

        (c) by either the Board of Directors of Eagle or the Board of Directors of Buyer and Acquisition Corp. if the Merger shall not have been consummated on or before February 29, 2000, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

                                      A-25                            APPENDICES

        (d) by Buyer or Eagle if any approval of the shareholders of Eagle required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof;

        (e) by Eagle, upon two (2) days' prior notice to Buyer, if, as a result of an unsolicited tender offer by a party other than Buyer or its affiliates or any written offer or proposal with respect to a merger, share exchange, sale of a material portion of its assets or other business combination (each, a "BUSINESS COMBINATION PROPOSAL") by a party other than Buyer or its affiliates, the Board of Directors of Eagle determines in good faith that its fiduciary obligations under applicable law require that such Business Combination Proposal be accepted; PROVIDED, HOWEVER, that:

           (i) the Board of Directors of Eagle shall have been advised in an opinion of outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of its applicable fiduciary duties, and notwithstanding all concessions that may be offered by Buyer in negotiations entered into pursuant to clause (ii) below, such fiduciary duties would require the directors to reconsider such commitment as a result of such tender offer or other written offer or proposal; and

           (ii) before delivering the two (2) days' prior notice to Buyer to effect a termination under this paragraph (e), Eagle shall, and shall cause its financial and legal advisors to, negotiate with Buyer for three
       (3) calendar days to make such adjustments in the terms and conditions of this Agreement as would enable Eagle to proceed with the transactions contemplated herein on such adjusted terms;

        (f) by Eagle, by written notice to Buyer, if:

           (i) there exists any material breach or breaches of the representations and warranties of Buyer made herein, and such breaches shall not have been remedied within thirty (30) days after receipt by Buyer of notice in writing from Eagle, specifying the nature of such breaches and requesting that they be remedied; or

           (ii) Buyer shall have failed to perform and comply with, in all material respects, its agreements and covenants hereunder and such failure to perform or comply shall not have been remedied within thirty
       (30) days after receipt by Buyer of notice in writing from Eagle, specifying the nature of such failure and requesting that it be remedied; or

        (g) by Buyer, by written notice to Eagle, if:

           (i) there exists any material breach or breaches of the representations and warranties of Eagle made herein, and such breaches shall not have been remedied within thirty (30) days after receipt by Eagle of notice in writing from Buyer, specifying the nature of such breaches and requesting that they be remedied; or

           (ii) Eagle shall have failed to perform and comply with, in all material respects, its agreements and covenants hereunder and such failure to perform or comply shall not have been remedied within thirty
       (30) days after receipt by Eagle of notice in writing from Buyer, specifying the nature of such failure and requesting that it be remedied; or

           (iii) the Board of Directors of Eagle or any committee thereof:

               (A) shall withdraw or modify in any manner adverse to Buyer its approval or recommendation of this Agreement or the Merger,

               (B) shall fail to reaffirm such approval or recommendation upon Buyer's request,

               (C) shall approve or recommend any Business Combination Proposal involving Eagle other than the Merger involving Eagle, in each case, by or involving a party other than Buyer or any of its affiliates or

               (D) shall resolve to take any of the actions specified in clause
           (A), (B) or (C).

                                      A-26                            APPENDICES

    7.2 EFFECT OF TERMINATION. Subject to SECTION 7.3, in the event of termination of this Agreement by Eagle or Buyer pursuant to SECTION 7.1 there shall be no liability on the part of either Eagle or Buyer or their respective officers or directors hereunder, except that SECTION 5.3(B), SECTION 5.18,
SECTION 7.2 and SECTION 7.3 shall survive the termination.

    7.3  TERMINATION FEE; EXPENSES.

        (a) TERMINATION FEE. If this Agreement is terminated at such time that this Agreement is terminable pursuant to one (but not both) of (A) SECTION 7.1(f)(i) or (ii), or (B) SECTION 7.1(g)(i) or (ii), then the breaching party shall promptly (but no later than three (3) business days after receipt of notice from the non-breaching party) pay to the non-breaching party in cash an amount equal to all documented out-of-pocket expenses and fees incurred by the non-breaching party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement) not in excess of $250,000; PROVIDED, HOWEVER, that, if this Agreement is terminated by a party as a result of a willful breach by the other party, the non-breaching party may pursue any remedies available to it at law or in equity and shall, in addition to its documented out-of-pocket expenses and fees (which shall be paid as specified above and shall not be limited to $250,000), be entitled to recover such additional amounts as such non-breaching party may be entitled to receive at law or in equity.

        (b) ALTERNATIVE TERMINATION FEE. If this Agreement is terminated at such time that this Agreement is terminable pursuant to Section 7.1(e), then Eagle shall pay to Buyer, in immediately available funds at the time of the termination of this Agreement, $750,000.

        (c)  EXPENSES.  The parties agree that the agreements contained in this
    SECTION 7.3 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to any other party any fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate as published in the Wall Street Journal (Midwest Edition) from the date such fee was required to be paid.

    7.4 AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Eagle; PROVIDED, HOWEVER, that after any approval of the transactions contemplated by this Agreement by the shareholders of Eagle, there may not be, without further approval of such shareholders, any amendment of this Agreement that changes the amount or the form of the consideration to be delivered to the holders of Eagle Common Stock hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    7.5 EXTENSION; WAIVER. At any time before the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein; PROVIDED, HOWEVER, that after any approval of the transactions contemplated by this Agreement by the shareholders of Eagle, there may not be, without further approval of such shareholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of Eagle Common Stock hereunder other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                      A-27                            APPENDICES

                                  ARTICLE VIII
                               GENERAL PROVISION

    8.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement (or in any instrument delivered pursuant to this Agreement, which shall terminate in accordance with its terms) shall survive the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time. Without by implication limiting the foregoing, none of the directors or officers of the parties hereto shall have any liability for any of the representations, warranties, covenants and agreements contained herein.

    8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

              If to Buyer addressed to:

                  First Busey Corporation
                  102 E. Main, Suite 102
                  Urbana, Illinois 61801
                  Attention: Douglas C. Mills, Chairman of the Board
                           and Chief Executive Officer
                   Telephone: (217) 365-4512
                   Facsimile: (217) 365-4592

              with a copy to:

                  Mark J. Kneedy, Esq.
                  Chapman and Cutler
                  111 West Monroe
                  Chicago, Illinois 60603
                  Telephone: (312) 845-3000
                  Facsimile: (312) 701-2361

              If to Eagle, addressed to:

                  Eagle BancGroup, Inc.
                  301 Fairway Drive
                  Bloomington, Illinois 61701
                  Attention: Donald L. Fernandes, President and
                           Chief Executive Officer
                   Telephone: (309) 663-6345
                   Facsimile: (309) 663-8763

              with a copy to:

                  Christopher J. Zinski, Esq.
                  Schiff Hardin & Waite
                  6600 Sears Tower
                  Chicago, Illinois 60606
                  Telephone: (312) 258-5548
                  Facsimile: (312 ) 258-5600

    8.3 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a section of or exhibit or schedule to this Agreement unless otherwise indicated.

                                      A-28                            APPENDICES

The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require Eagle, the Eagle Subsidiaries, Buyer or Buyer Subsidiaries or affiliates to take any action that would violate any applicable law, rule or regulation.

    8.4 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    8.5 ENTIRE AGREEMENT. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

    8.6 GOVERNING LAW. This Agreement and the exhibits attached hereto shall be governed and construed in accordance with the laws of the State of Illinois, without regard to any applicable conflicts of law.

    8.7 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If, however, any provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, then the parties hereto shall in good faith amend this Agreement to include an alternative provision that accomplishes a similar result.

    8.8 PUBLICITY. Except as otherwise required by applicable law or the rules of The Nasdaq Stock Market or any other applicable securities exchange, neither Eagle nor Buyer shall, nor shall Eagle or Buyer permit the Eagle Subsidiaries or any subsidiary of Buyer, respectively, to issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

    8.9 ASSIGNMENT; THIRD PARTY BENEFICIARIES. Neither this Agreement nor any of the rights, interests or obligations of the parties under this Agreement shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in this SECTION 8.9 and in SECTION 5.11, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                                      A-29                            APPENDICES

    IN WITNESS WHEREOF, Buyer, Acquisition Corp. and Eagle have executed this Agreement as of the day and year hereinabove first written.

                                FIRST BUSEY CORPORATION

                                By:             /s/ DOUGLAS C. MILLS
                                     -----------------------------------------
                                               Name: Douglas C. Mills
                                          Title: CHAIRMAN OF THE BOARD AND
                                              CHIEF EXECUTIVE OFFICER

                                FBC ACQUISITION CORP.

                                By:             /s/ DOUGLAS C. MILLS
                                     -----------------------------------------
                                               Name: Douglas C. Mills
                                                  Title: PRESIDENT

                                EAGLE BANCGROUP, INC.

                                By:           /s/ DONALD L. FERNANDES
                                     -----------------------------------------
                                             Name: Donald L. Fernandes
                                        Title: PRESIDENT AND CHIEF EXECUTIVE
                                                      OFFICER

                                      A-30                            APPENDICES

                   APPENDIX B--OPINION OF TRIDENT SECURITIES


                                                                      APPENDICES

                               TRIDENT SECURITIES
                    A DIVISION OF MCDONALD INVESTMENTS INC.
                         4601 SIX FORKS ROAD, SUITE 400
                         RALEIGH, NORTH CAROLINA 27609
                           TELEPHONE (919) 781- 8900
                            FACSIMILE (919) 787-1670
                               September 17, 1999


Board of Directors
Eagle BancGroup, Inc.
301 Fairway Drive
Bloomington, IL 61701
Members of the Board:

    You have requested our opinion as to the fairness, from a financial point of view, of the consideration to be paid by First Busey Corporation ("First Busey") to the holders of the issued and outstanding shares of common stock, $0.01 par value (the "Eagle Common Stock") of Eagle BancGroup, Inc. ("Eagle") pursuant to the Agreement and Plan of Merger dated as of June 30, 1999 (the "Agreement") by and among Eagle, First Busey, and FBC Acquisition Corp. ("Acquisition Corp."). Unless otherwise noted, all terms used herein will have the same meaning as defined in the Agreement.

    Under the terms of the Agreement, at the Effective Time of the Merger, each of the issued and outstanding shares of Eagle Common Stock (other than shares held in treasury, held by any of Eagle's subsidiaries, other than in a fiduciary capacity, available for plan share awards or subject to existing unvested share awards under the Eagle MRP, owned by Buyer, Acquisition Corp., or any other subsidiary of Buyer, other than in a fiduciary capacity, and shares as to which dissenters' rights of appraisal have been perfected under applicable provisions of Delaware Law) will be exchanged for $25.74 of cash, and each vested option to purchase Eagle Common Stock will be exchanged for an amount of cash equal to $25.74 less the exercise price for such option (collectively referred to as the "Merger Consideration"). Acquisition Corp. will be merged with and into Eagle, and Eagle will become a wholly owned subsidiary of First Busey.

    Trident Securities ("Trident"), a division of McDonald Investments, Inc., as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.


    In connection with rendering our opinion, we have reviewed and analyzed, among other things, the following: (i) the Agreement, including the exhibits and schedules thereto; (ii) certain publicly available information concerning Eagle, including the Annual Reports on Form 10-K of Eagle for each of the years in the three year period ended December 31, 1998 and the Quarterly Report on Form 10-Q of Eagle for the quarter ended June 30, 1999; (iii) certain publicly available information concerning First Busey, including the Annual Reports on Form 10-K of First Busey for each of the years in the three year period ended December 31, 1998 and the Quarterly Report on Form 10-Q of First Busey for the quarter ended June 30, 1999; (iv) certain other internal information, primarily financial in nature, concerning the business and operations of Eagle furnished to us by Eagle for purposes of our analysis; (v) information with respect to the trading market for Eagle Common Stock; (vi) certain publicly available information with respect to other companies that we believe to be comparable to Eagle and the trading markets for such other companies' securities; and (vii) certain publicly available information concerning the nature and terms of certain other transactions that we consider relevant to our inquiry. We have also met with certain officers and employees of Eagle and First Busey to discuss the business and prospects of Eagle and First Busey, as well as other matters we believe relevant to our inquiry.


                                      B-1                             APPENDICES

    In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available, and we have assumed and relied upon the representations and warranties of Eagle and First Busey contained in the Agreement. We have not been engaged to, and have not independently attempted to, verify any of such information. We have not conducted a physical inspection or appraisal of any of the assets, properties or facilities of Eagle nor have we been furnished with any such evaluation or appraisal. We have also assumed that the conditions to the Merger as set forth in the Agreement would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Agreement.

    It should be noted that this opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof and does not address any matters subsequent to such date. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the consideration to be received and does not address Eagle's underlying business decision to effect the Merger or any other terms of the Merger.

    We have acted as financial advisor to Eagle in connection with the Merger and will receive from Eagle a fee for our services, a significant portion of which is contingent upon the consummation of the Merger, as well as Eagle's agreement to indemnify us under certain circumstances.

    In the ordinary course of business, we may actively trade securities of both Eagle and First Busey for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.


    It is understood that this opinion was prepared solely for the confidential use of the Board of Directors and senior management of Eagle and may not be disclosed, summarized, excerpted from or otherwise publicly referred to without our prior written consent. Our opinion does not constitute a recommendation to any stockholder of Eagle as to how such stockholder should vote at the stockholders' meeting held in connection with the Merger.


    Based upon and subject to the foregoing and such other matters as we consider relevant, it is our opinion that as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the stockholders of Eagle.


                                          Very truly yours,
                                          TRIDENT SECURITIES



                                      /s/ Trident Securities


                                      B-2                             APPENDICES

APPENDIX C--EAGLE'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998 (INCLUDES ONLY EXHIBIT 13.1, 1998 ANNUAL REPORT TO STOCKHOLDERS) AND QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDING JUNE 30, 1999 (EXCLUDES ALL EXHIBITS); COPIES OF THE OMITTED EXHIBITS WILL BE FURNISHED TO YOU UPON REQUEST TO EAGLE BANCGROUP, INC., 301 FAIRWAY DRIVE, BLOOMINGTON, ILLINOIS 61701, ATTENTION: MARILYN LOCKWOOD, ASSISTANT SECRETARY, TELEPHONE
NUMBER: (309) 663-6345.


                                                                      APPENDICES

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D. C. 20549
                           --------------------------
                                   FORM 10-K

    (MARK ONE)

  /X/ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998
                                       OR

  / /    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
         SECURITIES EXCHANGE ACT OF 1934

    FOR THE TRANSITION PERIOD FROM ________________ TO ________________

                         COMMISSION FILE NO. 000-20739
                           --------------------------
                             EAGLE BANCGROUP, INC.

             (Exact Name of Registrant as Specified in its Charter)

                  DELAWARE                             37-1353957
        (State or Other Jurisdiction        (IRS Employer Identification No.)
     of Incorporation or Organization)

     301 FAIRWAY DRIVE, BLOOMINGTON, IL                   61701
  (Address of Principal Executive Offices)             (Zip Code)

                                 (309) 663-6345
              (Registrant's telephone number, including area code)

        Securities registered pursuant to Section 12(b) of the Act: NONE

          Securities registered pursuant to Section 12(g) of the Act:

                          COMMON STOCK, $.01 PAR VALUE
                                (Title of Class)
                           --------------------------

    Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes /X/ No / /

    Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (Section 229.405) of this chapter) is not contained herein, and will not be contained, to the best of the Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. /X/

    As of March 18, 1999, the aggregate market value of the voting stock held by non-affiliates of the Registrant was approximately $18,570,000 (825,320 shares at $22.50 per share). The per share price of $22.50 is based on the last sale price of the common stock at March 17, 1999, as reported by The Nasdaq Stock Market.

    As of March 18, 1999, there were 1,067,456 shares of the Registrant's Common Stock outstanding.

DOCUMENTS INCORPORATED BY REFERENCE

    Portions of the following documents are incorporated by reference:

    Annual Report to Stockholders for the Fiscal Year Ended December 31, 1998--Part I and II.

    1999 Notice and Proxy Statement for the Annual Meeting of Stockholders to be held on April 21, 1999--Part III

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                                                              PAGE
                                                                                                            ---------
            PART I

Item 1.     Business......................................................................................        C-1
Item 2.     Properties....................................................................................       C-33
Item 3.     Legal Proceedings.............................................................................       C-34
Item 4.     Submission of Matters to a Vote of Security Holders...........................................       C-34

            PART II

Item 5.     Market for the Registrant's Common Stock and Related Security Matters.........................       C-35
Item 6.     Selected Financial Data.......................................................................       C-35
Item 7.     Management's Discussion and Analysis of Financial Condition and Results of Operations.........       C-35
Item 7a.    Quantitative and Qualitative Disclosures About Market Risk....................................       C-35
Item 8.     Financial Statements and Supplementary Data...................................................       C-35
Item 9.     Changes in and Disagreements with Accountants on Accounting and Financial Disclosure..........       C-35

            PART III

Item 10.    Directors and Executive Officers of Registrant................................................       C-36
Item 11.    Executive Compensation........................................................................       C-36
Item 12.    Security Ownership of Certain Beneficial Owners and Management................................       C-36
Item 13.    Certain Relationships and Related Transactions................................................       C-36

            PART IV

Item 14.    Exhibits, Financial Statement Schedules and Reports on Form 8-K...............................       C-36
            Signatures....................................................................................       C-37
            Exhibit Index.................................................................................       C-39


                                      C-i                             APPENDICES

                                     PART I

ITEM 1. BUSINESS

    Eagle BancGroup, Inc. ("Eagle"), a non-diversified unitary savings and loan holding company as defined in the Home Owners' Loan Act, as amended, was incorporated as a Delaware corporation on January 24, 1996. Eagle owns all of the common stock of First Federal Savings and Loan Association, Bloomington, Illinois ("First Federal"). In June, 1996, First Federal converted from a mutual savings association to a capital stock savings association at which time Eagle acquired all of the common stock of First Federal. Eagle conducted a subscription stock offering simultaneous to the charter conversion which resulted in the issuance of 1,302,705 shares of Eagle's common stock. At present, Eagle is engaged only in the business of managing its investments and directing, planning and coordinating the business activities of First Federal.

    In the future, Eagle may expand its current operations or acquire or organize other first-tier subsidiaries, including other financial institutions. At present, however, there are no agreements, plans or understandings for such expansion. For the foreseeable future, Eagle expects that First Federal will continue to be the major source of Eagle's assets, revenues and net income. Eagle does not maintain separate offices from First Federal and does not separately employ or compensate its officers.

    At December 31, 1998, Eagle had consolidated total assets of $180,101,000 and stockholders' equity of $19,697,000. At December 31, 1998, Eagle was the third largest financial institution holding company headquartered in McLean county, Illinois, based on its consolidated assets as of that date.

FIRST FEDERAL

    First Federal is a federally-chartered capital stock savings association regulated by the Office of Thrift Supervision (the "OTS") and its deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Savings Association Insurance Fund (the "SAIF"). First Federal was originally chartered in 1919. At December 31, 1998, First Federal had total assets of $178,616,000, deposit accounts of $134,722,000 and stockholders' equity of $17,031,000.

    First Federal conducts business from its main office in Bloomington, Illinois and three full service branch offices located in Bloomington, LeRoy and Lexington, Illinois. All three cities are located in central Illinois in McLean County, the largest county geographically in Illinois. From Bloomington, LeRoy is approximately 20 miles southeast and Lexington is approximately 20 miles northeast. Both Lexington and LeRoy are adjacent to interstate highways that circle around Bloomington. The Lexington branch opened in December, 1998, in an office building that the branch rents from and shares with a local insurance agency. The branch is managed by one of the insurance agents, who splits time between the two entities. There are no other common employees between the branch and the insurance agency and the two entities are not affiliated in any other way.

    First Federal's primary market area is McLean and DeWitt Counties. DeWitt County is directly southeast of McLean County. Bloomington and its adjacent sister city, Normal, have a combined population of 100,000. Outside of Bloomington-Normal, McLean and Dewitt Counties feature a mix of small communities and rural areas with a population of approximately 60,000. LeRoy has the largest population of the twenty other communities in McLean County while Lexington is the fourth largest. The local population is projected to grow 4.5% in the next five years which is more than double the 2% projected population increase in the state of Illinois. No other major downstate Illinois metropolitan area population is projected to grow more than 2.4%.

    The economy of the region is diversified in four major sectors-agriculture, education, manufacturing and insurance. Bloomington-Normal is home to two large insurance companies, two four-year universities and numerous national manufacturers. McLean County annually ranks at or near the top nationally in

                                      C-1                             APPENDICES
corn and soybean production per county. This diversification has resulted in a strong, growing local economy that is expected to continue to grow in the future.

    The principal business of First Federal has been and continues to be attracting retail deposits in its primary market area from the general public and investing those deposits, along with funds generated from operations and borrowings, in one-to-four family residential mortgage loans, commercial real estate loans, commercial business loans, automobile and other consumer loans and mortgage-backed and other investment securities. Residential mortgage loans are originated primarily for sale in the secondary market, with servicing rights retained by First Federal on approximately twenty percent of the loans sold. Revenues are derived principally from interest on residential mortgage, consumer loans, commercial loans, interest and dividends on mortgage-backed and other investment securities and, to a lesser extent, loan fees, loan servicing income and gains on sale of loans. Primary sources of funds are deposits, principal and interest payments on loans, mortgage-backed and other investment securities, FHLB advances and proceeds from the sale of residential mortgage loans.

    In August, 1997, David R. Wampler joined First Federal as President and Director. Having worked at two local commercial banks for 15 years, the last four years as President and Chief Executive Officer of his former employer, Mr. Wampler brought extensive experience in the local commercial banking market. First Federal had increased its activity in commercial real estate and commercial business loans in 1997 prior to Mr. Wampler's addition. Since then, First Federal has continued to diversify its lending portfolio by selling at origination most residential mortgage loans and by actively pursuing commercial loans, commercial real estate loans and direct consumer loans more aggressively than in prior years. Mr. Wampler was also appointed Director of Eagle. Donald L. Fernandes remains as Chief Executive Officer and Chairman of First Federal.

    In November, 1998, Donald L. Lambert joined First Federal as
Vice-President--Retail Banking Services. Mr. Lambert previously worked for another local bank in a similar capacity.

    First Federal competes with fourteen other savings institutions and banks as well as numerous credit unions, finance companies and other financial intermediaries in its primary market area. Competition has been and will continue to be intense with respect to attracting deposits and making loans. Interest rates and customer service are the primary factors affecting competition for deposits and loans. In 1999, First Federal will celebrate its 80th year of serving the financial needs of Bloomington-Normal and McLean County. First Federal's history and a tradition of customer service are advantages current and future customers have in addition to locally competitive interest rates on deposits and loans. First Federal offers a variety of demand, savings and time deposit products.

    First Federal has one wholly-owned service corporation, FFS Investment Services ("FFS"), which was incorporated in Illinois on March 25, 1994. FFS sold investment products, including annuities, offered by PrimeVest Financial Services, Inc., a specialty brokerage firm, through December 31, 1998. The agreement between FFS and PrimeVest expired on December 31, 1998 and was not renewed. As of January 1, 1999, FFS will sell investment products through Mutual Service Corporation, under an agreement between FFS and Secord Asset Management. Customers seeking alternatives to the deposit products at First Federal have access to other financial products through the FFS staff.

    Collectively, Eagle, First Federal and FFS are referred to herein as "the Company".

                                      C-2                             APPENDICES

AVERAGE BALANCE SHEETS

    The following table sets forth information with respect to average balances of assets and liabilities, dollar amounts of interest income or expense from average interest-earning assets and interest-bearing liabilities, respectively, resultant yields and costs, interest rate spreads, net interest margins and the ratio of interest-earning assets to interest-bearing liabilities for the periods indicated. Average balances for each period have been calculated using the average of month-end balances during such period, the use of which management of the Company believes are not materially different from averages calculated using the daily balances (amounts in thousands):

FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                                   AVERAGE    INTEREST &     YIELD/
                                                                                   BALANCE     DIVIDENDS      COST
                                                                                  ----------  -----------  -----------
Interest-earning assets(1):
  Mortgage loans(2).............................................................  $   83,398   $   6,252        7.50%
  Indirect auto loans...........................................................      18,266       1,598        8.75
  Other consumer loans..........................................................      11,432       1,075        9.40
  Other loans...................................................................       7,150         592        8.28
                                                                                  ----------  -----------
    Total loans.................................................................     120,246       9,517        7.91
  Mortgage-backed securities:
    Collateralized mortgage obligations.........................................       8,765         468        5.34
    Other mortgage-backed securities............................................      19,189       1,115        5.81
  Investment securities.........................................................      14,857         873        5.88
  Overnight and short-term investments..........................................       7,729         403        5.21
  Federal Home Loan Bank stock..................................................       1,305          86        6.59
                                                                                  ----------  -----------
    Total interest-earning assets...............................................     172,091      12,462        7.24
Non-interest-earning assets:
  Premises and equipment, net...................................................       2,789
  Real estate, net..............................................................         688
  Other non-interest-earning assets.............................................       2,257
                                                                                  ----------
    Total assets................................................................     177,825

Interest-bearing liabilities:
  Passbook accounts.............................................................      15,599         549        3.52
  NOW accounts..................................................................      11,129         272        2.44
  Money market accounts.........................................................       2,081          58        2.79
  Certificates of deposit.......................................................     104,045       6,103        5.87
                                                                                  ----------  -----------
    Total deposits..............................................................     132,854       6,982        5.26
  FHLB advances and other borrowed funds........................................      22,838       1,226        5.37
                                                                                  ----------  -----------
    Total interest-bearing liabilities..........................................     155,692       8,208        5.27
Non-interest bearing liabilities:
  Non-interest bearing deposits.................................................         552
  Other liabilities.............................................................       1,164
                                                                                  ----------
    Total liabilities...........................................................     157,408
Stockholders' equity............................................................      20,417
                                                                                  ----------
    Total liabilities and stockholders' equity..................................  $  177,825

Net interest income.............................................................               $   4,254
Interest rate spread............................................................                                1.97
Net interest margin.............................................................                                2.47%
Average interest-earning assets to average interest-bearing liabilities.........        1.11x

                                      C-3                             APPENDICES

FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                                  AVERAGE    INTEREST &     YIELD/
                                                                                  BALANCE     DIVIDENDS      COST
                                                                                 ----------  -----------  -----------
Interest-earning assets(1):
  Mortgage loans(2)............................................................  $   86,619   $   6,633        7.66%
  Indirect auto loans..........................................................      21,355       1,834        8.59
  Other consumer loans.........................................................       8,238         848       10.29
  Other loans..................................................................       1,828         157        8.59
                                                                                 ----------  -----------
    Total loans................................................................     118,040       9,472        8.02
  Mortgage-backed securities:
    Collateralized mortgage obligations........................................      15,448         881        5.70
    Other mortgage-backed securities...........................................      14,045         857        6.10
  Investment securities........................................................      14,667         897        6.12
  Overnight and short-term investments.........................................       2,649         143        5.40
  Federal Home Loan Bank stock.................................................       1,126          76        6.75
                                                                                 ----------  -----------
    Total interest-earning assets..............................................     165,975      12,326        7.43
Non-interest-earning assets:
  Premises and equipment, net..................................................       2,876
  Real estate, net.............................................................         651
  Other non-interest-earning assets............................................       2,451
                                                                                 ----------
    Total assets...............................................................     171,953

Interest-bearing liabilities:
  Passbook accounts............................................................      15,832         579        3.66
  NOW accounts.................................................................       6,751         132        1.96
  Money market accounts........................................................       2,438          70        2.87
  Certificates of deposit......................................................     106,491       6,285        5.90
                                                                                 ----------  -----------
    Total deposits.............................................................     131,512       7,066        5.37
  FHLB advances and other borrowed funds.......................................      17,905       1,055        5.89
                                                                                 ----------  -----------
    Total interest-bearing liabilities.........................................     149,417       8,121        5.44
Non-interest bearing liabilities:
  Non-interest bearing deposits................................................         786
  Other liabilities............................................................       1,045
                                                                                 ----------
    Total liabilities..........................................................     151,248
Stockholders' equity...........................................................      20,705
                                                                                 ----------
    Total liabilities and stockholders' equity.................................  $  171,953

Net interest income............................................................               $   4,205
Interest rate spread...........................................................                                1.99
Net interest margin............................................................                                2.53%
Average interest-earning assets to average interest-bearing liabilities........        1.11x

                                      C-4                             APPENDICES

FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                  AVERAGE     INTEREST &     YIELD/
                                                                                  BALANCE      DIVIDENDS      COST
                                                                                ------------  -----------  -----------
Interest-earning assets(1):
  Mortgage loans(2)...........................................................  $   65,224     $   4,862        7.45%
  Indirect auto loans.........................................................      22,962         1,985        8.64
  Other consumer loans........................................................       8,346           754        9.03
  Other loans.................................................................         848            80        9.43
                                                                                ------------  -----------
    Total loans...............................................................      97,380         7,681        7.89
  Mortgage-backed securities:
    Collateralized mortgage obligations.......................................      19,583         1,153        5.89
    Other mortgage-backed securities..........................................      19,499         1,205        6.18
  Investment securities.......................................................      13,916           832        5.98
  Overnight and short-term investments........................................       3,106           172        5.54
  Federal Home Loan Bank stock................................................         760            51        6.71
                                                                                ------------  -----------
    Total interest-earning assets.............................................     154,244        11,094        7.19
Non-interest-earning assets:
  Premises and equipment, net.................................................       2,997
  Real estate, net............................................................         649
  Other non-interest-earning assets...........................................       1,506
                                                                                ------------
    Total assets..............................................................     159,396

Interest-bearing liabilities:
  Passbook accounts...........................................................      15,462           577        3.73
  NOW accounts................................................................       5,338            96        1.80
  Money market accounts.......................................................       2,964            85        2.87
  Certificates of deposit.....................................................     111,859         6,673        5.97
                                                                                ------------  -----------
    Total deposits............................................................     135,623         7,431        5.48
  FHLB advances and other borrowed funds......................................       4,386           272        6.20
                                                                                ------------  -----------
    Total interest-bearing liabilities........................................     140,009         7,703        5.50
Non-interest bearing liabilities:
  Non-interest bearing deposits...............................................         549
  Other liabilities...........................................................       1,682
                                                                                ------------
    Total liabilities.........................................................     142,240
Stockholders' equity..........................................................      17,156
                                                                                ------------
    Total liabilities and stockholders' equity................................  $  159,396

Net interest income...........................................................                 $   3,391
Interest rate spread..........................................................                                  1.69
Net interest margin...........................................................                                  2.20%
Average interest-earning assets to average interest-bearing liabilities.......        1.10x

------------------------

(1) Does not include interest on loans 90 days or more past due.

(2) Includes one-to-four family, construction, multi-family and commercial real estate loans and loans held for sale.

    The following table sets forth the effects of changing interest rates and volumes of interest-earning assets and interest-bearing liabilities on net interest income. Information is provided with respect to (i) effects on interest income attributable to changes in rate (changes in rate multiplied by prior volume),

                                      C-5                             APPENDICES

(ii) effects on interest income attributable to changes in volume (changes in volume multiplied by prior rate) and (iii) changes in rate/volume (change in rate multiplied by change in volume) (amounts in thousands):

1998 COMPARED TO 1997

                                                                                           RATE/
                                                                  RATE       VOLUME       VOLUME        NET
                                                                ---------  -----------  -----------  ---------
Interest earning-assets(1):
  Mortgage loans(2)...........................................  $    (139)  $    (247)   $       5   $    (381)
  Indirect auto loans.........................................         34        (265)          (5)       (236)
  Other consumer loans........................................        (73)        329          (29)        227
  Other loans.................................................         (6)        457          (16)        435
                                                                ---------       -----          ---   ---------
    Total loans...............................................       (184)        274          (45)         45
  Mortgage-backed securities:
    Collateralized mortgage obligations.......................        (56)       (381)          24        (413)
    Other mortgage-backed securities..........................        (41)        314          (15)        258
Investment securities.........................................        (35)         12           (1)        (24)
Overnight and short-term investments..........................         (5)        274           (9)        260
Federal Home Loan Bank Stock..................................         (2)         12           --          10
                                                                ---------       -----          ---   ---------
    Total net change in income on interest-earning assets.....       (323)        505          (46)        136

Interest-bearing liabilities:
  Passbook accounts...........................................        (22)         (8)          --         (30)
  NOW accounts................................................         33          85           22         140
  Money market accounts.......................................         (2)        (10)          --         (12)
  Certificates of deposit.....................................        (38)       (145)           1        (182)
                                                                ---------       -----          ---   ---------
    Total deposits............................................        (29)        (78)          23         (84)
  FHLB advances and other borrowed funds......................        (94)        291          (26)        171
                                                                ---------       -----          ---   ---------
    Total net change in expense on interest-bearing
      liabilities.............................................       (123)        213           (3)         87
                                                                ---------       -----          ---   ---------

Net change in net interest income.............................  $    (200)  $     292    $     (43)  $      49

                                      C-6                             APPENDICES

1997 COMPARED TO 1996

                                                                            INCREASE (DECREASE)
                                                                                   DUE TO
                                                                           ----------------------
                                                                                         RATE/
                                                                  RATE      VOLUME      VOLUME        NET
                                                                ---------  ---------  -----------  ---------
Interest earning-assets(1):
  Mortgage loans(2)...........................................  $     133  $   1,595   $      43   $   1,771
  Indirect auto loans.........................................        (13)      (139)          1        (151)
  Other consumer loans........................................        105        (10)         (1)         94
  Other loans.................................................         (7)        92          (8)         77
                                                                ---------  ---------         ---   ---------
    Total loans...............................................        218      1,538          35       1,791
  Mortgage-backed securities:
    Collateralized mortgage obligations.......................        (36)      (244)          8        (272)
    Other mortgage-backed securities..........................        (15)      (337)          4        (348)
  Investment securities.......................................         19         45           1          65
  Overnight and short-term investments........................         (4)       (25)         --         (29)
  Federal Home Loan Bank Stock................................         --         25          --          25
                                                                ---------  ---------         ---   ---------
    Total net change in income on interest-earning assets.....        182      1,002          48       1,232

Interest-bearing liabilities:
  Passbook accounts...........................................        (12)        14          --           2
  NOW accounts................................................          9         25           2          36
  Money market accounts.......................................         --        (15)         --         (15)
  Certificates of deposit.....................................        (71)      (320)          3        (388)
                                                                ---------  ---------         ---   ---------
    Total deposits............................................        (74)      (296)          5        (365)
  FHLB advances and other borrowed funds......................        (13)       838         (42)        783
                                                                ---------  ---------         ---   ---------
    Total net change in expense on interest-bearing
      liabilities.............................................        (87)       542         (37)        418
                                                                ---------  ---------         ---   ---------

Net change in net interest income.............................  $     269  $     460   $      85   $     814

------------------------

(1) Does not include interest on loans 90 days or more past due

(2) Includes one-to-four family, construction, multi-family and commercial real estate loans and loans held for sale.

LENDING ACTIVITIES

    In 1998, First Federal continued to follow the lending strategy adopted in mid-1997 of selling at origination most residential mortgage loans, emphasizing origination of commercial business, commercial real estate and direct consumer loans and placing less emphasis on origination of indirect automobile loans. This strategy was adopted to further diversify, increase the average yield and improve the interest sensitivity of the loan portfolio by replacing longer-term residential mortgage loans with shorter-term, higher-yielding commercial and consumer loans. In addition, this strategy is intended to increase non-interest income due to gains on sales of residential mortgage loans and increased servicing income.

    Prior to 1992, the loan portfolio consisted primarily of residential mortgage loans that had been originated by First Federal. In 1992, for the first time, First Federal sold selected residential mortgage loans, primarily long-term, fixed-rate loans, in the secondary market. Fixed rate residential mortgage loans with maturities of less than 15 years and adjustable rate residential mortgage loans were generally retained in the portfolio. In 1993, First Federal began originating indirect automobile loans through a network of local automobile dealerships. This effort helped diversify and reduce the interest sensitivity of the portfolio since indirect auto loans generally are shorter term than residential mortgage loans. The balance of indirect automobile loans increased each year through 1996.

                                      C-7                             APPENDICES

    The effects of the change in strategy in 1997 are evident in the composition of the loan portfolio. One-to-four family residential mortgage loans decreased over $20,800,000 while multi-family mortgage and commercial real estate loans increased over $10,300,000, commercial business loans increased over $6,200,000, other consumer loans increased over $2,400,000 and indirect automobile loans decreased over $2,800,000 during 1998. At December 31, 1998, one-to-four family residential mortgage loans comprised 48% of gross loans compared to 63% the previous two year-ends. Indirect auto loans decreased to 14% of gross loans at December 31, 1998 from 16% at December 31, 1997 and 22% at December 31, 1996. Multi-family mortgage, commercial real estate and commercial business loans comprised 25% of gross loans at December 31, 1998 compared to 11% at December 31, 1997.

    The following table sets forth the composition of the loan portfolio as of the dates indicated:

                                                                        DECEMBER 31,
                                                                    --------------------
                                                      1998                  1997                  1996
                                              --------------------  --------------------  --------------------
                                               AMOUNT       PCT      AMOUNT       PCT      AMOUNT       PCT
                                              ---------  ---------  ---------  ---------  ---------  ---------
Mortgage loans:
  One-to-four family(1).....................  $  57,162       48.2% $  77,994       62.7% $  67,855       62.7%
  Construction..............................      1,947        1.6      3,009        2.4      1,183        1.1
  Multi-family..............................     11,514        9.7      5,080        4.1      1,562        1.4
  Commercial real estate....................     10,729        9.1      6,791        5.5      3,827        3.5
                                              ---------             ---------             ---------
    Total mortgage..........................     81,352       68.6     92,874       74.7     74,427       68.7
Indirect auto loans.........................     16,755       14.1     19,593       15.7     23,640       21.8
Other consumer loans:
  Direct auto...............................      2,586        2.2      2,190        1.8      2,136        2.0
  Home equity...............................      8,313        7.0      5,810        4.7      4,904        4.5
  Other consumer............................      1,170        1.0      1,643        1.3      1,479        1.4
                                              ---------             ---------             ---------
    Total other consumer....................     12,069       10.2      9,643        7.8      8,519        7.9
Commercial business loans...................      7,792        6.6      1,588        1.3      1,145        1.1
Accrued interest receivable--all loans......        638         .5        631         .5        523         .5
                                              ---------        ---  ---------        ---  ---------        ---
Gross loans.................................    118,606        100    124,329        100    108,254        100
Less:
  Due to borrowers on construction loans....       (931)                 (871)                 (610)
  Deferred loan fees........................       (109)                 (114)                  (80)
  Allowance for loan losses.................     (1,015)                 (935)                 (923)
                                              ---------             ---------             ---------
Net loans...................................  $ 116,551             $ 122,409             $ 106,641

------------------------

(1) Includes loans held for sale and construction loans converted to permanent loans.

Other than the categories listed above, no other concentrations or categories of loans exceeding 10% of total loans are known to exist.


    ONE-TO-FOUR FAMILY RESIDENTIAL LENDING. The primary lending activity of First Federal has been the origination of first mortgage loans to enable borrowers to purchase new or existing homes or to construct one-to-four family homes located in First Federal's primary market area. Such lending includes loans secured by detached single-family residences or condominiums and individually owned residences in attached housing containing not more than four separate dwelling units. Prior to 1998, one-to-four family residential mortgage loans represented well over half of the loan portfolio and still comprise 48% of the portfolio at December 31, 1998. Of the $162,709,000 in loans originated in 1998, $102,583,000, or 63%, were one-to-four family residential mortgage loans. The volume of loan originations in 1998 was due to the declining rate environment during the year. The decrease in the amount of residential mortgage loans in


                                      C-8                             APPENDICES
the portfolio was due primarily to customers who refinanced portfolio loans that were then sold in the secondary market.

    One-to-four family residential mortgage loans have contributed significantly to interest income and have low delinquency and loss rates. The volume of residential mortgage loans sold in 1998 resulted in a substantial increase in non-interest income in 1998 due to the gains on the loan sales. To remain competitive, a variety of mortgage products are offered including fixed or adjustable rate and term or balloon loans.

    Fixed-rate, fixed-term residential mortgage loans are competitively priced based primarily on the daily rate quotes received from the various secondary market investors to whom loans are sold. Terms of 10, 15, 20 and 30 years are available. Prior to 1997, First Federal maintained a practice of selling in the secondary market all new fixed-rate, fixed-term residential mortgage loans with terms of over 15 years and some such loans with terms of 15 years or less depending on market conditions. The emphasis was changed in the last six months of 1997 and now most new fixed-rate, fixed-term loans that meet underwriting standards are sold in the secondary market. Loans are primarily sold to either Federal National Mortgage Association ("FNMA"), a government sponsored agency, or to other private corporate investors. At December 31, 1998, fixed-rate, fixed-term loans represented about 45% of the one-to-four family mortgage loans outstanding.

    Adjustable-rate ("ARM") residential mortgage loans having initial adjustment periods of one, three, five or seven years, with annual adjustments thereafter and maturities of up to 30 years, are offered by First Federal. ARM loans are adjusted at the beginning of each adjustment period based on a fixed spread above the average yield on US Treasury securities as published by the Federal Reserve Board. Generally, ARM loan rate adjustments are limited to 2% per adjustment period and to 6% aggregate over the life of the loan. At December 31, 1998, ARM loans represented about 40% of the one-to-four family mortgage loans outstanding.

    Prior to 1997, ARM loans were retained in First Federal's portfolio due to the lower level of interest rate risk compared to fixed-rate, fixed-term loans. Beginning in the last half of 1997, most new ARM loans that met underwriting standards were sold in the secondary market. ARM loans do have higher credit risk compared to fixed-rate loans due to the possibility of borrower default when interest rates reset higher and monthly payment amounts increase. ARM borrowers are normally qualified at the highest possible rate to reduce credit risk.

    Balloon loans are also offered by First Federal. These loans have fixed-rates and fixed monthly payments (normally based on a 30 year amortization schedule) but have a five or seven year term at which time the entire unpaid principal balance is due. Borrowers have the option of renewing the loan at then current rates. Balloon loans generally have lower interest rate risk than fixed-rate, fixed-term loans but higher interest rate risk relative to ARM loans since balloon loans usually are repriceable later than ARM loans but sooner than fixed-term loans. As with new fixed-rate and ARM loans, new balloon loans that meet underwriting standards are now sold in the secondary market. About 15% of the one-to-four family mortgage loans outstanding at December 31, 1998 were balloon loans.

    Factors such as the general level of interest rates, competition, funds availability and borrower preference all affect the amount and type of loans originated. Generally, borrowers prefer ARM loans in periods of higher interest rates and fixed-rate loans in periods of lower interest rates.

    One-to-four family mortgage loans are underwritten to FNMA guidelines to allow for sale in the secondary market. If the loan to value ratio exceeds 80%, private mortgage insurance is required to cover the excess above 80%. With private mortgage insurance, loan to value ratios cannot exceed 95%. Title insurance or attorney's opinion to title is required as is hazard insurance for any property securing mortgage loans.

                                      C-9                             APPENDICES

    CONSTRUCTION LOANS. First Federal originates construction loans at the request of borrowers but does not actively solicit such loans. Generally, such loans are for construction of owner-occupied, single-family dwellings and are usually converted to permanent mortgage financing upon completion. The increase in construction loans in 1997 was due to one loan originated to a group of qualified local developers to finance construction of a hotel in McLean County. This project was completed in early 1998 and the loan was converted to permanent financing and is included with commercial real estate loans in the portfolio composition breakdown. Residential construction loans usually have variable rates and have maturities of up to twelve months in which time construction must be completed. Loan amounts usually do not exceed 80% of the estimated value of the completed property. Credit risk associated with construction loans is higher than permanent loans due to uncertainty as to the final value of the property, possible construction delays or underestimation of construction costs. At December 31, 1998, construction loans totaled $1,947,000, or 1.6% of gross loans. Other than the loan noted above, no other commercial construction loans were outstanding during or at the end of 1998.


    MULTI-FAMILY RESIDENTIAL LENDING. First Federal offers mortgage loans secured by multi-family residential properties. Most such loan originations feature balloon payments due in five years with amortization terms up to 20 years and loan to value ratios that usually do not exceed 80%. Interest rates may be fixed or adjustable. Increased emphasis on these types of loans in 1998 resulted in a substantial increase in such loans to $11,514,000, or 9.7% of gross loans, at December 31, 1998. The increase related primarily to the financing of existing, multiple-building apartment complexes.


    COMMERCIAL REAL ESTATE LENDING. Commercial real estate loans also increased significantly in 1998 to $10,729,000, or 9.1% of gross loans, at December 31, 1998 due to increased emphasis on such loans. The increase was primarily due to the financing of an existing local hotel complex and the conversion of the hotel construction loan to permanent financing. These loans usually have variable rates, normally floating at prime or a fixed spread above prime, and balloon payments due in five years with amortization terms up to 20 years. Loans are underwritten based on analysis of the cash flow generated by the business in which the real estate is used and the ability of the borrower to meet payment obligations. In addition to securing the loan with a first mortgage on the real estate, personal guarantees from the business owners are usually sought. Loans are usually limited to 75% of the value of the property.

    Multi-family residential and commercial real estate loans have significantly more risk than one-to-four family mortgage loans due to the usually higher loan amounts and the credit risk, which arises from concentration of principal in a smaller number of loans, the effects of general economic conditions on income producing property and the difficulty of evaluating and monitoring the loans. Events that affect the operations and cash flow of the business which is on the secured property must be monitored to ensure the borrower has the ability to repay the loan.

    INDIRECT AUTO LOANS. In 1993, First Federal began originating indirect auto loans through a network that includes most local auto dealerships and loan totals increased each year through 1996. The shift in lending strategy in 1997 resulted in total indirect auto loans of $16,755,000, or 14.1% of gross loans, at December 31, 1998, a decrease of almost $3,000,000 from year-end, 1997 and almost $7,000,000 from year-end, 1996. The decrease is due to less emphasis on indirect auto loan originations and to increased competition from both national and local lenders. First Federal continues to originate indirect auto loans but has tightened its guidelines preferring to originate loans to buyers who qualify as higher grade credits. Current policy allows for underwriting of loans on new or used automobiles with maturities between three and five years. All indirect auto loans are secured by the new or used automobile purchased with loan proceeds. Loan amounts on new automobiles are limited to the manufacturer's suggested price while used automobile loan amounts are limited to the retail price as listed in the National Automobile Dealers Association used car guide.

    Following a credit review of the dealer, First Federal enters into a contractual relationship with the dealer. Short response times for credit decisions, consistent application of underwriting standards and

                                      C-10                            APPENDICES
immediate funding of indirect loans upon delivery of required documents allowed First Federal to successfully compete for these loans in the past. The amount of indirect loan originations is dependent on the volume of new and used automobile sales and the financing choices of purchasers, factors over which First Federal has no control. At December 31, 1998, loans originated from 29 local dealerships were outstanding with the highest amount from any one dealer totaling 13% of the total indirect auto loans.

    Underwriting standards are maintained to assess an applicant's ability to repay amounts due and to verify the adequacy of the automobile financed as collateral. Even with the underwriting standards, the risks inherent in indirect auto lending indicate that some loans will default. Loans secured by assets that depreciate rapidly, such as automobiles, are generally considered to entail greater risks than residential mortgage loans. Through the efforts of a full-time collections officer, loan delinquencies have been kept at or below industry averages. At December 31, 1998, four loans totaling $31,000 were delinquent 90 days or more. No recourse is available from dealerships on loan defaults. Net charge-offs related to indirect auto loans decreased to $134,000 in 1998 from $187,000 in 1997.

    OTHER CONSUMER LOANS. First Federal also originates a variety of other consumer loans including direct auto loans and home equity loans and lines of credit. These types of direct loans totaled $12,069,000, or 10.2% of gross loans, at December 31, 1998, an increase of over $2,400,000 during the year. Originations of these types of loans have increased following the change in lending strategy.

    Direct auto loans are originated using the same underwriting standards as indirect auto loans but are made directly with the borrower rather than through a dealer. Direct auto loans have the same amount and term limits as indirect auto loans and also require as collateral the vehicle purchased with the loan. At December 31, 1998, direct auto loans outstanding totaled $2,586,000 or 2.2% of gross loans outstanding. Direct auto loans are usually made to customers with previous borrowings and or deposit accounts with First Federal.

    Home equity loans and lines of credit are secured by second liens on residential real estate. Home equity loans generally have fixed rates, fixed monthly payments and maturities up to 15 years. Home equity lines of credit have adjustable rates and flexible payment plans depending on the amount actually borrowed. Loan amounts are made up to a maximum 90% loan to value ratio taking into account all other liens on the property. Underwriting standards are virtually the same as for first mortgage loans and originations are not limited to borrowers for whom First Federal holds the first mortgage. At December 31, 1998, home equity loans and lines of credit totaled $8,313,000 or 7.0% of gross loans. The amount of such loans has increased in each of the last three years and First Federal intends to continue to actively solicit such loans, especially home equity lines of credit, in the future.

    First Federal makes a variety of other consumer loans that totaled $1,170,000, or 1.0% of gross loans outstanding as of December 31, 1998. Included in this total are loans to purchase consumer goods, loans secured by deposit accounts and unsecured personal loans. Underwriting standards for these loans vary based on the loan type but all consider the creditworthiness of the borrower and the value of underlying collateral, with secured loans limited to 90% of the value of the underlying collateral. Interest rates and maturities vary depending on the loan type as well. As with direct auto loans these types of loans are generally granted to customers with previous borrowings and or existing deposit accounts with First Federal.

    COMMERCIAL BUSINESS LENDING. As previously noted, commercial business loans are emphasized under the current lending strategy though originations of these loans will be subject to strict guidelines. As of December 31, 1998, commercial business loans equaled $7,792,000, or 6.6% of gross loans, an increase of over $6,200,000 from year-end, 1997. The increase relates to a number of business projects not concentrated in any industry, business type or location to lessen the risk. Commercial business loans are secured by accounts receivable, inventory, capital stock or real estate of the business and are usually personally guaranteed by the business owners. Risks involved are similar to commercial real estate loans with loan repayment often dependent upon the business generating sufficient cash flow, but commercial business

                                      C-11                            APPENDICES
loans carry even more credit risk than commercial real estate loans due to the nature of the collateral underlying the loan. Commercial business loans usually have variable interest rates and maturities of five years or less.

    LOAN ORIGINATIONS, PURCHASES AND SALES. Since 1997, First Federal has originated most residential mortgage loans for sale in the secondary market. Previously, long-term, fixed-rate residential mortgages were usually sold at origination while fixed-rate, fixed-term residential mortgage loans with maturities of 15 years or less, adjustable rate and balloon loans were usually retained in the portfolio. Servicing rights are retained on loans sold to FNMA, which was about 21% of loans sold in 1998, and are not retained on loans sold to other investors. All loans are sold without recourse. In 1998, proceeds from sales of residential mortgage loans totaled $93,164,000. All sales in 1998 were on a loan-by-loan basis. In 1999, changes in underwriting methods may allow for sales of groups of loans at more beneficial pricing. No other changes in the origination and sale of residential mortgage loans are anticipated.

    In recent years, First Federal has not made a practice of purchasing whole loans or participations in loans originated by other financial institutions and has not sold participations in loans it originated. In 1997 one participation loan was purchased as First Federal joined with three other Central Illinois thrifts to underwrite a multi-building apartment complex mortgage loan. First Federal's original share of the loan was $2,800,000. Due to monthly principal payments and repurchase of approximately 30% of the original participation amount by the lead lending institution, the outstanding balance at December 31, 1998 was $1,800,000. Similar purchases of participations in loans originated by other financial institutions will be considered in the future as one way to increase the amount of commercial real estate and commercial business loans. First Federal will also look to participate out portions of commercial real estate and commercial business loans originated in house when the loan amount exceeds the lending limit.

    CONTRACTUAL PRINCIPAL REPAYMENTS. The following table sets forth information with respect to scheduled contractual maturity of loans receivable at December 31, 1998 (in thousands):


                                                                                  DUE AFTER
                                                                       DUE IN     ONE YEAR     DUE AFTER
                                                                      ONE YEAR     THROUGH       FIVE
                                                                       OR LESS   FIVE YEARS      YEARS       TOTAL
                                                                      ---------  -----------  -----------  ----------
Mortgage Loans:
  One-to-four family................................................  $  10,454   $  26,151    $  20,557   $   57,162
  Construction......................................................      1,927          --           --        1,947
  Multi-family......................................................        419       6,976        4,119       11,514
  Commercial real estate............................................      1,772       8,241          716       10,729
                                                                      ---------  -----------  -----------  ----------
    Total mortgage..................................................     14,592      41,368       25,392       81,352
Indirect auto loans.................................................      5,679      10,550          526       16,755
Other consumer loans
  Direct auto.......................................................        843       1,653           90        2,586
  Home equity.......................................................      4,634       3,077          602        8,313
  Other consumer....................................................        933         232            5        1,170
                                                                      ---------  -----------  -----------  ----------
    Total other consumer............................................      6,410       4,962          697       12,069
Commercial business loans...........................................      3,368       4,348           76        7,792
                                                                      ---------  -----------  -----------  ----------
Total loans.........................................................  $  30,049   $  61,228    $  26,691   $  117,968


Demand loans, loans having no stated schedule of repayment and no stated maturity and overdraft loans are reported as due in one year or less. Scheduled repayments are reported in the maturity category in which the payment is due.

                                      C-12                            APPENDICES

    The amount of loans due after one year having predetermined interest rates and floating or adjustable interest rates is as follows (in thousands):

Fixed.............................................................   $  70,166
Adjustable........................................................      17,753

    LOAN COMMITMENTS. At December 31, 1998, outstanding loan commitments totaled $479,000. Commitments are normally provided to prospective borrowers following approval of a residential mortgage loan application and indicate that at any time within a 30 day period from the date of approval, subject to satisfaction of certain specified conditions, the approved loan will be funded. Unused lines of credit totaled $8,826,000 at December 31, 1998. Of this amount, $4,249,000 relates to home equity lines of credit and the remainder relates to various commercial business and commercial real estate lines of credit. In management's opinion, these commitments represent no more than normal lending risk and can be funded from normal sources.

    LOAN ORIGINATION, SERVICING AND OTHER FEES. Origination fees are not collected on most loans but when such fees are collected, the amount is offset against certain direct loan origination costs, then deferred and recognized as an adjustment to interest income over the expected life of the loan. At December 31, 1998, deferred loan fees equaled $109,000. Certain costs paid by First Federal necessary for loan processing and closing, including credit reports, an independent appraisal and title insurance, are reimbursed by borrowers. Loans totaling $41,979,000 were serviced for others as of December 31, 1998. Servicing income of $157,000 was recorded in 1998. Fees may also be collected in connection with loan modifications, late payments, prepayments and for other miscellaneous loan related services. Such payments are recognized as non-interest income upon receipt.

    LOANS TO ONE BORROWER. Under OTS regulations, First Federal is generally subject to the same loans-to-one borrower limits that apply to national banks. Generally, loans and extensions of credit at one time to one borrower (and certain related entities of the borrower) may not exceed 15% of First Federal's unimpaired capital and surplus, plus an additional 10% of unimpaired capital and surplus for loans fully secured by certain readily marketable collateral. First Federal's lending limit for loans to one borrower as of December 31, 1998 was approximately $2,667,000. As of the same date, First Federal had no single borrower with loans exceeding $2,487,000.

    DELINQUENCIES. Borrowers with loans 30 days past due are initially notified by letter and then contacted by telephone by the collections officer or other loan personnel. These reminders cure most delinquencies with no legal action necessary. With respect to residential mortgage loans and consumer loans other than indirect auto loans, if the delinquency exceeds 90 days, measures to enforce remedies resulting from the default, including mailing a 30 day notice of the commencement of a foreclosure action or the repossession of collateral, are instituted. With respect to indirect auto loans, repossession of collateral is initiated if the loan is 60 days past due. Delinquencies on multi-family and commercial real estate and business loans are addressed on a case by case basis.

                                      C-13                            APPENDICES

    The following table sets forth information with respect to loans past due 60-89 days and over 90 days at the dates indicated (in thousands):

                                                                                           DECEMBER 31,
                                                              ----------------------------------------------------------------------
                                                                       1998                    1997                    1996
                                                              ----------------------  ----------------------  ----------------------
                                                                60-89      OVER 90      60-89      OVER 90      60-89      OVER 90
                                                                DAYS        DAYS        DAYS        DAYS        DAYS        DAYS
                                                              ---------  -----------  ---------  -----------  ---------  -----------
Mortgage loans:
  One-to-four family........................................  $     299   $     223   $     215   $     103   $     288   $     310
  Construction..............................................         85          --         100         112          --          --
  Multi-family..............................................         --          --          --          --          --          --
  Commercial real estate....................................         --         129          --          --          --         333
                                                              ---------       -----   ---------       -----   ---------       -----
    Total mortgage..........................................        384         352         315         215         288         643
Indirect auto loans
  Direct auto...............................................          7          --          --          --          22           7
  Home equity...............................................         --          14          --          11          13          --
  Other consumer............................................         21          --          36          --           6          11
                                                              ---------       -----   ---------       -----   ---------       -----
    Total other consumer....................................         28          14          36          11          41          18
Commercial business loans...................................         --          --          --          69          81          --
                                                              ---------       -----   ---------       -----   ---------       -----
  Total.....................................................  $     456   $     397   $     379   $     295   $     459   $     705
  Percent of Gross Loans....................................       0.38%       0.33%       0.31%       0.24%       0.42%       0.65%


    NON-PERFORMING ASSETS. All loans 90 days or more past due are placed on non-accrual status unless such loans are adequately collateralized and in the process of collection. At December 31, 1998, 1997 and 1996, all loans 90 days or more past due were on non-accrual status. Interest income on such loans is recognized only upon cash receipt and such loans are returned to accrual status only after all contractually past due payments are brought current and management believes collection of outstanding principal and interest is not in doubt. Additional interest income that would have been recognized on non-accrual loans, had each been current, totaled $12,000, $9,000, and $40,000, respectively, in 1998, 1997 and 1996. In addition to non-accrual loans, other assets classified as non-performing include troubled debt restructuring, repossessed automobiles and certain real estate owned. Real estate owned includes property acquired through foreclosure, property upon which a judgment of foreclosure has been entered but for which no foreclosure sale has yet taken place, property which is in substance foreclosed and property acquired for investment purposes.


    As of December 31, 1998 and 1997, real estate owned consisted entirely of property acquired for investment purposes. At December 31, 1998, the largest parcel of real estate owned was 30 acres of industrial property valued at $580,000 acquired in 1992. In 1998, First Federal transferred the land to Eagle via dividend. Eagle then entered into a joint venture agreement with a local developer in which Eagle agreed to contribute the land to the partnership and the developer will provide expertise in developing such projects. Under terms of the agreement, as parcels are developed and sold, Eagle will be repaid first until it has received 100% of the basis of the land contributed and then the remaining proceeds will be split between the partners. If any amounts are borrowed in the development process, such loans will be repaid before the remaining proceeds are split after Eagle is repaid for the land.

    Eagle also paid $25,000 in 1998 for a lot in LeRoy next to another lot already owned by First Federal. The previously owned lot was adjacent to First Federal's LeRoy office and was held for possible expansion of the facility. Since no plans for expansion were being considered, First Federal transferred the lot via dividend to Eagle, who combined the parcels and contributed the land as part of a joint venture agreement with another local developer. The developer constructed a three unit retail center on the property and has leased two of the three units. Eagle and the developer will share in the proceeds of the development.

                                      C-14                            APPENDICES

    The following table sets forth information with respect to non-performing assets (in thousands):

                                                                                                 DECEMBER 31,
                                                                                        -------------------------------
                                                                                          1998       1997       1996
                                                                                        ---------  ---------  ---------
Mortgage loans:
  One-to-four family..................................................................  $     223  $     103  $     310
  Construction........................................................................         --        112         --
  Multi-family........................................................................         --         --         --
  Commercial real estate..............................................................        129         --        333
                                                                                        ---------  ---------  ---------
    Total mortgage....................................................................        352        215        643
Indirect auto loans...................................................................         31         --         44
Other consumer loans
  Direct auto.........................................................................         --         --          7
  Home equity.........................................................................         14         11         --
  Other consumer......................................................................         --         --         11
                                                                                        ---------  ---------  ---------
    Total other consumer..............................................................         14         11         18
Commercial business loans.............................................................         --         69         --
                                                                                        ---------  ---------  ---------
    Total Non-Accrual Loans...........................................................        397        295        705
Real estate owned.....................................................................        711        633        653
Troubled debt restructuring...........................................................         --         --         --
Repossessed automobiles...............................................................         27         49         76
                                                                                        ---------  ---------  ---------
    Total Non-Performing Assets.......................................................  $   1,135  $     977  $   1,434
    Percent of Total Assets...........................................................       0.63%      0.57%      0.83%

    CLASSIFIED ASSETS. OTS regulations and First Federal policy require the review and classification of assets on a regular basis. First Federal performs such a review quarterly. Regulatory examiners also have the authority to review and, if appropriate, classify assets as part of their regular examination procedures. Problem assets can be classified as either substandard, doubtful or loss. Substandard assets have one or more defined weaknesses and the distinct possibility exists that a loss will be sustained if the weaknesses are not corrected. Doubtful assets have the weaknesses of substandard assets and, based on current information, the weaknesses make collection or liquidation in full questionable resulting in the high probability of loss. Loss assets are considered uncollectable and of such little value that continued treatment of the asset as an asset is not warranted. Insured institutions such as First Federal are required to establish a prudent general allowance for loan losses with respect to assets classified as substandard or doubtful. Assets classified as loss are required to either be charged-off or to be offset 100% with a specific allowance.

    The following table sets forth information with respect to the classification of assets as of December 31, 1998 (in thousands):

Substandard assets...................................................  $     186
Doubtful assets......................................................          9
Loss.................................................................         --
  Total Classified Assets............................................  $     195
                                                                       ---------
  Percent of Total Assets............................................       0.11%

    ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses was established to recognize the risks inherent with lending activities and may consist of a general allowance and a specific allowance. A specific allowance reserves against specific assets with respect to which a loss may be realized. A general allowance reserves against the entire loan portfolio. Allowances for loan loss are determined through analysis of

                                      C-15                            APPENDICES
factors such as past loan loss experience, current loan volume, growth and composition of the loan portfolio, local and national economic conditions and other factors deemed appropriate by management.

    Evaluation of the allowance for loan losses is undertaken at least quarterly. This evaluation includes a review of all loans for which full collectability is not reasonably assured and includes an estimation of the market value of collateral underlying problem loans, prior loss experience, economic conditions, overall portfolio quality and other factors. The allowance for loan losses, including general and specific reserves, are subject to review by the OTS, which can require First Federal to establish additional general or specific reserves. Provisions for loan losses are charged against earnings in the year established. Loan losses are charged against the allowance and recoveries of loans previously charged against the allowance are added back to the allowance.

    The provision for loan losses in 1998 was $240,000. This provision was deemed appropriate due to the change in composition of the loan portfolio even though the total loans outstanding and net charge-offs both decreased in 1998. The increase in multi-family, commercial real estate and commercial loans, which generally carry more risk than residential mortgage loans, to 25% of gross loans outstanding at December 31, 1998 from 11% at December 31, 1997 was the primary reason the provision for loan losses increased in 1998. Net charge-offs decreased to $160,000 in 1998 from $228,000 in 1997 due primarily to reduced charge-offs of indirect auto loans. Net charge-offs related to indirect auto loans should continue to decrease as the amount of such loans decreases. Management believes that the allowance for loan losses at December 31, 1998 is adequate though there can be no assurance as to the adequacy of the allowance or the need for additional provisions for loan losses that may adversely impact earnings of the Company.

                                      C-16                            APPENDICES

    The following table sets forth information with respect to activity in the allowance for loan losses for the years indicated (in thousands):


                                                                      FOR THE YEAR ENDED DECEMBER 31,
                                                                      -------------------------------
                                                                        1998       1997       1996
                                                                      ---------  ---------  ---------
Allowance for loan loss at beginning of period......................  $     935  $     923  $     907
Provision for loan losses...........................................        240        240        183
Charge-offs:
  Mortgage loans:
    One-to-four family..............................................         --          7          1
    Construction....................................................         --         --         --
    Multi-family....................................................         --         --         --
    Commercial real estate..........................................         --         --         --
                                                                      ---------  ---------  ---------
      Total mortgage................................................         --          7          7
  Indirect auto loans...............................................        144        197        145
  Other consumer loans
    Direct auto.....................................................          5         30         21
    Home equity.....................................................         --         --         --
    Other consumer..................................................         21          5         11
                                                                      ---------  ---------  ---------
      Total other consumer..........................................         26         35         32
  Commercial business loans.........................................         --         --         --
                                                                      ---------  ---------  ---------
    Total charge-offs...............................................        170        239        178
Recoveries:
  Mortgage loans:
    One-to-four family..............................................         --         --         --
    Construction....................................................         --         --         --
    Multi-family....................................................         --         --         --
    Commercial real estate..........................................         --         --         --
                                                                      ---------  ---------  ---------
      Total mortgage................................................         --         --         --
  Indirect auto loans...............................................         10         10         11
  Other consumer loans
    Direct auto.....................................................         --          1         --
    Home equity.....................................................         --         --         --
    Other consumer..................................................         --         --         --
                                                                      ---------  ---------  ---------
        Total other consumer........................................         --          1         --
  Commercial business loans.........................................         --         --         --
                                                                      ---------  ---------  ---------
      Total recoveries..............................................         10         11         11
                                                                      ---------  ---------  ---------
Net charge-offs.....................................................       (160)      (228)      (167)
Allowance for loan loss at end of period............................  $   1,015  $     935  $     923
Allowance for loan losses to gross loans outstanding at end of
  period............................................................       0.86%      0.76%       .85%
Net charge-offs to average loans outstanding during the period......       0.13%      0.19%      0.17%


                                      C-17                            APPENDICES

    The following table sets forth information with respect to the breakdown of the allowance for loan losses by loan category at the dates indicated (amounts in thousands):


                                                                          DECEMBER 31,
                                           ---------------------------------------------------------------------------
                                                   1998                      1997                       1996
                                           ---------------------  ---------------------------  -----------------------
                                             LOAN      PERCENT       LOAN         PERCENT         LOAN       PERCENT
                                             LOSS         OF         LOSS            OF           LOSS          OF
                                            AMOUNT      LOANS       AMOUNT         LOANS         AMOUNT       LOANS
                                           ---------  ----------  -----------  --------------  -----------  ----------
Mortgage loans:
  One-to-four family.....................  $     292       0.51%   $     382          0.49%     $     352        0.52%
  Construction...........................         19       1.00           21          0.70              6        0.51%

  Multi-family...........................        115       1.00           51          1.00             16        1.02
  Commercial real estate.................         89       0.83          123          1.81            127        3.32
                                           ---------        ---        -----           ---          -----         ---
    Total mortgage.......................        515       0.63          577          0.62            501        0.67

Indirect auto loans......................        177       1.06          201          1.03            244        1.03
Other consumer loans
  Direct auto............................         26       1.00           23          1.05             23        1.08
  Home equity............................         64       0.77           29          0.50             36        0.73
  Other consumer.........................         12       1.03           29          1.77             15        1.01
                                           ---------        ---        -----           ---          -----         ---
    Total other consumer.................        102       0.85           81          0.84             74        0.87
Commercial business loans................         31       0.40            8          0.50              6        0.52
Unallocated..............................        190         --           68            --             98          --
                                           ---------        ---        -----           ---          -----         ---
Total Allowance for Loan Loss............  $   1,015       0.86%   $     935          0.76%     $     923        0.85%


    Loan Loss Amount represents the portion of the allowance for loan loss allocated to each loan category. Percent of Loans represents the ratio of the allowance for loan loss for each category to the total amount of loans in the same category.

INVESTMENT ACTIVITIES

    GENERAL. The Company is permitted under federal law to make investments in securities issued by the U.S. government, various federal agencies and state and municipal governments, in deposits at the Federal Home Loan Bank, in certificates of deposit and federal funds at federally insured institutions and in other earning assets within certain limitations. The Board of Directors has established and periodically reviews the investment policy, the objectives of which include holding investments that provide and maintain liquidity and generate a favorable return without incurring undue interest rate risk. At present, the investment securities portfolio includes mortgage-backed and related securities and securities issued or guaranteed by the U.S. government and various federal agencies. In recent years, no investment products designed to hedge interest rate risk, such as futures, options, swaps or other derivative securities, have been purchased or held. All investment securities are designated as "available-for-sale" and are reported at fair value as of December 31, 1998. Investment securities can also be designated as "trading securities" or "held-to-maturity" according to Generally Accepted Accounting Principals and regulatory guidelines but no securities have been so designated in recent years.


    MORTGAGE-BACKED AND RELATED SECURITIES. Mortgage-backed securities represent a participation interest in a pool of mortgages, the principal and interest payments of which are passed through intermediaries, who pooled and repackaged the participation interest as securities, to investors. Intermediaries include quasi-governmental agencies such as Federal Home Loan Mortgage Corp. ("FHLMC"), Federal National Mortgage Association ("FNMA") and Government National Mortgage Association ("GNMA"), each of whom guarantees or insures payment of principal and interest to investors. By virtue of the guarantees, mortgage-backed securities generally increase the quality of the Company's assets. In addition, mortgage-


                                      C-18                            APPENDICES
backed securities can be used to collateralize borrowings or other obligations of the Company and are generally more liquid than mortgage loans. Mortgage loans with similar interest rates and maturities are normally pooled so that the characteristics of the mortgage-backed security, which will mirror the underlying mortgage loans, can be reasonably defined. Mortgage-backed securities can have fixed or adjustable interest rates.

    Mortgage-backed security holders assume the interest rate risk characteristics of the underlying pool of mortgage loans. Prepayments made by the mortgage loan holders are passed on to the security holders which can adversely affect the yield to maturity and market value of the mortgage-backed security. Prepayment assumptions, based on historical performance, are used to determine anticipated maturity dates, which are then used to amortize premium or discount on a level yield basis. When actual prepayments on a mortgage-backed security differ from previous assumptions, adjustments to anticipated maturity dates may be necessary.

    At December 31, 1998, mortgage-backed securities with a book value of $29,864,000 and a market value of $29,712,000 were held. Holdings of these securities increased significantly in 1998 due to investment of residential loan sale proceeds and reinvestment of funds received from U. S. government and agency securities that matured, were called or were sold. In addition, principal payments and sale proceeds of mortgage related securities were also reinvested in mortgage-backed securities.

    Mortgage related securities were created to reduce the prepayment risk associated with mortgage-backed securities. Collateralized mortgage obligations ("CMOs") and real estate mortgage investment conduits ("REMICs"), issued in a variety of legal forms by both quasi-government agencies and private entities, are aggregate pools of mortgage-backed securities or mortgage loans. Once combined, separate classes or tranches of individual securities are created each having designated priority to future cash flows. As principal and interest payments are received on the underlying pools or mortgage loans, the class or tranche with highest priority is first to receive such payments. Once a class or tranche is fully paid out, the cash flows are directed to the class or tranche with the next highest priority. Security purchasers can buy certain classes or tranches with reasonable expectation as to when principal will be repaid. Prepayment risk is reduced with CMOs and REMICs compared to mortgage-backed securities but is not eliminated since changes in the general level of interest rates can affect prepayment rates. The market value of CMOs and REMICs, most of which have fixed interest rates, can also be more affected by the general level of interest rates than adjustable rate mortgage-backed securities. At December 31, 1998, CMOs with a book value of $7,563,000 and a market value of $7,532,000 were held.

    Regulatory policy requires at least an annual "stress" test of mortgage related securities to determine if price volatility under a 200 basis point interest rate shock for each security exceeds a benchmark 30 year mortgage-backed security. Securities that fail the stress test are considered high risk and may only be purchased to reduce interest rate risk. Regulators can require institutions to dispose of such high risk securities. At December 31, 1998, First Federal held one mortgage-related security, with a book value of $293,000 and a market value of $291,000, that was considered high risk by virtue of failing the stress test. To date, the OTS has not required the disposal of the security, which has been held over 5 years.

    OTHER INVESTMENT SECURITIES. First Federal also owns U.S. government and federal agency securities, commercial paper and stock in the Federal Home Loan Bank of Chicago. The commercial paper held was issued by U.S. corporations and was rated A1/P1. At December 31, 1998, other investment securities held had a book value of $12,613,000 and a market value $12,578,000.

                                      C-19                            APPENDICES

    The table below sets forth information with respect to the amortized cost of investment securities at the dates indicated (in thousands):


                                                                                          DECEMBER 31,
                                                                               ----------------------------------
                                                                                 1998         1997        1996
                                                                               ---------  ------------  ---------
Mortgage-backed securities:
  Collateralized mortgage obligations........................................  $   7,563   $   12,467   $  18,125
  Other mortgage-backed......................................................     29,864       12,296      19,685
U.S. government and agencies.................................................      8,141       12,642      15,181
Other securities.............................................................      3,222          395         447
FHLB stock...................................................................      1,250        1,310         955
                                                                               ---------  ------------  ---------
  Total investments, at amortized cost.......................................  $  50,040   $   39,110   $  54,393


    The following table sets forth information with respect to the carrying value, weighted average yields and scheduled maturities of investment securities at December 31, 1998 (amounts in thousands):

                                                           ONE YEAR OR LESS       OVER ONE TO FIVE YEARS   OVER FIVE TO TEN YEARS
                                                       ------------------------  ------------------------  ----------------------
                                                               WEIGHTED                  WEIGHTED                 WEIGHTED
                                                        CARRYING      AVERAGE     CARRYING      AVERAGE    CARRYING     AVERAGE
                                                          VALUE        YIELD        VALUE        YIELD       VALUE       YIELD
                                                       -----------  -----------  -----------  -----------  ---------  -----------
Mortgage-backed securities:
  Collateralized mortgage obligations................   $      35         5.64%   $      --           --   $   2,939        5.97%
  Other mortgage-backed..............................       3,505         5.71        1,014         6.54       1,045        5.47
U.S. government and agencies.........................       1,643         5.62           --           --       6,498        6.30
Other securities.....................................       2,983         5.78           --           --          --          --
FHLB stock...........................................          --           --           --           --          --
                                                       -----------         ---   -----------         ---   ---------         ---
  Total Investments..................................   $   8,166         5.72%   $   1,014         6.54%  $  10,482        6.12%

                                                                    OVER TEN YEARS                    TOTAL
                                                                ----------------------  ---------------------------------
                                                                       WEIGHTED                     WEIGHTED
                                                                CARRYING     AVERAGE    CARRYING     AVERAGE     MARKET
                                                                  VALUE       YIELD       VALUE       YIELD       VALUE
                                                                ---------  -----------  ---------  -----------  ---------
Mortgage-backed securities:
  Collateralized mortgage obligations.........................  $   4,589        5.43%  $   7,563        5.64%  $   7,532
  Other mortgage-backed.......................................     24,300        6.32      29,864        6.23      29,712
U.S. government and agencies..................................         --          --       8,141        6.16       8,153
Other securities..............................................        239        2.00       3,222        5.50       3,175
FHLB stock....................................................      1,250        6.75       1,250        6.75       1,250
                                                                ---------         ---   ---------         ---   ---------
  Total Investments...........................................  $  30,378        5.72%  $  50,040        6.09%  $  49,822

    With the exception of the U.S. government and federal agencies, as of December 31, 1998, the Company did not hold securities of any one issuer the aggregate total of which exceeded 10% of stockholder's equity.

DEPOSIT ACTIVITIES AND OTHER SOURCES OF FUNDS

    GENERAL. Primary sources of funds for use in lending, investing and other general purposes are deposits and proceeds from principal and interest payments on loans, mortgage-backed and other securities and FHLB advances. Contractual loan repayments are a relatively stable source of funds while loan and mortgage-backed security prepayments and deposit inflows and outflows are significantly

                                      C-20                            APPENDICES
influenced by general interest rate levels and money market conditions. Borrowings can be used to increase liquidity on a short-term basis and on a long-term basis for general operational purposes.

    DEPOSIT ACCOUNTS. First Federal offers a full line of demand account products. Non-interest bearing accounts feature unlimited check writing, no minimum balance and no service charge. NOW accounts earn interest and feature unlimited check writing, a Visa check debit card (to qualifying customers) and no service charge if the customer has a loan or other deposit account with First Federal or a minimum balance. Money market accounts have the same features as NOW accounts but earn higher interest with a tiered rate schedule under which higher balance accounts earn the highest rate. ATM cards are available for qualifying customers on all accounts and First Federal operates ATMs at all but its new Lexington branch. Commercial accounts are also offered and in 1999, new commercial demand products will be available. Passbook savings accounts are available under two plans with higher interest earned on one plan with a minimum balance. Certificate of deposit accounts, with maturities of up to six years, are also offered. Interest rates offered on all accounts are reviewed by management and subject to change as deemed necessary. The flow of deposits is greatly influenced by general economic conditions, changes in money market and local interest rates and competition. Brokered deposits are not solicited or accepted.

    First Federal attracts and maintains deposit accounts, in part, because of its tradition of customer service and seventy-nine years as a locally owned and managed savings association. Locally competitive interest rates, convenient locations with hours of service designed to meet customer needs and membership in a nationwide ATM network are used by First Federal to attract customers.

    The following table sets forth information with respect to the average amount outstanding and the weighted average rate paid on the categories of deposit accounts listed for the years indicated (amounts in thousands):

                                                                    1998                   1997                  1996
                                                            ---------------------  --------------------  --------------------
                                                                   AVERAGE               AVERAGE               AVERAGE
                                                             AVERAGE                AVERAGE               AVERAGE
                                                             BALANCE    RATE PAID   BALANCE   RATE PAID   BALANCE   RATE PAID
                                                            ----------  ---------  ---------  ---------  ---------  ---------
Demand Accounts:
  Non-interest bearing....................................  $      552       0.00% $     786       0.00% $     549       0.00%
  NOW.....................................................      11,129       2.44      6,751       1.96      5,338       1.80
  Money market............................................       2,081       2.79      2,438       2.87      2,964       2.87
  Passbook................................................      15,599       3.52     15,832       3.66     15,462       3.73
                                                            ----------        ---  ---------        ---  ---------        ---
    Total Demand..........................................      29,361       3.05     25,807       3.12     24.313       3.13
Certificate of Deposit Accounts:
  6 months or less........................................       7,882       5.01      8,075       5.10      9,335       4.95
  7 to 12 months..........................................      22,460       5.43     23,400       5.44     27,011       5.71
  13 to 24 months.........................................      20,247       5.81     20,532       5.91     18,390       6.17
  25 to 36 months.........................................      21,720       6.02     22,642       6.04     27,509       5.94
  37 to 60 months.........................................      14,386       6.34     13,116       6.29     12,077       6.30
  Over 60 months..........................................      10,373       6.52     10,236       6.63     10,117       6.61
  Jumbo...................................................       6,977       5.99      8,490       6.16      7,420       6.31
                                                            ----------        ---  ---------        ---  ---------        ---
    Total Certificates....................................     104,045       5.87    106,491       5.90    111,859       5.97
                                                            ----------        ---  ---------        ---  ---------        ---
    Total Deposits........................................  $  133,406       5.26%   106,491       5.90    136,172       5.48%

    Jumbo time certificates of deposit require minimum deposits of $100,000 with negotiated interest rates and terms and are not automatically renewable. Other certificates of deposit over $100,000 are not classified as Jumbo certificates of deposit if the interest rates and terms were the same as offered on certificates of deposit of less than $100,000. Such certificates of deposit can also be automatically renewed. The total of these certificates of deposit at December 31, 1998 was $5,804,000.

                                      C-21                            APPENDICES

    The following table sets forth information with respect to the maturity of Jumbo time certificates of deposit as of December 31, 1998 (in thousands):

                                                                                        AMOUNT
                                                                                       ---------
Due in three months or less..........................................................  $   1,750
Due in over three through six months.................................................        603
Due in over six through twelve months................................................        750
Due in over twelve months............................................................      3,347

    In July, 1995, First Federal ended a time deposit attraction marketing program that ran for seven months and attracted over $15,000,000 in new time deposits. The higher rates paid on the new certificates resulted in an increase in the cost of funds as the average rate paid on certificates increased to 5.81% in 1995 from 4.64% in 1994. Since then, efforts to reduce the cost of funds, including the use of FHLB advances as a funding source, not offering special rates at maturity on the certificates attracted as part of the marketing program and increasing balances of lower cost demand and savings deposits, have been made. The following table sets forth information with respect to the amounts and remaining maturities of certificates of deposit at December 31, 1998 (in thousands):


                                         UNDER 3      4-6       7-12        1-2        2-3      OVER 3
                                         MONTHS     MONTHS     MONTHS      YEARS      YEARS      YEARS      TOTAL
                                        ---------  ---------  ---------  ---------  ---------  ---------  ----------
Under 5%..............................  $   2,769  $   2,429  $   4,196  $      26  $      --  $      --  $    9,420
5.01% to 6%...........................     17,527      8,665     18,744     13,272      4,618      3,751      66,577
6.01% to 7%...........................      1,770      1,393        610      4,803      1,507      2,891      13,037
Over 7.01%............................      3,385      3,303         --      6,559         --        166      13,413
                                        ---------  ---------  ---------  ---------  ---------  ---------  ----------
    TOTAL.............................  $  25,451  $  15,790  $  23,550  $  24,660  $   6,188  $   6,808  $  102,447


    BORROWINGS. Prior to 1996, First Federal relied on Federal Home Loan Bank ('FHLB') advances only in the event of a reduction in available funds from other sources. In 1996, FHLB advances were used to fund loan originations rather than more traditional sources of funds due to the lower cost of the advances relative to similar term certificates of deposit. Since then, First Federal has continued to use FHLB advances as a source of funds. In the first quarter of 1998, new advances were obtained to prefund repayment of advances that matured in the second quarter in an effort to reduce the average cost of borrowed funds. The new advances had an average cost 140 basis less than the maturing advances. The average cost of all advances decreased to 5.37% in 1998 from 5.89% in 1997 and the average rate at year-end, 1998 was 5.05% compared to 5.74% at year-end, 1997.

    The change in lending strategy in 1997, namely the decision of sell most residential mortgage originations, has reduced the dependence on advances as a source of funds. Advances are available with a variety of terms including fixed or variable rate and open line or fixed maturity. Some fixed maturity advances allow prepayments under certain conditions or are subject to periodic call. At December 31, 1998, all FHLB advances were fixed rate and totaling $25,000,000. All advances had fixed maturity dates and were subject to periodic call at various dates. All advances are secured by stock in the FHLB and a blanket floating lien on First Federal's one-to-four family residential mortgage loans. The FHLB determines the creditworthiness of and sets a credit limit for each institution.

                                      C-22                            APPENDICES

    The following table sets forth information with respect to FHLB advances at the end of and during the periods indicated (amounts in thousands):

                                                                          AT AND FOR THE YEAR
                                                                           ENDED DECEMBER 31,
                                                                          --------------------
                                                                            1998       1997
                                                                          ---------  ---------
Balance on December 31..................................................  $  25,000  $  18,000
Highest month-end balance...............................................     27,000     21,050
Average balance during the year.........................................     22,917     17,905
Average rate during the year............................................      5.37%      5.89%
Average rate at year-end................................................      5.05%      5.74%

    During 1996, First Federal entered into repurchase agreements under which funds were borrowed in exchange for investment securities pledged to and held by counterparties. No such agreements were in effect at any time in 1997 or 1998. In certain circumstances, repurchase agreements may be used as a source of funds in the future but there are no plans to make frequent use of this source of funds.

    At December 31, 1998, the Company had 48 full-time and 19 part-time employees none of whom were represented by a union or collective bargaining group. The Company considers its relations with employees to be satisfactory.

                                      C-23                            APPENDICES

                           REGULATION AND SUPERVISION

GENERAL

    First Federal is chartered under federal law by the OTS. It is a member of the FHLB System, and its deposit accounts are insured up to legal limits by the FDIC under the SAIF. The OTS is charged with overseeing and regulating First Federal's activities and monitoring its financial condition.

    This regulatory framework sets parameters for First Federal's activities and operations and grants the OTS extensive discretion with regard to its supervisory and enforcement powers and examination policies. First Federal files periodic reports with the OTS concerning its activities and financial condition, must obtain OTS approval prior to entering into certain transactions or initiating new activities, and is subject to periodic examination by the OTS to evaluate First Federal's compliance with various regulatory requirements.

    Eagle is a savings and loan holding company and, like First Federal, is subject to regulation by the OTS. As part of this regulation, Eagle is required to file certain reports with, and is subject to periodic examination by, the OTS.

RECENT LEGISLATIVE AND REGULATORY DEVELOPMENTS

    DEPOSIT INSURANCE REFORM LEGISLATION. On September 30, 1996, President Clinton signed the Deposit Insurance Funds Act of 1996 ("DIFA") that was part of the omnibus spending bill enacted by Congress at the end of its 1996 session. DIFA mandated that the FDIC impose a special assessment on the SAIF-assessable deposits of each insured depository institution at a rate applicable to all such institutions that the FDIC determined would cause the SAIF to achieve its designated reserve ratio of 1.25 percent as of October 1, 1996. The assessment was based on the amount of SAIF-insured deposits owned by each institution as of March 31, 1995, the record date established in the original drafts of the legislation.

    On October 10, 1996, the FDIC adopted a final rule governing the payment of the SAIF special assessment. The FDIC imposed a special assessment in the amount of 65.7 basis points. The SAIF special assessment was due by November 27, 1996. First Federal's portion of this special assessment amounted to $875,000 on a pre-tax basis. First Federal paid this amount to the FDIC during its fiscal third quarter ended September 30, 1996, as mandated by the Financial Accounting Standards Board that ruled that the SAIF special assessment should be recorded as an ordinary non-interest expense for the quarter ended September 30, 1996 for calendar year reporting institutions. DIFA also confirmed that the special assessment is tax deductible.

    In response to the recapitalization of the SAIF, the FDIC announced on December 11, 1996 that deposit insurance rates for most savings associations insured under the SAIF would be lowered to zero effective January 1, 1997. BIF-insured institutions would also no longer have to pay the $2,000 minimum for deposit insurance, thereby equalizing deposit premiums for savings associations and banks.

    FICO BOND PAYMENTS. Before DIFA, federal regulators and thrift industry trade groups were predicting that a default would occur on the FICO Bonds (bonds issued in the late 1980s to recapitalize the Federal Savings and Loan Insurance Corporation) as SAIF-assessable deposits continued to decline. DIFA amends The Federal Home Loan Bank Act to impose the FICO assessment against both SAIF and BIF deposits beginning after December 31, 1996. But the assessment imposed on insured depository institutions with respect to any BIF-assessable deposit is assessed at a rate equal to one-fifth of the rate (approximately 1.3 basis points) of the assessments imposed on insured depository institutions with respect to any SAIF-assessable deposit (approximately 6.7 basis points). The FICO assessment for 1996 was paid entirely by SAIF-insured institutions. BIF-insured banks will pay the same FICO assessment as SAIF-insured institutions beginning as of the earlier of December 31, 1999 or the date as of which the last savings association ceases to exist.

                                      C-24                            APPENDICES

    DEPOSIT SHIFTING. DIFA provides that until the earlier of December 31, 1999 or the date as of which the last savings association ceases to exist, the Office of the Comptroller of the Currency (the "OCC"), the FDIC, the Board of Governors of the Federal Reserve System, and the OTS will take appropriate actions, including enforcement actions and denial of applications, to prevent insured depository institutions from facilitating or encouraging the shifting of deposits from SAIF-assessable deposits to BIF-assessable deposits for the purpose of evading the assessments imposed on insured depository institutions with respect to SAIF-assessable deposits.

    RELAXATION OF THE QUALIFIED THRIFT LENDER TEST. In September 1996, the Economic Growth and Regulatory Paperwork Reduction Act of 1996 became law (the "Economic Growth Act of 1996"). In the past, savings associations were required to satisfy a qualified thrift lender test ("QTL" test) by maintaining 65 percent of their portfolio assets (defined as all assets minus intangible assets, property used by the association in conducting its business and liquid assets equal to 20% of total assets) in certain "qualified thrift investments" (primarily residential mortgages and related investments, including certain mortgage-backed securities) on a monthly basis in nine out of every twelve months.

    The Economic Growth Act of 1996 liberalized the QTL test for savings associations by permitting them to satisfy a similar-but-different 60 percent asset test under the Internal Revenue Code. Alternatively, savings associations may meet the QTL test by satisfying a more liberal 65 percent asset test that allows an institution to include small business, credit card and education loans as qualified investments for purposes of the test. Furthermore, consumer loans now count as qualified thrift investments up to 20 percent of portfolio assets. On November 27, 1996, OTS issued an interim final rule that implements provisions of the Economic Growth Act of 1996, including the amended QTL test.

    INCREASED COMMERCIAL AND CONSUMER LENDING AUTHORITY. Before the Economic Growth Act of 1996, federal savings associations were able to lend up to 10 percent of their assets in commercial business loans (I.E., secured or unsecured loans for commercial, corporate, business, or agricultural purposes) and, subject to OTS approval for a higher amount, up to 400 percent of their capital in commercial real estate loans. In addition, federal savings associations were permitted to make consumer loans (I.E., loans for personal, family or household purposes) in an amount not to exceed 35 percent of their assets.

    The Economic Growth Act of 1996 amended the commercial-lending-asset limit by increasing the ceiling from 10 percent to 20 percent, but provides that amounts in excess of 10 percent may be used only for small business loans. Moreover, the new law exempts credit card and educational loans from any percentage of asset limitations applicable to consumer loans. The interim final rule issued by the OTS on November 27, 1996, defines a "small business loan" as one which meets the Small Business Administration size eligibility standards. This definition also applies for purposes of the new QTL test.

    Effective October 30, 1996, the OTS (as part of its regulatory streamlining project) amended its lending regulations for federal savings associations to remove the requirement that commercial loans made at the service corporation level be aggregated with the 10 percent of assets limit on commercial lending.

    CAPITAL DISTRIBUTION. Effective April 1, 1999 the OTS revised its capital distribution regulation. Under the revised regulation, institutions that are not subsidiaries of a savings and loan holding company can qualify for a capital distribution without a notice or application to OTS, if they meet certain conditions, including retaining a well capitalized designation following the distribution and having CAMELS and compliance ratings of 1 or 2. Other institutions either have to notify OTS or obtain the OTS's approval, depending on the condition of the institution and the amount and nature of the capital distribution, but such institutions may now file a schedule of proposed capital distributions for a year at a time, rather than filing separate notices.

    TB 13a. On December 1, 1998, the OTS adopted comprehensive guidance, in the form of Thrift Bulletin 13a (TB 13a), covering interest rate risk, investment securities and the use of financial derivatives. TB 13a replaces seven prior OTS thrift bulletins covering these and related topics. The OTS also updated

                                      C-25                            APPENDICES
its regulations with a new rule (effective January 1, 1999) on forward commitments, futures transactions and financial options transactions. The new rule, which is designed to work with TB 13a, establishes general requirements applicable to all derivative instruments, sets forth responsibilities of the board of directors and management with respect to financial derivatives and makes clear that reducing risk exposure should be the primary reason for entering into a derivative transaction. TB 13a provides guidelines for evaluating an institution's risk management, identifies a set of "sound practices" for consideration of management and describes the qualitative and quantitative guidelines the OTS will use in assessing an institution's current exposure to interest rate changes and its ability to manage that exposure effectively. The OTS will use the results of its NPV model to measure an institution's current exposure. Under TB 13a, an institution's board of directors should establish interest rate risk limits in terms of its capital position (its economic capital-to-assets ratio). Investment securities and derivatives, especially those with the potential to alter significantly an institution's risk profile, should be evaluated on the basis of their impact on the institution's economic capital. Institutions with greater capacity to absorb potential losses will have greater latitude in using derivatives and other complex financial instruments.


FEDERAL SAVINGS ASSOCIATION REGULATION


    BUSINESS ACTIVITIES. The activities of savings associations are governed by the Home Owners' Loan Act, as amended (the "HOLA"), and, in certain respects, the Federal Deposit Insurance Act (the "FDI Act"). The OTS and the FDIC promulgate regulations implementing other provisions of HOLA and the FDI Act.

    BRANCHING. A federally-chartered savings association, like First Federal, can establish branches in any state or states in the United States and its territories, subject to a few exceptions. The exercise by the OTS of its authority to permit interstate branching by federal savings associations is preemptive of any state law purporting to address the subject of branching by a federal savings association.

    LOANS TO ONE BORROWER. Under HOLA, savings associations are generally subject to the national bank limits regarding loans to one borrower. Generally, savings associations may not make a loan or extend credit to a single or related group of borrowers in excess of 15 percent of the association's unimpaired capital and surplus, where the borrowing is not fully secured by readily-marketable collateral. An additional amount may be lent, equal to 10 percent of the association's unimpaired capital and surplus, if such additional borrowing is secured by readily-marketable collateral at least equal to the amount of such additional funds. At December 31, 1998, First Federal had not originated loans and had no outstanding commitments that exceeded the loans to one borrower limit at the time made or committed.

    BROKERED DEPOSITS. Well-capitalized savings associations that are not troubled are not subject to brokered deposit limitations. Adequately-capitalized associations are able to accept, renew or roll over brokered deposits but only
(i) with a waiver from the FDIC and (ii) subject to the limitation that they do not pay an effective yield on any such deposit that exceeds by more than (a) 75 basis points the effective yield paid on deposits of comparable size and maturity in such association's normal market area for deposits accepted in its normal market area or (b) 120 basis points of the current yield on similar maturity U.S. Treasury obligations or, in the case of any deposit at least half of which is uninsured, 130 percent of such Treasury yield. Undercapitalized associations are not permitted to accept brokered deposits and may not solicit deposits by offering an effective yield that exceeds by more than 75 basis points the prevailing effective yields on insured deposits of comparable maturity in the association's normal market area or in the market area in which such deposits are being solicited. First Federal is not presently soliciting brokered deposits.

    ENFORCEMENT. Under the FDI Act, the OTS has primary enforcement responsibility over savings associations and has the authority to bring enforcement action against all "institution-related parties," including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured association. Civil penalties cover a

                                      C-26                            APPENDICES
wide range of violations and actions. Criminal penalties for most financial association crimes include fines and imprisonment. In addition, regulators have substantial discretion to impose enforcement action on an association that fails to comply with its regulatory requirements, particularly with respect to amounts of capital. Possible enforcement action ranges from requiring the preparation of a capital plan or imposition of a capital directive to receivership, conservatorship or the termination of deposit insurance. Under the FDI Act, the FDIC has the authority to recommend to the Director of OTS enforcement action be taken with respect to a particular savings association. If action is not taken by the Director, the FDIC has authority to take enforcement action under certain circumstances.

    ASSESSMENTS. Savings associations are required by OTS regulation to pay assessments to the OTS to fund the operations of the OTS. The general assessment paid on a semi-annual basis is computed based upon the savings association's total assets, including consolidated subsidiaries, as reported in the association's latest quarterly thrift financial report.

    FEDERAL HOME LOAN BANK SYSTEM. First Federal is a member of the FHLB System, which consists of 12 regional FHLB's. The FHLB provides a central credit facility primarily for member associations. First Federal, as a member of the FHLB-Chicago, is required to acquire and hold shares of capital stock in that FHLB in an amount at least equal to 1 percent of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its advances (borrowings) from the FHLB-Chicago, whichever is greater. First Federal is in compliance with this requirement, with an investment in FHLB-Chicago stock at December 31, 1998, of $1,250,000. FHLB advances must be secured by specified types of collateral and may be obtained only for the purpose of purchasing or funding new residential housing finance assets.

    OTS CAPITAL REQUIREMENTS. The OTS capital regulations require savings associations to meet three capital standards: a 1.5 percent tangible capital standard, a 3 percent leverage ratio (or core capital ratio) and an 8 percent risk-based capital standard.

    Tangible capital is defined as common stockholders' equity (including retained earnings), noncumulative perpetual preferred stock and related earnings, certain nonwithdrawable accounts and pledged deposits of mutual savings associations, and minority interests in equity accounts of fully consolidated subsidiaries, less intangible assets (other than certain mortgage servicing rights) and certain equity and debt investments in nonqualifying subsidiaries (as hereinafter defined).

    Core capital is defined as common stockholders' equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus, minority interests in equity accounts of consolidated subsidiaries, certain nonwithdrawable accounts and pledged deposits of mutual savings associations, certain amounts of goodwill resulting from prior regulatory accounting practices, less intangible assets (other than mortgage servicing rights) and certain equity and debt investments in nonqualifying subsidiaries.

    The OTS capital regulation requires that in meeting the leverage ratio, tangible and risk-based capital standards, savings associations must deduct investments in and loans to subsidiaries engaged in activities not permissible for a national bank (a "nonqualifying subsidiary"). At December 31, 1998, First Federal did not own a nonqualifying subsidiary.

    In April 1991, the OTS issued a proposal to amend its regulatory capital regulation to establish a 3 percent leverage ratio (defined as the ratio of core capital to adjusted total assets) for associations in the strongest financial and managerial condition, with a 1 CAMEL Rating (the highest rating of the OTS for savings associations). For all other associations, the minimum core capital leverage ratio would be 3 percent plus at least an additional 100 to 200 basis points. In determining the amount of additional capital under the proposal, the OTS would assess both the quality of risk management systems and the level of overall risk in each individual association through the supervisory process on a case-by-case basis. Associations that failed the new leverage ratio would be required to file with the OTS a capital plan that

                                      C-27                            APPENDICES
details the steps they would take to reach compliance. If enacted in final form as proposed, management does not believe that the proposed regulation would have a material effect on First Federal.

    Although the OTS has not adopted this regulation in final form, generally a savings association that has a leverage capital ratio of less than 4 percent will be deemed to be "undercapitalized" under the OTS prompt corrective action regulations and consequently can be subject to various limitations on activities.

    The OTS' risk-based capital standard requires that savings associations maintain a ratio of total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of 8 percent. In calculating total capital, a savings association must deduct reciprocal holdings of depository institution capital instruments, all equity investments and that portion of land loans and nonresidential construction loans in excess of 80 percent loan-to-value ratio and its interest rate risk component (as discussed below), in addition to the assets that must be deducted in calculating core capital. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight of 0 percent to 100 percent, as assigned by the OTS capital regulation based on the risks OTS believes are inherent in the type of asset.

    The components of core capital are equivalent to those discussed above under the 3 percent leverage standard. The components of supplementary capital include cumulative preferred stock, long-term perpetual preferred stock, mutual capital certificates, certain nonwithdrawable accounts and pledged deposits, certain net worth certificates, income capital certificates, certain perpetual subordinated debt, mandatory convertible subordinated debt, certain intermediate-term preferred stock, certain mandatorily redeemable preferred stock, allowance for loan and lease losses (up to 1.25 percent of risk-weighted assets) and certain unrealized gains on equity investments. Allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25 percent. Overall, the amount of capital counted toward supplementary capital cannot exceed 100 percent of core capital. At December 31, 1998, First Federal met each of its capital requirements.

    The OTS' interest rate risk component of the risk-based capital standards became effective on January 1, 1994. Under the rule, savings associations with "above normal" interest rate risk exposure would be subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. A savings association's interest rate risk is measured by the decline in the net portfolio value of its assets (i.e., the difference between incoming and outgoing discounted cash flows from assets, liabilities and off-balance sheet contracts) that would result from a hypothetical 200-basis point increase or decrease in market interest rates (except when the three-month Treasury bond equivalent yield falls below 4%, then the decrease would be equal to one-half of that Treasury rate) divided by the estimated economic value of the association's assets, as calculated in accordance with guidelines set forth by the OTS. A savings association whose measured interest rate risk exposure exceeds 2% must deduct an interest rate component in calculating its total capital under the risk-based capital rule. The interest rate risk component is an amount equal to one-half of the difference between the association's measured interest rate risk and 2%, multiplied by the estimated economic value of the association's assets. That dollar amount is deducted from an association's total capital in calculating compliance with its risk-based capital requirement. Savings associations with assets of less than $300 million and risk-based capital ratios in excess of 12% are not subject to the interest rate risk component. The rule also provides that the Director of the OTS may waive or defer an association's interest rate risk component. The OTS has postponed the date that the risk component will first be deducted from an institution's total capital to allow, among other things, the OTS to evaluate the interest rate risk proposals issued by the other banking agencies.

    LIQUIDITY. First Federal is required to maintain an average daily balance of liquid assets (E.G., cash, accrued interest on liquid assets, certain time deposits, savings accounts, bankers' acceptances, specified United States Government, state or federal agency obligations, shares of certain mutual funds and certain corporate debt securities and commercial paper) equal to not less than a specified percentage of the

                                      C-28                            APPENDICES
average daily balance of its net withdrawal deposit accounts plus short-term borrowings. This liquidity requirement may be changed from time to time by the OTS. The OTS may initiate enforcement actions for failure to meet these liquidity requirements. First Federal has never been subject to monetary penalties for failure to meet its liquidity requirements.

    INSURANCE OF DEPOSIT ACCOUNTS. The FDIC has established a risk-based assessment system for insured depository associations that takes into account the risks attributable to different categories and concentrations of assets and liabilities. Under the rule, the FDIC assigns an association to one of three capital categories consisting of (i) well capitalized, (ii) adequately capitalized or (iii) undercapitalized, and one of three supervisory subcategories. The supervisory subgroup to which an association is assigned is based on a supervisory evaluation provided to the FDIC by the association's primary federal regulator and information which the FDIC determines to be relevant to the association's financial condition and the risk posed to the deposit insurance funds (which may include, if applicable, information provided by the association's state supervisor). An association's assessment rate depends on the capital category and supervisory category to which it is assigned. There are nine assessment risk classifications (i.e., combinations of capital groups and supervisory subgroups) to which different assessment rates are applied. Assessment rates range from 23 basis points for an association in the highest category (i.e., well-capitalized and healthy) to 31 basis points for an association in the lowest category (i.e., undercapitalized and of substantial supervisory concern).

    LIMITATION ON CAPITAL DISTRIBUTIONS. The OTS regulations impose limitations upon all capital distributions by savings associations, such as cash dividends, payments to repurchase or otherwise acquire its shares, payments to shareholders of another association in a cash-out merger and other distributions charged against capital. The regulations establish three tiers of associations. An association that exceeds all fully phased-in capital requirements before and after the proposed capital distribution ("Tier 1 Association") and has not been advised by the OTS that it is in need of more than normal supervision, could, after prior notice but without the approval of the OTS, make capital distributions during a calendar year up to the higher of (a) 100 percent of its net income to date during the calendar year plus the amount that would reduce by one-half its "surplus capital ratio" (the excess capital over its fully phased-in capital requirements) at the beginning of the calendar year or (b) 75 percent of its net reserve over the most recent four-quarter period. Any additional capital distributions would require prior regulatory approval. In computing the association's permissible percentage of capital distributions, previous distributions made during the prior four quarter period must be included. As of December 31, 1998, First Federal met the requirements of a Tier 1 Association. In the event First Federal's capital fell below its fully phased-in requirement or the OTS notified it that it was in need of more than normal supervision, the First Federal's ability to make capital distributions could be restricted. In addition, the OTS could prohibit a proposed capital distribution by any association, which would otherwise be permitted by regulation, if the OTS determines that such distribution would constitute an unsafe or unsound practice. Moreover, under the OTS prompt corrective action regulations, First Federal would be prohibited from making any capital distribution if, after the distribution, First Federal would have, (i) total risk-based capital ratio of less than 8 percent, (ii) Tier 1 risk-based capital ratio of less than 4 percent, or (iii) a leverage ratio of less than 4 percent or has a leverage ratio that is less than 3 percent if the association is rated composite 1 under the CAMEL rating system in the most recent examination of the association and is not experiencing or anticipating significant growth.

    COMMUNITY REINVESTMENT. The OTS, the FDIC, the Federal Reserve Board and the OCC have jointly issued a final rule (the "Final Rule") under the Community Reinvestment Act (the "CRA"). The Final Rule eliminates the existing CRA regulation's twelve assessment factors and substitutes a performance based evaluation system. The Final Rule became effective by July 1, 1997. Under the Final Rule, an institution's performance in meeting the credit needs of its entire community, including low- and moderate-income areas, as required by the CRA, will generally be evaluated under three tests: the "lending test," the "investment test," and the "service test."

                                      C-29                            APPENDICES

    The lending test analyzes lending performance using five criteria: (i) the number and amount of loans in the institution's assessment area, (ii) the geographic distribution of lending, including the proportion of lending in the assessment area, the dispersion of lending in the assessment area, and the number and amount of loans in low-, moderate-, middle-, and upper-income areas in the assessment area, (iii) borrower characteristics, such as the income level of individual borrowers and the size of businesses or farms, (iv) the number and amount, as well as the complexity and innovativeness of an institution's community development lending and (v) the use of innovative or flexible lending practices in a safe and sound manner to address the credit needs of low- or moderate-income individuals or areas. The investment test analyzes investment performance using four criteria: (i) the dollar amount of qualified investments,
(ii) the innovativeness or complexity of qualified investments, (iii) the responsiveness of qualified investments to credit and community development needs, and (iv) the degree to which the qualified investments made by the institution are not routinely provided by private investors. The service test analyzes service performance using six criteria: (i) the institution's branch distribution among low-, moderate-, middle-, and upper-income areas, (ii) its record of opening and closing branches, particularly in low- and moderate-income areas, (iii) the availability and effectiveness of alternative systems for delivering retail banking services, (iv) the range of services provided in low-, moderate-, middle- and upper-income areas and extent to which those services are tailored to meet the needs of those areas, (v) the extent to which the institution provides community development services, and (vi) the innovativeness and responsiveness of community development services provided.

    An independent financial institution with assets of less than $250 million, or a financial institution with assets of less than $250 million that is a subsidiary of a holding company with assets of less than $1 billion, will be evaluated under a streamlined assessment method based primarily on its lending record. The streamlined test considers an institution's loan-to-deposit ratio adjusted for seasonal variation and special lending activities, its percentage of loans and other lending related activities in the assessment area, its record of lending to borrowers of different income levels and businesses and farms of different sizes, the geographic distribution of its loans, and its record of taking action, if warranted, in response to written complaints. In lieu of being evaluated under the three assessment tests or the streamlined test, a financial institution can adopt a "strategic plan" and elect to be evaluated on the basis of achieving the goals and benchmarks outlined in the strategic plan.

    TRANSACTIONS WITH RELATED PARTIES. First Federal's authority to engage in transactions with related parties or "affiliates," (i.e., any company that controls or is under common control with an association) including the Corporation and its non-savings-association subsidiaries or to make loans to certain insiders, is limited by Sections 23A and 23B of the Federal Reserve Act ("FRA"). Subsidiaries of a savings association are generally exempted from the definition of "affiliate." Section 23A limits the aggregate amount of transactions with any individual affiliate to 10 percent of the capital and surplus of the savings association and also limits the aggregate amount of transactions with all affiliates to 20 percent of the savings association's capital and surplus. Certain transactions with affiliates are required to be secured by collateral in an amount and of a type described in the FRA and the purchase of low quality assets from affiliates is generally prohibited. Section 23B provides that certain transactions with affiliates, including loans and asset purchases, must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the association as those prevailing at the time for comparable transactions with non-affiliated companies. In the absence of comparable transactions, such transactions may only occur under terms and circumstances, including credit standards, that in good faith would be offered to or would apply to non-affiliated companies. Notwithstanding Sections 23A and 23B, no savings association may lend to any affiliate that is engaged in activities that are not permissible for bank holding companies under Section 4(c) of the Bank Holding Company Act ("BHC Act"). Further, no savings association may purchase the securities of any affiliate other than a subsidiary.

    First Federal's authority to extend credit to executive officers, directors and 10 percent shareholders, as well as such entities such persons control are currently governed by Section 22(g) and 22(h) of the FRA

                                      C-30                            APPENDICES
and Regulation O promulgated by the Federal Reserve Board. Among other things, these regulations require such loans to be made on terms substantially similar to those offered to unaffiliated individuals, place limits on the amount of loans the Savings Bank may make to such persons based, in part, on the Savings Bank's capital position, and require certain approval procedures to be followed. OTS regulations, with the exception of minor variations, apply Regulation O to savings associations.

    PROMPT CORRECTIVE REGULATORY ACTION. FDICIA establishes a system of prompt corrective action to resolve the problems of undercapitalized associations. Under this system, the OTS is required to take certain supervisory actions against undercapitalized associations, the severity of which depends upon the association's degree of undercapitalization.

    REAL ESTATE LENDING STANDARDS. The OTS and the other federal banking agencies have uniform regulations prescribing real estate lending standards. The OTS regulation requires each savings association to establish and maintain written internal real estate lending standards consistent with safe and sound banking practices and appropriate to the size of the institution and the nature and scope of its real estate lending activities. The policy must also be consistent with accompanying OTS guidelines, which include maximum loan-to-value ratios for the following types of real estate loans: raw land (65 percent), land development (75 percent), nonresidential construction (80 percent), improved property (85 percent) and one- to four-family residential construction (85 percent). Owner-occupied one- to four-family mortgage loans and home equity loans do not have maximum loan-to-value ratio limits, but those with a loan-to-value ratio at origination of 90 percent or greater are to be backed by private mortgage insurance or readily marketable collateral.

    Institutions are also permitted to make a limited amount of loans that do not conform to the proposed loan-to-value limitations so long as such exceptions are appropriately reviewed and justified. The guidelines also list a number of lending situations in which exceptions to the loan-to-value standard are justified.

    STANDARDS FOR SAFETY AND SOUNDNESS. The federal banking regulators adopted interagency guidelines establishing standards for safety and soundness for depository institutions on matters such as internal controls, loan documentation, credit underwriting, interest-rate risk exposure, asset growth, compensation and other benefits and asset quality and earnings. The agencies expect to request a compliance plan from an institution whose failure to meet one or more of the standards is of such severity that it could threaten the safe and sound operation of the institution.

FEDERAL RESERVE SYSTEM

    The Federal Reserve Board regulations require savings institutions to maintain non-interest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts), non-personal time deposits (those which are transferable or held by a person other than a natural person) with an original maturity of less than one and one-half years and certain money market accounts. The Federal Reserve Board regulations generally require that reserves of 3% must be maintained against aggregate transaction accounts of $52 million or less (subject to adjustment by the Federal Reserve Board) and an initial reserve of $1.6 million plus 10 percent (subject to adjustment by the Federal Reserve Board between 8 percent and 14 percent) against that portion of total transaction accounts in excess of $52 million. The first $4.3 million of otherwise reservable balances (subject to adjustments by the Federal Reserve Board) are exempted from the reserve requirements. First Federal is in compliance with the foregoing requirements.

    The balances maintained to meet the reserve requirements imposed by the Federal Reserve Board may be used to satisfy liquidity requirements by the OTS. Because required reserves must be maintained in the form of either vault cash, a non-interest-bearing account at a Federal Reserve Bank or a pass-through account as defined by the Federal Reserve Board, the effect of this reserve requirement is to reduce the Savings Bank's interest-earning assets.

                                      C-31                            APPENDICES

    FHLB System members are also authorized to borrow from the Federal Reserve "discount window," but Federal Reserve Board regulations require institutions to exhaust all FHLB sources before borrowing from a Federal Reserve Bank.

HOLDING COMPANY REGULATION

    Eagle is considered a non-diversified, savings and loan holding company within the meaning of the HOLA, has registered as a savings and loan holding company with the OTS and is subject to OTS regulations, examinations, supervision and reporting requirements. In addition, the OTS has enforcement authority over the Corporation and its non-savings association subsidiaries. Among other things, this authority permits the OTS to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings association.

    The HOLA prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from (i) acquiring control of, or acquiring by merger or purchase of assets, another savings association or holding company thereof, without prior written approval of the OTS; (ii) acquiring or retaining, with certain exceptions, more than 5 percent of a non-subsidiary savings association, a non-subsidiary holding company, or a non-subsidiary company engaged in activities other than those permitted by the HOLA; or (iii) acquiring or retaining control of an institution that is not federally insured. In evaluating applications by holding companies to acquire savings associations, the OTS must consider the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on the risk to the insurance funds, the convenience and needs of the community and competitive factors.

    As a unitary savings and loan holding company, Eagle generally is not restricted under existing laws as to the types of business activities in which it may engage, provided that its savings association subsidiary continues to satisfy the QTL test. Upon any acquisition by Eagle of another SAIF-insured institution (other than the Corporation), a federal savings bank insured by the BIF, or a state-chartered BIF-insured savings bank meeting the QTL test that is deemed to be a savings institution by OTS, except for a supervisory acquisition, Eagle would become a multiple savings and loan holding company (if the acquired institution is held as a separate subsidiary) and would be subject to extensive limitations on the types of business activities in which it could engage. The HOLA, as amended by the FIRREA, limits the activities of a multiple savings and loan holding company and its non-insured institution subsidiaries primarily to activities permissible for bank holding companies under Section 4(c)(8) of the BHC Act, subject to the prior approval of the OTS, and activities in which multiple savings and loan holding companies were authorized by regulation to engage in on March 5, 1987. Such activities include mortgage banking, consumer finance, operation of a trust company, and certain types of securities brokerage. The services and activities in which multiple holding companies were authorized to engage in on March 5, 1987 generally correspond to the activities which are permitted for service corporations of federally-chartered savings institutions.

                                      C-32                            APPENDICES

EXECUTIVE OFFICERS OF THE REGISTRANT

    The following are the executive officers of the Company, each of whom is elected annually, and there are no arrangements or understandings between any of the persons so named and any other person pursuant to which such person was elected as an executive officer.

NAME                                    AGE      POSITIONS WITH REGISTRANT
----------------------------------      ---      ---------------------------------------------------
Donald L. Fernandes...............      41       President, Chief Executive Officer and Director of
                                                 Eagle since formation of the Company in 1996.
                                                 Chairman of the Board and Chief Executive Officer
                                                 Of First Federal since August, 1997. From August,
                                                 1995 to August, 1997, President and Chief Executive
                                                 Officer of First Federal. Senior Vice President and
                                                 Chief Financial Officer of First Federal prior
                                                 thereto.

David R. Wampler..................      38       Vice President and Director of Eagle since August,
                                                 1997. President and Director of First Federal since
                                                 August, 1997. From July, 1993 through July, 1997,
                                                 President of Central Illinois Bank of McLean
                                                 County. Commercial Lending Officer for Bank One,
                                                 Bloomington, prior thereto.

Larry C. McClellan................      44       Vice President - Operations of First Federal since
                                                 August, 1995. Controller of First Federal prior
                                                 thereto.

Gary L. Richardson................      46       Vice President - Lending of First Federal since
                                                 February, 1993. Senior Consumer Lending Officer for
                                                 First of America Bank-Illinois, NA, Bloomington
                                                 prior thereto.

James E. Lyons....................      39       Vice President - Finance of First Federal since
                                                 March, 1998. From October, 1995 to March, 1998,
                                                 Assistant Vice President of First Federal.
                                                 Assistant Vice President of Commerce Bank prior
                                                 thereto.

Donald L. Lambert.................      38       Vice President - Retail Banking Services of First
                                                 Federal since November, 1998. Vice President -
                                                 Business Development of Pontiac National Bank From
                                                 January, 1997 to November, 1998. Vice President -
                                                 Farm Manager of Pontiac National Bank prior
                                                 thereto.

ITEM 2. PROPERTIES

    The Company conducts its business through four full-service offices. The main office is located at 301 Fairway Drive, Bloomington, Illinois. All offices are owned in fee and are unencumbered with the exception of the Lexington branch, which opened in December, 1998 in an office building shared with an insurance agency. The owner of the insurance agency owns the building, which First Federal paid to renovate. First Federal signed a three year lease in August, 1998 and has an option to renew. The Company believes that its current facilities are adequate to meet its present and foreseeable needs.

                                            DATE      NET BOOK VALUE
OFFICE                                    ACQUIRED   DECEMBER 31, 1998
----------------------------------------  --------   -----------------
                                                      (IN THOUSANDS)
Main Office.............................    1981          $      1,213
  301 Fairway Drive
  Bloomington, Illinois 61701

                                      C-33                            APPENDICES

                                            DATE      NET BOOK VALUE
OFFICE                                    ACQUIRED   DECEMBER 31, 1998
----------------------------------------  --------   -----------------
                                                      (IN THOUSANDS)
Veterans Parkway Branch.................    1994                 1,272
  1111 South Veterans Parkway
  Bloomington, Illinois 61701

LeRoy Branch............................    1983                   220
  207 South East Street
  LeRoy, Illinois 61752

Lexington Branch........................    1998                   114
  302 West Main Street
  Lexington, Illinois 61753

ITEM 3. LEGAL PROCEEDINGS

    The Company is, from time to time, party to legal proceedings arising in the normal course of its business, including legal proceedings to enforce its rights against borrowers. The Company is not currently party to any legal proceedings which could reasonably be expected to have a material adverse effect on the financial condition or operations of the Company.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

    No matters were submitted to a vote of security holders through a solicitation of proxies or otherwise in the quarter ended December 31, 1998.

                                      C-34                            APPENDICES

                                    PART II

ITEM 5. MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER
  MATTERS


    The information called for by this item is incorporated by reference to "Common Stock - Market Information" on page C-82 of the Corporation's Annual Report to Stockholders for the year ended December 31, 1998.


ITEM 6. SELECTED FINANCIAL DATA


    The information called for by this item is incorporated by reference to "Financial Highlights" on page C-44 of the Corporation's Annual Report to Stockholders for the year ended December 31, 1998.


ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


    The information called for by this item is incorporated by reference to "Management's Discussion and Analysis" on pages C-46 through C-54 of the Corporation's Annual Report to Stockholders for the year ended December 31, 1998.


ITEM 7a. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK


    The information called for by this item is incorporated by reference to "Management's Discussion and Analysis" on pages C-46 through C-54 of the Corporation's Annual Report to Stockholders for the year ended December 31, 1998.


ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

    The following financial statements of the Corporation and its subsidiaries included in the Corporation's Annual Report to Stockholders for the year ended December 31, 1998 are incorporated herein by reference.


                                                                                 1998 ANNUAL
                                                                                   REPORT
                                                                                   PAGE(S)
                                                                                 -----------
Report of Independent Auditors.................................................     C-56
Consolidated Statements of Condition as of December 31, 1998 and 1997..........     C-57
Consolidated Statements of Income for the Years Ended December 31, 1998, 1997
  and 1996.....................................................................     C-58
Consolidated Statements of Changes in Stockholders' Equity For the Years Ended
  December 31, 1998, 1997 and 1996.............................................     C-59
Consolidated Statements of Cash Flows for the Years Ended December 31, 1998,
  1997 and 1996................................................................     C-60
Notes to Consolidated Financial Statements.....................................  C-61 - C-81



    Note 13 of Notes to Consolidated Financial Statements titled "Quarterly Financial Data" on pages C-78 and C-79 of the Corporation's 1998 Annual Report to Stockholders for the year ended December 31, 1998 is incorporated herein by reference.


ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

    None.

                                      C-35                            APPENDICES

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF REGISTRANT

    The information called for by this item with respect to directors and director nominees is presented in Eagle's Notice and Proxy Statement dated March 22, 1999 on pages 4 and 5 under the caption "Proposal 1--Election of Directors" and on page 13 under the caption "Section 16(a) Beneficial Ownership Reporting Compliance" and is incorporated herein by reference.


    The information called for by this item with respect to executive officers is included under the caption "Executive Officers of the Registrant" under Item 1 of this Form 10-K on page C-33.


ITEM 11. EXECUTIVE COMPENSATION

    The information called for by this item is presented in Eagle's Notice and Proxy Statement dated March 22, 1999 on pages 6 through 10 under the caption "Executive Compensation" and is incorporated herein by reference.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The information called for by this item is presented in Eagle's Notice and Proxy Statement dated March 22, 1999 on pages 2 through 4 under the caption "Voting Securities and Principal Holders Thereof" and is incorporated herein by reference.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The information called for by this item is presented in Eagle's Notice and Proxy Statement dated March 22, 1999 on page 9 under the caption "Compensation Committee Interlocks and Insider Participations" and is incorporated herein by reference.

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

(a) The following documents are filed as part of this report:

    1. Financial Statements--The financial statements required by this item are listed under Item 8 of Part II of this document.

    2. Financial Statement Schedules--The financial statement schedules required by this item are either not applicable or are included in the financial statements.

    3. Exhibits--The exhibits listed on the Exhibit Index beginning on page C-39 of this Form 10-K are filed herewith or are incorporated herein by reference to other Filings.

(b) Reports on Form 8-K:

    No reports on Form 8-K filed during the quarter ended December 31, 1998.

                                      C-36                            APPENDICES

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                EAGLE BANCGROUP, INC.

                                By:           /s/ DONALD L. FERNANDES
                                     -----------------------------------------
                                                Donald L. Fernandes,
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER



Date: March 24, 1999

                                      C-37                            APPENDICES

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                President, Chief Executive
   /s/ DONALD L. FERNANDES        Officer, Director, Chief
------------------------------    Financial Officer and       March 24, 1999
     Donald L. Fernandes          Principal Accounting
                                  Officer

    /s/ GERALD A. BRADLEY
------------------------------  Chairman of the Board         March 24, 1999
      Gerald A. Bradley

     /s/ DAVID R. WAMPLER
------------------------------  Vice President and            March 24, 1999
       David R. Wampler           Director

      /s/ ROBERT P. DOLE
------------------------------  Director                      March 24, 1999
        Robert P. Dole

   /s/ WILLIAM J. HANFLAND
------------------------------  Director                      March 24, 1999
     William J. Hanfland

     /s/ LOUIS F. ULBRICH
------------------------------  Director                      March 24, 1999
       Louis F. Ulbrich

  /s/ STEVEN J. WANNEMACHER
------------------------------  Director                      March 24, 1999
    Steven J. Wannemacher

                                      C-38                            APPENDICES

                                 EXHIBIT INDEX

                      ITEM                                                       EXHIBIT                         PAGE
------------------------------------------------             ------------------------------------------------  ---------
3. Articles of Incorporation and Bylaws                3.1   Certificate on Incorporation of Registrant as
                                                             filed in Delaware on January 24, 1996(1)

                                                       3.2   Bylaws of Registrant as adopted by the Board of
                                                             Directors of Registrant on January 25, 1996(1)

4. Instruments defining the rights of                  4.1   Specimen Stock Certificate of Registrant(1)
  holders,including indentures

                                                       4.2   Articles IV, V, VI, VII, XI, XII, XIII, XIV,
                                                             XVI, and XVII of the Registrant's Certificate of
                                                             Incorporation (See Exhibit 3.1)

                                                       4.3   Articles II, III, IV, VIII and XI of the
                                                             Registrant's Bylaws (See Exhibit 3.2)

10. Material contracts                                10.1   First Federal Savings and Loan Association of
                                                             Bloomington Employee Stock Ownership Plan(1)

                                                      10.2   Credit Agreement between Registrant and First
                                                             Federal Savings and Loan Association of
                                                             Bloomington Employee Stock Ownership Plan(1)

                                                      10.3   Eagle BancGroup, Inc. 1996 Stock Option and
                                                             Incentive Plan(2)

                                                      10.4   Eagle BancGroup, Inc. Management Development and
                                                             Recognition Plan and Trust Agreement(2)

                                                      10.5   Deferred Compensation Agreement, dated as of
                                                             September 22, 1992, between First Federal
                                                             Savings and Loan Association of Bloomington and
                                                             Donald L. Fernandes(1)

                                                      10.6   Employment Security Agreement, dated as of July
                                                             1, 1996, between the Registrant and Larry C.
                                                             McClellan

                                                      10.7   Employment Security Agreement, dated as of July
                                                             8, 1996, between the Registrant and Gary L.
                                                             Richardson

                                                      10.8   Employment Agreement, dated as of October 23,
                                                             1998, among Eagle BancGroup, Inc., First Federal
                                                             Savings and Loan Association of Bloomington and
                                                             Donald L. Fernandes

                                      C-39                            APPENDICES

                      ITEM                                                       EXHIBIT                         PAGE
------------------------------------------------             ------------------------------------------------  ---------
                                                      10.9   Employment Agreement, dated as of October 23,
                                                             1998, among Eagle BancGroup, Inc., First Federal
                                                             Savings and Loan Association of Bloomington and
                                                             David R. Wampler

                                                      10.10  Employment Security Agreement, dated as of
                                                             October 23, 1998, between the Registrant and
                                                             James E. Lyons

                                                      10.11  Employment Security Agreement, dated as of
                                                             November 30, 1998, between the Registrant and
                                                             Donald L. Lambert

13. Annual report to security holders                 13.1   1998 Annual Report to Stockholders                     C-41

21. Subsidiaries of the registrant                    21.1   List of subsidiaries of the Registrant

23. Consent of experts and counsel                    23.1   Consent of McGladrey & Pullen, LLP

                                                      23.2   Consent of Ernst & Young LLP

27. Financial Data Schedule                           27.1   Financial Data Schedule as of December 31, 1999

99. Additional exhibits                               99.1   Report of Independent Auditors

------------------------

(1) Incorporated by reference to Exhibits filed with the Registration Statement on Form S-1, Registration No. 333-2474.

(2) Incorporated by reference to Notice and Proxy Statement for Special Meeting of Stockholders dated January 10, 1997, filed January 9, 1997.

    The exhibits listed in the Exhibit Index on pages C-39 - C-40 of this Report on Form 10-K for the fiscal year ended December 31, 1998 are not attached. Copies of these exhibits are available for a nominal charge. Please contact Marilyn Lockwood, Assistant Secretary, Eagle BancGroup, Inc., 301 Fairway Drive, Bloomington, IL 61701, for more information.

                                      C-40                            APPENDICES

                                                                    EXHIBIT 13.1

                             EAGLE BANCGROUP, INC.
                               1998 ANNUAL REPORT
                 EAGLE BANCGROUP, INC. IS A HOLDING COMPANY FOR
         FIRST FEDERAL SAVINGS & LOAN ASSOCIATION BLOOMINGTON, ILLINOIS

                                      C-41                            APPENDICES

                      EAGLE BANCGROUP, INC. AND SUBSIDIARY
                               TABLE OF CONTENTS



Financial Highlights.................................................................       C-44
Management's Discussion and Analysis.................................................       C-46
Independent Auditor's Report.........................................................       C-56
Consolidated Statements of Condition.................................................       C-57
Consolidated Statements of Income....................................................       C-58
Consolidated Statements of Changes in Stockholders' Equity...........................       C-59
Consolidated Statements of Cash Flows................................................       C-60
Notes to Consolidated Financial Statements...........................................       C-61
Other Corporate Information..........................................................       C-82


                                      C-42                            APPENDICES

    To Our Stockholders:

    We are pleased to present to our stockholders this annual report for 1998. We have continued to build on the theme we used in last year's report, "Opening doors to new possibilities and Creating windows of opportunity." The architectural look this year is reflective of the building process mentality we have adopted. We believe it captures the spirit and philosophy of the Company and its employees. Our goal is to create a healthy banking franchise by building strong personal relationships within the communities we serve. Some examples of these relationships are featured within this year's report, and we are pleased to share them with you.

    We had an exciting year in 1998 that included the opening of our new branch office in Lexington, Illinois, dramatic growth in loan originations and continued improvement in our earnings. These results are further evidence that we continue to work to grow and to improve our financial performance, while enhancing the long-term investment value for our stockholders. The positive and aggressive approach to our business we have employed, whereby we seek out the new possibilities and create the opportunities that will have a positive and lasting effect on our employees, our customers, the communities we live in and our stockholders, continues to serve us well.

    The continued support we have received from our customers and our stockholders is greatly appreciated and we look forward to an exciting and prosperous year in 1999.

    Sincerely,

           /s/ GERALD A. BRADLEY                        /s/ DONALD L. FERNANDES
-------------------------------------------   -------------------------------------------
             Gerald A. Bradley                            Donald L. Fernandes
           CHAIRMAN OF THE BOARD                 PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                      C-43                            APPENDICES

                      EAGLE BANCGROUP, INC. AND SUBSIDIARY
                              FINANCIAL HIGHLIGHTS

    The following table sets forth, on a historical basis, selected consolidated financial data for the Company. Data prior to 1996 relates to First Federal only.


                                                               AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                                       ----------------------------------------------------------
                                                          1998        1997        1996        1995        1994
                                                       ----------  ----------  ----------  ----------  ----------
                                                              (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
SELECTED FINANCIAL CONDITION DATA
Total assets.........................................  $  180,101  $  171,137  $  172,666  $  150,974  $  140,932
Cash and due from banks..............................       1,084       1,628       1,487       1,072       1,092
Federal funds sold and overnight deposits............       7,653       3,386       5,573       2,828       1,611
Investments..........................................      49,822      38,943      53,883      53,186      42,680
Loans, net...........................................     116,551     122,409     106,641      88,786      83,589
Deposits.............................................     134,091     131,452     133,995     138,396     122,388
FHLB advances and other borrowings...................      25,000      18,000      15,300          --       7,936
Total equity.........................................      19,697      20,305      22,141      11,515       9,501
SELECTED OPERATING DATA
Interest income......................................  $   12,462  $   12,326  $   11,094  $    9,933  $    8,595
Interest expense.....................................       8,208       8,121       7,703       7,376       5,396
Net interest income before provision for loan
  losses.............................................       4,254       4,205       3,391       2,557       3,199
Provision for loan losses............................         240         240         183         100         (32)
Net interest income after provision for loan
  losses.............................................       4,014       3,965       3,208       2,457       3,231
Non-Interest income..................................       1,711         576         418         395         261
Non-Interest expense.................................       4,305       3,768       4,373       2,955       2,840
Income (loss) before income taxes....................       1,420         773        (747)       (103)        652
Income taxes.........................................         514         264        (258)        (30)        222
Net income (loss)....................................         906         509        (489)        (73)        430
PER SHARE DATA
Book value per share.................................  $    18.24  $    17.24  $    17.00         N/A         N/A
Basic earnings (loss) per share......................        0.85        0.44       (0.38)        N/A         N/A
Diluted earnings (loss) per share....................        0.83        0.44       (0.38)        N/A         N/A
Cash dividends per share.............................        0.10          --          --         N/A         N/A


                                      C-44                            APPENDICES

                                                               AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                                       ----------------------------------------------------------
                                                          1998        1997        1996        1995        1994
                                                       ----------  ----------  ----------  ----------  ----------
                                                              (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
SELECTED FINANCIAL RATIOS AND OTHER DATA
Performance Ratios (based on balance sheet
  averages)(1)
  Return on assets...................................        0.51%       0.30%      -0.31%      -0.05%       0.31%
  Return on equity...................................        4.44%       2.46%      -2.85%      -0.68%       4.15%
  Interest rate spread during period(2)..............        1.97%       1.99%       1.69%       1.83%       2.54%
  Net interest margin during period(3)...............        2.47%       2.53%       2.20%       1.85%       2.55%
  Non-interest expense to assets(4)..................        2.42%       2.19%       2.74%       1.98%       2.06%
Non-interest income to assets........................        0.96%       0.33%       0.26%       0.26%       0.19%
Interest-earning assets to interest-bearing
  liabilities........................................        1.11x       1.11x       1.10x       1.01x       1.00x
Asset Quality Ratios
  Non-performing assets to total assets(5)...........        0.62%       0.54%       0.79%       0.80%       4.86%
  Allowance for loan losses to non-performing
    loans............................................      255.67%     316.95%     130.92%     176.80%     219.35%
  Net charge-offs to average gross loans.............        0.13%       0.19%       0.17%       0.08%       0.05%
Regulatory Capital and Capital Ratios(6)
  Tangible capital ratio.............................        9.59%       9.99%       9.66%       7.73%       8.20%
  Core capital ratio.................................        0.96%       9.99%       9.66%       7.73%       8.20%
  Risk-based capital ratio...........................       16.04%      16.30%      18.29%      15.78%      15.80%
  Average equity to average assets...................        0.51%      12.04%      10.76%       7.21%       7.55%
  Equity to assets at end of period..................        4.44%      11.86%      12.82%       7.63%       6.74%

------------------------

(1) With the exception of end of period ratios, all ratios are based on average month-end balances during the respective periods.

(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(3) Net interest margin represents net interest income as a percentage of average interest-earning assets.

(4) The 1996 ratio reflects the effect of the SAIF special assessment.

(5) Non-performing assets consist of non-performing loans and foreclosed real estate owned. The significant decline in this ratio between the 1994 to 1995 periods occurred as a result of the sale by First Federal of a substantial real estate owned property during the fourth quarter of 1995.

(6) Tangible capital, Core capital and Risk-based capital ratios relate to First Federal only.

                                      C-45                            APPENDICES

                      EAGLE BANCGROUP, INC. AND SUBSIDIARY
                      MANAGEMENT'S DISCUSSION AND ANALYSIS

    Management's discussion and analysis of the results of operations and financial condition is intended to assist in understanding the financial condition, changes in financial condition and results of operations of Eagle BancGroup, Inc. This discussion should be read in conjunction with the consolidated financial statements, accompanying notes to consolidated financial statements and other information contained elsewhere in this report.

    Eagle BancGroup, Inc. ("Eagle") is a non-diversified unitary savings and loan holding company engaged in the business of managing its investments and directing, planning and coordinating the activities of its wholly-owned subsidiary, First Federal Savings and Loan ("First Federal"), a federally charted savings association, and First Federal's wholly-owned subsidiary, FFS Investment Services Inc., a service corporation that sells investment products (collectively, "the Company").

    Eagle was formed in January, 1996 and purchased all of the stock of First Federal with the proceeds of a subscription stock offering completed in June, 1996. Simultaneous to the stock offering, First Federal converted from a federally-chartered mutual savings association to a federally-chartered capital stock savings association. Prior to June, 1996, Eagle had no assets or liabilities.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

    GENERAL. In 1998, the Company had net income of $906,000, or $.85 per share (basic), compared to $509,000, or $.44 per share (basic), in 1997. The increase in 1998 was primarily the result of significantly higher non-interest income, primarily gains on sales of residential mortgage loans, partially offset by higher non-interest expense.

    NET INTEREST INCOME. Net interest income increased slightly to $4,254,000 in 1998 from $4,205,000 in 1997. Interest income increased to $12,462,000 in 1998 from $12,326,000 in 1997 while interest expense increased to $8,208,000 in 1998 from $8,121,000 in 1997. The interest rate spread, the difference between the yield on average interest earning assets and the cost of average interest bearing liabilities, was 1.97% in 1998 and 1.99% in 1997. The net interest margin, net interest income divided by average interest earning assets, was 2.47% in 1998 and 2.53% in 1997. The Company experienced pressures on the spread and margin due to declining market interest rates throughout 1998. The declining rate environment resulted in shifts in the loan portfolio that decreased the yield on earning assets more quickly than the benefits of the decreasing cost of funds.

    Average interest earning assets and average interest bearing liabilities both increased over $6,000,000 in 1998 from 1997 to result in the increases in interest income and expense. Average commercial loans increased over $13,200,000 and average direct consumer loans, primarily home equity loans, increased over $3,200,000 as the Company emphasized higher yielding, shorter term loans relative to traditional residential mortgage loans. Average residential mortgage loans decreased $11,100,000 in 1998 as the low rate environment spurred increased refinancing activity with most new residential mortgage loans sold at origination. Overall, average loans increased over $2,200,000 while the rate earned declined slightly to 7.91% in 1998 from 8.02% in 1997 as the loan portfolio restructuring reduced the effects of the declining rate environment.

    Average investments increased $3,900,000 in 1998 due primarily to temporary investment of residential mortgage loan sale proceeds. The rate earned on average investments decreased to 5.68% in 1998 from 5.95% in 1997 due to the rate environment and the increased holdings of lower yielding, short-term investments. Overall, the rate earned on average interest earning assets decreased to 7.24% in 1998 from 7.43% in 1997.

                                      C-46                            APPENDICES

    The rate paid on average interest bearing liabilities also decreased in 1998 to 5.27% from 5.44% in 1997.

    The decrease was due to both increases in demand deposit balances and a restructuring of the Federal Home Loan Bank ('FHLB') advance portfolio. Average deposits increased $1,300,000 as average demand deposits increased $4,000,000 while average time deposits decreased $2,400,000 in 1998 compared to 1997. The higher percentage of demand deposits in total deposits resulted in a reduction in the cost of average deposits to 5.26% in 1998 from 5.37% in 1997.

    Average borrowed funds, all FHLB advances, increased $4,900,000 in 1998 while the cost of the borrowings decreased to 5.37% in 1998 from 5.89% in 1997. New advances taken out in 1998 had an average cost of 4.69% while the advances repaid in 1998 had an average cost of 6.11%. At year-end, 1998, the average cost of all advances was 5.05%.

    At December 31, 1998, loans totaling $397,000 were contractually past due 90 days or more and were classified as non-accrual. No interest income is accrued on such loans. Income is recognized only upon receipt of cash payments, which totaled $28,000 in 1998. Additional income of $12,000 would have been accrued had the loans not been past due. No other loans were contractually past 90 days or more at December 31, 1998.

    PROVISION FOR LOAN LOSSES. The provision for loan losses was $240,000 in both 1998 and 1997. The provision is determined each year through analysis of the loan portfolio, the allowance for loan losses, loan charge-offs and recoveries and industry practice and experience. At December 31, 1998, the allowance for loan losses was $1,015,000, or .86% of total loans, compared to $935,000, or .76% of total loans, at December 31, 1997. The increase in 1998 was deemed necessary due to changes in the portfolio mix even though total loans at December 31, 1998 were less than at December 31, 1997. From year-end 1997 to year-end 1998, residential mortgage loans and loans held for sale declined $15,500,000 while commercial and commercial real estate loans increased $10,100,000. Net charge-offs declined to $160,000 in 1998 from $228,000 in 1997.
In both years, the charge-off and recovery activity related to indirect auto loans with the decline in net charge-offs in 1998 corresponding to a decline in the indirect loan portfolio.


    NON-INTEREST INCOME. Due to a significant increase in gains of sales of residential mortgage loans, non-interest income increased to $1,711,000 in 1998 from $576,000 in 1997. Proceeds from sales of residential mortgage loans were $93,164,000 in 1998 compared to $19,314,000 in 1997. Gains realized on the sales were $1,218,000 in 1998 compared to $178,000 in 1997. Loan servicing income increased $19,000 in 1998 due to the increased amount of serviced loans. The increase in demand deposit accounts led to an increase in deposit account service charges of $33,000 in 1998. Commission income earned by the Company's service corporation brokerage subsidiary also increased $13,000 in 1998.


    As a percentage of average assets, non-interest income increased to .96% in 1998 from .33% in 1997. Net of the gains on loan sales, non-interest income was
 .28% of average assets in 1998 compared to .23% in 1997.


    NON-INTEREST EXPENSE. Non-interest expense increased to $4,305,000 in 1998 from $3,768,000 in 1997 due primarily to an increase in salaries and employee benefits. Most of the $380,000 increase in salaries and employee benefits in 1998 was due to incentive payments related to the volume of residential mortgage loans originated and sold. The remainder of the salary and employee benefit increase was due to staff additions for the Company's new branch that opened in December, 1998 in Lexington, Illinois. Advertising expense increased $60,000 in 1998 due to promotional expenses related to the branch opening and increased radio and television advertising. Equipment expense increased $64,000 in 1998 related to hardware and software upgrades and the new branch. Other non-interest expense increased $90,000 due to higher supplies, phone, postage and other miscellaneous costs related to both the volume of mortgage loans processed and the new branch opening.


                                      C-47                            APPENDICES

    As a percentage of average assets, non-interest expense was 2.42% in 1998 compared to 2.19% in 1997. When the loan origination incentive payments are removed, non-interest expense was 2.23% of average assets in 1998.

    INCOME TAX EXPENSE. Income tax expense increased to $514,000 in 1998 from $264,000 in 1997 due to the increase in income before tax. The effective tax rate was 36% in 1998 and 34% in 1997.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

    GENERAL. In 1997, the Company earned net income of $509,000, or $.44 per share, compared to a net loss of $489,000, or $(.38) per share, in 1996. The 1996 results include the SAIF recapitalization special assessment which reduced earnings $600,000, net of tax. Excluding the net effect of the special assessment, 1996 net income was $111,000.

    NET INTEREST INCOME. Net interest income increased to $4,205,000 in 1997 from $3,391,000 in 1996. The 24% increase in net interest income was due to improvement in the interest rate spread, which increased to 1.99% in 1997 from 1.69% in 1996. The interest rate spread is the difference between the yield on average interest earning assets and the cost of average interest bearing liabilities. The net interest margin, net interest income divided by average interest earning assets, also improved to 2.53% in 1997 from 2.20% in 1996. Interest income increased to $12,326,000 in 1997 from $11,094,000 in 1996 and interest expense increased to $8,121,000 in 1997 from $7,703,000 in 1996.

    In 1997, the Company benefited from a full year's effect of investment of the $11,186,000 net proceeds received from the initial stock offering completed in June, 1996. In addition, strong loan demand and efforts to restructure the loan and investment portfolios in 1997 resulted in a $20,700,000 increase in average loans outstanding, primarily related to residential mortgage loans. During the second half of 1997, the Company began emphasizing originations of commercial real estate and commercial loans. Total average interest earning assets were $165,975,000 in 1997 and $154,244,000 in 1996. The increased emphasis on loan originations resulted in higher yielding loans comprising a greater share of earning assets in 1997 than 1996. As a percentage of average interest earning assets, average loans outstanding was 71% in 1997 compared to 63% in 1996. The yield earned on average interest earning assets increased to 7.43% in 1997 from 7.19% in 1996. The yield on average loans outstanding was 8.02% in 1997 compared to 7.89% in 1996. The yield on other interest earning assets was 5.95% in 1997 and 6.00% in 1996 and the average balance of these assets decreased $8,900,000 in 1997.

    Average interest bearing liabilities increased to $149,417,000 in 1997 form $140,009,000 in 1996 while the rate paid on average interest bearing liabilities decreased to 5.44% in 1997 from 5.50% in 1996. Average borrowed funds, all FHLB advances, increased $13,500,000 while average deposits decreased $4,100,000 in 1997 compared to 1996. The increase in loans outstanding in 1997 was funded in part with FHLB advances. The rate paid on average borrowed funds decreased to 5.89% in 1997 from 6.20% in 1996 and the rate paid on average deposits decreased to 5.37% in 1997 from 5.48% in 1996.

    At December 31, 1997, loans totaling $295,000 were contractually past due 90 days or more and were classified as non-accrual. Interest income is recognized on such loans only upon cash receipt and no interest income is accrued. In 1997, cash interest payments of $16,000 were included in interest income on the non-accrual loans. Additional interest income of $9,000 would have been recorded on the loans on an accrual basis. No other loans were contractually past due 90 days or more at December 31, 1997.

    PROVISION FOR LOAN LOSS. The provision for loan losses increased to $240,000 in 1997 from $183,000 in 1996 due mainly to the increased lending activity. The amount of the provision is determined through analysis of the loan portfolio and the allowance for loan losses, including a review of charge-offs and delinquencies, as well as industry practice and experience. At December 31, 1997, the allowance for loan losses was $935,000, or .76% of total loans, compared to $923,000, or .86% of total loans, at December 31, 1996. The growth in the loan portfolio in 1997 related primarily to residential mortgage loans, which

                                      C-48                            APPENDICES
historically have low loss rates that did not justify a more significant increase in the allowance for loan losses. Net charge-offs were $228,000 in 1997, up from $167,000 in 1996. The net charge-offs in 1997 related entirely to consumer loans. The total balance of consumer loans decreased approximately $3,000,000 in 1997, due largely to the Company placing less emphasis on the origination of indirect auto loans in 1997.


    NON-INTEREST INCOME. Non-interest income increased to $576,000 in 1997 from $418,000 in 1996 due primarily to gains on loans sold, which increased to $178,000 in 1997 from $68,000 in 1996. Loans sold increased to $19,314,000 in
1997 from $10,844,000 in 1996. Net gains on securities sold increased to $46,000 in 1997 from $15,000 in 1996.


    Proceeds from the sales of securities of $25,000,000 in 1997 were used primarily to originate loans. Service charges on deposit accounts increased to $80,000 in 1997 from $51,000 in 1996 due to an increased number of accounts and a revised account and fee schedule. Non-interest income was .33% of average assets in 1997 compared to .26% in 1996.


    NON-INTEREST EXPENSE. Non-interest expense increased to $3,768,000 in 1997 compared to $3,498,000 in 1996, net of the SAIF special assessment. Total non-interest expense in 1996 was $4,373,000 including the $875,000 SAIF recapitalization special assessment. Salaries and employee benefits increased by $414,000 in 1997 due primarily to staff additions and normal increases in employee costs as well as to expenses related to benefit plans implemented following the stock conversion. Data processing expense increased $73,000 in 1997 due to one-time expenses related to converting to a new data provider and deconverting from the previous provider. Audit and legal fees increased $120,000 in 1996 due primarily to increased corporate meeting and reporting requirements following formation of the holding company. The expense increases were partially offset by a decrease in regular FDIC premium expense of $289,000 in 1997 due to the premium rate reduction following the payment of the recapitalization special assessment in 1996.


    As a percentage of average assets, non-interest expense was 2.19% in both 1997 and 1996, net of the recapitalization special assessment.

    INCOME TAX EXPENSE. Due to the increase in income before income tax, income tax expense was $264,000 in 1997 compared to a benefit for income tax of $258,000 in 1996. The effective tax rate was 34% in 1997 compared to an effective benefit rate of 35% in 1996.

FINANCIAL CONDITION

    Total assets increased 5% to $180,101,000 at December 31, 1998 from $171,137,000 at December 31, 1997. Increases in deposits and FHLB advances were initially used to fund commercial and consumer loan originations. Refinancing activity throughout the last half of 1998 resulted in increased loan repayments and the Company invested the funds in mortgage-backed and other securities.

    The decline in mortgage loan rates in 1998 caused an increase in refinancing activity that resulted in a decrease in residential mortgage loans of $15,500,000. The reduction was due to the fact that most new residential loan originations were sold in the secondary market. In 1998, residential loan originations totaled $105,700,000 while proceeds of residential mortgage loan sales were $93,164,000. Commercial and commercial real estate loans increased $10,100,000 to result in a net decrease of $5,900,000 in total loans during 1998. Consumer loans decreased $400,000 as a decrease in indirect automobile loans of $2,800,000 was partially offset by increases in home equity loans and lines of credit.

    Total investments increased $10,900,000 in 1998 due to investment of loan sale proceeds and funds received from new deposits and FHLB advances. Mortgage-backed securities increased $12,600,000 and investment securities decreased $1,700,000. Cash and cash equivalents increased $3,700,000 in 1998 due to temporary investment of loan sale proceeds and in preparation for the first quarter of 1999 when a larger than usual amount of certificates of deposit are scheduled to mature.

                                      C-49                            APPENDICES

    Total deposits increased $2,600,000 in 1998 due to a $4,300,000 increase in demand deposits and a $600,000 increase in savings deposits offset by a $2,300,000 decrease in time deposits. The increase in demand deposits reflects the Company's efforts to reduce the cost of funds and improve the interest rate sensitivity of the deposit portfolio.

    (MARKETING INSERT)

    "THEIR COMMITMENT TO ME IS MORE THAN WINDOW DRESSING" -- Jeff "Mac" McElravy, owner of Cornerstone Construction in Bloomington.

    Every bank will call you "friend," but the key to a good financial relationship is trust and commitment. To earn customer confidence, First Federal Savings gets to know them first and then grows the relationship over time.

    "At First Federal Savings, I feel the respect that comes when people understand that I know my business," says Mac McElravy, commercial customer. "When I proposed a new business venture, they listened and gave the advice I needed. Now I feel comfortable just stopping by anytime and kicking around a few ideas. I know they won't go running when I mention something cutting-edge."

    "When Mac comes in with a new business proposal, we do more than examine the plan," says Dave Wampler, First Federal Savings President. "We look at the person's philosophy and dedication. That's how we build trust and long-term relationships with our customers."

    When First Federal talks about good working relationships, it's not just a sales pitch it's... the way they do business. Every customer relationship is built with trust and commitment... and that makes all the difference.

    "WITH SOME BANKS, OPPORTUNITY KNOCKS ONCE. BUT FIRST FEDERAL SAVINGS LEANS ON MY DOORBELL." -- Ron Brucker, owner of Brucker Farms Inc.

    You don't deposit a check and then close the account. And you don't make an investment without thinking of how it will affect your future. So why should you choose a bank that does? First Federal Savings knows that financial success means being available for customers every step of the way.

    "Farming has its ups and downs, but I've found success by consistently giving it my all. I need a bank that does the same. That's why I chose First Federal," says Ron Brucker, agri-business customer. "They not only know me and my business, but they are also in it for the long haul."

    "Ron is not just an application to us and I like to think we're more than application takers to him," says Randy Jacobs, First Federal Savings account representative. "We work hard to anticipate his financial needs and want to be there whenever he needs us. It's long-term relationships like these that lead to trust and a higher level of comfort."

    The old adage says, "Success is not a goal, it's a journey." The same holds true for financial achievements and security. That's why First Federal Savings is committed to building a lasting relationship with its customers.

    (END MARKETING INSERT)

    The borrowed funds portfolio, all FHLB advances, was restructured in 1998 to reduce the average cost of borrowed funds. The Company repaid $7,000,000 in advances that matured in 1998 with new advances that cost, on average, over 140 basis points less. The average cost of the advance portfolio decreased from 5.74% at December 31, 1997 to 5.05% at December 31, 1998. In total, borrowed funds increased $7,000,000 in 1998.

                                      C-50                            APPENDICES

    Stockholders' equity decreased to $19,697,000, or 10.9% of total assets, at December 31, 1998 from $20,305,000, or 11.9% of total assets, at December 31, 1997. The decrease in equity in 1998 was due to the repurchase of additional shares for the treasury at a cost of $1,762,000 offset by 1998 net income. Book value per share increased to $18.24 per share at December 31, 1998 from $17.24 per share at December 31, 1997.

    Savings institutions are required to maintain minimum capital levels measured by three ratios: Risk-based capital to risk weighted assets of 8%; core capital to adjusted tangible assets of 4% and tangible core capital to tangible assets of 1.5%. At December 31, 1998, the Company's savings institution subsidiary had ratios of 16.04%, 9.59% and 9.59%, respectively, compared to ratios of 16.30%, 9.99% and 9.99%, respectively, at December 31, 1997.

INTEREST RATE RISK

    Interest rate risk arises from the impact of changes in interest rates on the Company's assets and liabilities. Successful management of interest rate risk reduces the impact of such changes on the Company's operations. Interest rate risk is managed through evaluation of the interest rate risk inherent in certain assets and liabilities and determination of the appropriate risk level given the Company's business plan, operating environment and capital and liquidity requirements. Interest rate risk management guidelines are reviewed and approved annually by the Board of Directors.

    Specific strategies used to reduce interest rate risk include (i) diversifying the loan portfolio by emphasizing origination of short-term direct consumer loans, commercial and commercial real estate loans; (ii) selling at origination all long-term, fixed rate and most adjustable rate residential mortgage loans; (iii) classifying all investments as available for sale; (iv) maintaining an investment portfolio of primarily adjustable rate and short-term, fixed rate securities; (v) utilizing medium-term, fixed rate FHLB advances as a funding source; and (vi) emphasizing deposit products that reduce interest sensitivity (demand and savings deposits and long-term, fixed rate certificates).

    The effects of these strategies are evident in the Company's 1998 operations. Commercial and commercial real estate loan originations in 1998, totaling $20,700,000, primarily mature in five years or less. Proceeds of residential real estate loan sales exceeded $93,000,000 and the amount of residential mortgage loans in the portfolio declined $15,500,000. All investments remain classified as available for sale. Of the over $48,000,000 in new investments purchased in 1998, $13,400,000 were adjustable rate and $25,300,000 matured or were subject to call within 5 years. The FHLB advance portfolio consists of all medium-term, fixed rate advances that carry an average cost at year-end, 1998 that is 69 basis points less than the average cost at year-end, 1997. Demand and savings deposits grew $4,900,000 in 1998.

    Interest rate sensitivity is measured quarterly by use of the Office of Thrift Supervision ("OTS") net portfolio value ("NPV") model. Data provided by the Company's thrift subsidiary in various regulatory reports is the primary basis for the model, which generates estimates of the amount of and change in NPV over a range of interest rate change scenarios. NPV is defined as the difference between incoming and outgoing cash flows from assets, liabilities and certain off-balance sheet contracts. The NPV ratio of each scenario is the NPV in that scenario divided by the present value of assets in the same scenario.

    The benchmark measurements are the decline in NPV and the change in NPV ratio given a 200 basis point shock (increase) in interest rates. The figures below, provided by the OTS, show the changes under this scenario. The Board of Directors has determined that the maximum allowable decline in NPV given a

                                      C-51                            APPENDICES

200 basis point shock is 45%. The OTS figures show a decline in NPV of 10%, which is well within the board of directors guidelines.

RISK MEASURES: 200 BP Rate Shock                      10.14%
Pre-shock NPV ratio
Exposure measure: Post-shock NPV Ratio                 9.47%
                                                    68 basis
Sensitivity measure: Change in NPV Ratio              points

                                               NPV AS PERCENT OF
                                                PRESENT VALUE OF
                  NET PORTFOLIO VALUE                ASSETS
           ---------------------------------  --------------------
 CHANGE     DOLLAR     DOLLAR      PERCENT       NPV
 IN RATE    AMOUNT     CHANGE      CHANGE       RATIO     CHANGE
---------  ---------  ---------  -----------  ---------  ---------
+400 bp    $  13,482  $  -4,872         -27%       8.02%   -212 bp
+300 bp       15,108     -3,246         -18%       8.81%   -134 bp
+200 bp       16,651     -1,793         -10%       9.47%    -68 bp
+100 bp       17,706       -648          -4%       9.94%    -20 bp
    0         18,354         --          --       10.14%        --
 -100 bp      18,703        349           2%      10.18%      4 bp
 -200 bp      18,849        495           3%      10.11%     -3 bp
 -300 bp      19,253        898           5%      10.16%      2 bp
 -400 bp      19,223        869           5%      10.00%    -15 bp

    All changes in NPV ratios at December 31, 1998 were within the limits approved by the Board of Directors.

    The OTS measurement of interest rate risk has inherent shortcomings due to the assumptions utilized in the model. Actual changes in market interest rates may result in different yield and cost changes than assumed in the model. The model also assumes that holdings of interest sensitive assets and liabilities would remain constant under each interest rate change scenario, which may be different than actual circumstances. As such, the NPV measurements in the table provide an indication of interest rate risk exposure at December 31, 1998 only and are not intended to and should not be used to forecast the effect of changes in interest rates on the Company's net interest income.

MARKET RISK

    Market risk arises primarily from interest rate risk inherent in the Company's lending, investing, deposit taking and borrowing activities. The varying levels of sensitivity to changes in market interest rates of the Company's interest-earning assets, primarily loans and investments, and interest-bearing liabilities, primarily deposits and borrowed funds, create market risk. Evaluation of market risk is an integral component of interest rate risk management.

    The Company's exposure to market risk is lessened by not holding or using any derivative instruments to manage interest rate risk. In addition, the Company does not maintain a portfolio of trading account investments. At December 31, 1998, the Company did hold $3,701,000 as loans held for sale, the entire amount of which was residential mortgage loans originated in December, 1998 that had been sold to various secondary market investors. The loans remained on the Company's books at year-end due to the usual delay between a loan closing and the funding by the investor. As such, the market risk exposure on these loans was not significant.

LIQUIDITY

    Primary sources of funds are deposits, FHLB advances and principal and interest payments on loans and mortgage-backed and investment securities. Scheduled maturities of loans and mortgage-backed and investment securities are predictable sources of funds while deposit inflows and loan and mortgage-backed

                                      C-52                            APPENDICES
securities prepayments are greatly influenced by general interest rates, economic conditions and competition.

    Funds are invested in loans, primarily residential mortgage, commercial, commercial real estate and direct consumer loans, and mortgage-backed and investment securities. Loan originations totaled $162,709,000, $72,203,000 and $63,005,000 in 1998, 1997 and 1996, respectively. Purchases of mortgage-backed and investment securities were $48,142,000, $13,218,000 and $26,686,000 in 1998,
1997 and 1996, respectively. Net cash provided by financing activities in 1998 was $7,765,000 while $1,498,000 net cash was used by operating activities and $2,544,000 net cash was used by investing activities.

    Adequate liquidity must be maintained to ensure that sufficient funds are available to support loan originations, deposit withdrawal demands, satisfy other financial commitments and take advantage of investment opportunities. Approved loan commitments totaled $479,000 and unused lines of credit equaled $8,826,000 at December 31, 1998. Scheduled maturities of certificates of deposit in 1999 total $64,793,000. Scheduled loan maturities and principal payments in 1999 total $30,049,000 and scheduled maturities of investment securities in 1999 total $4,630,000. In addition, an unknown amount of principal payments will be received on mortgage-backed securities in 1999. In 1998, principal payments totaling $9,944,000 were received on mortgage-backed securities.

    The OTS requires thrifts to maintain a 4% liquidity ratio measured as the ratio of cash, cash equivalents, short-term investments and certain long-term investments to deposits and certain borrowed funds. The Company's savings institution subsidiary had liquidity ratios of 14.11% and 12.07% at December 31, 1998 and 1997, respectively.

INFLATION

    The Consolidated Financial Statements and notes thereto included in this report have been prepared in accordance with generally accepted accounting principles and reflect the results of operations and financial position measured in historical dollars without regard for the changes in the relative purchasing power of money over time due to inflation. Inflation impacts the Company in the increased cost of operations and as an inherent factor in the general level of interest rates. Changes in interest rates have a greater impact on the Company's financial performance than the general level of inflation due to the monetary nature of most of the Company's assets and liabilities. Effective interest rate management can minimize the effects of inflation on the Company's monetary assets and liabilities. Inflation has not had a significant impact on the costs of operation or the non-monetary assets of the Company.

YEAR 2000

    The Year 2000 ("Y2K") computer problem has received considerable publicity as January 1, 2000 nears. The ability of computers and computer systems to successfully function on and after January 1, 2000 has been the subject of much concern and speculation. All companies face many challenges in their efforts to be Y2K compliant.

    As a financial institution, the Company relies heavily on both in house and third party data processing systems to maintain accurate loan, deposit and other financial and corporate information and records. The Company also relies on public and private utilities for phone and data lines, electricity, water and other such services over which it has little, if any, control. In the event of a Y2K failure in house or by any other service provider, the Company must be prepared to operate as normally as possible or risk a decline in its financial performance.

    The Company formulated its initial Y2K compliance plan in September, 1997. This plan has been expanded, revised and updated continually since then. The OTS has and continues to monitor the compliance effort including an on-site inspection in early 1998 and by reviewing compliance plan updates. To date the Company's compliance plan and efforts have been approved by the OTS. A second on-site inspection and review is scheduled for February, 1999.

                                      C-53                            APPENDICES

    In the fourth quarter, the Company took the following actions related to its Y2K compliance effort: Started the initial round of software compliance testing on the Company's primary third party data provider (following the provider's pre-determined testing schedule for all users); continued follow-up contacts to monitor compliance status of third party software vendors; set up testing procedures with third party software vendors as applicable; followed up initial contact with significant loan and deposit customers regarding their Y2K status; and began developing a comprehensive contingency plan.

    The initial round of software compliance testing on the primary third party data provider is scheduled for completion in January, 1999. A second round of testing is scheduled to begin in February, 1999 after review and analysis of the initial testing by the provider and all users. The comprehensive contingency plan will expand upon the plan briefly detailed in previous versions of the Y2K compliance plan. Development of the contingency plan was delayed pending completion and review of the initial round of testing.

    Direct costs related to the Y2K compliance effort incurred by the Company in 1998 include $25,000 paid to the primary data provider related to the software compliance testing and $5,000 paid to the Company's third party network consultant for testing and certifying that in house hardware was Y2K compliant. In 1999, additional costs related to the Y2K compliance effort will be incurred. The third party network consultant may provide additional services at a cost not expected to exceed $25,000. Compliance testing on other software providers will be conducted at a cost not expected to exceed $10,000. An informational mailing to all customers will be sent that is not expected to cost more than $5,000.

    The Company also incurred indirect costs related to the Y2K compliance effort in 1998, primarily salaries and benefits for the employees involved with the testing. In 1998, the Company estimates that approximately $40,000 of salary and benefit expense could be allocated to the Y2K compliance effort. This amount does not represent additional expense, rather a reallocation of expense that would have been incurred even without the Y2K testing. In 1999, more salary and benefit expense could be allocated to the Y2K compliance effort but total salary and benefit expense is not expected to increase due to the Y2K compliance effort.

    In addition to the direct and indirect costs noted, the Company has also spent over $200,000 upgrading hardware since the third quarter of 1997 related to conversion to the current data provider, which occurred in August, 1997. In late 1998, the Company, as planned at the time of the conversion, migrated to updated hardware to support teller operations and also converted to new teller and platform software. These events have assisted in the Company's Y2K compliance effort but since the data provider conversion was necessary without regard to Y2K compliance, the costs associated with the conversion are not considered directly related to Y2K compliance.

    The Y2K problem is extremely complex and potentially impacts any computer process. The Company believes its Y2K compliance effort will be effective. However, since the Company relies on so many third parties for various services, over which the Company has little or no control, no reasonable assurance can be given that the Company will not suffer a Y2K related service interruption or incur potentially significant unanticipated expenditures that could impact the financial performance of the Company.

    (MARKETING INSERT)

    "FIRST FEDERAL SAVINGS IS PROUD TO SPONSOR THE OPPORTUNITY TO OPEN MANY WINDOWS THROUGH SOARING EAGLES, A SPECIAL CLUB FOR CUSTOMERS AND FRIENDS %) AND OVER." --Roberta Leake, Coordinator (Lexington)

    In April, First Federal Savings will launch Soaring Eagles, their new travel club for customers and friends 50 and over. The group, which is coordinated by Roberta Leake, offers a wide variety of trips, seminars and social events. The Soaring Eagles will visit such places as Amish Acres (Nappanee, IN); the Long Grove Village Strawberry Festival; Drury Lane Theatre (Oakbrook, IL); the New England Countryside; and the Branson Christmas Extravaganza.

                                      C-54                            APPENDICES

    According to Roberta, "Soaring Eagles offers worry-free travel because all the arrangements are made for those who attend--from tipping to luggage and meals to hotels--we take care of everything!" Roberta is assisted by Judy Schlosser of the LeRoy branch and Mary Kay Kates, Bloomington.

    This club is just another way First Federal consistently adds value to customer relationships.

    (END MARKETING INSERT)

                                      C-55                            APPENDICES

                          INDEPENDENT AUDITOR'S REPORT

To the Stockholders and Board of Directors
Eagle BancGroup, Inc.
Bloomington, Illinois

    We have audited the accompanying consolidated statements of condition of Eagle BancGroup, Inc. and subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of income, statements of changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated statements of income, stockholders' equity and cash flows of Eagle BancGroup, Inc. and subsidiary, for the year ended December 31, 1996, were audited by other auditors whose report dated January 17, 1997, expressed an unqualified opinion on those statements.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Eagle BancGroup, Inc. and subsidiary as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

/s/ MCGLADREY & PULLEN, LLP
-------------------------------------------
Peoria, Illinois
January 29, 1999

                                      C-56                            APPENDICES

                      EAGLE BANCGROUP, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CONDITION
                           DECEMBER 31, 1998 AND 1997

                                                                                               1998        1997
                                                                                            ----------  ----------
                                                                                            (DOLLARS IN THOUSANDS)
                                                      ASSETS
Cash and due from banks...................................................................  $    1,084  $    1,628
                                                                                            ----------  ----------
Federal funds sold and overnight deposits.................................................       7,653       3,386
Investment securities--available for sale.................................................      11,328      13,037
Mortgage-backed securities--available for sale............................................      37,244      24,596
Federal Home Loan Bank ("FHLB") stock.....................................................       1,250       1,310
Loans, net of allowance for loan losses: $1,015 in 1998, $935 in 1997.....................     112,850     121,652
Loans held for sale.......................................................................       3,701         757
Premises and equipment....................................................................       2,819       2,834
Other assets..............................................................................       2,172       1,937
                                                                                            ----------  ----------
  Total assets............................................................................  $  180,101  $  171,137
                                                   LIABILITIES
Deposits..................................................................................  $  134,091  $  131,452
Federal Home Loan Bank advances...........................................................      25,000      18,000
Other liabilities.........................................................................       1,313       1,380
                                                                                            ----------  ----------
  Total liabilities.......................................................................     160,404     150,832
Stockholders' Equity
Preferred stock, par value $.01 per share, 100,000 shares authorized, no shares issued....          --          --
Common stock, par value $.01 per share, 5,000,000 shares authorized; 1,302,705 shares
  issued..................................................................................          13          13
Paid-in capital...........................................................................      12,456      12,323
Retained earnings--substantially restricted...............................................      12,495      11,697
Unrealized loss on investment securities available for sale, net..........................        (144)       (110)
                                                                                            ----------  ----------
  Total stockholders' equity before treasury stock, unearned ESOP shares and Management
    Development and Recognition Plan......................................................      24,820      23,923
Treasury stock, at cost, 125,000 shares in 1997...........................................      (3,817)     (2,055)
Unearned Employee Stock Ownership Plan ("ESOP") shares....................................        (730)       (834)
Management Development and Recognition Plan ("MDRP")......................................        (576)       (729)
                                                                                            ----------  ----------
  Total stockholders' equity..............................................................      19,697      20,305
                                                                                            ----------  ----------
  Total liabilities and stockholders' equity..............................................  $  180,101  $  171,137

                See Notes to Consolidated Financial Statements.

                                      C-57                            APPENDICES

                      EAGLE BANCGROUP, INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                                     1998       1997       1996
                                                                                   ---------  ---------  ---------
                                                                                    (DOLLARS IN THOUSANDS EXCEPT
                                                                                           PER SHARE DATA)
Interest income:
  Loans and fees on loans........................................................  $   9,517  $   9,472  $   7,681
  Investment securities and other interest earning assets........................      1,150      1,044      1,024
  Mortgage-backed securities.....................................................      1,583      1,738      2,358
  Federal funds sold.............................................................        212         72         31
                                                                                   ---------  ---------  ---------
    Total interest income........................................................     12,462     12,326     11,094
Interest expense:
  Deposits:
    Passbook.....................................................................        549        579        577
    MMDA and NOW.................................................................        330        202        181
Certificates of deposit..........................................................      6,103      6,285      6,673
                                                                                   ---------  ---------  ---------
                                                                                       6,982      7,066      7,431
  Borrowings.....................................................................      1,226      1,055        272
                                                                                   ---------  ---------  ---------
    Total interest expense.......................................................      8,208      8,121      7,703
    Net interest income before provision for loan losses.........................      4,254      4,205      3,391
Provision for loan losses........................................................        240        240        183
                                                                                   ---------  ---------  ---------
    Net interest income after provision for loan losses..........................      4,014      3,965      3,208
Non-interest income:
  Loan servicing.................................................................        157        138        146
  Gains on loans sold, net.......................................................      1,218        178         68
  Gains on securities sold, net..................................................         49         46         15
  Other..........................................................................        287        214        189
                                                                                   ---------  ---------  ---------
    Total non-interest income....................................................      1,711        576        418
Noninterest expense:
  Salaries and employee benefits.................................................      2,530      2,150      1,736
  Net occupancy..................................................................        590        537        544
  Federal deposit insurance premium..............................................         80         67      1,231
  Data processing................................................................        305        322        249
  Other..........................................................................        800        692        613
                                                                                   ---------  ---------  ---------
    Total noninterest expense....................................................      4,305      3,768      4,373
  Income (loss) before income tax expense (benefit)..............................      1,420        773       (747)
Income tax expense (benefit).....................................................        514        264       (258)
                                                                                   ---------  ---------  ---------
  Net income (loss)..............................................................  $     906  $     509  $    (489)
Basic earnings (loss) per share..................................................  $    0.85  $    0.44  $   (0.38)
Diluted earnings (loss) per share................................................  $    0.83  $    0.44      (0.38)

                See Notes to Consolidated Financial Statements.

                                      C-58                            APPENDICES

                      EAGLE BANCGROUP, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                             ACCUMULATED                   UNEARNED
                                      COMMON       PAID-IN    RETAINED      COMPREHENSIVE     TREASURY       ESOP
                                       STOCK       CAPITAL    EARNINGS         INCOME           STOCK       SHARES
                                   -------------  ---------  -----------  -----------------  -----------  -----------
                                                                 (DOLLARS IN THOUSANDS)
Balance, December 31, 1995.......    $      --    $      --   $  11,677       $    (162)      $      --    $      --
Comprehensive income:
  Net loss.......................           --           --        (489)             --              --           --
  Unrealized loss on securities
    available for sale arising
    during the period, net taxes
    of $85.......................           --           --          --            (165)             --           --
  Less: Reclassification
    adjustment, net of tax of
    $5...........................           --           --          --             (10)             --           --
Comprehensive income (loss)......
  Sale of capital stock..........           13       12,215          --              --              --           --
  Common stock acquired by ESOP..           --           --          --              --              --       (1,042)
  Release of ESOP shares.........           --           --          --              --              --          104
Balance, December 31, 1996.......           13       12,215      11,188            (337)             --         (938)
Comprehensive income:
  Net income.....................           --           --         509              --              --           --
  Unrealized loss on securities
    available for sale arising
    during the period, net taxes
    of $133......................           --           --          --             257              --           --
  Less: Reclassification
    adjustment, net of tax of
    $16..........................           --           --          --             (30)             --           --
Comprehensive income.............
  Purchase of 125,000 shares for
    the treasury.................                                                                (2,055)          --
  Release of ESOP shares.........           --           96          --              --              --          104
  Purchase of 52,106 shares for
    MDRP.........................           --           --          --              --              --           --
  Allocation of MDRP shares......           --           12          --              --              --           --
                                           ---    ---------  -----------          -----      -----------  -----------
Balance, December 31, 1997.......           13       12,323      11,697            (110)         (2,055)        (834)
Comprehensive income:
  Net income.....................           --           --         906              --              --           --
  Unrealized loss on securities
    available for sale arising
    during the period, net taxes
    of $1........................           --           --          --              (2)             --           --
  Less: Reclassification
    adjustment, net of tax of
    $17..........................           --           --          --             (32)             --           --
Comprehensive income.............
  Purchase of 97,597 shares for
    the treasury.................           --           --          --              --          (1,762)          --
  Release of ESOP shares.........           --           94          --              --              --          104
  Allocation of MDRP shares......           --           39          --              --              --           --
  Cash dividend paid.............           --           --        (108)             --              --           --
                                           ---    ---------  -----------          -----      -----------  -----------
Balance, December 31, 1998.......    $      13    $  12,456   $  12,495       $    (144)      $  (3,817)   $    (730)
                                           ---    ---------  -----------          -----      -----------  -----------

                                     MANAGEMENT
                                     DEVELOPMENT
                                         AND
                                     RECOGNITION
                                        PLAN          TOTAL
                                   ---------------  ---------

Balance, December 31, 1995.......     $      --     $  11,515
Comprehensive income:
  Net loss.......................            --          (489)
  Unrealized loss on securities
    available for sale arising
    during the period, net taxes
    of $85.......................            --          (165)
  Less: Reclassification
    adjustment, net of tax of
    $5...........................            --           (10)
                                                    ---------
Comprehensive income (loss)......                        (664)
                                                    ---------
  Sale of capital stock..........            --        12,228
  Common stock acquired by ESOP..            --        (1,042)
  Release of ESOP shares.........            --           104
Balance, December 31, 1996.......            --        22,141
Comprehensive income:
  Net income.....................            --           509
  Unrealized loss on securities
    available for sale arising
    during the period, net taxes
    of $133......................            --           257
  Less: Reclassification
    adjustment, net of tax of
    $16..........................            --           (30)
                                                    ---------
Comprehensive income.............                         736
                                                    ---------
  Purchase of 125,000 shares for
    the treasury.................            --        (2,055)
  Release of ESOP shares.........            --           200
  Purchase of 52,106 shares for
    MDRP.........................          (840)         (840)
  Allocation of MDRP shares......           111           123
                                          -----     ---------
Balance, December 31, 1997.......          (729)       20,305
Comprehensive income:
  Net income.....................            --           906
  Unrealized loss on securities
    available for sale arising
    during the period, net taxes
    of $1........................            --            (2)
  Less: Reclassification
    adjustment, net of tax of
    $17..........................            --           (32)
                                                    ---------
Comprehensive income.............                         872
                                                    ---------
  Purchase of 97,597 shares for
    the treasury.................            --        (1,762)
  Release of ESOP shares.........            --           198
  Allocation of MDRP shares......           153           192
  Cash dividend paid.............            --          (108)
                                          -----     ---------
Balance, December 31, 1998.......     $    (576)    $  19,697
                                          -----     ---------


                                      C-59                            APPENDICES

                      EAGLE BANCGROUP, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                                           1998       1997       1996
                                                                                         ---------  ---------  ---------
                                                                                             (DOLLARS IN THOUSANDS)
Cash Flows from Operating Activities
Net income (loss)......................................................................  $     906  $     509  $    (489)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Provision for loan losses..........................................................        240        240        183
    Provision for depreciation.........................................................        315        284        288
    Provision for deferred income taxes................................................        (36)      (114)        (4)
    Amortization of premiums and accretion of discounts on investment securities.......       (106)       (11)        74
    Gains on securities sold, net......................................................        (49)       (46)       (15)
    Gains on loans sold, net...........................................................     (1,218)      (178)       (68)
  Compensation expense related to ESOP shares..........................................        198        200        104
    Compensation expense related to MDRP shares........................................        192        123         --
    Proceeds from sale of loans originated for sale....................................     93,164     19,314     10,844
    Loans originated for sale..........................................................    (94,890)   (19,009)    (9,209)
    Decrease (increase) in accrued interest receivable.................................        (47)        43       (130)
    (Decrease) increase in accrued interest payable....................................         24         (5)        94
    Decrease (increase) in other assets................................................       (140)       232        (65)
    (Decrease) increase in other liabilities...........................................        (51)       150         44
                                                                                         ---------  ---------  ---------
    Net cash provided by (used in) operating activities................................     (1,498)     1,732      1,651

Cash Flows from Investing Activities
Investment securities
    Purchases..........................................................................    (23,274)    (5,610)   (15,109)
    Proceeds from sales................................................................     25,149      8,173     10,602
Mortgage-backed securities
    Purchases..........................................................................    (24,868)    (7,608)   (11,667)
    Proceeds from sales................................................................      2,268     16,790      9,749
    Principal collected................................................................      9,944      3,799      5,625
Sale (purchase) of FHLB stock..........................................................         60       (355)      (261)
Principal collected on loans...........................................................     76,374     37,167     34,270
Loans originated, net..................................................................    (67,819)   (53,194)   (53,796)
Purchases of premises and equipment....................................................       (353)      (229)       (65)
Net sales (purchases) of other real estate.............................................        (25)        20         (8)
                                                                                         ---------  ---------  ---------
Net cash used in investing activities..................................................     (2,544)    (1,047)   (20,570)

Cash Flows from Financing Activities
  Increase in savings accounts, demand deposits and NOW accounts, net..................  $   4,923  $   1,801  $   1,520
Increase (decrease) in certificate accounts, net.......................................     (2,288)    (4,337)    (5,927)
Proceeds from FHLB advances............................................................     14,000     29,750     36,311
Principal payments on FHLB advances....................................................     (7,000)   (27,050)   (21,011)
Purchase of MDRP shares................................................................         --       (840)        --
Purchase of treasury stock.............................................................     (1,762)    (2,055)        --
Dividends paid.........................................................................       (108)        --         --
Proceeds from the sale of capital stock................................................         --         --     11,186
                                                                                         ---------  ---------  ---------
Net cash (used in) provided by financing activities....................................      7,765     (2,731)    22,079

(Decrease) increase in cash and cash equivalents.......................................      3,723     (2,046)     3,160

Cash and cash equivalents:
Beginning of year......................................................................      5,014      7,060      3,900
End of year............................................................................  $   8,737  $   5,014  $   7,060
Supplemental Disclosures of Cash Flow Information

Cash paid during the year for:
  Interest on deposits.................................................................  $   6,978  $   7,074  $   7,425
Interest on borrowed funds.............................................................      1,206      1,053        184
  Income taxes.........................................................................        714        210         --

                See Notes to Consolidated Financial Statements.

                                      C-60                            APPENDICES

                      EAGLE BANCGROUP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    Eagle BancGroup, Inc. ("Eagle") was formed in January, 1996 and purchased all of the stock of First Federal Savings and Loan Association ("First Federal") with the proceeds of a subscription stock offering completed in June, 1996. Simultaneous to the stock offering, First Federal converted from a federally-chartered mutual savings association to a federally-chartered capital stock savings association. Prior to June, 1996, Eagle had no assets or liabilities. Eagle issued 1,302,705 shares of common stock following the subscription stock offering. Net proceeds to Eagle were $11,186,000 of which $6,200,000 was paid to First Federal in exchange for all of the common stock of First Federal. Expenses related to the offering totaled $799,000 and $1,042,000 was loaned to First Federal to create an Employee Stock Ownership Plan.

THE SIGNIFICANT ACCOUNTING AND REPORTING POLICIES FOR EAGLE BANCGROUP, INC. AND
  ITS SUBSIDIARY FOLLOW:

    PRINCIPLES OF PRESENTATION

    The consolidated financial statements include the accounts of Eagle, its wholly-owned subsidiary, First Federal and First Federal's wholly-owned subsidiary, FFS Investment Services, Inc. (collectively "the Company"). Eagle is a unitary savings and loan holding company engaged in the business of managing its investments and directing, planning and coordinating the business activities of First Federal. First Federal operates as a traditional thrift institution in McLean and surrounding counties of Central Illinois. FFS Investment Services, Inc. sells investment products, including annuities. All material intercompany accounts and transactions have been eliminated in consolidation.

    The consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles and conform to predominant practice within the banking industry.

    Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), which was issued in June 1997. SFAS 130 establishes new rules for the reporting and display of comprehensive income and its components, but has no effect on the Company's net income or total stockholders' equity. SFAS 130 requires unrealized gains and losses on the Company's available-for-sale securities, which prior to adoption were reported separately in stockholder's equity, to be included in comprehensive income. Prior year financial statements have been reclassified to conform to the requirements of SFAS 130.

    Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards 131, "Disclosures about Segments of an Enterprise and Related Information," (SFAS 131). SFAS 131 requires a publicly held entity to disclose financial and other descriptive information about all of its reportable segments. The Statement requires disclosure of net income or loss, certain specific revenue and expense items, and assets for each segment presented and disclosure of a reconciliation of this information with the corresponding amounts recognized in the financial statements of the entity. This statement also requires disclosure of other pertinent segment information, including the products and services provided by its operating segments and the method by which the operating segments were determined.

    Based on the Company's approach to decision making, it has decided that its business is comprised of a single segment and that SFAS 131 therefore has no impact on it consolidated financial statements.

    USE OF ESTIMATES

    In preparing the consolidated financial statements, the Company's management is required to make estimates and assumptions which significantly affect the amounts reported in the consolidated financial

                                      C-61                            APPENDICES

                      EAGLE BANCGROUP, INC. AND SUBSIDIARY

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) statements and accompanying notes. Significant estimates which are particularly susceptible to change in a short period of time include the determination of the allowance for loan losses and valuation of real estate and other properties acquired in connection with foreclosures or in satisfaction of amounts due from borrowers on loans and fair value of investments and mortgage-backed securities. Actual results could differ significantly from those estimates.

    CASH EQUIVALENTS

    Cash equivalents include federal funds sold and overnight deposits. Generally, federal funds are sold for one-day periods.

    INVESTMENT SECURITIES

    Securities classified as available-for-sale are those securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity, and marketable equity securities. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company's assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Securities available-for-sale are carried at fair value. Accrued interest receivable on the related securities is included in the amortized cost balance to agree with amounts reported to the Company's regulatory authority. The difference between fair value and cost, adjusted for amortization of premium and accretion of discounts, results in an unrealized gain or loss. Unrealized gains or losses are reported as accumulated comprehensive income net of the related deferred tax effect in the statement of stockholders' equity. Gains or losses on the sale of securities are determined on the basis of the specific security sold and are included in earnings. Premiums and discounts are recognized in interest income using the interest method over their contractual lives.

    FEDERAL HOME LOAN BANK STOCK

    Federal Home Loan Bank stock is carried at cost and the amount of stock First Federal is required to own is determined by regulation.

    LOANS

    First Federal has a mortgage lien on all property on which mortgage, participation or purchased loans are made. Loans secured by deposits are secured by equal or greater deposit account balances. In general, First Federal originates residential mortgage loans for sale in the secondary market. Other loans are held for long-term investment unless designated as held for sale at the time of origination. Loans designated as held for sale are carried at the lower of cost or market value with changes in the valuation allowance reflected in income. All loans are sold without recourse.

    Interest income on loans is computed monthly based upon the principal amount of the loans outstanding. A valuation allowance is established for uncollected interest on loans on which any payments are more than ninety days past due.

    Loan origination and commitment fees and certain direct loan origination costs are deferred and the net amount is amortized as an adjustment to yield over the contractual life of the related loans.

    First Federal originates qualifying mortgage loans for sale in the secondary market. The majority of these loans are sold with servicing released.

                                      C-62                            APPENDICES

                      EAGLE BANCGROUP, INC. AND SUBSIDIARY

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    ALLOWANCE FOR LOAN LOSSES

    The allowance for loan losses is established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance. The allowance for loan losses related to troubled loans identified for evaluation in accordance with Statement of Financial Accounting Standards No. 114 (SFAS 114) is based on estimated discounted cash flows using the loan's initial effective interest rate or the fair value of the collateral for certain collateral dependent loans. Consumer loans an done-to-four family residential loans are collectively evaluated for impairment as homogeneous loan groups which are outside the scope of SFAS 114. Under SFAS 118, no interest income on loans determined to be impaired is accrued. Interest income on such loans is recognized only upon cash receipt. SFAS 114 and SFAS 118 have not had a significant impact on results of operations in 1998, 1997 or 1996.

    The allowance for loan losses is maintained at a level management believes to be adequate to absorb estimated future losses inherent in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio including consideration of past loan experience, current economic conditions, volume, growth and composition of the loan portfolio, and other relevant factors. This evaluation is inherently subjective as it requires material estimates including the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, various regulatory agencies periodically review the allowance for loan losses. These agencies may require First Federal to make additions to the allowance for loan losses based on their judgments of collectibility based on information available to them at the time of their examination.

    PREMISES AND EQUIPMENT

    Premises and equipment is stated at cost less accumulated depreciation. Provisions for depreciation of premises and equipment are computed using straight-line and accelerated methods over the estimated useful lives of the related assets.

    DEFERRED INCOME TAXES

    Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Deferred tax assets are also recognized for operating loss and tax credit carryforwards. Valuation allowances are established when necessary to reduce deferred tax assets to an amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

    EARNINGS PER SHARE

    Basic earnings per share is computed by dividing net income for the year by the weighted average number of shares outstanding of 1,066,003, 1,146,538 and 1,302,705 for 1998, 1997 and 1996, respectively.

    Diluted earnings per share is determined by dividing net income for the year by the weighted average number of shares of common stock and dilutive potential common shares outstanding. Dilutive potential common shares assume exercise of stock instruments and use of proceeds to purchase treasury stock at the

                                      C-63                            APPENDICES

                      EAGLE BANCGROUP, INC. AND SUBSIDIARY

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) average market price for the period. The weighted average shares of common stock and dilutive potential common shares 1,088,654, 1,152,169 and 1,302,705 for 1998, 1997 and 1996, respectively.

    RECENT ACCOUNTING PRONOUNCEMENTS

    Accounting for Derivative Instruments and Hedging Activities. In June 1998, the Financial Accounting Standards Board issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" which is required to be adopted for all fiscal quarters of fiscal years beginning after June 15, 1999. The Statement permits early adoption as of the beginning of any fiscal quarter after its issuance. The Statement will require the bank to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income.

    Management does not anticipate that the adoption of the new Statement will have a significant effect on the Bank's financial statement.

NOTE 2. INVESTMENTS

    Investment securities and mortgage-backed securities available for sale are summarized below:


                                                                           GROSS               GROSS
                                                           AMORTIZED    UNREALIZED          UNREALIZED           FAIR
                                                             COST          GAINS              LOSSES             VALUE
                                                          -----------  -------------  -----------------------  ---------
                                                                              (DOLLARS IN THOUSANDS)
December 31, 1998
Investment securities:
  U.S. Treasury and agencies............................   $   8,141     $      18           $       6         $   8,153
  Other securities......................................       3,222             2                  49             3,175
                                                          -----------          ---               -----         ---------
  Total investment securities...........................      11,363            20                  55            11,328

Mortgage-backed securities:
  Collateralized mortgage obligations...................       7,563             1                  32             7,532
  Other mortgage-backed securities......................      29,864            11                 163            29,712
                                                          -----------          ---               -----         ---------
  Total mortgage-backed securities......................      37,427            12                 195            37,244
                                                          -----------          ---               -----         ---------
Total                                                      $  48,790     $      32           $     250         $  48,572

December 31, 1997
Investment securities:
  U.S. Treasury and agencies............................   $  12,642     $      13           $      20         $  12,635
  Other securities......................................         395             7                  --               402
                                                          -----------          ---               -----         ---------
  Total investment securities...........................      13,037            20                  20            13,037

Mortgage-backed securities:
  Collateralized mortgage obligations...................      12,467            --                 152            12,315
  Other mortgage-backed securities......................      12,296            32                  47            12,281
                                                          -----------          ---               -----         ---------
  Total mortgage-backed securities......................      24,763            32                 199            24,596
                                                          -----------          ---               -----         ---------
Total...................................................   $  37,800     $      52           $     219         $  37,633


                                      C-64                            APPENDICES

                      EAGLE BANCGROUP, INC. AND SUBSIDIARY

NOTE 2. INVESTMENTS (CONTINUED)
    The amortized cost and fair value of investment and mortgage-backed securities at December 31, 1998, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because mortgage-backed securities may be called or prepaid without penalty and therefore they are not included in the maturity categories in the following summary. Equity securities are not included in the maturity categories in the following maturity summary, since they do not have maturity dates.

                                                                           AVAILABLE FOR SALE
                                                                         ----------------------
                                                                          AMORTIZED     FAIR
                                                                            COST        VALUE
                                                                         -----------  ---------
                                                                         (DOLLARS IN THOUSANDS)
Due within one year....................................................   $   4,626   $   4,630
Due after one year through five years..................................          --          --
Due after five through ten years.......................................       6,498       6,506
Due after ten years....................................................          --          --
Mortgage-backed securities.............................................      37,427      37,244
Equity securities......................................................         239         192
                                                                         -----------  ---------
Total..................................................................   $  48,790   $  48,572

    Realized gains and losses related to sales of investments were as follows:

                                                                             YEAR ENDED DECEMBER 31,
                                                                         -------------------------------
                                                                           1998       1997       1996
                                                                         ---------  ---------  ---------
                                                                             (DOLLARS IN THOUSANDS)
Realized gains.........................................................  $      61  $     102  $      49
Realized losses........................................................        (12)       (56)       (34)
                                                                               ---  ---------        ---
Net gain...............................................................  $      49  $      46  $      15

    Investments with a carrying value of approximately $5,049,000 and $6,450,000 as of December 31, 1998 and 1997, respectively, were pledged to secure public deposits and for other purposes as required or permitted by law.

                                      C-65                            APPENDICES

                      EAGLE BANCGROUP, INC. AND SUBSIDIARY

NOTE 3. LOANS

    Loans consist of the following:

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1998        1997
                                                                        ----------  ----------
                                                                        (DOLLARS IN THOUSANDS)
Residential mortgage loans............................................  $   66,922  $   85,326
Commercial real estate loans..........................................      10,729       6,791
Consumer loans........................................................      28,824      29,236
Commercial installment loans..........................................       7,792       1,588
Accrued interest receivable...........................................         638         631
                                                                        ----------  ----------
        Gross loans...................................................     114,905     123,572
Less:
  Deferred loan fees..................................................         109         114
  Allowance for loan losses...........................................       1,015         935
  Undisbursed portion of loan proceeds................................         931         871
                                                                        ----------  ----------
        Loans, net....................................................  $  112,850  $  121,652

    Advances from the Federal Home Loan Bank of Chicago are secured by a floating lien on First Federal's one-to-four family residential mortgage loans.

    The Company's opinion as to the ultimate collectibility of these loans is subject to estimates regarding the future cash flows from operations and the value of the property, real and personal, pledged as collateral. These estimates are affected by changing economic conditions and the economic prospects of the borrowers.

    The amount of loans serviced by the Company for the benefit of others is not included in the accompanying consolidated financial statements. Loans serviced at December 31, 1998 and 1997 totaled approximately $41,979,000 and $38,370,000, respectively.

    Changes in the allowance for loan losses were as follows:

                                                                       YEAR ENDED DECEMBER 31,
                                                                   -------------------------------
                                                                     1998       1997       1996
                                                                   ---------  ---------  ---------
                                                                       (DOLLARS IN THOUSANDS)
Balance at beginning of year.....................................  $     935  $     923  $     907
Provision for losses.............................................        240        240        183
Charge-offs......................................................       (170)      (239)      (178)
Recoveries.......................................................         10         11         11
                                                                   ---------  ---------  ---------
Balance, December 31.............................................  $   1,015  $     935  $     923

                                      C-66                            APPENDICES

                      EAGLE BANCGROUP, INC. AND SUBSIDIARY

NOTE 3. LOANS (CONTINUED)

    In the normal course of business, loans are made to directors, executive officers and principal stockholders of the Company and of parties which the Company or its directors, executive officers, and stockholders have the ability to significantly influence its management or operating policies (related parties). The terms of these loans, including interest rates and collateral, are similar to those prevailing comparable transactions with other customers and do not involve more than a normal risk of collectibilty. Activity associated with loans (in thousands) made to related parties during 1998 was as follows:

Balance, January 1..................................................  $   1,004
  New loans.........................................................        712
  Repayments........................................................       (862)
                                                                      ---------
    Balance, December 31............................................  $     854

NOTE 4. PREMISES AND EQUIPMENT

    Premises and equipment are summarized as follows:

                                                                            DECEMBER 31,
                                                                        --------------------
                                                                          1998       1997
                                                                        ---------  ---------
                                                                            (DOLLARS IN
                                                                             THOUSANDS)
Land..................................................................  $     721  $     775
Buildings.............................................................      3,048      2,935
Furniture and equipment...............................................      2,558      2,326
                                                                        ---------  ---------
                                                                            6,327      6,036
Less allowance for depreciation.......................................      3,508      3,202
                                                                        ---------  ---------
                                                                        $   2,819  $   2,834

NOTE 5. DEPOSITS

    Deposits are summarized as follows:

                                                                          DECEMBER 31,
                                                                     ----------------------
                                                                        1998        1997
                                                                     ----------  ----------
                                                                     (DOLLARS IN THOUSANDS)
Passbook accounts..................................................  $   15,756  $   15,130
NOW accounts.......................................................      15,866      11,569
Certificate accounts...............................................      90,193      96,614
Time deposits over $100,000........................................      12,254       8,121
                                                                     ----------  ----------
                                                                        134,069     131,434
Accrued interest payable...........................................          22          18
                                                                     ----------  ----------
                                                                     $  134,091  $  131,452

                                      C-67                            APPENDICES

                      EAGLE BANCGROUP, INC. AND SUBSIDIARY

NOTE 5. DEPOSITS (CONTINUED)
    As of December 31, 1997, certificates of deposit have scheduled maturity dates as follows (in thousands):

YEAR OF MATURITY                                                                      AMOUNT
----------------------------------------------------------------------------------  ----------
1999..............................................................................  $   64,793
2000..............................................................................      24,660
2001..............................................................................       6,188
2002..............................................................................       4,204
2003 and thereafter...............................................................       2,602
                                                                                    ----------
                                                                                    $  102,447

NOTE 6. FEDERAL HOME LOAN BANK BORROWINGS

    Federal Home Loan Bank of Chicago (FHLB) provides advances with various terms and conditions. Open line, variable rate advances are generally held for short terms. Fixed amount advances can have fixed or variable rates with short-or long-term maturities and allow prepayments under certain conditions. At December 31, 1998, all FHLB advances were fixed amounts.

    Future payments at December 31, 1998 for all FHLB advances were as follows (in thousands):

YEAR OF MATURITY                                                                      AMOUNT
-----------------------------------------------------------------------------------  ---------
1999...............................................................................  $      --
2000...............................................................................         --
2001...............................................................................         --
2002...............................................................................     11,000
2003...............................................................................         --
Thereafter.........................................................................     14,000
                                                                                     ---------
                                                                                     $  25,000

    A summary of FHLB advances follows:

                                                                       YEAR ENDED DECEMBER
                                                                               31,
                                                                       --------------------
                                                                         1998       1997
                                                                       ---------  ---------
                                                                           (DOLLARS IN
                                                                            THOUSANDS)
Balance on December 31...............................................  $  25,000  $  18,000
Highest month-end balance............................................     27,000     21,050
Average balance during the year......................................     22,917     17,905
Average rate during the year.........................................       5.37%      5.89%
Average rate at year-end.............................................       5.05%      5.74%

NOTE 7. INCOME TAXES

    Under provisions of the Internal Revenue Code and similar sections of the Illinois income tax law for years beginning before January 1, 1996, qualifying thrifts could claim bad debt deductions based on the greater of (1) a specified percentage of taxable income, as defined, or (2) actual loss experience.

                                      C-68                            APPENDICES

                      EAGLE BANCGROUP, INC. AND SUBSIDIARY

NOTE 7. INCOME TAXES (CONTINUED)
    The Small Business Job Protection Act became law on August 20, 1996. One of the provisions in this law repealed the reserve method of accounting for bad debts for thrift institutions so that the bad debt deduction described in the preceding paragraph will no longer be effective for tax years beginning after December 31, 1995. The change in the law requires that the tax bad debt reserves accumulated after September 30, 1988 be recaptured into taxable income over a six-year period. The Company has no deferred tax liability related to this change.

    The Company qualified under provisions for the Internal Revenue Code which permitted it to deduct from taxable income a provision for bad debts which differs from the provision for such losses charged to income. Accordingly, retained earnings at December 31, 1998 includes approximately $3,565,000 for which no provision for federal income taxes has been made. If, in the future, this portion of retained earnings is used for any purpose other than to absorb loan losses, federal income taxes may be imposed at the then applicable rates.

    The federal income tax expense (benefit) consists of the following:

                                                                           YEAR ENDED DECEMBER 31,
                                                                       -------------------------------
                                                                         1998       1997       1996
                                                                       ---------  ---------  ---------
                                                                           (DOLLARS IN THOUSANDS)
Current..............................................................  $     550  $     378  $    (254)
Deferred.............................................................        (36)      (114)        (4)
                                                                       ---------  ---------  ---------
                                                                       $     514  $     264  $    (258)

    A reconciliation of the statutory federal income tax rate to the effective income tax rate follows:

                                                                                  YEAR ENDED DECEMBER 31,
                                                                           -------------------------------------
                                                                              1998         1997         1996
                                                                              -----        -----        -----
Statutory rates..........................................................          35%          35%          35%
Other....................................................................           1           (1)          --
                                                                                   --           --           --
                                                                                   36%          34%          35%

                                      C-69                            APPENDICES

                      EAGLE BANCGROUP, INC. AND SUBSIDIARY

NOTE 7. INCOME TAXES (CONTINUED)
    The components of the deferred tax asset (liability) are as follows:

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1998       1997
                                                                          ---------  ---------
                                                                              (DOLLARS IN
                                                                               THOUSANDS)
Deferred tax assets:
  Allowance for loan and real estate losses.............................  $     345  $     318
  State net operating loss carryforwards................................        290        345
  Unrealized loss on securities available for sale......................         75         57
  Deferred compensation.................................................        110        114
  MDRP accrual..........................................................         42         50
  Other.................................................................         35         54
                                                                          ---------  ---------
    Total deferred tax assets...........................................        897        938
  Valuation allowance for deferred tax assets...........................        154        225
                                                                          ---------  ---------
    Total deferred tax assets, net valuation allowance..................        743        713

Deferred tax liabilities:
  Premises and equipment................................................       (228)      (250)
Other...................................................................        (90)       (75)
                                                                          ---------  ---------
  Total deferred tax liabilities........................................       (318)      (325)
                                                                          ---------  ---------
  Net deferred tax assets...............................................  $     425  $     388

NOTE 8. STOCKHOLDERS' EQUITY

    Eagle has authorized the issuance of 100,000 shares of preferred stock with a par value of $.01 per share. Preferred stock may be issued by the Board of Directors from time to time on terms set by the Board without further authorization from the stockholders.

    First Federal is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on First Federal's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, First Federal must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. First Federal's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require First Federal to maintain minimum amounts and ratios (set forth in the table below) of Tangible and Core Capital (as defined by the regulations) to Tangible Assets (as defined) and Total and Tier I capital (as defined) to Risk-Weighted Assets (as defined). Management believes, as of December 31, 1998, that First Federal meets all capital adequacy requirements to which it is subject.

    As of December 31, 1998, the most recent notification from the Office of Thrift Supervision categorized First Federal as well capitalized under the regulatory framework for prompt corrective action under FDICIA. To be categorized as well capitalized, First Federal must maintain minimum total risk-

                                      C-70                            APPENDICES

                      EAGLE BANCGROUP, INC. AND SUBSIDIARY

NOTE 8. STOCKHOLDERS' EQUITY (CONTINUED) based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes would change First Federal's category.

                                                                                                          TO BE WELL
                                                                                   FOR CAPITAL        CAPITALIZED UNDER
                                                                                ADEQUACY PURPOSES     PROMPT CORRECTIVE
                                                                ACTUAL                                ACTION PROVISIONS
                                                         --------------------  --------------------  --------------------
                                                          AMOUNT      RATIO     AMOUNT      RATIO     AMOUNT      RATIO
                                                         ---------  ---------  ---------  ---------  ---------  ---------
                                                                              (DOLLARS IN THOUSANDS)
As of December 31, 1988
Tangible Capital to Tangible Assets....................  $  17,135       9.59% $   2,681       1.50%       N/A        N/A
Core Capital to Tangible Assets........................  $  17,135       9.59% $   7,150       4.00% $   8,938       5.00%
Tier I Capital to Risk Weighted Assets.................  $  17,135      15.15%       N/A        N/A  $   6,787       6.00%
Total Capital to Risk Weighted Assets..................  $  18,150      16.04% $   9,050       8.00% $  11,312      10.00%

As of December 31, 1997:
Tangible Capital to Tangible Assets....................  $  16,845       9.99% $   2,530       1.50%       N/A        N/A
Core Capital to Tangible Assets........................  $  16,845       9.99% $   6,747       4.00% $   8,434       5.00%
Tier I Capital to Risk Weighted Assets.................  $  16,845      15.44%       N/A        N/A  $   6,545       6.00%
Total Capital to Risk Weighted Assets..................  $  17,780      16.30% $   8,726       8.00% $  10,908      10.00%

    First Federal established a liquidation account at the time of conversion from a mutual savings association to a capital stock savings association. The account balance was equal to the amount of First Federal's net worth on June 29, 1996. The account will be maintained for the benefit of eligible deposit account holders who continue to maintain deposit accounts following the conversion. In the unlikely event of a complete liquidation, each eligible deposit account holder will be entitled to receive a liquidation distribution of any assets remaining after payment of all valid creditor's claims, including the claims of all depositors to the withdrawal values of their deposit accounts, but before any liquidation distribution may be made with respect to Eagle's common stock. Eligible deposit account holders have a subaccount in the liquidation account for each deposit account as of March 31, 1996. The liquidation account balance will gradually decrease as eligible deposit account holders subaccount balances are reduced or cease to exist. Dividends cannot be paid from the liquidation account

    The Board of Directors may declare dividends to be paid on Eagle's common stock. Such payments may depend on dividends paid by First Federal to Eagle. The amount First Federal can pay in dividends is limited by Office of Thrift Supervision rules that generally allow for capital distributions in any calendar year equal to the higher of net income for the calendar year to date plus an amount that would reduce by one-half the surplus capital ratio at the beginning of the calendar year or 75% of the net income over the previous four quarters. As of January 1, 1999, First Federal's allowable capital distribution amount was approximately $5,900,000.

NOTE 9. EMPLOYEE AND DIRECTOR BENEFIT PLANS

    PENSION PLAN--First Federal has a defined benefit pension plan that was frozen on March 31, 1996 as a result of the creation of the Employee Stock Ownership Plan. Benefits, which were based on years of service and compensation, ceased to accrue January 1, 1996. Annual contributions are made to the plan as required by actuarial calculation and as allowed as a deduction for federal income tax purposes. Contributions are intended to provide for benefits attributed to service through December 31, 1995. Management

                                      C-71                            APPENDICES

                      EAGLE BANCGROUP, INC. AND SUBSIDIARY

NOTE 9. EMPLOYEE AND DIRECTOR BENEFIT PLANS (CONTINUED) terminated the plan as of March 31, 1998. Subject to the IRS and Department of Labor approvals, final distribution to plan participants will be made in 1999.

    During the year ended December 31, 1998, the Company adopted Statement of Financial Accounting Standards No. 132, "Employer's Disclosures about Pensions and Other Postretirement Benefits--an amendment of SFAS 87, 88 and 106" (SFAS
132). SFAS 132 revises employer's disclosures about pension and other postretirement benefit plans. It does not change the measurement or recognition of those plans. It standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis and eliminates certain disclosures. Prior period disclosures have been restated.

    Change in Benefit Obligation:

                                                                               YEAR ENDED DECEMBER
                                                                                       31,
                                                                               --------------------
                                                                                 1998       1997
                                                                               ---------  ---------
                                                                                   (DOLLARS IN
                                                                                    THOUSANDS)
Assumptions at beginning of year:
  Discount rate..............................................................       7.50%      7.50%
  Average rate of compensation increase......................................         --         --

Assumptions at end of year:
  Discount rate..............................................................       6.75%      7.50%
  Average rate of compensation increase......................................         --         --

Benefit obligation at beginning of year:
  Service cost...............................................................  $     631  $     562
  Interest cost..............................................................         --         19
  Actuarial (gain)/loss including effect of change in assumptions............         23         32
  Benefits paid..............................................................         (4)       (25)
                                                                               ---------  ---------
Benefit obligation at end of year............................................        693        631

    Change in Plan Assets:

                                                                             YEAR ENDED DECEMBER
                                                                                     31,
                                                                             --------------------
                                                                               1998       1997
                                                                             ---------  ---------
                                                                                 (DOLLARS IN
                                                                                  THOUSANDS)
Fair value of plan assets at beginning of year.............................  $     543  $     473
Actual return on plan assets (net of expenses).............................         41         43
Employer contributions.....................................................        125         52
Benefits paid..............................................................         (4)       (25)
                                                                             ---------  ---------
Fair value of plan assets at end of year...................................  $     705  $     543

                                      C-72                            APPENDICES

                      EAGLE BANCGROUP, INC. AND SUBSIDIARY

NOTE 9. EMPLOYEE AND DIRECTOR BENEFIT PLANS (CONTINUED)

    Information on Funded Status and Amounts Recognized

                                                                              YEAR ENDED DECEMBER
                                                                                      31,
                                                                              --------------------
                                                                                1998       1997
                                                                              ---------  ---------
                                                                                  (DOLLARS IN
                                                                                   THOUSANDS)
Discount rate...............................................................       6.75%      7.50%
Average rate of compensation increases......................................         --         --

Accumulated benefit obligation..............................................  $     693  $     613
                                                                              ---------  ---------
Projected benefit obligation................................................        693        631
Fair value of assets........................................................        705        543
                                                                              ---------  ---------
Funded status...............................................................         12        (87)
  Unrecognized net actuarial (gain)/loss....................................        116         86
  Unrecognized prior service cost...........................................          2          3
  Unrecognized transition (asset)/obligation................................        (17)       (18)
                                                                              ---------  ---------
Net amount recognized.......................................................  $     113  $     (16)

    Components of Net Periodic Benefit Cost:

                                                                        YEAR ENDED DECEMBER 31,
                                                                    -------------------------------
                                                                      1998       1997       1996
                                                                    ---------  ---------  ---------
                                                                        (DOLLARS IN THOUSANDS)
Discount rate.....................................................       7.50%      7.50%      7.50%
Average rate of compensation increases............................         --         --         --
Expected rate on assets...........................................       7.50%      7.50%      7.50%

Service cost......................................................  $      --  $      19  $      19
Interest cost.....................................................         43         43         42
Expected return on plan assets....................................        (48)       (37)       (35)

Net amortization and deferral amounts:
  Unrecognized transition obligation/(asset)......................         (1)        (1)        (1)
  Prior service cost..............................................          1          1          1
  Amortization of (gains)/losses..................................         --          4          7
                                                                          ---        ---        ---
  Total...........................................................          0          4          7
                                                                          ---        ---        ---
Net periodic pension expense......................................  $      (5) $      29  $      33

    401(k) PLAN--First Federal maintains a 401(k) plan that allows eligible employees to establish a tax-favored savings plan. Matching contributions were made by First Federal up to a maximum of $1,000 per employee annually to all eligible employees on the last day of 1998, 1997 and 1996. Future contributions may be made by First Federal at the discretion of the Board of Directors. Eligible employees fully vest in their share of employer contributions after six years of qualified service. Matching expense for 1998, 1997 and 1996 totaled $29,000, $26,000 and $22,000, respectively.

    EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)--In conjunction with Eagle's subscription stock offering, an ESOP was created and 104,216 shares of Eagle's stock were purchased for future allocation to employees.

                                      C-73                            APPENDICES

                      EAGLE BANCGROUP, INC. AND SUBSIDIARY

NOTE 9. EMPLOYEE AND DIRECTOR BENEFIT PLANS (CONTINUED)
The purchase was funded with a loan from Eagle. Shares will be allocated to all eligible employees annually on the last day of the fiscal year based on a pro rata share of total compensation for the year. Benefits vest in full upon completion of six years of qualified service. Compensation expense for the ESOP was $198,000, $200,000 and $104,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

    The following table reflects the shares held by the ESOP:

                                                                           DECEMBER 31,
                                                                    --------------------------
                                                                        1998          1997
                                                                    ------------  ------------
Shares allocated to participants..................................        31,266        20,844
Unallocated shares................................................        72,950        83,372
                                                                    ------------  ------------
  Total...........................................................       104,216       104,216
Fair value of unallocated shares..................................  $  1,477,238  $  1,573,646

    First Federal will make minimum contributions to the ESOP sufficient to meet annual principal and interest obligations on the loan from Eagle. Contributions in excess of this amount may be made at First Federal's discretion. Cash dividends received with respect to unallocated shares, if any, will be applied to principal and interest due on the loan.

    MANAGEMENT DEVELOPMENT AND RECOGNITION PLAN--The Management Development and Recognition Plan (MDRP) was approved with an effective date of February 11, 1997. The MDRP purchased, with funds provided by the Company, 52,106 shares in the open market during February, 1997. Directors and officers become vested in the shares of common stock awarded to them under the MDRP at a rate of 20 percent per year, commencing one year after the grant date, and 20 percent on each anniversary date thereof for the following four years. As of December 31, 1998, 46,892 shares have been awarded to officers and directors. MDRP compensation expense was $192,000 and $123,000 for the years ended December 31, 1998 and 1997, respectively. First Federal accounts for its MDRP in accordance with Accounting Principle Board Statement 25 (APB No. 25). Compensation expense is recognized over the vesting period for shares awarded under the plan.

    STOCK OPTION PLANS--At a special stockholder's meeting on February 11, 1997, the 1996 Stock Option Plan ("SOP") was approved. The Board has reserved an amount of stock equal to 130,270 shares, or 10 percent of the common stock sold in the conversion for issuance under the SOP. The options will be granted by a Committee, comprised of directors, to key employees and directors based on their services. The exercise price of options granted must be at least equal to the fair market value of the common stock on the date the option is granted. The options granted under the plan become exercisable at a rate of 20 percent per year commencing one year after the grant date and 20 percent on each anniversary date for the following four years. As of December 31, 1998, 117,243 options had been granted.

    The SOP promotes stock ownership by directors and selected officers and employees of Eagle and First Federal by granting stock options to participants. Options granted will vest and become exercisable over a five year period. Options granted are not expected to result in any compensation and employee benefits expense for the Company either at the time of the grant or at the time of exercise of the option.

                                      C-74                            APPENDICES

                      EAGLE BANCGROUP, INC. AND SUBSIDIARY

NOTE 9. EMPLOYEE AND DIRECTOR BENEFIT PLANS (CONTINUED)
    A summary of the status of the Company's stock option plan as of December 31, 1998 and the changes during the year is as follows:

                                                                 1998                    1997
                                                              -----------             -----------
                                                               WEIGHTED-               WEIGHTED-
                                                                AVERAGE                 AVERAGE
                                                               EXERCISE                EXERCISE
                                                    SHARES       PRICE      SHARES       PRICE
                                                   ---------  -----------  ---------  -----------
Outstanding at beginning of year.................    110,729   $   15.48          --   $      --
Granted..........................................      6,514       20.88     110,729       15.48
Exercised........................................         --          --          --          --
                                                   ---------  -----------  ---------  -----------
  Outstanding at end of year.....................    117,243   $   15.78     110,729   $   15.48
Exercisable at end of year.......................     22,146                      --
Weighted-average fair value per option of options
  granted during the year........................  $    8.03               $    4.57

    The following table presents certain information with respect to stock option granted:

                                                             OPTIONS OUTSTANDING AND EXERCISABLE
                                                          -----------------------------------------
                                                                          WEIGHTED-
                                                                           AVERAGE       WEIGHTED-
                                                                          REMAINING       AVERAGE
                                                            NUMBER       CONTRACTUAL     EXERCISE
EXERCISE PRICES                                           OUTSTANDING       LIFE           PRICE
--------------------------------------------------------  -----------  ---------------  -----------
$15.125.................................................      84,679           8.12      $  15.125
$16.625.................................................      26,050           8.66         16.625
$20.875.................................................       6,514           9.22         20.875

    Grants under the above plan are accounted for following APB No. 25 and related Interpretations. Accordingly, no compensation cost has been recognized for grants under this plan. Had compensation cost for stock-based compensation been determined based on the grant date fair values of awards (the method described in SFAS 123), reported net income and earnings per common share would have been reduced to the pro forma amounts shown below. There is no difference for 1997 since no options were vested as of December 31, 1997.

                                                                                          1998
                                                                                        ---------
Net income
  As reported.........................................................................  $     906
  Pro forma...........................................................................        856
Basic earnings per common share
  As reported.........................................................................  $    0.85
  Pro forma...........................................................................       0.80
Diluted earnings per common share
  As reported.........................................................................  $    0.83
  Pro forma...........................................................................       0.79

    The Black-Scholes option pricing model was used in estimating the fair value of traded options which have no vesting restrictions. In addition, the model requires the use of subjective assumptions, included

                                      C-75                            APPENDICES

                      EAGLE BANCGROUP, INC. AND SUBSIDIARY

NOTE 9. EMPLOYEE AND DIRECTOR BENEFIT PLANS (CONTINUED) expected stock price volatility. In management's opinion, this valuation model may not necessarily provide the best single measure of option value. The fair value of the stock options granted has been estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

                                                                            1998        1997
                                                                          ---------  ----------
Number of options granted...............................................      6,514     110,729
Risk-free interest rate.................................................       4.65%       5.69%
Expected life, in years.................................................         10          10
Expected volatility.....................................................       32.6%       16.6%
Expected dividend yield.................................................        2.0%        2.0%
Estimated fair value per option.........................................  $    8.03  $     4.57

NOTE 10. FAIR VALUE OF FINANCIAL INSTRUMENTS

    Following are disclosures of the estimated fair value of the Company's financial instruments. The estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

    The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

    Cash and short-term investments: The carrying amounts reported in the balance sheet for cash and short-term investments approximate their fair values.

    Investment securities, mortgage-backed securities and FHLB stock: Fair values for investment securities and mortgage-backed securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. Fair value of FHLB stock is estimated to equal cost. The carrying amount of accrued interest receivable approximates fair value.

    Loans: For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for all other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest receivable approximates its fair value.

    Deposits: The fair value disclosed for demand deposits, including interest-bearing and noninterest bearing accounts, passbook savings and certain types of money market accounts are, by definition, equal to the amount payable on demand at the reporting date (i.e. their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently offered on certificates to a schedule of aggregated expected monthly maturities on time deposits. The carrying amount of accrued interest payable approximates fair value.

    FHLB Advances: The fair value of the Company's borrowed funds are estimated using discounted cash flow analysis based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

                                      C-76                            APPENDICES

                      EAGLE BANCGROUP, INC. AND SUBSIDIARY

NOTE 10. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    Off-balance-sheet instruments: Fair values of off-balance-sheet instruments (loan commitments) are based on quoted rates and fees currently charged to enter into similar agreements, taking into account the counterparties' credit standing. The terms of loan commitments outstanding at December 31, 1998 are comparable to terms available for new commitments at that date.

    The estimated fair values of the Company's financial instruments are as follows:

                                                                                    DECEMBER 31,
                                                                   ----------------------------------------------
                                                                            1998                    1997
                                                                   ----------------------  ----------------------
                                                                    CARRYING      FAIR      CARRYING      FAIR
                                                                     AMOUNT      VALUE       AMOUNT      VALUE
                                                                   ----------  ----------  ----------  ----------
                                                                               (DOLLARS IN THOUSANDS)
Assets:
  Cash on hand and in other institutions.........................  $    1,084  $    1,084  $    1,628  $    1,628
  Federal funds sold and overnight deposits......................       7,653       7,653       3,386       3,386
  Investment securities, mortgage-backed securities and FHLB
    stock........................................................      49,822      49,822      38,943      38,943
  Loans, net.....................................................     116,551     117,863     122,409     123,141

Liabilities:
  Deposits.......................................................  $  134,091  $  135,072  $  131,452  $  131,744
  Borrowed funds.................................................      25,000      24,938      18,000      17,811

NOTE 11. SAIF RECAPITALIZATION

    The Economic Growth and Regulation Paperwork Reduction Act of 1996 (the "Act") was signed into law on September 30, 1996. The Act included a provision to bring the Savings Association Insurance Fund ("SAIF") reserve ratio to the statutory minimum of 1.25% of insured deposits through a one-time special assessment on SAIF members. In November, 1996, savings institutions paid an assessment of $0.657 per $100 of deposits as of March 31, 1995. First Federal's special assessment amounted to $875,000. Net of tax, 1996 earnings were reduced $600,000. In 1997, deposit insurance premium rates were lower than in previous years as only the amount necessary to maintain the statutory minimum SAIF reserve ratio was paid.

NOTE 12. COMMITMENTS AND CONTINGENCIES

    In the normal course of business, there are outstanding various contingent liabilities such as claims and legal actions, which are not reflected in the consolidated financial statements. In the opinion of management, the ultimate resolution of these matters is not expected to have a material effect on the consolidated financial statements.

    First Federal is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit, and financial guarantees. Those instruments involve, to varying degrees, elements of credit and interest rate risk. The contract or notional amounts of those instruments reflect the extent of involvement First Federal has in particular classes of financial instruments. First Federal's exposure to credit loss, in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit, is represented by the

                                      C-77                            APPENDICES

                      EAGLE BANCGROUP, INC. AND SUBSIDIARY

NOTE 12. COMMITMENTS AND CONTINGENCIES (CONTINUED) contractual notional amount of those instruments. First Federal uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

    First Federal had outstanding commitments to originate new loans totaling approximately $479,000 and $567,000 at December 31, 1998 and 1997, respectively. In addition, First Federal committed to approximately $8,826,000 and $2,841,000 of lines of credit, which were undrawn at December 31, 1998 and 1997, respectively. Such commitments are recorded in the financial statements when they are funded or related fees are incurred or received. These commitments are principally at variable interest rates.

    The Company and First Federal do not engage in the use of interest rate swaps, futures, forwards, or option contracts.

NOTE 13. QUARTERLY FINANCIAL DATA (UNAUDITED)

    Summarized quarterly financial data for 1998 and 1997 follows:


                                                                     FIRST       SECOND      THIRD       FOURTH
                                                                    QUARTER     QUARTER     QUARTER     QUARTER
                                                                   ----------  ----------  ----------  ----------
                                                                        (IN THOUSANDS EXCEPT PER SHARE DATA)
1998
Operating summary:
  Interest income................................................  $    3,093  $    3,104  $    3,067  $    3,198
  Interest expense...............................................       2,057       2,052       2,045       2,054
                                                                   ----------  ----------  ----------  ----------
    Net interest income..........................................       1,036       1,052       1,022       1,144
  Provision for loan losses......................................          60          60          60          60
                                                                   ----------  ----------  ----------  ----------
    Net interest income after provision for loan losses..........         976         992         962       1,084
  Non-interest income............................................         319         333         396         664
  Non-interest expense...........................................         984       1,000       1,048       1,274
                                                                   ----------  ----------  ----------  ----------
    (Loss) income before income tax..............................         311         325         310         474
  Income tax (benefit) expense...................................         110         123         200         171
                                                                   ----------  ----------  ----------  ----------
    Net (loss) income............................................  $      201  $      202  $      200  $      303

Per share data:
  Basic earnings per share.......................................  $     0.18  $     0.19  $     0.19  $     0.29
  Diluted earnings per share.....................................        0.18        0.18        0.19        0.28
  Dividends paid.................................................        0.00        0.00        0.00        0.10
  Book value.....................................................       17.56       17.82       18.17       18.24

Selected balance sheet averages:

  Assets.........................................................  $  177,718  $  177,867  $  175,122  $  180,591
  Investment securities..........................................      49,225      54,180      52,416      51,527
  Loans..........................................................     122,423     118,059     117,380     123,145
  Interest bearing deposits......................................     131,517     132,028     133,237     134,596
  Borrowed funds.................................................      23,623      22,967      20,000      24,782
  Stockholders' equity...........................................      20,508      20,834      20,387      19,945


                                      C-78                            APPENDICES

                      EAGLE BANCGROUP, INC. AND SUBSIDIARY

NOTE 13. QUARTERLY FINANCIAL DATA (UNAUDITED) (CONTINUED)

                                                                     FIRST       SECOND      THIRD       FOURTH
                                                                    QUARTER     QUARTER     QUARTER     QUARTER
                                                                   ----------  ----------  ----------  ----------
                                                                        (IN THOUSANDS EXCEPT PER SHARE DATA)
1997
Operating summary:
  Interest income................................................  $    2,974  $    3,140  $    3,134  $    3,078
  Interest expense...............................................       1,963       2,040       2,085       2,033
                                                                   ----------  ----------  ----------  ----------
    Net interest income..........................................       1,011       1,100       1,049       1,045
  Provision for loan losses......................................          60          60          60          60
                                                                   ----------  ----------  ----------  ----------
    Net interest income after provision for loan losses..........         951       1,040         989         985
  Non-interest income............................................          99         161         156         160
  Non-interest expense...........................................         859         944         988         977
    Income before income tax.....................................         191         257         157         168
                                                                   ----------  ----------  ----------  ----------
  Income tax expense.............................................          65          87          53          59
    Net income...................................................  $      126  $      170  $      104  $      109

Per share data:
  Basic earnings per share.......................................  $     0.10  $     0.15  $     0.09  $     0.10
  Diluted earnings per share.....................................        0.10        0.15        0.09        0.10
  Book value.....................................................       16.28       16.69       17.03       17.24

Selected balance sheet averages:

  Assets.........................................................  $  170,518  $  172,839  $  173,427  $  172,748
  Investment securities..........................................      54,066      49,938      46,773      42,107
  Loans..........................................................     109,913     117,431     121,948     122,684
  Interest bearing deposits......................................     132,474     131,221     131,660     130,711
  Borrowed funds.................................................      13,897      18,406      21,220      18,015
  Stockholders' equity...........................................      21,513      20,584      20,438      20,301

                                      C-79                            APPENDICES

                      EAGLE BANCGROUP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14. PARENT COMPANY INFORMATION

    Consolidated financial information for Eagle BancGroup, Inc. (parent company only) follows:

                                                                                                DECEMBER 31,
                                                                                            --------------------
                                                                                              1998       1997
                                                                                            ---------  ---------
                                                                                                (DOLLARS IN
                                                                                                 THOUSANDS)
Condensed statements of condition
Assets:
  Cash on deposit with bank subsidiary....................................................  $     607  $      89
  Investment securities available for sale at fair value, cost, $738 in 1998; $2,630 in
    1997..................................................................................        690      2,649
  Investment in subsidiary................................................................     17,024     16,722
  Loans, net..............................................................................      2,214         --
  First Federal ESOP loan.................................................................        730        834
  Real estate owned.......................................................................        667         --
  Other assets............................................................................         72         22
                                                                                            ---------  ---------
    Total assets..........................................................................  $  22,004  $  20,316
Liabilities and stockholders' equity:
  Liabilities.............................................................................  $   2,307  $      11
  Stockholders' equity....................................................................     19,697     20,305
                                                                                            ---------  ---------
    Total liabilities and stockholders' equity............................................  $  22,004  $  20,316

                                                                                              YEAR ENDED DECEMBER 31,
                                                                                          -------------------------------
                                                                                            1998       1997       1996
                                                                                          ---------  ---------  ---------
                                                                                              (DOLLARS IN THOUSANDS)
Condensed statements of income
Interest income on loans................................................................  $      51  $      --  $      --
Interest income on investments..........................................................  $     111        204        154
Interest income on ESOP loan............................................................         69         77         43
                                                                                          ---------  ---------  ---------
  Total interest income.................................................................        231        281        197
Non-interest income.....................................................................         10          5          9
Non-interest expense....................................................................        122        146         15
                                                                                          ---------  ---------  ---------
  Total non-interest expense............................................................       (112)      (141)        (6)
    Income before income tax expense....................................................        119        140        191
Income tax expense......................................................................         41         47         65
                                                                                          ---------  ---------  ---------
  Income before equity in undistributed net income (loss) of subsidiary.................         78         93        126
Equity in undistributed net income (loss) of subsidiary.................................        828        416       (615)
                                                                                          ---------  ---------  ---------
  Net income (loss).....................................................................  $     906  $     509  $    (489)

                                      C-80                            APPENDICES

                      EAGLE BANCGROUP, INC. AND SUBSIDIARY

NOTE 14. PARENT COMPANY INFORMATION (CONTINUED)


                                                                                        YEAR ENDED DECEMBER 31,
                                                                                    -------------------------------
                                                                                      1998       1997       1996
                                                                                    ---------  ---------  ---------
                                                                                        (DOLLARS IN THOUSANDS)
Condensed statements of cash flows
Operating activities:
Net income (loss).................................................................  $     906  $     509  $    (489)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Amortization of investment premiums and discounts, net........................         (1)        (2)        --
    Gains on securities sold, net.................................................        (10)        (5)        --
    Undistributed (earnings) loss of subsidiary...................................       (828)      (416)       615
    Release of ESOP shares........................................................         94         96         --
    Allocation of MDRP shares.....................................................        192        123         --
    Decrease (increase) in interest receivable....................................         15         34       (105)
    (Decrease) in other assets....................................................        (65)       (33)        --
    (Decrease) increase in other liabilities......................................      2,346         (7)        61
                                                                                    ---------  ---------  ---------
      Net cash provided by operating activities...................................      2,649        299         82
Investing activities:
  Purchases of available for sale securities......................................       (638)    (2,133)    (6,030)
  Proceeds from sale of available for sale securities.............................      2,510      3,536      2,036
  Loan originations and purchases.................................................     (2,225)        --         --
  Principal collected on loans....................................................         11         --         --
  Loan to ESOP for stock purchase.................................................         --         --     (1,042)
  Loan repayment..................................................................        104        208         --
  Purchase of real estate held for investment.....................................        (25)        --         --
                                                                                    ---------  ---------  ---------
    Net cash provided by (used in) investing activities...........................       (263)     1,611     (5,036)
Financing activities:
  Purchase MDRP stock.............................................................         --       (840)        --
  Purchase of treasury stock......................................................     (1,762)    (2,055)        --
  Proceeds from sale of common stock..............................................         --         --     12,228
  Purchase of First Federal common stock..........................................         --         --     (6,200)
  Dividends paid..................................................................       (108)        --         --
                                                                                    ---------  ---------  ---------
    Net cash (used in) provided by financing activities...........................     (1,870)    (2,895)     6,028
                                                                                    ---------  ---------  ---------
(Decrease) increase in cash and cash equivalents..................................        516       (985)     1,074
Cash and cash equivalents:
  Beginning of year...............................................................         89      1,074         --
  End of year.....................................................................  $     605  $      89  $   1,074


                                      C-81                            APPENDICES

                          OTHER CORPORATE INFORMATION

DIRECTORS--


EAGLE BANCGROUP, INC.
GERALD A. BRADLEY
CHAIRMAN OF THE BOARD
Owner, Bloomington Tent and
  Awning Company
Bloomington, Illinois


ROBERT P. DOLE
Retired President,
National Union Electric
  Corporation
Normal, Illinois

LOUIS F. ULBRICH
Attorney-at-law, Retired
Bloomington, Illinois

WILLIAM J. HANFLAND
Assistant Treasurer
Illinois Agricultural
  Association
Bloomington, Illinois

STEVEN J. WANNEMACHER
Executive Vice President
Heritage Enterprises, Inc.
Bloomington, Illinois

DONALD L. FERNANDES
President and Chief
  Executive Officer
Eagle BancGroup, Inc.

DAVID R. WAMPLER
Vice President
Eagle BancGroup, Inc.
Bloomington, Illinois


OFFICERS--
EAGLE BANCGROUP, INC.
DONALD L. FERNANDES
President and Chief
  Executive Officer


DAVID R. WAMPLER
Vice President

LOUIS F. ULBRICH
Secretary

SENIOR OFFICERS--


FIRST FEDERAL SAVINGS
DONALD L. FERNANDES
Chairman and Chief
  Executive Officer


DAVID R. WAMPLER
President

GARY RICHARDSON
Vice President--Lending

LARRY C. MCCLELLAN
Vice President--
  Operations

DONALD L. LAMBERT
Vice President
Retail Banking Services

JAMES E. LYONS
Vice President--Finance

CORPORATE HEADQUARTERS
Eagle BancGroup, Inc.
301 Fairway Drive
P.O. Box 429
Bloomington, IL 61701
Telephone (309) 663-6345
Facsimile (309) 663-8763
CORPORATE ATTORNEYS
SCHIFF HARDIN & WAITE
7200 Sears Tower
Chicago, Illinois 60606

INDEPENDENT AUDITORS
MCGLADREY & PULLEN, LLP
401 Main Street
Peoria, Illinois 61602

TRANSFER AGENT AND
REGISTRAR
Registrar and Transfer Company
10 Commerce Drive
Cranford, New Jersey 07016
(908) 497-2300

ANNUAL MEETING
ANNUAL MEETING

The annual meeting of stockholders of Eagle BankGroup, Inc. will be held at 10:00 a.m. (CDT) on Wednesday, April 21, 1999 at The Best Western Eastland Suites Conference Center, Bloomington, IL.

FORM 10-K REPORT


Single copies of Eagle BancGroup, Inc.'s 1998 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, are available at no charge. Contact Marilyn Lockwood, Asst. Secretary, Eagle BancGroup, Inc., 301 Fairway Drive, Bloomington, IL 61701 or telephone (309) 663-6345.


COMMON STOCK--
MARKET INFORMATION


The Company's common stock trades on The Nasdaq Stock Market under the symbol EGLB. At December 31, 1998, there were 1,080,108 shares of the Company's common stock issued and outstanding and there were approximately 400 holders of record and beneficial holders. The high and low sales price of the Company's common stock for the four quarters ended March 31, June 30, September 30 and December 31, 1998, as provided by Nasdaq, are as follows:


QUARTER ENDED           HIGH        LOW
--------------------  ---------  ---------
Mar 31, 1998........     21.125     19.250
June 30, 1998.......     21.125     19.125
Sep 30, 1998........     19.250     14.000
Dec 30, 1998........     21.000     13.000


The Company declared its first dividend in December 1998. For information regarding restrictions on dividend payments, see Note 8 of the Notes to Consolidated Financial Statements.


                                      C-82                            APPENDICES

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C. 20549

                            ------------------------

                                   FORM 10-Q

       QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                       For the period ended June 30, 1999
                       Commission File Number: 000-20739

                            ------------------------

                             EAGLE BANCGROUP, INC.

             (Exact name of registrant as specified in its charter)

                  DELAWARE                             37-1353957
      (State or other jurisdiction of       (IRS Employer Identification No.)
       incorporation or organization)

                    301 FAIRWAY DRIVE, BLOOMINGTON, IL 61701
                                 (309) 663-6345

  (Address, including zip code, and telephone number, including area code, of principal executive offices)

                            ------------------------

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes /X/ No / /

    As of July 28, 1999, there were 1,063,239 shares of the Registrant's Common Stock, par value $.01 per share, outstanding.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      C-83                            APPENDICES

                         PART I--FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS.

                             EAGLE BANCGROUP, INC.
                CONSOLIDATED STATEMENTS OF CONDITION (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)

                                                                                          JUNE 30,   DECEMBER 31,
                                                                                            1999         1998
                                                                                          ---------  ------------
                                                     ASSETS

Cash and due from banks.................................................................  $     956   $    1,084
Fed funds sold and overnight deposits...................................................      4,214        7,653
Investment securities...................................................................     12,116       11,307
Mortgage backed securities..............................................................     39,132       37,244
Federal Home Loan Bank stock............................................................      1,270        1,271
Loans, net..............................................................................    117,872      116,551
Premises and equipment..................................................................      2,739        2,819
Other assets............................................................................      2,375        2,172
    Total Assets........................................................................  $ 180,674   $  180,101
                                                                                          ---------  ------------
                                                                                          ---------  ------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits................................................................................  $ 135,241   $  134,091
FHLB advances...........................................................................     25,000       25,000
Other liabilities.......................................................................      1,144        1,313
                                                                                          ---------  ------------
Total Liabilities.......................................................................    161,385      160,404
                                                                                          ---------  ------------
Capital stock...........................................................................         13           13
Paid in capital.........................................................................     12,531       12,456
Retained earnings.......................................................................     11,440       11,189
Treasury stock..........................................................................     (4,074)      (3,817)
Accumulated other comprehensive income..................................................       (621)        (144)
                                                                                          ---------  ------------
Total Stockholders' Equity..............................................................     19,289       19,697
                                                                                          ---------  ------------
Total Liabilities and Stockholders' Equity..............................................  $ 180,674   $  180,101
                                                                                          ---------  ------------
                                                                                          ---------  ------------

    Note: The balance sheet at December 31, 1998 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

                            See Accompanying Notes.

                                      C-84                            APPENDICES

                             EAGLE BANCGROUP, INC.

                 CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                  (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                FOR THE THREE MONTHS   FOR THE SIX MONTHS
                                                                                   ENDED JUNE 30,        ENDED JUNE 30,
                                                                                --------------------  --------------------
                                                                                  1999       1998       1999       1998
                                                                                ---------  ---------  ---------  ---------
Interest income:
  Interest and fees on loans..................................................  $   2,327  $   2,328  $   4,659  $   4,709
Investment securities and other interest earning assets.......................        252        310        493        595
  Mortgage-backed securities..................................................        560        408      1,092        786
  Federal funds sold..........................................................         28         58         80        107
                                                                                ---------  ---------  ---------  ---------
Total Interest Income.........................................................      3,167      3,104      6,324      6,197
Interest expense:
  Deposits:
    Passbook..................................................................        125        141        249        280
    MMDA and NOW..............................................................        102         86        215        157
    Certificates of deposit...................................................      1,377      1,515      2,794      3,034
  Borrowings..................................................................        319        310        635        638
                                                                                ---------  ---------  ---------  ---------
Total Interest Expense........................................................      1,923      2,052      3,893      4,109
Net Interest Income Before Provision For Loan Losses..........................      1,244      1,052      2,431      2,088
Provision for loan losses.....................................................         60         60        120        120
                                                                                ---------  ---------  ---------  ---------
Net Interest Income After Provision For Loan Losses...........................      1,184        992      2,311      1,968
Non-interest income:
Gains on loans sold...........................................................        201        246        442        483
Other.........................................................................        116         87        218        169
                                                                                ---------  ---------  ---------  ---------
Total Non-Interest Income.....................................................        317        333        660        652
Non-interest expense:
Salaries and employee benefits................................................        748        567      1,378      1,135
Net occupancy expense.........................................................        160        138        331        276
Federal deposit insurance premium.............................................         20         21         40         41
Data processing expense.......................................................         82         73        167        140
Other.........................................................................        266        201        522        392
                                                                                ---------  ---------  ---------  ---------
Total Non-Interest Expense....................................................      1,276      1,000      2,438      1,984
Income Before Federal Income Tax..............................................        225        325        533        636
Federal income tax expense....................................................        102        123        210        233
                                                                                ---------  ---------  ---------  ---------
Net Income....................................................................        123        202        323        403
                                                                                ---------  ---------  ---------  ---------
                                                                                ---------  ---------  ---------  ---------
Other comprehensive income, net of tax:
  Unrealized gains (losses) on securities:
    Unrealized holding gains (losses) arising during period...................       (369)        (2)      (476)        53
    Less: reclassification adjustment for (gains) losses included in net
      income..................................................................         (1)        (1)        (1)         2
                                                                                ---------  ---------  ---------  ---------
Other comprehensive income....................................................       (370)        (3)      (477)        55
                                                                                ---------  ---------  ---------  ---------
Comprehensive Income..........................................................  $    (247) $     199  $    (154) $     458
                                                                                ---------  ---------  ---------  ---------
                                                                                ---------  ---------  ---------  ---------
Per Share Data:
Basic Earnings Per Share......................................................  $     012  $     019  $     032  $     037
Diluted Earnings Per Share....................................................        012        018        032        036
Dividends Per Share...........................................................        010        000        020        000

                            See Accompanying Notes.

                                      C-85                            APPENDICES

                             EAGLE BANCGROUP, INC.

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                             (AMOUNTS IN THOUSANDS)

                                                                            FOR THE SIX MONTHS
                                                                              ENDED JUNE 30,
                                                                           ---------------------
                                                                             1999        1998
                                                                           ---------  ----------
Cash Flows from Operating Activities
Net income...............................................................  $     323  $      403
Adjustments to reconcile net income to net cash provided by operating activities:
    Provision for loan loss..............................................        120         120
    Provision for depreciation...........................................        175         154
    Amortization of premiums and discounts on investment securities......         86         (63)
    (Gains) losses on securities sold, net...............................         (1)          4
    Gains on loans sold, net.............................................       (442)       (483)
    Compensation expense related to ESOP shares..........................        115         110
    Compensation expense related to MDRP shares..........................        101         117
    Proceeds from sale of loans originated for sale......................     32,528      39,193
    Loans originated for sale............................................    (31,315)    (40,453)
    Increase in accrued interest receivable..............................       (129)        (45)
    Increase (decrease) in accrued interest payable......................          6          (4)
    Decrease in other assets.............................................         44          30
    Decrease in other liabilities........................................       (164)       (287)
                                                                           ---------  ----------
Net cash provided by (used in) operating activities......................      1,447      (1,204)
Cash Flows from Investing Activities
Investment securities
    Purchases............................................................     (8,024)    (15,346)
    Proceeds from sales and maturities...................................      7,019       9,796
Mortgage-backed securities
    Purchases............................................................     (8,900)     (8,864)
    Proceeds from sales and maturities...................................         --       2,268
    Principal collected..................................................      6,463       3,975
Purchase of FHLB stock...................................................         --         (12)
Principal collected on loans.............................................     32,916      34,900
Loans originated, net....................................................    (35,063)    (27,005)
Purchases of premises and equipment......................................        (95)       (122)
Purchase of other real estate............................................         --         (25)
                                                                           ---------  ----------
Net cash used in investing activities....................................     (5,684)       (435)

Cash Flows from Financing Activities
Increase in savings, demand and NOW accounts, net........................      2,564       1,741
Decrease in certificate accounts, net....................................     (1,423)     (1,172)
Proceeds from FHLB advances..............................................         --       9,000
Principal payments on FHLB advances......................................         --      (7,000)
Dividends paid...........................................................       (214)         --
Purchase of treasury stock...............................................       (257)        (14)
                                                                           ---------  ----------
Net cash provided by financing activities................................        670       2,555

Increase in cash and cash equivalents....................................     (3,567)        916
Cash and cash equivalents at beginning of period.........................      8,737       5,014
                                                                           ---------  ----------
Cash and cash equivalents at end of period...............................  $   5,170  $    5,930
                                                                           ---------  ----------
                                                                           ---------  ----------

                            See Accompanying Notes.

                                      C-86                            APPENDICES

                             EAGLE BANCGROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

    The unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and therefore do not include all information and disclosures required by generally accepted accounting principles for complete financial statements. All adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the periods reported, consisting only of normal recurring adjustments, have been included in the accompanying consolidated financial statements. Operating results for the six and three months ended June 30, 1999 are not necessarily indicative of the results that may be expected for the year ended December 31, 1999. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

2. EARNINGS PER SHARE AND DIVIDENDS

    Basic earnings per share is computed by dividing net income for the period by the weighted average number of common shares outstanding of 999,153 and 1,096,075 for the six months ended June 30, 1999 and 1998, respectively, and 997,792 and 1,097,217 for the three months ended June 30, 1999 and 1998, respectively. Diluted earnings per share is computed by dividing net income for the period by the weighted average number of common shares and common share equivalents outstanding of 1,021,829 and 1,115,488 for the six months ended June 30, 1999 and 1998, respectively, and 1,029,020 and 1,123,054 for the three months ended June 30, 1999 and 1998, respectively. Common share equivalents assume exercise of stock instruments and use of proceeds to purchase treasury stock at the average market price for the period.

    The Company has paid dividends at the rate of $.10 per share in each of the last three quarters. The agreement and Plan of Merger, dated June 30, 1999, providing for the acquisition of the Company by First Busey Corporation does not permit the Company to pay additional dividend on its common stock. A copy of the Agreement and Plan of Merger is filed as an exhibit to this Form 10-Q.

                                      C-87                            APPENDICES

                              EAGLE BANCGROUP INC.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    RESULTS OF OPERATIONS

    GENERAL: Eagle BancGroup, Inc. (the "Company") had net income of $323,000, or $.32 per share (basic), in the first six months of 1999 compared to $403,000, or $.37 per share (basic) in the same period in 1998. In the three months ended June 30, the Company had net income of $123,000, or $.12 per share, in 1999 compared to $202,000, or $.19 per share, in 1998. The decrease in income in 1999 was primarily the result of additional employee benefits expense of $75,000, net of the applicable income tax benefit, related to the termination of the Company's pension plan in June 1999.

    NET INTEREST INCOME: Net interest income increased to $2,431,000 in the first six months of 1999 from $2,088,000 in the same period in 1998 and to $1,244,000 in the second quarter of 1999 from $1,052,000 in the same period in 1998. The increase in net interest income was due to improvement in the interest rate spread in 1999 compared to 1998. In the first six months, the interest rate spread was 2.38% in 1999 compared to 1.92% in 1998 while in the second quarter, the interest rate spread was 2.44% in 1999 compared to 1.92% in 1998. In 1999, the Company has reduced the cost of funds while maintaining the earning asset yield resulting in the increase in the interest rate spread and net interest income.

    Interest income was $6,324,000 in the first six months of 1999 compared to $6,197,000 in the same period in 1998 and was $3,167,000 in the second quarter of 1999 compared to $3,104,000 in the same period in 1998. Average earning assets increased to $176,740,000 in the first half of 1999 from $171,945,000 in the same period in 1998 and increased to $176,555,000 in the second quarter of 1999 from $172,239,000 in the same period in 1998 which resulted in the increase in interest income in 1999. The composition of earning assets has changed due to the volume of residential mortgage loans originated and sold in 1998 and 1999. Many of the new originations were to refinance loans for existing customers and the result was a decrease in residential mortgage loans in the portfolio. In the first six months of 1999, average loans decreased to $116,220,000 from $120,229,000 in the same period in 1998 while average investments increased to $60,520,000 in the first half of 1999 from $51,716,000 in the same period in 1998.

    The earning asset yield was 7.21% in the first half of 1999 compared to 7.27% in the first half of 1998 and was 7.19% in the second quarter of 1999 compared to 7.23% in the same period in 1998. The Company has been able to maintain the earning asset yield by offsetting much of the decrease in residential mortgage loans with commercial and commercial real estate loans that generally earn higher yields. The yield on average loans increased to 8.08% in the first half of 1999 from 7.90% in the same period of 1998. Commercial and commercial real estate loans comprised 24% of average loans in the first half of 1999 compared to 9% in the first half of 1998. The yield on average investments declined to 5.55% in the first half of 1999 from 5.81% in the first half of 1998.

    In the second quarter, average loans decreased to $116,052,000 in 1999 from $118,059,00 in 1998 while average investments increased to $60,503,000 in 1999 from $54,180,000 in 1998. The yield on average loans increased to 8.04% in second quarter of 1999 from 7.91% in the same period in 1998 as commercial and commercial real estate loans comprised 25% of the average loans in 1999 compared to 10% in 1998. The yield on average investments decreased to 5.57% in the second quarter of 1999 from 5.75% in the same period in 1998.

    Interest expense declined to $3,893,000 in the six months ended June 30, 1999 from $4,109,000 in the same period in 1998 and to $1,923,000 in the second quarter of 1999 from $2,052,000 in the same period in 1998. The decrease in interest expense in 1999 was the result of decreases in the cost of funds even though average interest bearing liabilities increased in 1999 from 1998. The cost of funds decreased to 4.83% in the first half of 1999 from 5.34% in the same period in 1998 and to 4.75% in the second quarter of 1999 from 5.31% in the same period in 1998. The cost of funds decline was due to decreases in rates paid on

                                      C-88                            APPENDICES
demand and savings balances in the fourth quarter of 1998, an increase in demand deposits and a restructuring of the borrowings portfolio in 1998.

    Average interest bearing liabilities increased to $162,346,000 in the first half of 1999 from $155,067,000 in the same period in 1998. Average deposits, primarily demand deposits, increased from $131,774,000 in the first six months of 1998 to $137,346,000 in the first six months of 1999. As a percentage of average deposits, demand deposits increased to 14% in the first half of 1999 from 9% in the first half of 1998. The cost of average deposits decreased to 4.78% in the first half of 1999 from 5.31% in the first half of 1998. Average borrowed funds were $25,000,000 at a cost of 5.12% in the first half of 1999 compared to $23,293,000 at a cost of 5.52% in the first half of 1998.

    In the second quarter, average interest bearing liabilities increased to $162,198,000 in 1999 from $154,995,000 in 1998. Average deposits increased to $137,198,000 in the second quarter of 1999 from $132,028,000 in the same period in 1998 with demand deposits comprising 14% of the total in 1999 and 10% in 1998. The cost of average deposits decreased to 4.69% in the second quarter of 1999 from 5.29% in the same period in 1998. Average borrowed funds increased to $25,000,000 in the second quarter of 1999 from $22,967,000 in the same period in 1998 at costs of 5.12% in 1999 and 5.41% in 1998.

    The increase in the interest rate spread also resulted in an increase in the net interest margin, defined as net interest income divided by average earning assets. In the first half, the net interest margin increased to 2.77% in 1999 from 2.45% in 1998 and in the second quarter, the net interest margin increased to 2.83% in 1999 from 2.45% in 1998.

    Loans totaling $262,000 were contractually past due 90 days or more at June 30, 1999 and were classified as non-accrual. Interest income is recognized only upon cash receipt, and no interest income is accrued on such loans. In the first half of 1999, cash interest payments of $12,000 on these loans was included in interest income. Additional interest income of $6,000 would have accrued had the loans not been contractually past due 90 days or more.

    PROVISION FOR LOAN LOSS: In the first six months of both 1999 and 1998, the provision for loan loss was $120,000 and in the second quarter of both 1999 and 1998, the provision for loan loss was $60,000. The provision is determined as the amount necessary to maintain the allowance for loan losses at a level deemed adequate to absorb estimated future losses inherent in the loan portfolio. Management evaluates the adequacy of the allowance for loan losses quarterly. The allowance for loan losses was $1,043,000, or .88% of total loans, at June 30, 1999 compared to $1,015,000, or .86% of total loans, at December 31, 1998. In the first six months of 1999, loans totaling $102,000 were charged against the reserve and $11,000 was credited to the allowance due to recoveries of loans previously charged off.

    NON-INTEREST INCOME: In the first six months of 1999, non-interest income was $660,000 compared to $652,000 in the same period in 1998. Gains on sales of residential mortgage loans decreased to $442,000 in the first half of 1999 from $483,000 in the same period in 1998 as proceeds from sales of residential mortgage loans decreased to $32,528,000 in the first half of 1999 from $39,193,000 in the same period in 1998. Other non-interest income increased to $218,000 in the first half of 1999 from $169,000 in the same period in 1998 due primarily to servicing fees on loans sold, other miscellaneous loan fees and deposit account service charges.

    Non-interest income decreased to $317,000 in the second quarter of 1999 from $333,000 in the same period in 1998 as gains on residential mortgage loans sales declined to $201,000 in 1999 from $246,000 in 1998. Proceeds from residential mortgage loan sales declined from $19,502,000 in the second quarter of 1998 to $14,674,000 in the same period in 1999. Partially offsetting the decline in gains were increased servicing fees on loans sold, miscellaneous loan fees and deposit account service charges as other non-interest income increased to $116,000 in the second quarter of 1999 from $87,000 in the same period in 1998.

                                      C-89                            APPENDICES

    NON-INTEREST EXPENSE: Non-interest expense increased to $2,438,000 in the first half of 1999 from $1,984,000 in the same period in 1998 due in part to the $112,000 additional employee benefits expense related to termination of the Company's pension plan in June 1999. The pension plan was terminated in March 1998 but the final IRS determination letter was not received until May 1999. Due to the length of time between the termination and the final IRS determination, certain actuarial assumptions used in calculating the participants termination benefits changed dramatically. A decrease in interest rates used in the calculations was primarily responsible for the increase in total benefits. The total termination benefits then exceeded plan assets available to fund the benefits and an additional contribution was necessary to fully fund the plan. Salaries and employee benefits expense increased to $1,378,000 in the first half of 1999 from $1,135,000 in the same period in 1998 due primarily to the pension expense adjustment. In addition, salaries and employee benefits expense of approximately $70,000 related to the new staff at the branch opened in Lexington in December 1998 was incurred in the first half of 1999. The remainder of the increase in salaries and employee benefits in the first six months of 1999 from the same period in 1998 was due to normal increases in employee costs.

    Other non-interest expense increased to $522,000 in the first six months of 1999 from $392,000 in the same period in 1998 due primarily to corporate professional fees, which increased $85,000 in 1999 over 1998. Office supplies expense increased $22,000 in the first half of 1999 from the first half of 1998 due to the branch opening and the increase in demand deposit accounts. Postage expense increased $15,000 in the first six months of 1999 from the same period in 1998 due to the increased number of accounts and a special Y2K informational mailing sent to all customers in 1999. Net occupancy expense increased to $331,000 in the first half of 1999 from $276,000 in the same period in 1998 due to the branch opening and depreciation and maintenance expense related to recent hardware and software upgrades. Data processing expense increased to $167,000 in the first six months of 1999 from $140,000 in the same period in 1998 due primarily to Y2K testing fees charged by the Company's primary data provider and the increased number of accounts processed.

    In the second quarter, non-interest expense increased to $1,276,000 in 1999 from $1,000,000 in 1998 due primarily to salaries and benefits expense, which increased to $748,000 in 1999 from $567,000 in 1998. The increase in salaries and employee benefits relates primarily to the $112,000 in additional pension expense and also due to staff added at the new branch and normal increases in employee costs in the second quarter of 1999 compared to the same period in 1998. Other non-interest expense increased to $266,000 in the second quarter of 1999 from $201,000 in the second quarter of 1998 due primarily to corporate professional fees, which increased $48,000 in 1999. Supplies and postage expense also increased in the second quarter of 1999 compared to the same period in 1998. Net occupancy expense increased to $160,000 in the second quarter of 1999 from $138,000 in the second quarter of 1998 due to the branch opening and increased depreciation and maintenance related to recent hardware and software upgrades.

    INCOME TAX EXPENSE: The provision for income taxes decreased to $210,000 in the first six months of 1999 from $233,000 in the first six months of 1998 and to $102,000 in the second quarter of 1999 from $123,000 in the second quarter of 1998 due to the decrease in income before income tax in 1999 from 1998.
The effective tax rate increased to 39% in the first half of 1999 from 37% in the first half of 1998 and to 45% in the second quarter of 1999 from 38% in the second quarter of 1998.

FINANCIAL CONDITION

    Total assets increased to $180,674,000 at June 30, 1999 from $180,101,000 at December 31, 1998. Net loans increased to $117,872,000 and investment and mortgage-backed securities increased to $51,248,000 at June 30, 1999 from $116,551,000 and $48,551,000, respectively, at December 31, 1998. These increases were funded by an increase in deposits to $135,241,000 at June 30, 1999 from $134,091,000 at December 31, 1998 and a decrease in cash and cash equivalents to $5,170,000 at June 30, 1999 from $8,737,000 at December 31, 1998.
The increase in loans is due to originations of commercial, commercial real estate and

                                      C-90                            APPENDICES
direct consumer loans partially offset by decreased residential mortgage loans. The increase in deposits, primarily demand accounts, relates in part to the new branch opening.

    Stockholders' equity decreased to $19,289,000, or 10.7% of total assets, at June 30, 1999 from $19,697,000, or 10.9% of total assets, at December 31, 1998. The decline relates to a decrease in accumulated other comprehensive income, the purchase of additional shares for the treasury and the payment of dividends partially offset by 1999 year to date net income. Book value per share decreased to $18.07 per share at June 30, 1999 from $18.24 at December 31, 1998.

    Savings institutions are required to maintain minimum capital levels measured by the following ratios: Risk-based capital to risk weighted assets ratio of 8.00%; Core capital to tangible assets ratio of 3.00% and Tangible core capital to adjusted tangible assets ratio of 1.50%. The Company's savings institution subsidiary had ratios of 15.56%, 9.23% and 9.23%, respectively, as of June 30, 1999 compared to 15.56%, 9.25% and 9.25%, respectively, at December 31, 1998.

    Savings institution are also required to maintain a minimum 4% liquidity ratio measured as the ratio of cash, cash equivalents, short-term investments and certain long-term investments to deposits and certain borrowed funds. At June 30, 1999, the Company's savings institution subsidiary had a liquidity ratio of 13.05% compared to 14.11% at December 31, 1998.

    At June 30, 1999, funds committed for loan originations and loans in process totaled $1,267,000 and unused lines of credit totaled $9,755,000. Cash and cash equivalents, scheduled principal and interest payments on loans, mortgage-backed and investment securities, new deposits and borrowed funds are sources of funds used to meet such commitments. Funds are primarily invested in residential mortgage, commercial, commercial real estate and direct consumer loans and mortgage-backed and investment securities. Funds are also used for deposit interest payments, maturities and withdrawals.

YEAR 2000 READINESS DISCLOSURE

    The Company formulated its initial Y2K compliance plan in September 1997 and has expanded, revised and updated the plan continually since that time. The Office of Thrift Supervision ("OTS"), the Company's primary regulator, continues to monitor the compliance effort via copies of plan updates and with on-site inspections, including one in the first quarter of 1999. Another on-site inspection is scheduled for July 1999.

    Specific Y2K compliance actions that occurred in the second quarter of 1999 include: continued follow-up contacts to monitor compliance of third-party software vendors including installation of vendor certified compliant software upgrades and testing of such systems as allowed and deemed necessary; continued development of a comprehensive contingency plan; and contracting with the Company's primary data provider for business continuity services and hotsite availability if needed in January 2000.

    Software compliance testing on the primary data provider was completed in the first quarter of 1999 with no significant Y2K problems noted by the Company or other users. Testing results from each user were shared with all other users by the vendor. A second round of testing was available to all users following review of the first round results, but the Company chose not to participate. Results of the second round of testing were reviewed with no adverse results noted.

    The business continuity services contracted for include interactive loan and deposit trial balance databases that can be utilized on the Company's hardware (which has previously been certified as Y2K compliant). Daily updates, the ability to enter debits and credits and ACH reporting are also included in the service. The hotsite availability service reserves a daily time slot for the Company to input transactions at a remote facility in the event communications between the Company and the provider are interrupted.

    Direct costs related to the Y2K compliance effort incurred in the second quarter of 1999 include $2,000 paid to the primary data provider for the final share of the software compliance testing fees. An additional $8,000 will be paid to the provider in the third quarter for the business continuity and hotsite

                                      C-91                            APPENDICES
availability services previously contracted for. The Company's third party network consultant may provide additional services at a cost not expected to exceed $25,000 and compliance testing on other third-party software providers may be conducted at a cost not expected to exceed $10,000.

    The Company has also incurred indirect costs related to the Y2K compliance effort, primarily salaries and benefits for the employees involved with the various testing procedures and with development of the contingency plan. The Company estimates that approximately $10,000 of salary and benefit expense could be allocated to the Y2K compliance effort for the second quarter of 1999. This amount does not represent additional expense, rather a reallocation of expense that would have been incurred even without the Y2K compliance effort. A similar amount of salary and benefit expense could likely be allocated to the Y2K compliance effort for the third quarter of 1999, but, as with previous quarters, salary and benefit expense is not expected to increase solely due to the Y2K compliance effort.

    In addition to the direct and indirect costs noted, the Company has also invested over $220,000 upgrading hardware since conversion to the current primary data provider in August 1997. Included in this total is additional hardware necessary to support new teller and platform software that the Company migrated to from December 1998 through March 1999 as planned at the time of the conversion. While these events have assisted in the Company's Y2K compliance effort, the costs involved are not associated with Y2K compliance because the data provider conversion was necessary due to contractual considerations.

    The Y2K problem is extremely complex and potentially impacts any computer process. The Company believes its Y2K compliance program will be effective. However, since the Company relies on so many third parties for various services, over which the Company has little or no control, no reasonable assurance can be given that the Company will not suffer a Y2K-related service interruption or incur potentially significant unanticipated expenditures that could impact the financial performance of the Company.

    This analysis may contain certain forward looking statements which are based on management's current expectations regarding economic, legislative and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values or competition, changes in accounting principles, policies or guidelines, changes in legislation or regulation and other economic, competitive, governmental, regulatory and technical factors affecting the Company's operations, pricing, products and services.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

    Market risk faced by the Company arises primarily from interest rate risk inherent in the Company's lending, investing, deposit-taking and borrowing activities. The varying levels of sensitivity to changes in market interest rates of the Company's interest-earning assets, primarily loans and investments, and interest-bearing liabilities, primarily deposits and borrowed funds, create market risk. Evaluation of market risk is an integral component of the Company's interest rate risk management.

    Interest rate risk arises from the impact of changes in interest rates on the Company's assets and liabilities. Successful management of interest rate risk reduces the impact of such changes on the Company's operations. Interest rate risk is managed through the evaluation of the interest rate risk inherent in certain assets and liabilities, and the determination of the appropriate risk level given the Company's business plan, operating environment and capital and liquidity requirements. Interest rate risk management guidelines are reviewed and approved annually by the Board of Directors.

    In December 1998, the OTS issued Thrift Bulletin #13a ("TB 13a") concerning market risk and interest rate risk management guidelines, primarily through the use of market value analysis. The Company has incorporated the market value analysis approach to interest rate risk measurement in its interest rate risk policy. In addition, interest rate risk is measured and evaluated by use of gap analysis and income simulation analysis.

                                      C-92                            APPENDICES

    The market value analysis utilized is produced by the OTS net portfolio value ("NPV") model. Data provided by the Company's thrift subsidiary in various regulatory reports is the primary basis for the NPV model, which generates estimates of the amount of and changes in NPV over a range of interest rate change scenarios. NPV is defined as the difference between incoming and outgoing cash flows from assets, liabilities and certain off-balance sheet contracts. The NPV ratio is the NPV in a scenario divided by the present value of assets in the same scenario.

    The guidelines established in the interest rate risk policy include maintaining a minimum 7% NPV ratio under any interest rate shock scenario. At March 31, 1998, the NPV ratio ranged from 9.73% to 10.54% under interest rate shocks ranging from +300 basis points to -300 basis points. The NPV analysis for June 30, 1999 has not been received from the OTS as of this date.

    The OTS NPV model is the primary interest rate risk measurement but gap analysis is also used. At June 30, 1999, the Company had a positive one year cumulative gap of $14,910,000 compared to $15,120,000 at December 31, 1998. In general, a positive gap is preferable in periods when interest rates are expected to rise since more interest-earning assets will reprice at higher rates than interest-bearing liabilities.

    Gap analysis does have limitations arising from both assumptions utilized in determining the repricing periods of certain assets and liabilities and the uncertainty as to the probable response of assets and liabilities to changes in interest rates. While gap analysis is useful in analyzing the inter-relationship between the repricing of assets and liabilities, the interest sensitivity of the assets and liabilities is not measured. Assumptions used to determine the repricing frequency of demand and savings deposits, which have no stated maturity date, are critical to the effectiveness of the gap calculation.

    The OTS NPV model also has limitations due to the assumption that holdings of interest sensitive assets and liabilities will remain constant in each interest rate shock scenario. In addition, actual changes in market interest rates may not result in the yield and cost changes assumed in the model. As such, the NPV measurements on a specific date should be treated as an analysis of interest rate risk exposure on that date and should not be use to forecast the effect of changes in interest rates on the Company's results of operations.

    The Company's interest rate risk strategies include emphasizing the origination of short-term (under 5 years) commercial, commercial real estate and direct consumer loans; selling all fixed-rate residential mortgage loans at origination; classifying all investment securities as available for sale; maintaining a portfolio of primarily adjustable-rate or short-term, fixed-rate investment securities; utilizing medium-term (five to ten year) FHLB advances as a funding alternative; and emphasizing lower rate, less interest sensitive demand and savings deposits.

    The Company's exposure to market risk is lessened by not holding or using any derivative instruments to manage interest rate risk. In addition, the Company does not maintain a portfolio of trading account securities. At June 30, 1999, the Company did have $2,929,000 in residential mortgage loans held for sale. All loans comprising that amount were previously sold to various secondary market investors and were held for sale only due to the usual delay between the loan closing date and the date funding is received from the investors. The market risk exposure on these loans was not significant.

                                      C-93                            APPENDICES

                             EAGLE BANCGROUP, INC.
                           PART II--OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS.

    None

ITEM 2. CHANGES IN SECURITIES OR USE OF PROCEEDS.

    None

ITEM 3. DEFAULTS UPON SENIOR SECURITIES.

    None

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

    (a) The Company held its annual meeting on April 21, 1999.

    (b) The following directors were elected to a three-year term (expiring in 2002):

           Robert P. Dole
           Louis F. Ulbrich

       Directors whose term in office continued after the meeting are as follows:

           Gerald A. Bradley, William J. Hanfland (terms expire in 2000) Donald L. Fernandes, Steven J. Wannemacher, David L. Wampler (terms expire in 2001)

    (c) The voting results of the director elections were as follows:

    A total of 849,343 shares, representing 79.4% of total outstanding shares, were present in person or by proxy at the meeting. Each director received 834,843 votes for election, representing 98.3% of votes cast, and 14,500 votes to withhold election, representing 1.7% of votes cast. There were no abstentions.

    No other matters were submitted to a vote of shareholders.

    (d) Not applicable

ITEM 5. OTHER INFORMATION.

    None

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K.

    (a) Exhibits:

    The following exhibits are included herein:

    (2) -- Agreement and Plan of Merger, dated as of June 30, 1999, by and among First Busey Corporation, FBC Acquisition Corp. and Eagle BancGroup, Inc.

    (27) -- Financial Data Schedule

    (b) Reports on Form 8-K:

       None

                                      C-94                            APPENDICES

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                EAGLE BANCGROUP, INC
                                (registrant)

                                By:           /s/ DONALD L. FERNANDES
                                     -----------------------------------------
                                                Donald L. Fernandes
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                           (PRINCIPAL FINANCIAL OFFICER)


DATE: July 30, 1999


                                      C-95                            APPENDICES

                                 EXHIBIT INDEX


   EXHIBIT                                                DESCRIPTION                                                PAGE
-------------  -------------------------------------------------------------------------------------------------     -----
          2    Agreement and Plan of Merger by and among First Busey Corporation, FBC Acquisition Corp. and
                 Eagle BancGroup, Inc. dated as of June 30, 1999

         27    Financial Data Schedule


                                      C-96                            APPENDICES

        APPENDIX D--SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW



                                                                      APPENDICES

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW


    Section 262--Appraisal Rights.--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.


    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Section 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

                                      D-1                             APPENDICES

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date

                                      D-2                             APPENDICES
    the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may

                                      D-3                             APPENDICES
participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 339, L. '98, eff. 7-1-98.)

                                      D-4                             APPENDICES

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                                 REVOCABLE PROXY
                              EAGLE BANCGROUP, INC.

/X/  PLEASE MARK VOTES AS IN THIS EXAMPLE

                          SPECIAL MEETING OF STOCKHOLDERS
                                 October, 29, 1999

         The undersigned hereby appoint(s) Robert P. Dole and William J. Hanfland, or either of them, as proxy or proxies for the undersigned, with full power of substitution, and hereby authorize(s) them or either of them to represent and to vote, as designated hereon, all the shares of common stock of Eagle BancGroup, Inc. held of record by the undersigned on September 3, 1999 at the special meeting of stockholders of Eagle to be held at the Eastland Suites Lodge, Bloomington, Illinois, on October 29, 1999 at 10:00 a.m., local time, and at any adjournments and postponements thereof.


                                                      FOR              AGAINST             ABSTAIN
1.   To approve and adopt the agreement               / /                / /                 / /
     and plan of merger, dated as of
     June 30, 1999, by and among First
     Busey Corporation, FBC Acquisition
     Corp. (a wholly owned subsidiary of
     First Busey) and Eagle BancGroup,
     Inc., as more fully described in the
     accompanying Eagle proxy statement.

2.   In his/her discretion, a proxy is                / /                / /                 / /
     authorized to vote upon such other
     business as may properly come before
     the meeting; provided, however, if a
     proposal to adjourn the meeting is
     properly presented, a proxy will not
     have discretion to vote in favor of
     the adjournment proposal any shares
     of common stock which have been voted
     against approval and adoption of the
     merger agreement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSALS.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

Please be sure to sign and date this proxy in the box below

Date
     --------------------



----------------------   -----------------------------
Stockholder sign above - Co-holder (if any) sign above



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             - Detach above card, sign, date and mail in postage
                           paid envelope provided -

                      EAGLE BANCGROUP, INC.
                      301 FAIRWAY DRIVE
                      BLOOMINGTON, ILLINOIS 61701


                             PLEASE ACT PROMPTLY
                   SIGN, DATE & MAIL YOUR PROXY CARD TODAY